As filed with the Securities and Exchange Commission on January 10, 1997
                                                      Registration No. 333-15589

                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                 Amendment No. 1
                                       To
                                    Form S-1
             Registration Statement under the Securities Act of 1933
                      International Magnetic Imaging, Inc.
             (Exact name of registrant as specified in its charter)

                             Asher S. Levitsky P.C.
                           Esanu Katsky Korins & Siger
                                605 Third Avenue
                            New York, New York 10158
                                 (212) 953-6000
                               Fax: (212) 953-6899
            (Name, address and telephone number of agent for service)

                                   Copies to:

Lewis S. Schiller, Chairman of the Board            Stuart Neuhauser, Esq.
International Magnetic Imaging, Inc.                Bernstein & Wasserman, LLP
2424 N. Federal Highway; Suite 410                  950 Third Avenue
Boca Raton, FL 33431                                New York, NY 10022
(561) 362-0917                                      (212) 826-0730
Fax: (561) 347-5352                                 Fax: (212) 371-4730


                         Calculation of Registration Fee
================================================================================

                                                                                                             Proposed
                                                                        Proposed            Maximum          Amount of
                                                     Amount to be       Maximum Offering    Aggregate        Registration
Title of each class of securities to be registered   Registered         Price Per Unit(1)   Offering Price   Fee
--------------------------------------------------   ------------       -----------------   --------------   --------
Common Stock, par value $.01 per share(2)            1,150,000 Shs.             $5.00       $ 5,750,000.00   $1,982.76
Series A Common Stock Purchase Warrants(2)           1,725,000 Wts.               .15           258,750.00       89.22
Common Stock, par value $.01 per share(3),(4)        1,725,000 Shs.              6.00        10,350,000.00    3,568.97
Underwriter's Options(5) to purchase Common Stock      100,000 Optns.             .0001              10.00         .01
Common Stock, par value $.01 per share(4),(6)          100,000 Shs.              8.25           825,000.00      284.48
Underwriter's Options(7) to purchase Warrants)         150,000 Optns.             .0001              15.00         .01
Series A Common Stock Purchase Warrants(4),(8)         150,000 Wts.               .25            37,500.00       12.93
Common Stock, par value $.01 per share(4),(9)          150,000 Shs.              6.00           900,000.00      310.35
Series B Common Stock Purchase Warrants(10)              1,000 Wts.              3.00         3,000,000.00    1,034.48
Common Stock, par value $.01 per share(4),(11)           1,000 Shs.              2.00         2,000,000.00      698.66
                                                                                                             ---------
                                                                                                             $7,981.87(l)
                                                                                                             =========
====================================================================================================================================
                                                                                                      (Footnotes on following page)

                                                (Footnotes from preceding page)

(1) Estimated solely for purposes of computation of the registration fee pursuant to Rule 457.

(2) Includes 150,000 shares of Common Stock and 225,000 Series A Redeemable Common Stock Purchase Warrants ("Warrants") issuable upon exercise of the Underwriter's over-allotment option.

(3) Represents shares of Common Stock issuable upon exercise of the Warrants.

(4) Pursuant to Rule 416, there are also being registered such additional securities as may become issuable pursuant to the anti-dilution provisions of the Warrants and the Underwriter's Options.

(5)      Represents Underwriter's Options to purchase 100,000 shares of Common
         Stock.

(6) Represents shares of Common Stock issuable upon exercise of the Underwriter's Options to purchase Common Stock.

(7)      Represents Underwriter's Options to purchase 150,000 Warrants.

(8) Represents Warrants issuable upon exercise of the Underwriter's Options to purchase Warrants.

(9) Represents shares of Common Stock issuable upon exercise of the Warrants issuable pursuant to the Underwriter's Options to purchase Warrants.

(10) Represents Series B Common Stock Purchase Warrants ("Series B Warrants") to be sold by the Selling Security Holder. See "Selling Security Holder."

(11) Represents shares of Common Stock issuable upon exercise of the Series B Warrants.

================================================================================

                      International Magnetic Imaging, Inc.

                   Cross-Reference Sheet Pursuant to Rule 404


Item No.                                     Caption in Prospectus
--------                                     ---------------------

1.  Forepart of the Registration Statement   Registration Statement Facing Page,
    and Outside Front Cover of Prospectus    Prospectus Cover Page
2.  Inside Front and Outside Back Cover      Inside Cover Page, Back Cover Page
    Pages of Prospectus
3.  Summary Information, Risk Factors and    Prospectus Summary, Risk Factors
    Ratio of Earnings to Fixed Charges
4.  Use of Proceeds                          Use of Proceeds
5.  Determination of Offering Price          Cover Page, Risk Factors,
                                             Underwriting
6.  Dilution                                 Dilution
7.  Selling Security Holders                 Cover Page, Inside Cover Page,
                                             Selling Security Holder
8.  Plan of Distribution                     Cover Page, Inside Cover Page,
                                             Selling Security Holder,
                                             Underwriting
9.  Description of Securities to be          Description of Securities
    Registered
10. Interest of Named Experts and Counsel    N.A.
11. Information with Respect to the          (a)-(c)  Prospectus Summary,
    Registrant                                        Business
                                             (d)      Cover Page
                                             (e)      Financial Statements
                                             (f)      Prospectus Summary,
                                                      International Magnetic
                                                      Imaging, Inc. Selected
                                                      Financial Data
                                             (g)      N.A.
                                             (h)      International Magnetic
                                                      Imaging, Inc. Management's
                                                      Discussion and Analysis of
                                                      Financial Condition and
                                                      Results of Operations
                                             (i)      N.A.
                                             (j)-(k)  Management
                                             (l)      Principal Stockholders
                                             (m)      Certain Transactions
12.      Disclosure of Commission            N.A.
         Position on Indemnification for
         Securities Act Liabilities

PROSPECTUS               SUBJECT TO COMPLETION DATED JANUARY 10, 1997

                      International Magnetic Imaging, Inc.
           1,000,000 shares of Common Stock, par value $.01 per share
          1,500,000 Series A Redeemable Common Stock Purchase Warrants

                                ---------------
         International Magnetic Imaging, Inc. (the "Company") is offering 1,000,000 shares of Common Stock ("Common Stock") and 1,500,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"). The Common Stock and the Warrants are collectively referred to as the "Securities." Each Warrant entitles the holder to purchase one share of Common Stock at $6.00 per share (subject to adjustment) during the two-year period commencing one year from the date of this Prospectus. The Warrants are redeemable by the Company commencing 18 months from the date of this Prospectus, or earlier with the consent of Monroe Parker Securities, Inc. (the "Underwriter"), for $.10 per Warrant, on not more than 60 nor less than 30 days' written notice if the average closing price per share of Common Stock is at least $15.00, subject to adjustment, for ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption. See "Description of Securities."

         Prior to this Offering, there has been no public market for the Securities. The initial public offering prices of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been determined through negotiations between the Company and the Underwriter, and are not related to the Company's assets, earnings, book value, financial condition or other recognized criteria of value. Although the Company has applied for the inclusion of the Common Stock and Warrants on The Nasdaq SmallCap Market under the symbols and , respectively, there can be no assurance that an active trading market in the Securities will develop or be sustained.

                                ---------------

  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
     AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
           SEE "RISK FACTORS," WHICH BEGINS ON PAGE 7, AND "DILUTION."

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

================================================================================
                                                      Underwriting
                  Price to        Discounts and       Proceeds to
                   Public          Commissions(1)      Company(2)

Per Share......   $5.00              $.50                 $4.50

Per Warrant....   $ .15              $.015                $ .135

Total(3).......   $5,225,000         $522,500             $4,702,500
================================================================================
                                                           (footnotes on page 2)

         The Securities are being offered, subject to prior sale, when, as and if delivered to and accepted by the Underwriter and subject to the approval of certain legal matters by counsel and certain other conditions. The Underwriter reserves the right to withdraw, cancel or modify the Offering and to reject any order in whole or in part. It is expected that delivery of the certificates representing the Common Stock and Warrants will be made against payment therefor at the offices of the Underwriter at 2500 Westchester Avenue, Purchase, New York 10577 on , 1997.

                         Monroe Parker Securities, Inc.

                      The date of this Prospectus is , 1997

                                                    (footnotes from Cover Page)
(1) Excludes additional compensation to be received by the Underwriter in the form of (a) a non-accountable expense allowance of 3% of the gross proceeds of this Offering, for a total of $156,750 ($180,263 if the Underwriter's over-allotment option is exercised in full), (b) options (the "Underwriter's Options") to purchase 100,000 shares of Common Stock and 150,000 Warrants at exercise prices equal to 165% of the respective initial public offering prices, and (c) a two-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $100,000 at the closing of this Offering. In addition, the Company has agreed to indemnify the Underwriter against certain liabilities, including liability under the Securities Act of 1933, as amended (the "Securities Act"). See "Underwriting."

(2) Before deducting estimated expenses of the Offering (including the Underwriter's non-accountable expense allowance and consulting fee) of approximately $785,000 which are payable by the Company and relate to the Offering by the Company and possible sale of securities by a selling security holder.

(3) The Company has granted to the Underwriter an option exercisable within 45 days after the date of this Prospectus, to purchase up to an additional 150,000 shares of Common Stock and 225,000 Warrants on the same terms and conditions as the Securities offered hereby, solely to cover over-allotments. If the over-allotment option is exercised in full, the Total Price to Public, Total Underwriting Discounts and Commissions and Total Proceeds to Company will be $6,008,750, $600,875 and $5,407,875, respectively. See "Underwriting."

         This Prospectus, with a different Cover Page, relates to the resale by SIS Capital Corp. ("SISC") of 1,000,000 Series B Common Stock Purchase Warrants (the "Series B Warrants"). The Series B Warrants become exercisable on the date of this Prospectus, but SISC has agreed not to exercise the Series B Warrants or sell the Series B Warrants or the underlying shares of Common Stock during the two-year period commencing on the date of this Prospectus without the prior consent of the Underwriter. See "Selling Security Holder." The sale of such securities is not part of the underwritten public offering. Any sales by the Selling Security Holder of the Series B Warrants and any sale of the underlying shares of Common Stock may have an adverse effect upon the market for and price of the Common Stock and Warrants offered by this Prospectus.

         SISC, the Company's principal stockholder, presently owns all of the Company's Common Stock and Series B Convertible Redeemable Preferred Stock, which are the only classes of voting stock. After completion of this Offering, SISC will own 91.1% of the Common Stock and 93.2% of the voting stock, without giving effect to any shares of Common Stock issuable upon exercise of any warrants. See "Principal Stockholders."

         The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

         IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

         A SIGNIFICANT NUMBER OF SECURITIES MAY BE SOLD TO CUSTOMERS OF THE UNDERWRITER. SUCH CUSTOMERS MAY SUBSEQUENTLY ENGAGE IN THE SALE OR PURCHASE OF THE SECURITIES THROUGH OR WITH THE UNDERWRITER. ALTHOUGH IT HAS NO OBLIGATION TO DO SO, THE UNDERWRITER MAY BECOME A MARKET MAKER AND OTHERWISE EFFECT TRANSACTIONS IN THE SECURITIES, AND, IF THE UNDERWRITER PARTICIPATES IN SUCH MARKET, IT MAY BE A DOMINATING INFLUENCE IN THE TRADING OF THE SECURITIES. THE PRICES AND THE LIQUIDITY OF THE SECURITIES MAY BE SIGNIFICANTLY AFFECTED BY THE DEGREE, IF ANY, OF THE PARTICIPATION OF THE UNDERWRITER IN SUCH MARKET, SHOULD A MARKET DEVELOP.

                               PROSPECTUS SUMMARY

         The following discussion summarizes certain information contained in this Prospectus. It does not purport to be complete and is qualified in its entirety by reference to more detailed information and financial statements, including the notes thereto, appearing elsewhere in this Prospectus. All share and per share information in this Prospectus has been restated to reflect the recapitalization effective November 1996 pursuant to which the 1,000 outstanding shares of Common Stock were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock.

                                   THE COMPANY

         International Magnetic Imaging, Inc. ("IMI" or the "Company") owns and operates ten medical diagnostic imaging centers (the "Centers"), of which three are multi-modality Centers and seven are exclusively magnetic resonance imaging ("MRI") Centers. One of the MRI Centers is owned and operated by a joint venture in which the Company has a 50% interest. The Company also operates a referral network through which patients are referred to diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers.

         Medical diagnostic imaging procedures, such as MRI, are used to diagnose various diseases and physical injuries. The multi-modality Centers use various imaging procedures, which may include any one or more of MRI, computed axial tomography ("CT"), mammography, X-ray, fluoroscopy, ultrasound and other technologies, while the MRI centers only offer MRI.

         Since the commercial introduction of MRI in the early 1980's, the use of MRI has experienced rapid growth due to the technology's ability to provide anatomical images of high contrast and detail without the use of radiation or x-ray based technologies. MRI employs high-strength magnetic fields, high frequency radio waves and high-speed computers to process data. In addition, the development of pharmaceutical contrast agents, software advancements and new hardware peripherals continue to expand the clinical applications and throughput efficiency of MRI technology. The major components of an MRI system are (i) a large, cylindrical magnet, (ii) radio wave equipment, and (iii) a computer for data storage and image processing. During an MRI study, a patient lies on a table which is then placed into the magnet. Although patients have historically spent 30 to 45 minutes inside the magnet during which time images of multiple planes are acquired, the newest MRI machines allow patients to spend significantly less time inside the magnet. Additional time is required for computer processing of the images.

         The Company is a Delaware corporation, organized on March 8, 1994 to acquire ten Centers which were managed by International Magnetic Imaging, Inc., a Florida corporation ("IMI-Florida"). The Company was organized under the name IMI Acquisition Corp. and its name was changed to International Magnetic Imaging, Inc. in May 1995. The Company commenced operations on September 30, 1994 with the acquisition of nine of the Centers. The tenth Center was acquired in January 1995. The Company's executive offices are located at 2424 North Federal Highway, Suite 410, Boca Raton, Florida 33431, telephone (561) 362-0917. Each of the Centers was acquired by a separate subsidiary of the Company, except that each of the seven Centers in Florida, which are operated by limited partnerships, was acquired by two subsidiaries, one which acquired the general partnership interest and the other which acquired the limited partnership interest. References to the Company include the Company, its subsidiaries and IMI-Florida unless the context indicates otherwise.

         The purchase price of the ten Centers, together with certain related companies, including the stock of IMI-Florida and the assets of J. Sternberg and
S. Schulman M.D. Corp., a Florida corporation ("MD Corp."), which provided the services of radiologists to the Centers, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of subordinated notes (the "Subordinated Notes"), and $2.9 million was paid through the issuance of shares of common stock of Consolidated Technology Group Ltd. ("Consolidated"), the parent of the Company, exclusive of acquisition costs of $1.3 million.
See "Certain Transactions -- Acquisition of the Centers."

         As of September 30, 1996, all of the Company's Common Stock was owned by SIS Capital Corp. ("SISC"), a wholly-owned subsidiary of Consolidated, a public company. At such date, SISC owned approximately 90.2% of the Common Stock and Class A Common Stock on a combined basis. The Class A Common Stock is non-voting stock. At September 30, 1996, the Company owed SISC approximately $1.6 million. See "Certain Transactions," "Principal Stockholders" and "Selling Security Holder." Mr. Lewis S. Schiller, chairman of the board and a director of the Company, is also chairman of the board, chief executive officer and a director of Consolidated and SISC. Mr. Schiller is also chairman of the board of Netsmart Technologies, Inc. ("Netsmart"), and Trans Global Services, Inc. ("Trans Global"), which are public corporations of which SISC is the principal stockholder, and Lafayette Industries, Inc. ("Lafayette"), a public corporation which is controlled by SISC.

         Mr. George W. Mahoney, chief financial officer of the Company, is also the chief financial officer of Consolidated. Mr. Norman J. Hoskin, a director of the Company, is also a director of Consolidated, Netsmart, Trans Global and Lafayette. Mr. E. Gerald Kay, a director of the Company, is also a director of Trans Global and Lafayette. See "Management -- Directors and Executive Officers."

         Stephen A. Schulman, M.D., president and chief executive officer of the Company, was president of IMI-Florida prior to the Company's acquisition of the Centers. At the time of the acquisition of nine of the Centers in September 1994, the Company entered into a five-year employment agreement with Dr. Schulman pursuant to which he receives annual compensation at the rate of $350,000 and an annual bonus of not less than $100,000 nor more than $700,000. See "Management -- Remuneration." In connection with the acquisition of the Centers, certain of the Company's subsidiaries issued to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, to MD Corp. and to entities in which Dr. Schulman has an equity interest (collectively, the "Schulman Affiliated Entities") Subordinated Notes in the aggregate principal amount of $8.7 million, of which Subordinated Notes in the amount of $7.1 million were outstanding at September 30, 1996. The Company's subsidiaries have not made certain payments under certain of such Subordinated Notes, and the failure to make such payments gives the holders the right to declare a default. In addition, Dr. Schulman and the other two former stockholder-directors of IMI-Florida, have personally guaranteed certain obligations of certain of the partnerships which operate Centers. The total amount personally guaranteed was approximately $2.6 million at September 30, 1996. See "Certain Transactions."

         In November 1996, prior to the filing of the registration statement of which this Prospectus is a part, the Company effected a recapitalization pursuant to which the 1,000 then outstanding shares of Common Stock became and were converted into (a) 9,200,000 shares of Common Stock, all of which are owned by SISC, (b) 1,000,000 shares of Class A Common Stock, which were owned by Mr. Schiller (150,000 shares), Mr. Schiller's designees (700,000 shares) and three other transferees of SISC, one of whom is an officer and director of Consolidated and the other two of whom have no affiliation with either the Company or SISC (150,000 shares), (c) 5,000 shares of Series A Redeemable Preferred Stock ("Series A Preferred Stock"), all of which are owned by SISC, and (d) 5,000 shares of Series B Preferred Stock, of which 4,500 shares are owned by SISC and 500 shares are owned by Mr. Schiller. The recapitalization was effected by the filing in November 1996 of the Company's restated certificate of incorporation and a certificate of designation setting forth the rights of the holders of the Class A Common Stock, the Series A Preferred Stock and the Series B Preferred Stock. The stockholders other than SISC agreed to accept only Class A Common Stock, except Mr. Schiller who accepted Class A Common Stock and Series B Preferred Stock, in respect of their equity interests in the Company. The Common Stock and the Class A Common Stock are identical except that the holders of the Class A Common Stock have no voting rights, except as required by law. The Series A Preferred Stock is non-voting, except as required by law. The Series B Preferred Stock is convertible into Common Stock at a conversion rate of 700 shares of Common Stock for each share of Series B Preferred Stock, and the Series B Preferred Stock votes with the Common Stock on an as-converted basis, as a result of which the holders of the Series B Preferred Stock have the right to cast 700 votes per share, or an aggregate of 3,500,000 votes.


                                  THE OFFERING

Securities Offered by the Company:     1,000,000 shares of Common Stock at $5.00
                                       per share and 1,500,000 Series A
                                       Redeemable Common Stock Purchase Warrants
                                       (the "Warrants") at $.15 per Warrant. The shares of Common Stock and Warrants will be sold separately and not as units.

Securities Offered by
 Selling Security Holder:              This Prospectus, with a different Cover
                                       Page, relates to the resale by SISC,
                                       which, in its capacity as a selling
                                       security holder, is referred to as the
                                       "Selling Security Holder," of 1,000,000
                                       Series B Warrants and the underlying
                                       shares of Common Stock. The Series B
                                       Warrants become exercisable on the date
                                       of this Prospectus; however, the Selling
                                       Security Holder has agreed that, during
                                       the two years following the date of this Prospectus, the Series B Warrants may not be exercised and neither the Series B
                                       Warrants nor the underlying shares of
                                       Common Stock may be sold without the
                                       prior consent of the Underwriter. Any
                                       such sales by the Selling Security Holder are not a part of the underwritten public offering.

                                       The Series B Warrants have an exercise
                                       price of $2.00 per share, expire three
                                       years from the date of this Prospectus
                                       and are not redeemable. There is not
                                       expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised.

                                       The Selling Security Holder has advised
                                       the Company that any sales of the Series
                                       B Warrants will be made pursuant to a
                                       negotiated sale or by gift and, if the
                                       Selling Security Holder exercises any
                                       Series B Warrants, any sale of the Common
                                       Stock issuable upon such exercise will be made on The Nasdaq SmallCap Market at prevailing prices or in transactions at negotiated prices or a combination and such Common Stock may be transferred by gift. Sales of the Series B Warrants or the underlying shares of Common Stock may be made to the Underwriter or other registered broker-dealers, acting as a principal, or through the Underwriter or other registered broker-dealers as a broker at any time after the over-allotment option has either been exercised or expired. See "Selling Security Holder."

Description of Warrants:

Exercise of Warrants                   The Warrants are exercisable commencing
                                       one year from the date of this
                                       Prospectus. Subject to redemption by the Company, the Warrants may be exercised at any time during the two-year period commencing one year from the date of this Prospectus at an exercise price of $6.00 per share, subject to adjustment.

Redemption of Warrants                 The Warrants are redeemable by the
                                       Company commencing 18 months from the
                                       date of this Prospectus, or earlier with the consent of the Underwriter, at $.10 per Warrant, on not more than 60 nor less than 30 days written notice, provided that the average closing bid price of the Common Stock is at least $15.00 per share, subject to adjustment, for ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption.

Use of Proceeds:                       The net proceeds of this Offering will be
                                       used to pay outstanding loans, to
                                       purchase equipment and expand certain MRI
                                       Centers into multi-modality Centers and
                                       for working capital and other corporate
                                       purposes. See "Use of Proceeds."

Risk Factors:                          Purchase of the Securities involves a
                                       high degree of risk and substantial
                                       dilution, and should be considered only
                                       by investors who can afford to sustain a loss of their entire investment. See
                                       "Risk Factors" and "Dilution."

Nasdaq Symbols:

  Common Stock
  Warrants

Common Stock and Common Stock Purchase Warrants Outstanding:
                                       At the date of this Prospectus:

                                       9,200,000 shares of Common Stock(1)
                                       1,000,000 Series B Warrants(2)

                                       As Adjusted(3):

                                       10,200,000 shares of Common Stock(1)
                                         1,500,000 Warrants
                                         1,000,000 Series B Warrants

(1) Does not include 1,000,000 shares of Common Stock issuable pursuant to the Series B Warrants, 3,500,000 shares of Common Stock issuable upon the conversion of outstanding shares of Series B Preferred Stock or any shares of Common Stock issuable upon exercise of the Warrants, the Underwriters' over-allotment option or Underwriter's Options or the securities underlying the Underwriter's Options. In addition, 1,000,000 shares of Class A Common Stock, which is non-voting, are outstanding and an aggregate of 3,450,000 shares of Class A Common Stock are reserved for issuance upon exercise of warrants (2,250,000 shares) and options granted or available for grant pursuant to the Company's 1994 Long Term Incentive Plan (1,200,000 shares). In addition, warrants to purchase 25,000 shares of Class A Common Stock may be issued to Dr. Schulman in connection with a proposed exchange of his Subordinated Notes. The Class A Common Stock automatically converts into shares of Common Stock under certain conditions. See "Description of Securities --Capital Stock."

(2) The Series B Warrants have an exercise price of $2.00 per share. See "Certain Transactions," "Selling Security Holder," and "Description of Securities -- Series B Common Stock Purchase Warrants."

(3) Reflects the issuance of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby.

                             SUMMARY FINANCIAL DATA
                    (in thousands, except per share amounts)

                      INTERNATIONAL MAGNETIC IMAGING, INC.

Statement of Operations Data:

                                  Nine Months Ended September 30,    Year Ended          September 30, 1994
                                  -------------------------------    December 31, 1995   (Inception)1 to
                                                                     -----------------   December 31, 1994
                                       1996             1995                             -----------------
                                       ----             ----
Revenue                              $23,776          $20,874          $28,044                  $6,557
Net income                             2,613            1,865            2,682                     449
Net income per share of
Common Stock:(2)
    Primary                              .17              .12              .19                     .03
   Fully diluted                          (3)              (3)             .18                       3
Weighted average number of
shares of Common Stock
outstanding:(4)
   Primary                            14,010           13,977           14,030                  13,939
   Fully diluted                          (3)              (3)          15,706                       3

Balance Sheet Data:

                                               September 30, 1996
                                           As Adjusted(5)         Actual               December 31, 1995
                                           --------------         ------               -----------------
Working capital (deficiency)                 $ 5,942              $ 4,201                    $( 8,857)
Total assets                                  46,657               45,066                      39,872
Long-term debt                                26,519               28,619                      15,728
Total liabilities                             36,228               38,628                      36,740
Accumulated earnings                           5,745                5,745                       3,131
Stockholders' equity(2), (6)                  10,429                6,438                       3,132
Net tangible book value (deficiency)
per share of Common Stock(2),(7)                (.95)               (1.44)                      (1.65)

---------------
         No dividends were paid since inception.

(1) Although the Company was organized in March 1994, it did not commence operations until September 30, 1994, when it acquired nine of the Centers.

(2) For purposes of net income per share of Common Stock, stockholders' equity and net tangible book value per share of Common Stock, the Common Stock and Class A Common Stock are treated as a single class, and the weighted average number of shares of Common Stock outstanding includes both the outstanding Common Stock and the Class A Common Stock.

(3) Fully diluted earnings per share is not included since the per share amounts are antidilutive.

(4) All shares of Common Stock and Class A Common Stock issued prior to the date of this Prospectus are treated as outstanding since inception.

(5) As adjusted to reflect the receipt by the Company of the net proceeds from the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby, and the use of a portion of the proceeds of this Offering to pay certain long term debt. See "Use of Proceeds" and "Capitalization."

(6) Stockholders' equity includes the partners' capital of the partnerships in which subsidiaries of the Company own the general and limited partnership interest. The liquidation preferences relating to the Series A Redeemable Preferred Stock ("Series A Preferred Stock") and the Series B Preferred Stock are $5,150 and $100, respectively.

(7) Net tangible book value per share of Common Stock represents the amount of the Company's tangible assets reduced by the amount of its liabilities and the liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock divided by the number of outstanding shares of Common Stock and Class A Common Stock.

                     PRO FORMA INCOME STATEMENT INFORMATION1

                                                                Nine Months Ended               Year Ended
                                                                September 30, 1996              December 31, 1995
                                                                ------------------              -----------------
Pro Forma net income                                            $2,762                          $2,887

Pro Forma earnings per share of Common Stock(2):
    Primary:                                                     $.19                            $.20
    Fully diluted                                                                                $.18

Pro Forma number of shares of Common Stock outstanding(2):
    Primary:                                                    14,430                           14,450
    Fully diluted:                                                                               16,126

------------
(1) The pro forma income statement reflects, on a pro forma basis, the repayment of $2,100 principal amount of debt being paid from the proceeds of this Offering, net of tax, as if such payment had occurred at the beginning of the respective periods.

(2) For purposes of determining earning per share of Common Stock and number of shares of Common Stock outstanding, the Common Stock and Class A Common Stock were treated as one class of Common Stock.


               INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR]1

Statement of Operations Data:

                                                 Year Ended December 31,
                   Nine Month Ended
                   September 30, 1994
                                             1993          1992          1991
                                             ----          ----          ----
Revenue               $21,162               $26,572       $26,718       $31,115
Net income              3,681                 3,516         3,462         6,545

Balance Sheet Data:

                                 September 30, 1994       December 31, 1993        December 31, 1992        December 31, 1991
                                 ------------------       -----------------        -----------------        -----------------
Working capital                        $  5,002                  $  2,948                $  2,773                 $  5,849
Total assets                             22,080                    24,585                  27,966                   29,005
Long-term debt                            5,823                     5,835                   8,514                    8,162
Total liabilities                        10,970                    13,495                  16,963                   14,879
Accumulated earnings                      6,052                     6,032                   7,145                   10,310
Stockholders' equity                     11,109                    11,090                  11,030                   14,126

(1) The financial information for International Magnetic Imaging, Inc. [Predecessor] reflects the combined financial statements of IMI-Florida and its wholly-owned subsidiaries and related partnerships.


                                  RISK FACTORS

         The purchase of the Securities offered hereby involves a high degree of risk and should be considered only by investors who can afford to sustain the loss of their entire investment. In evaluating an investment in the Securities offered hereby, prospective investors should carefully consider, among other factors, the following risk factors.

         1. No assurance of continued growth. In continuing with the development of its business, the Company will face increased pressures on its revenue both from competition and from third-party payors. Although the Company currently operates at a profit, three of its Centers operate at a loss. No assurance can be given that the factors that affected these Centers will not affect other Centers. Furthermore, the risk factors hereinafter described may affect the ability of the Company to operate profitably, and no assurance can be given that the Company can or will operate profitably in the future.

         2. Potential inability to continue to benefit from losses or loss carryforwards of parent. Because the Company is a subsidiary of SISC, which is a wholly-owned subsidiary of Consolidated, it files its Federal income tax returns as part of a consolidated group with Consolidated. Consolidated has sustained significant losses through December 31, 1995, and, as a result of such losses, the Company's taxable income has been offset by Consolidated's losses as well as its tax loss carryforward. Although the use of Consolidated's tax loss and tax loss carry forward does not affect the results of the Company's operations, the amount of the tax savings increases stockholders' equity and cash flow, to the extent of Consolidated's forgiveness of the obligation created by the Company's use of the tax loss carryforward. Consolidated has agreed with respect to 1996, to forgive such obligation. Consolidated will determine on an annual basis the extent, if any, that it will forgive the Company's obligation arising from the use of such year's loss or loss carryforward. No assurance can be given that Consolidated will forgive any such obligations in the future. Furthermore, the Company's Board of Directors has the authority to cause the conversion of Class A Common Stock into Common Stock which would reduce Consolidated's percentage ownership of the Common Stock, although it has no present plans to authorize such conversion. The ability of the Company to use Consolidated's tax losses to offset taxable income is dependent upon Consolidated's continued ownership of at least 80% of both the voting stock and equity of the Company. Although Consolidated, through SISC, will own at least 80% of the voting stock and equity of the Company upon completion of this Offering, no assurance can be given that the Company will, in the future, be able to reduce its Federal income tax obligation as a result of Consolidated's tax loss or tax loss carryforward. The loss of the benefits of utilizing Consolidated's tax loss and tax loss carryforward could have an adverse effect upon the Company's cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         3.       Substantial capital requirements.

                  (a) Working capital requirements; obligations to lender and former stockholder-directors of IMI-Florida. At September 30, 1996, the Company had working capital of $4.2 million, as compared with a working capital deficiency of $8.9 million at December 31, 1995. The increase in working capital reflects the refinancing of short-term subordinated debt incurred in connection with the purchase of the Centers with long-term debt from DVI Financial Services, Inc., dba DVI Capital ("DVI"), the Company's principal lender. As of September 30, 1996, Stephen A. Schulman, M.D., president and chief executive officer of the Company, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities held Subordinated

Notes, which were issued in connection with the acquisition of the Centers, in the aggregate principal amount of $7.1 million, and which are due in various installments through 1999. Of this amount, $1.0 million is due to Dr. Schulman and his wife and $6.1 million is due to the Schulman Affiliated Entities. Certain subsidiaries that issued the Subordinated Notes have not made certain payments of principal or interest due on such notes in 1996, as result of which the holders have the right to declare a default. As of the date of this Prospectus, no default has been called, but no assurance can be given that some or all of the holders of such Subordinated Notes will not declare a default. Any payment by the Company on such Subordinated Notes may result in a default under certain of the Company's loan agreements with DVI. The Company has entered into a memorandum of understanding with Dr. Schulman pursuant to which it contemplated that, contemporaneously with the closing of this Offering, he will exchange certain of his Subordinated Notes for shares of a new series of preferred stock. See "Certain Transactions."

                  (b) High leverage. The Company's business is highly leveraged. At September 30, 1996, the Company's debt and capital lease obligations were $32.2 million, of which $19.0 million was due to DVI. The Company pays interest on $15 million of these loans at rates ranging from 10.5% to 11.875%. With respect to $4.0 million of loans made by DVI in September 1996, the Company pays interest currently at 10.5% and additional interest of 10.5% is payable at maturity, resulting in an effective annual interest rate of 22.0%. DVI has a security interest in substantially all of the Company's assets. A significant portion of the Company's cash flow from operations has been used to pay debt service, and the Company anticipates that a significant portion of cash flow from operations will continue to be used for such purposes. Any decline in revenue or operating income could have a material adverse effect upon the Company's ability to make the required payments to DVI, which could result in a default under some or all of the DVI loan agreements. Although the Company believes that its cash flow from operations for 1997 will be sufficient to fund its debt service and capital lease obligations for 1997, which are estimated at approximately $5.7 million, no assurance can be given that additional funds will not be required for such purpose. See "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Agreements with DVI."

                  (c) Recent and proposed expansion of facilities. The Company has recently expanded two of its MRI Centers to multi-modality Centers and intends to expand up to three additional MRI Centers following completion of this Offering.
To date the Company has financed such expansion principally through equipment financing.

                  (d) Use of proceeds to pay debt. Approximately $2.4 million, or 61.3% of the net proceeds of this Offering is allocated to payment of a portion of the Company's debt to DVI. See "Use of Proceeds."

                  (e) Potential need for additional financing. The Company believes that the proceeds of this Offering, together with cash flow from operations, will be adequate to meet its cash requirements for the twelve months following completion of this Offering, however, the Company may require additional funding subsequent to 1997 and no assurance can be given that the Company will not require additional funds prior to twelve months from completion of this Offering, and no assurance can be given as to the availability or terms of any such financing. See "Use of Proceeds" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         4. Restrictions against corporate practice of medicine. The establishment, marketing and operation of diagnostic imaging centers are subject to laws prohibiting the practice of medicine by business corporations such as the Company, the employment by such corporations of physicians, the rebate or division of fees between physicians and non-physicians and the manner in which patients may be solicited and referred. See "Business -- State Government Regulations" and "Risk Factors -- 6. Reliance and restrictions on patient referrals." The Company performs only non-professional services (i.e., administrative and technical services), does not exercise control over the practice of medicine by physicians or employ physicians to provide medical services. Professional medical services, such as the reading of the MRI studies and related diagnosis, are separately provided by independent licensed radiologists pursuant to agreements with the Company. However, the laws restricting the corporate practice of medicine have been subject to limited judicial and regulatory interpretation and, therefore, there is no assurance that upon review some of the Company's activities would be found not to be in compliance with such laws. If such a claim were successfully asserted against it, the Company could be subject to civil and criminal penalties and could be required to restructure its contractual relationships. In addition, certain provisions of its contracts with radiologists, including restrictive covenants, could be held to be unenforceable. Such results or the inability of the Company to restructure its contractual relationships could have a material adverse effect upon the Company and could prohibit the Centers from continuing their current procedures for conducting business. See "Business -- State Government Regulations."

         5.       Dependence on third-party reimbursement.

                  (a) Effects of reduced payments by third-party payors. Almost all of the Company's revenue is derived from third-party payors. For the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company derived approximately 87% and 91% of its revenue from non-government payors and approximately 13% and 9% from government sponsored healthcare programs, principally Medicare and Medicaid. The Company's revenue and profitability may be materially adversely affected by the current trend in the healthcare industry toward cost containment. To the extent that the Company is dependent upon third-party payors, it will be affected by both reductions in payments and other policies adopted by such payors. Accordingly, in such event, if the Company is not able to reduce its costs, it may not be able to operate profitably and it may be necessary for the Company to cease or redirect its business, with no assurance that any redirection can or will be profitable.

                  (b) Effects of budgetary constraints affecting governmental and private healthcare funding. Continuing budgetary constraints at both the Federal and state level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third-party reimbursements for certain medical charges and to the negotiation of reduced contract rates or capitation or other financial risk-shifting payment systems by third-party payors with service providers. Capitation agreements typically provide for payment to a health-care provider of a fixed fee per month on a per patient basis, without regard to the amount or scope of services rendered. Both the Federal government and various states are considering imposing limitations on the amount of funding available for various healthcare services. The Company cannot predict whether or when any such proposals will be adopted or, if adopted and implemented, what effect, if any, such proposals would have on the Company. Changes in the mix of the Company's patients among the non-government payors and government sponsored healthcare programs, and among different types of non-government payors and government sponsored healthcare programs, and among different types of non-government payor sources, could have a material adverse effect on the Company. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have a material adverse effect on the Company, unless the Company is otherwise able to offset such payment reductions through cost reductions, increased volume, introduction of new procedures or otherwise, as to which no assurance can be given. The Company is negotiating agreements with managed care organizations pursuant to which the Company will provide MRI and other services; however, such agreements typically reflect a reduced level of revenue per scan. Although the Company's average net collection from MRI procedures increased to $710 for the nine months ended September 30, 1996, the Company's average net collection per MRI procedure decreased from $763 in 1993, to $726 in 1994 and to $639 for 1995. The increase for the nine months ended September 30, 1996 reflected an increase in higher paying procedures as well as a reduction in lower-paying procedures, principally in the San Juan Center which was not operational during a portion of the period while the equipment was being upgraded as well as during the period when San Juan was recovering from the effects of Hurricane Hortense. No assurance can be given that the average net collections per MRI Procedure will not decrease in the future. The Company's net collection per multimodality procedure was $95 for 1993, 1994 and 1995 and $82 for the nine months ended September 30, 1996. In this Prospectus, the information for 1993 reflects the operations of IMI-Florida and for 1994 reflects the combined operations of IMI-Florida and the Company.

                  (c) Possible restrictions under insurance laws and regulations. Many states limit the extent to which any person can engage in risk contracting, which involves the assumption of a financial risk with respect to providing services to a patient. Some third-party payors seek to provide incentives to reduce utilization by paying a fixed capitation fee for patients covered by their plans or programs. Certain contracts, such as capitation agreements, may be a form of risk contracting. If the fees received by the Company are less than the cost of providing the services, the Company may be acting as a de facto insurer. The Company does not have any stop-loss to cover any such shortfalls which may occur. In some states, only certain entities, such as insurance companies, HMOs and independent practice associations, are permitted to contract for the financial risk of patient care. In such states, risk contracting in certain cases has been deemed to be engaging in the business of insurance. The Company believes that it is not in violation of any restrictions on risk bearing or engaging in the business of insurance. If the Company is held to be unlawfully engaged in the business of insurance, such a finding could result in civil or criminal penalties or require the restructuring of some or all of the Company's operations, which could have a material adverse effect upon the Company's business. See "Business -- Government Regulations -- General" and "Business -- State Government Regulations."

         6.       Reliance and restrictions on patient referrals.

                  (a) Dependence on referrals from physicians. The Company is highly dependent on referrals from physicians who have no contractual or economic obligation to refer patients to the Company's facilities. If a sufficiently large number of physicians at any time stop referring patients to the Centers, it would have a material adverse effect on the Company's business. Since the acquisition of the Centers, the percentage of revenue from the former partners or other equity owners of the Centers had decreased in terms of both total revenue and number of MRI scans. The percentage of revenue derived from referrals from such doctors was 38% for 1994 and 24% for 1995 and the nine months ended September 30, 1996. For the year ended December 31, 1994, 32% of the scans were performed for patients who were former partners or equity owners of the Centers. During the fourth quarter of 1994, after the acquisition of nine of the Centers, the percentage was 29%, which further declined to 24% in 1995 and the nine months ended September 30, 1996.

                  (b) Recent revenue from referrals from brokers. Commencing in 1995, a portion of the Company's revenue was generated by physician referrals which were generated by brokers who negotiated a price with the Company for MRI scans. To the extent that a third party payor paid more than the Company charges, the broker may have received a portion of such excess. Effective October 1, 1996, this practice became illegal in Florida. Such scans accounted for 11% of the Company's revenue for the nine months ended September 30, 1996 and 9% for 1995. Although the Company intends to market its services directly to physicians and health maintenance organizations, there may be a decline in revenue from such referring physicians as a result of the change in such laws. In addition, it is not clear, because of the absence of judicial or regulatory guidance, that the operations of MRI Net are included within the health care network exception to the 1996 anti-brokering law. Although the Company believes that MRI Net is a network entity and that its operations comply with such law, no assurance can be given such operations will not be held to be in violation of such law. Such a result could lead to fines or imprisonment of officers and/or directors of the Company and could have a material adverse effect upon the Company.

                  (c) Government restrictions on referrals. Federal and state laws generally restrict physicians from referring their patients to entities, including diagnostic imaging facilities, in which the physicians have a financial interest. This restriction precludes physicians from referring Medicare patients to the Company if the physician has prohibited financial relationships with the Company. Violations of the law may result in denial of payments for the service, requirement to refund payment for the service, assessment of civil monetary penalties and exclusion of the physicians from the Medicare and Medicaid programs. Such self-referral prohibitions apply in certain states to additional third-party payors, including private insurance companies and workers' compensation programs. Further, the Federal anti-kickback statute prohibits persons or entities from offering or receiving remuneration for the referral of patients or the inducement of the purchase of a service covered by Medicare, Medicaid or other state healthcare programs, including payments for the referral of patients to centers.

                  (d) Potential effect of self-referral and anti-kickback laws. Federal and state self-referral and anti-kickback laws may also affect the Company's ability to structure future acquisitions of physician-owned businesses, or operate its existing businesses. In May 1996, the District Court of Appeal of Florida, Fourth District, held that an arrangement in which a company marketed the services of a durable medical equipment business to potential clients and received a percentage of the sales it generated was in violation of the Federal Medicare and Medicaid Anti-kickback Statute (the "Anti-kickback Statute"). While the Company believes that the operations of MRI Net are different from those held to be in violation of the Anti-kickback Statute, a court could reach a contrary conclusion. Further, although these laws have created new business opportunities if physicians must divest their financial interests in imaging centers, these laws also may have an adverse impact on the Company's ability to acquire new imaging centers while maintaining the former physician-owners as part of the referral base. In the past, Congress has considered legislation that could expand the self-referral ban from Medicare and Medicaid to all payors. There can be no assurance that such legislation will not be adopted or if adopted will not have a material adverse effect on the Company.

                  Violations of the anti-kickback and other statutes could result in significant civil or criminal penalties, which could have a material adverse effect on the Company. The Company is unaware of any current regulatory investigations against it and there are no regulatory or judicial proceedings pending against it or any of its facilities alleging violations of any such laws. Nevertheless, while the Company endeavors to comply with all laws, regulations and other legal requirements applicable to its operations, there is no assurance that applicable statutes and regulations might not be interpreted by a regulatory or judicial authority in a manner that would adversely affect the Company.

                  (e) Effect of cost-containment programs on referrals from physicians. In an effort to control costs, non-governmental healthcare payors have implemented cost containment programs which could limit the ability of physicians to refer patients to the Company's facilities. For example, persons enrolled in prepaid healthcare plans, such as health maintenance organizations ("HMOs"), often are not free to choose where to obtain imaging services. Rather, the health plan provides these services directly or contracts with providers at favorable rates and requires its enrolled members to obtain such services only from such providers. Some insurance companies and self-insured employers also limit such services to contracted providers. Such "closed" payment systems are now common as insurers seek to reduce the rising cost of healthcare. Although the Company actively seeks and has obtained managed care contracts to provide imaging services, there can be no assurance that the Company will be able to compete successfully with larger companies as well as with companies that offer a broader range of services in marketing to the managed care providers. The average net collection per procedure has declined for both MRI and multi-modality procedures.

                  (f) Effect of present and potential self-referral and anti-kickback laws. The Company continues to review all aspects of its operations and believes that it complies in all material respects with the applicable provisions of the Federal and state self-referral and anti-kickback statutes. However, because of the broad and sometimes vague nature of these laws and regulations, there can be no assurance that an enforcement action will not be brought against the Company or that the Company will not be found to be in violation of one or more of these laws or regulations. The Company intends to monitor developments under Federal and state fraud and abuse laws. As of the date of this Prospectus, the Company cannot anticipate what impact, if any, subsequent administrative or judicial interpretation of the these laws may have on the Company's business, financial condition, cash flow or results of operations. Further, the laws and regulations in this area are subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations in this area. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a material adverse effect on the Company. See "Business --Government Regulations -- General" and "Business -- State Government Regulations."

         7. Governmental regulation, quality assurance and licenses. There are numerous Federal and state laws that regulate medical diagnostic imaging centers and require certification by the Federal government and various state and local instrumentalities. The Company believes that it is in compliance with all relevant Federal and state laws, rules and regulations. The Company believes that in the near future, all outpatient medical diagnostic imaging centers will be required to be accredited, and the Company intends to seek such accreditation, although no assurance can be given that the Company will obtain any necessary accreditation. The Centers must meet Federal, and, in some jurisdictions, state standards for quality, as well as certification requirements, in order to receive reimbursement. Each of the Company's facilities has received Federal certification, as well as any required state certification.

                  In some instances, the Company is also subject to licensing and/or regulation under Federal and/or state laws relating to the handling and disposal of medical specimens, infectious and hazardous waste and radioactive materials, as well as to the safety and health of employees. In addition, the Company is subject to state regulation, such as personnel licensing requirements, which may include qualifying examinations and continuing education requirements. The failure of the Company to remain in compliance with applicable laws and regulations could have a material adverse effect on its business and financial condition. See "Business -- Government Regulations -- General" and "Business -- State Government Regulations."

         8. Potential liability and insurance. The provision of medical services entails an inherent risk of professional malpractice and other similar claims. The Company believes that it does not engage in the practice of medicine, and it does not exert any control over the practice of medicine by physicians engaged by it. Accordingly, the Company may be subject to liability arising from the practice of medicine by physicians engaged by it., and the Company or its subsidiaries are defendants in legal actions arising out of the performance of its imaging services. There can be no assurance that additional claims, suits or complaints relating to services delivered by the Company or by a radiologist or medical service provider will not be asserted against the Company. Damages assessed in connection with, and the cost of defending, such actions could be substantial. Radiology services are performed for the Company by independent contractors who are radiologists and other specialists and who are required, by their agreements with the Company, to maintain their own malpractice insurance. Although the Company maintains insurance for such purposes which it believes is adequate both as to risks and amounts, there can be no assurance that claims asserted against the Company for professional or other liability will be covered by, or will not exceed the coverage limits of, such insurance. In addition, the availability and cost of professional liability insurance has been affected by various factors, many of which are beyond the control of the Company. The Company currently maintains liability coverage and requires all of its affiliated physicians to maintain malpractice and other liability coverage. There can be no assurance that the Company will be able to maintain insurance in the future at a cost that is acceptable to the Company or at all. Any claim made against the Company not fully covered by insurance could have a material adverse effect on the Company.

         9. Substantial Competition. The market for imaging services in general and medical diagnostic imaging services in particular is highly fragmented. Such services are performed by both hospitals and outpatient diagnostic imaging centers, such as the Centers, which are not affiliated with any hospital. Competition varies by market and is generally higher in larger metropolitan areas where there are likely to be more facilities and more managed care organizations putting pricing pressure on the market. The Company competes with both hospitals and independent medical diagnostic imaging centers. Furthermore, to the extent that another center offers diagnostic imaging services in addition to MRI service, the Company may be in a competitive disadvantage in marketing to managed care organizations, physicians and patients. Competition often focuses on physician referrals at the local market level as well as participation in managed care organizations. Successful competition for referrals is a result of many factors, including participation in healthcare plans, quality and timeliness of test results, type and quality of equipment, the location of the center, convenience of scheduling and availability of patient appointment times. Many competitors are larger and are better known in the markets served by the Company than the Company. Furthermore, to the extent that the Company seeks to expand through the acquisition of other medical diagnostic imaging centers, the Company may compete with other, better capitalized companies seeking to make acquisitions. In addition, the establishment or transfer of ownership in some jurisdictions may be subject to certificate of need ("CON") laws. In some states, such laws may hinder the Company's ability to expand, while in others such laws may affect the ability of potential competitors to enter the market. Except for Puerto Rico, none of the states in which the Centers are located have CON laws which affect independent free-standing diagnostic imaging centers.

Any change in CON laws which reduce the restrictions on potential competitors, such as hospitals, may have a materially adverse effect upon the Company's business and operations. See "Business -- Competition."

         10. Possible obsolescence of equipment. In offering its diagnostic imaging services to both medical care providers, such as managed care organizations and physicians, and patients, the Company must be able to offer procedures and equipment which permit accurate readings by the radiologist and comfort to the patient. In recent years, medical technology has made significant advancements and technological developments may render current MRI and other imaging equipment obsolete. Technological advances may be in the form of software upgrades to existing equipment as well as new equipment. Any such obsolescence may result in a reduced usage of the Company's equipment and may require the Company to make significant expenditures to offer the state-of-the-art equipment and consolidate its operations in fewer Centers. Furthermore, the Company has financed the purchase or lease of certain of its equipment, and the obligations to the lenders and lessors with respect to certain of its equipment will continue regardless of whether the Company is able to generate revenue from the equipment. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

                  As new equipment and diagnostic imaging technology is developed, the Company may purchase equipment or software before the equipment or software has become generally accepted in the industry. In such event there is no assurance that the equipment or software will perform in accordance with the specifications or that it will become generally accepted by the medical community. The Company is a plaintiff in an arbitration proceeding and in a lawsuit against two vendors of equipment which the Company claims does not perform as warranted. The Company has expended substantial money in connection with the purchase and attempt to use such equipment. Both vendors have denied the Company's allegation and have claimed that the Company is obligated to pay the balance of the purchase price. See "Business -- Legal Proceedings."

         11. Conflict of interest; offering to benefit affiliates. In connection with the acquisition of the ten Centers, SISC, the Company's principal stockholder, lent the Company approximately $1.3 million, which was used by the Company to pay expenses relating to the acquisition, and delivered shares of Consolidated's common stock, which were valued at $2.9 million. The amount of the loan and the value of the Consolidated common stock were treated as loans to the Company from SISC. As of September 30, 1996, the Company owed SISC approximately $1.6 million with respect to such indebtedness.

                  The Company has a management services agreement with The Trinity Group, Inc. ("Trinity"), a wholly-owned subsidiary of Consolidated, pursuant to which the Company is to pay Trinity $50,000 per month for the five-year period commencing with the first month in which such payment may be made pursuant to the Company's agreements with its lenders. The Company's loan agreements with DVI do not permit such payments, and, accordingly, no payments to Trinity have been made or accrued under such agreement. The agreement is renewable by Trinity. Mr. Lewis S Schiller, chairman of the board of the Company, is the chief executive officer of Consolidated, SISC and Trinity.

                  Certain of the Company's employees, including George W. Mahoney, chief financial officer of both the Company and Consolidated, perform certain accounting and related services for SISC and Consolidated, and the portion of the compensation paid by the Company to such employees which is allocable to services performed for Consolidated is treated as a reduction of the Company's indebtedness to SISC. In addition, the Company pays the rent on Consolidated's Florida office, which is also applied as a reduction of such indebtedness. The aggregate monthly amount paid on account of such indebtedness is approximately $54,000. The Company has agreed not to use any of the proceeds of this Offering to pay any of such indebtedness to SISC; however, if the Underwriter's over-allotment option is exercised, up to $250,000 of the proceeds from the over-allotment option will be used to pay a portion of the Company's indebtedness to SISC.

                  Dr. Schulman, president and chief executive officer of the Company, was the president and one of three stockholders of IMI-Florida prior to the Company's acquisition of the Centers. Dr. Schulman has an employment agreement with the Company dated October 1, 1994, pursuant to which the Company pays him a salary at the annual rate of $350,000 and an annual bonus of at least $100,000 for the five-year term of the agreement. Pursuant to an amendment to the agreement, the Company, in February 1996, made two loans to Dr. Schulman in the aggregate principal amount of $300,000. Such loans bear interest at 5 1/2% per annum and mature on December 31, 1998. Although Dr. Schulman is required to devote his full business time and attention to the business of the Company, pursuant to a proposed amendment to his employment agreement, Dr. Schulman may be permitted to serve as a consultant for two MRI Centers which are located in Chicago, Illinois and are owned by his wife. See "Risk Factors -- 12. Dependence on key personnel; employment agreements," "Management -- Remuneration" and "Certain Transactions.".

                  In connection with the acquisition of the Centers, certain of the Company's subsidiaries issued to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, and the Schulman Affiliated Entities, Subordinated Notes in the aggregate principal amount of $8.7 million, of which notes in the aggregate principal amount of $7.1 million were outstanding on September 30, 1996. Certain of the subsidiaries that issued these Subordinated Notes have not made certain payments due on the notes, as result of which the holders may have the right to declare a default. As of the date of this Prospectus, no default has been called, but no assurance can be given that some or all of the holders of such Subordinated Notes will not declare a default. A default on such Subordinated Notes could result in a default with respect to other indebtedness, including indebtedness due to DVI. See "Certain Transactions."

                  In October 1996, the Company entered into a non-binding Memorandum of Understanding with Dr. Schulman (the "Schulman Memorandum") pursuant to which, subject to the execution of definitive agreements, Dr. Schulman agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, from an aggregate of approximately $2.1 million as of September 30, 1996 to an aggregate of approximately $1.8 million and exchange such Subordinated Notes for shares of a newly created series of preferred stock having an annual non-cumulative dividend of $75,000 and a mandatory redemption price of approximately $1.8 million. The reduction in the Subordinated Notes payable to Dr. Schulman reflects the proposed application of the $300,000 loan from the Company to Dr. Schulman to reduce the Subordinated Notes payable to him. See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman."

                  Dr. Schulman and the two other former IMI-Florida stockholder-directors are also guarantors of certain promissory notes, capital equipment and real estate leases and other indebtedness which were owed by IMI-Florida or the entities operating the Centers prior to the Company's acquisition of the Centers. Certain of the Company's subsidiaries assumed such loans and obligations when they acquired the Centers, and the Company has continued to pay such loans and obligations. A subsidiary of the Company acquired a Center in Orlando, Florida which was controlled by the former stockholder-directors of IMI-Florida. In an effort to improve the results of the Center, the Company formed a joint venture with the owner-operator of another MRI center in Orlando, Florida in August 1995. The joint venture utilizes the facilities and diagnostic imaging equipment of the Company's joint venture partner, as a result of which the facilities and equipment owned by the Company's subsidiary are utilized only as a backup. Notwithstanding such arrangements, the Company has continued to pay the obligations to the equipment vendor, lender and landlord for the subsidiary's equipment and facilities, all of which are personally guaranteed by Dr. Schulman and the other two former stockholder-directors of IMI-Florida. The total amount paid through September 30, 1996 on such obligations was $1.1 million, and, if all payments are made on such obligations to the maturity thereof, the total payments by the Company on such obligation, including those paid through September 30, 1996, will be approximately $1.4 million. Payments of such amounts are currently made from distributions the Company receives each month from its joint venture interest as well as from other revenue of the Company. As a result, the subsidiary which operated the Orlando Center sustained a net loss of approximately $620,000 for the nine months ended September 30, 1996 and incurred negative cash flow from such Center of approximately $580,000 for such period. See "Certain Transactions."

                  In connection with the acquisition of one of the Centers, the Company agreed to indemnify Dr. Schulman and the two other former stockholder-directors of IMI-Florida for any personal liability they may sustain under their guaranty of the lease obligation relating to such Center.

         12.      Dependence on key personnel; employment agreements.

                  (a) Employment agreements with Dr. Schulman and Mr. Mahoney.

                  The Company's success is dependent upon the continued services of its executive officers, particularly Stephen A. Schulman, M.D., the president and chief executive officer of the Company who is principally responsible for the Company's operations, including its marketing efforts. The Company has an employment agreement with Dr. Schulman pursuant to which he receives an annual salary of $350,000 plus an annual bonus equal to the amount by which the lesser of 10% of pre-tax cash flow or 10% of pre-tax net income exceeds a base amount; provided that the bonus shall not be less than $100,000 nor more than $700,000 annually. The base amount for computing Dr. Schulman's bonus was $337,500 for the contract year ended September 30, 1996 and will be $500,000 for the contract year ended September 30, 1997. The Schulman Memorandum contemplates an amendment to Dr. Schulman's employment agreement that would (a) extend the term of his employment for three years, (b) provide for a $45,000 increase in his base salary for each of the extended years, (c) permit Dr. Schulman to perform consulting services for two MRI Centers which are located in Chicago, Illinois and are owned by his wife and (d) permit Dr. Schulman to terminate the agreement at any time, without cause, on six months notice.

                  Mr. George W. Mahoney, chief financial officer of the Company and Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996, which increases to $189,000 for the contract year ended September 30, 1997 and increases annually thereafter until the seventh year for which the base salary is $252,000. Pursuant to a proposed amendment to Mr. Mahoney's contract, the term will be extended for five years at increased base salaries. The agreement also provides for two bonuses to Mr. Mahoney. One bonus is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. Mr. Mahoney devotes approximately 75% of his time to the business of the Company. Although the agreement is between Mr. Mahoney and Consolidated, his compensation is paid by the Company and the Company allocates 25% of his compensation to Consolidated, which is applied to reduce the Company's indebtedness to SISC. See "Management -- Remuneration."

                  The loss of services of, or a material reduction in the time devoted to the Company's business by, Dr. Schulman, Mr. Mahoney and certain other key employees could adversely affect the business of the Company. The Company maintains key-man life insurance on the lives of Dr. Schulman and Mr. Mahoney in the amounts of $2.5 million and $1.0 million, respectively.

                  (b) Provisions respecting Mr. Mahoney's continued employment under DVI loan agreements. Pursuant to certain of the Company's loan agreements with DVI, the failure of Mr. Mahoney to serve as the Company's chief financial officer could result in a default under such loan agreements and other loan agreements with a cross-default provision. Any default under the Company's agreements with DVI would have a material adverse effect upon the Company.

         13. Pending and threatened litigation against the Company. In January 1996, Drs. Ashley Kaye and James Sternberg, two former stockholder-directors of IMI-Florida and Dr. Sternberg's wife, threatened to commence an action against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of Consolidated and the Company, for alleged violations of securities and common law in connection with an asset purchase agreement between MD Corp. and a subsidiary of the Company which was executed in conjunction with the acquisition of the Centers and non-payment of the related $3,375,000 Subordinated Notes of two subsidiaries of the Company payable to MD Corp. Although the Company reflects the principal and interest on such Subordinated Notes as liabilities on its consolidated balance sheet and no notice of default has been given, no assurance can be given that an adverse decision in any action based on such claims will not have a material adverse effect upon the Company.

                  Vanguard Limited ("Vanguard"), on its own behalf or on behalf of other persons who may be affiliated with Vanguard, based on a purported agreement relating to the introduction of Consolidated and the Company to IMI-Florida and assistance in the negotiation of the acquisition of the Centers, has asserted a claim against the Company and/or SISC that it has the right, among other things, to a 10% interest in the Common Stock of the Company, on a fully-diluted basis, prior to this Offering and prior to the issuance of certain warrants to DVI, for no cash consideration. In addition, Vanguard has claimed that it is entitled to a $200,000 fee due at the time of the acquisition of the Centers, consulting fees of $240,000 per year for five years, reimbursement of nonaccountable expenses and a 5% interest in any future medical acquisition by the Company. No assurance can be given that any litigation which may ensue would not seek damages exceeding the claim described above and, if decided unfavorably to the Company, would not have a material adverse affect on the Company. If Vanguard commences an action against the Company and prevails, it would have a material adverse effect upon the Company, and, furthermore, if it prevails with respect to its claim for Common Stock, the issuance of such Common Stock could result in a non-cash charge to earnings for the value of such Common Stock, dilution to the stockholders, including the stockholders who purchased stock in this Offering, and a reduction in the net tangible book value per share. In addition, the Company may not be able to use Consolidated's net loss or tax loss carryforward to reduce its tax liability if a sufficient number of shares of Common Stock were issued to Vanguard.

                  The Company has commenced an arbitration proceeding against a manufacturer and distributor of teleradiology equipment seeking rescission and damages arising from claims of fraud and breach of contract. The respondent has denied the claims and counterclaimed against the Company for the balance of the purchase price and damages for interference with business relationships. The amount claimed to be due by the Company is approximately $500,000 and the amount of the counterclaim is approximately $240,000.

                  The Company has commenced an action against the manufacturer of certain MRI equipment, seeking a refund of the approximately $700,000 paid by the Company against the purchase price. Prior to the commencement of the action, the manufacturer rejected the Company's claim and demanded payment of the outstanding balance of the purchase price of $750,000.
See "Business -- Legal Proceedings."

         14. Continued voting control by SISC. SISC, the Company's principal stockholder, presently owns all of the Company's Common Stock and Series B Preferred Stock, which are the only classes of voting stock. Each shares of Series B Preferred Stock is entitled to 700 votes. After completion of this Offering, SISC will own 91.1% of the Common Stock and 93.2% of the voting stock, without giving effect to any shares of Common Stock issuable upon exercise of any warrants. As a result SISC, and Mr. Lewis S. Schiller, who is chairman of the board of the Company and chief executive officer of SISC and Consolidated, will have the power to elect all of the directors and may taken any action required to be taken by stockholders without participation by any other stockholders. See "Principal Stockholders" and "Description of Securities --Series B Preferred Stock."

         15. Broad discretion as to use of proceeds; potential unspecified acquisitions. Approximately $1.5 million, or 38.7% of the estimated net proceeds of this Offering are allocated to working capital and other corporate purposes including the upgrading of certain Centers. Accordingly, management will have broad discretion with respect to the expenditure of a substantial portion of the net proceeds of this Offering. Purchasers of the Securities offered hereby will be entrusting their funds to the Company's management, upon whose judgment the investors must depend, with only limited information concerning management's specific plans or intentions. The Company may use a portion of the proceeds of this Offering to enter into joint ventures, acquisitions or other arrangements which the Company believes would further the Company's growth and development and it may utilize a portion of the proceeds of this Offering for such purpose. No assurance can be given as that any such transactions will result in additional revenue or net income for the Company. Furthermore, investors may not have the opportunity to review the business or financial statements of potential acquisition candidates or vote on any acquisition. See "Use of Proceeds" and "Business -- Potential Acquisitions."

         16. Antitrust laws. Federal and state antitrust laws and regulations may effect the operation of MRI Net, which is a referral network through which patients are referred to diagnostic imaging centers in Florida. See "Business -- MRI Net." Because the centers to which patients are referred are operated by independent entities, they may be deemed competitors and, therefore, subject to a range of Federal and state antitrust laws and regulations which prohibit anti-competitive conduct, including price fixing, division of the market and product tying. Violations of Federal and state antitrust laws can result in substantial penalties and restrictions on MRI Net's business activities. Although the Company believes that MRI Net's activities do not violate the Federal or state anti-trust laws, no assurance can be given that a court or regulatory agency will not make a contrary determination, which could have a material adverse effect upon the Company. See "Business -- Antitrust Laws."

         17. Potential change in use of proceeds. Notwithstanding its plan to develop its business as described in this Prospectus, future events, including the problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, changes or anticipated changes in government regulations, new technologies, competition and reimbursement policies or acquisition or joint venture opportunities may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. Accordingly, in the event that the Company determines that it is unable to continue to operate profitably, the Company may engage in other, unrelated businesses and use a portion of the proceeds of the Offering for such purpose. However, the Company has no such intention at this time. No assurance can be given that any such businesses, if engaged in by the Company, can or will be profitably operated.
See "Use of Proceeds."

         18. No public market. Prior to this Offering, there has been no public trading market for the Securities. Although the Company has applied to have the Common Stock and Warrants included in The Nasdaq SmallCap Market, there can be no assurance that an active market in any of such securities will develop or, if such a market develops, that it will be sustained.

         19. Arbitrary offering price and terms; effect of separate offering of Common Stock and Warrants. The price of the Common Stock and Warrants and the terms of the Warrants offered hereby have been determined by negotiation between the Company and the Underwriter, and do not necessarily bear any relation to the results of the Company's operations or its financial condition or any other criteria of value. Furthermore, the shares of Common Stock and Warrants are being offered separately and not as units, and the Underwriter has no obligation to offer shares of Common Stock and Warrants to the same purchasers. If a market in the Common Stock and Warrants develops the market may place a different relative value on the shares of Common Stock and Warrants than the Underwriter and it is possible that even if the combined market price of one share Common Stock and one Warrant were to increase (as to which no assurance can be given), the market price of the Common Stock may decrease from the initial public offering price.

         20. Possible delisting from The Nasdaq Stock Market and market illiquidity. In order for the Common Stock and Warrants to be included in The Nasdaq SmallCap Market, the Company must, after giving effect to this Offering, have a net worth of at least $2 million and total assets of at least $4 million. The Company expects that it will meet the listing requirements for The Nasdaq SmallCap Market upon completion of this Offering and that the Company's Common Stock and Warrants will be initially included in The Nasdaq SmallCap Market. If the Company is unable to satisfy Nasdaq's requirements for continued listing, the Common Stock and Warrants may be delisted from The Nasdaq SmallCap Market. In such event, trading, if any, in such securities would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or the Nasdaq's "Electronic Bulletin Board." Consequently, the liquidity of the Securities could be impaired, not only in the number of Securities which could be bought and sold, but also through delays in the timing of transactions, reduction in potential security analysts' and news media's coverage of the Company, and lower prices for the Securities than might otherwise be attained.

                  A significant number of the Securities may be sold to customers of the Underwriter. Such customers may subsequently engage in the sale or purchase of the Securities through or with the Underwriter. Although it has no obligation to do so, the Underwriter may become a market maker and otherwise effect transactions in the Securities of the Company, and, if it participates in such market, may be a dominating influence in the trading of the Securities. The prices and the liquidity of the

Securities may be significantly affected by the degree, if any, of the participation of the Underwriter in such market, should a market develop.

         21. Risks of low-priced stocks; penny stock regulations. If the Securities were delisted from The Nasdaq SmallCap Market (See "Risk Factors --
20. Possible delisting of securities from The Nasdaq Stock Market and market illiquidity") they may become subject to Rule 15g-9 under the 1934 Act, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and institutional accredited investors. For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, the rule, if applicable, may affect the ability of broker-dealers to sell the Company's Common Stock and Warrants and may affect the ability of purchasers in this Offering to sell any of the Common Stock or Warrants acquired pursuant to this Prospectus in the secondary market.

         The Commission's regulations define a "penny stock" to be any equity security that has a market price (as therein defined) less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. The penny stock restrictions will not apply to the Company's Common Stock or Warrants if the Common Stock is listed on The Nasdaq Stock Market and has certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Securities will qualify for exemption from these restrictions. If the Common Stock or Warrants become subject to the rules on penny stocks, the market liquidity for the Common Stock or Warrants could be severely adversely affected.

         22. Potential adverse effect of redemption of Warrants. Commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants may be redeemed by the Company at a redemption price of $.10 per Warrant upon not more than 60 nor less than 30 days' notice if the average closing price of the Common Stock is at least $15.00 per share, subject to adjustment, during the ten consecutive trading days ending not earlier than three days prior to the date the Warrants are called for redemption. Redemption of the Warrants could force the holders to exercise the Warrants and pay the exercise price therefor at a time when it may be disadvantageous for the holder to do so, to sell the Warrants at the then current market price when they might otherwise wish to hold the Warrants, or to accept the redemption price, which, at the time the Warrants are called for redemption, is likely to be substantially less than the market value of the Warrants. The Company will not call the Warrants for redemption except pursuant to a currently effective prospectus and registration statement. See "Description of Securities -- Series A Redeemable Common Stock Purchase Warrants."

         23. Current prospectus and state registration required to exercise Warrants. Holders of the Warrants will only be able to exercise the Warrants if
(a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect and (b) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the states in which the various holders of Warrants reside. Although the Company has undertaken to use its best efforts to maintain the effectiveness of a current prospectus covering the Common Stock underlying the Warrants, and may not call the Warrants for redemption unless there is a current and effective registration statement covering the issuance of the Common Stock upon exercise of the Warrants, there can be no assurance that the Company will be able to do so. Pursuant to Section 10(a)(3) of the Securities Act, this Prospectus, unless amended or supplemented in accordance with the rules and regulations of the Commission pursuant to the Securities Act, may not be used by the Company in connection with the exercise of any Warrants subsequent to nine months from the date of this Prospectus. Prior to the expiration of nine months from the date of this Prospectus, it may be necessary to amend or supplement this Prospectus under certain conditions, in which event the Warrants could not be exercised prior to the date of the amended Prospectus or supplement. Unless there is an effective and current registration statement covering the issuance of the Common Stock upon exercise of the Warrants, the Company will not accept payment for, or issue Common Stock with respect to, the exercise of any Warrants, and any payments made by a Warrant holder will be returned by the Company. The value of the Warrants may be greatly reduced if a current prospectus covering the Common Stock issuable upon the exercise of the Warrants is not kept effective or if such securities are not qualified or exempt from qualification in the states in which the holders of Warrants reside. See "Description of Securities -- Series A Redeemable Common Stock Purchase Warrants."

         24. No Common Stock dividends anticipated; restrictions on dividend payments. The Company presently intends to retain future earnings in order to provide funds for use in the operation and expansion of its business and, accordingly, does not anticipate paying cash dividends on its Common Stock and Class A Common Stock in the foreseeable future. Furthermore, the Company's loan agreements with DVI prohibit the payment of dividends without DVI's consent. The Series B Preferred Stock does not require any dividend payments unless dividends are paid to the holders of the Common Stock. The holders of the Series A Preferred Stock are entitled to an annual non-cumulative dividend in the aggregate amount of $50,000 if declared by the Board of Directors; provided, that, in any year, dividends may not be paid on the Common Stock or Class A Common Stock unless dividends for such year are paid to the holders of the Series A Preferred Stock. The Company has entered into the Schulman

Memorandum pursuant to which Dr. Schulman will, subject to the consummation of the transactions contemplated thereby, exchange certain of his Subordinated Notes for shares of a newly created series of Preferred Stock with a non-cumulative dividend of $75,000. The Company is engaged in negotiations with the other two former stockholder-directors of IMI-Florida pursuant to which they would exchange approximately $4.2 million of Subordinated Notes for equity securities. No assurance can be given that the Company will be able to negotiate an agreement with the other two former stockholder-directors of IMI-Florida. Furthermore, pursuant to the Schulman Memorandum, if the other two former stockholder-directors of IMI-Florida exchange their Subordinated Notes on terms more favorable that the terms set forth in the Schulman Memorandum, Dr. Schulman will be entitled to exchange his Subordinated Notes on the same terms as the other former stockholder-directors of IMI-Florida. See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman."

         25. Dilution of 119% from initial public offering price. Following completion of this Offering, the pro forma net tangible book value per share of Common Stock (treating the Common Stock and the Class A Common Stock as a single class) would be $(.95). A purchaser of Common Stock in this Offering will experience immediate dilution or $5.95, or 119% of the initial public offering price of the Common Stock issued pursuant to this Prospectus. See "Dilution."

         26. Shares eligible for future sale. All of the presently issued and outstanding shares of Common Stock and Preferred Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. The 9,200,000 presently outstanding shares of Common Stock, all of which are owned by SISC, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. In addition, 3,500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock, at such time as such shares become convertible, and 1,000,000 shares of Common Stock issuable upon conversion of the Class A Common Stock, if and when such shares are convertible, will be deemed acquired at the time of the acquisition of the Series B Preferred Stock or Class A Common Stock, as the case may be. Substantially all of the Company's security holders have agreed that they will not sell any shares of Common Stock owned by them or issued upon conversion or exercise of other securities for three years from the date of this Prospectus without the prior approval of the Underwriter. See "Selling Security Holder" for information relating to the registration and sale by SISC of Series B Warrants to purchase 1,000,000 shares of Common Stock and/or the underlying shares of Common Stock. The sale or potential sale of any of the foregoing shares may have a materially adverse effect upon the market and market price for the Common Stock and Warrants and may adversely affect its ability to raise capital.

         27. Shares of Common Stock issuable pursuant to warrants and Preferred Stock; registration rights. In addition to the 9,200,000 shares of Common Stock outstanding, there are outstanding (i) 1,000,000 shares of Class A Common Stock,
(ii) Series B Warrants to purchase 1,000,000 shares of Common Stock which are owned by the Selling Security Holder, and (iii) warrants to purchase 2,250,000 shares of Class A Common Stock. In addition, 3,500,000 shares of Common Stock are issuable upon conversion of the Series B Preferred Stock commencing three years from the date of this Prospectus or such earlier date as the Class A Common Stock is converted into Common Stock and 1,200,000 shares of Class A Common Stock are issuable upon the exercise of options or other stock rights granted pursuant to the Company's 1994 Long Term Incentive Plan, of which options to purchase 850,000 shares of Class A Common Stock are outstanding. Although there is no public market for the Class A Common Stock and a market in such shares may never develop, the Class A Common Stock is included with the Common Stock in determining earnings per share, and the issuance of such shares may have an effect upon the market price for the Common Stock. The holders of certain of the warrants have piggyback registration rights commencing two years from the date of this Prospectus or earlier with the consent of the Underwriter. The Company will bear the cost of preparing such registration statements but will not receive any proceeds from the sale of shares of Common Stock pursuant thereto other than payment of the exercise price with respect to any warrants that are exercised. The existence of these registration rights, as well as the sale of shares of Common Stock pursuant to registration statements which the Company may be required to prepare, may have a depressive effect on the price of the Common Stock in the open market. In addition, the existence of such warrants and options and the registration rights referred to above may adversely affect the terms on which the Company can obtain additional equity financing. The holders of warrants are likely to exercise them at a time when the Company would otherwise be able to obtain capital on terms more favorable than those provided by the warrants.

         28. Limitation on directors' liability. The Company's Certificate of Incorporation includes certain provisions, permitted under Delaware law, which provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for certain conduct prohibited by law. The Company's Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities' laws.

         29. Forward-looking statements. Prospective investors are cautioned that the statements in this Prospectus that are not descriptions of historical facts may be forward looking statements that are subject to risks and uncertainties. Actual results could differ materially from those currently anticipated due to a number of factors, including those identified under "Risk Factors" and elsewhere in this Prospectus or in documents incorporated by reference in this Prospectus.

         30. Inexperience of the Underwriter. The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this Offering is only the fifth public offering in which the Underwriter has acted as the sole or managing underwriter. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the offering of the Securities, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Accordingly, purchasers of the Securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.


                                    DILUTION

         The net tangible book value of the Company's Common Stock at September 30, 1996 was approximately $(1.44) per share. All share and per share information included in this Prospectus has been restated to reflect a recapitalization in November 1996 pursuant to which the 1,000 shares of Common Stock became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock and 5,000 shares of Series B Preferred Stock. Net tangible book value per share of Common Stock represents the amount of the Company's tangible assets reduced by the amount of its liabilities and the liquidation preference of the Series A Preferred Stock and the Series B Preferred Stock divided by the number of outstanding shares of Common Stock and Class A Common Stock. Without taking into account any change in the net tangible book value of the Company after September 30, 1996, other than as a result of the sale of the 1,000,000 shares of Common Stock, at an initial public offering price of $5.00 per share, and 1,500,000 Warrants offered pursuant to this Prospectus, at an initial public offering price of $.15 per Warrant, after deducting estimated fees and other estimated expenses of the Offering, the Company's net tangible book value as of September 30, 1996 would have been approximately $(.95) per share. This amount represents an immediate increase in net tangible book value per share of approximately $.49 to the present stockholders and an immediate dilution (the difference between the offering price of the shares and the net tangible book value per share after the Offering) per share of approximately $5.95 to the purchasers of the Common Stock.

         The following table illustrates the dilution of one share of Common Stock as of September 30, 1996:

Public offering price per share of Common Stock                                                                       $5.00
Net tangible book value per share at September 30, 1996                                              $(1.44)
Increase per share attributable to sale of the Securities offered hereby                                .49
                                                                                                      -----
Pro forma net tangible book value per share after Offering                                                              (.95)
                                                                                                                     --------
Dilution to public investors                                                                                          $(5.95)*
                                                                                                                      ======

------------

* If the Underwriter exercises the over-allotment option in full, the pro forma net tangible book value would be $(.88) per share of Common Stock, resulting in an increase in the net tangible book value per share of $.56 and dilution to the public investors of $5.88 per share.

         The following table summarizes, as of December 31, 1996, the number of shares of Common Stock purchased from the Company, the total cash consideration and the average price per share paid to the Company for such Common Stock, and the number of shares and consideration to be paid by the public investors for the 1,000,000 shares of Common Stock offered by this Prospectus.

                                                                            Total               Percent
                                    Shares of          Percent              Cash                of Total        Average
                                    Common              of                  Consid-             Consid-          Price
                                    Stock              Total                eration             eration           Per
                                    Purchased          Shares                Paid                Paid            Share
Existing Stockholders                9,200,000          90.2%             $    1,000              0.0%           $.00002
                                                                                                                 =======
Public Investors                     1,000,000           9.8               5,000,000            100.0             $5.00
                                    ----------          ------            ----------            -----             =====
Total                               10,200,000          100.0%            $5,001,000            100.0%
                                    ==========          ======            ==========            ======

         The following table ummarizes, as of December 31, 1996, the number of shares of Common Stock and Class A Common Stock, treated as a single class, purchased from the Company, the total cash consideration and the average price per share paid to the Company for such Common Stock, and the number of shares and consideration to be paid by the public investors for the 1,000,000 shares of Common Stock offered by this Prospectus.

                                                                            Total               Percent
                                                       Percent              Cash                of Total        Average
                                                        of                  Consid-             Consid-          Price
                                    Shares             Total                eration             eration           Per
                                    Purchased          Shares                Paid                Paid            Share
Existing Stockholders               10,200,000           91.1%           $   1,000                0.0%          $.00002
                                                                                                                =======
Public Investors                     1,000,000            8.9            5,000,000              100.0            $5.00
                                    ----------          ------           ----------             -----            =====
Total                               11,200,000          10 .0%           $5,001,000             100.0%
                                    ==========          ======           ==========             ======


                                 USE OF PROCEEDS

         The Company intends to utilize the net proceeds from the sale of the Securities offered hereby, estimated at approximately $3.9 million (assuming the Underwriter's over-allotment option is not exercised), substantially as follows:

         (a) Approximately $2.4 million (61.3 % of the net proceeds) to pay principal and accrued interest on a portion of the Company's indebtedness to DVI.1

         (b) Approximately $1.0 million (25.5%) to purchase equipment and convert up to three MRI Centers into multi-modality Centers.(2)

         (c) The balance of approximately $500,000 (13.2 %) for working capital and other corporate purposes.(3)
------------

(1) In September 1996, the Company borrowed $4.0 million on a long-term basis from DVI. The proceeds of these loans were used to pay certain Subordinated Notes in the principal amount of $4.0 million, which were due to former limited partners of certain of the Centers acquired by the Company.

(2) The Company may expand up to three of its Centers from MRI Centers to multi-modality Centers at which one or more other imaging technologies, such as CT, X-ray, fluoroscopy, ultrasound and mammography, will be offered, as well as the possible upgrading of existing MRI equipment at one or more Centers. In expanding its Centers, the Company may either seek lease or other financing or use a portion of the proceeds of this Offering. The extent that the proceeds of this Offering are used for such purposes will be dependent upon the availability and terms of financing and the final cost associated with such upgrades which cannot be determined at this time. In the past, the Company has financed the purchase of substantially all of its diagnostic imaging equipment; however, no assurance can be given that such financing will be available. To the extent that funds allocated to expanding Centers are not used for such purpose, such proceeds will be allocated to working capital and other corporate purposes.

(3) Certain claims have been made against the Company. In the event that a final judgment is rendered against the Company with respect to any one or more of such claims, a portion of the proceeds allocable to working capital and other corporate purposes may be used for such purposes. The Company does not believe that the maximum liability it will incur with respect to any of such claims will exceed $165,000, however, no assurance can be given that its ultimate liability will not significantly exceed such amount. See "Business -- Legal Proceedings."

         In addition to the proposed expansion of up to three MRI Centers, the Company may seek to acquire additional MRI or multi-modality imaging centers if such centers are available at prices and on terms determined by the Board of Directors to be reasonable. The Company does not currently have any agreement, and is not engaged in negotiations, with respect to any such acquisition. However, if the Company acquires any additional centers, to the extent that the purchase price is not financed, a portion of the proceeds of this Offering may be used for such purposes. See "Business -- Potential Acquisitions."

         The foregoing represents the Company's current best estimate of its proposed use of the estimated net proceeds of this Offering based upon the present state of its business, operations and plans, current business conditions and the Company's evaluation of the market for its services. Management will have broad discretion with respect to the expenditure of a substantial portion of the net proceeds of this Offering, and conditions may develop which could cause management to reallocate proceeds from the categories listed above, including changes in its marketing program and changes in government policy and insurance reimbursement practices, none of which can be predicted with any degree of certainty. Furthermore, future events, including unforseen problems, expenses, difficulties, complications and delays frequently encountered by businesses, as well as changes in the economic climate, changes or anticipated changes in government regulations, new technologies, competition, reimbursement policies or acquisition or joint venture opportunities, may make the reallocation of funds necessary or desirable. Any such reallocation will be at the discretion of the Board of Directors. Furthermore, in the event that the Company determines that it is unable to continue to operate profitably, the Company may use the proceeds from this Offering to engage in other related or unrelated businesses, although it has no such intention at this time. No assurance can be given that any such businesses, if engaged in by the Company, can or will be operated profitably.

         The Company believes that the net proceeds from this Offering will be sufficient to satisfy the Company's cash requirements for at least one year following the date of this Prospectus. However, it is possible that conditions may arise as a result of which the Company may require additional capital prior to one year from the date of this Prospectus, and no assurance can be given that the Company will be able to obtain any or adequate funds when required or that any funds available to it will be available on reasonable terms. The failure to obtain necessary funds could have a material adverse effect upon the Company.

         Pending the application of the funds as described above, said funds will be invested in high-quality short-term interest-bearing deposits and securities.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company as of September 30, 1996, and as adjusted to reflect the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered hereby and the use of a portion of the net proceeds of this Offering to pay a portion of the Company's long-term debt.

                                                                                     September 30, 1996
                                                                                  Actual       As Adjusted
                                                                                   (Dollars in thousands)
Short-term debt:
   Current portion of long-term debt(1)                                           $ 3,343         $ 3,343
   Current portion of subordinated debt(2)                                            918             918
   Capital lease obligations -- current maturities(3)                               1,210           1,210
   Covenant not to compete                                                            267             267
                                                                                  -------         -------
                                                                                  $ 5,738         $ 5,738
                                                                                  =======         =======
Long-term debt:
   Notes payable(1)                                                               $12,466         $10,366
   Revolving loan(1)                                                                4,664           4,664
   Subordinated debt(2)                                                             5,662           5,662
    Subordinated debt -- related party(2)                                             994             994
   Due to affiliate(4)                                                              1,598           1,598
   Capital lease obligations -- long-term portion(3)                                2,864           2,864
    Deferred interest                                                                 371             371
                                                                                  -------          ------
                                                                                   28,619          26,519
Stockholders' equity:
   Preferred Stock, par value $.01 per share, 6,000,000 shares authorized, of which:
     5,000 shares are authorized, issued, outstanding and designated as Series
     A Redeemable Preferred Stock, with certain redemption rights(5)                   --              --
     5,000 shares are authorized, issued, outstanding and designated as Series
     B Convertible Redeemable Preferred Stock, with certain redemption
     rights(6)                                                                         --              --
   Common Stock, par value $.01 per share, 50,000,000 shares authorized,
   9,200,000 shares issued and outstanding and 10,200,000 shares outstanding
   as adjusted(7)                                                                      92             102
   Class A Common Stock, par value $.01 per share, 6,000,000 shares
   authorized, 1,000,000 shares issued and outstanding(8)                              10              10
   Additional paid-in capital                                                         591           4,572
   Accumulated earnings(9)                                                          5,745           5,745
                                                                                  -------          ------
Stockholders' equity                                                                6,438          10,429
                                                                                  -------          ------
Total capitalization                                                              $35,057         $36,948
                                                                                  =======         =======

---------------

(1) See Note 7 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(2) These notes were incurred in connection with the acquisition of the Centers. The amounts due to related party reflects Subordinated Notes to Stephen A. Schulman, M.D., president of the Company. See "Certain Transactions," and Notes 2 and 7 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(3) See Note 6 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(4) Represents indebtedness to SISC, principally the unpaid balance of funds loaned to the Company to pay expenses of the acquisition of the Centers and the value of Consolidated common stock issued in connection with the acquisition of the Centers. See "Certain Transactions" and
         Note 11 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

(5) The Series A Preferred Stock has a liquidation preference of $5,150 in the aggregate and an aggregate redemption price of $100. The amount shown reflects the liquidation preference of the Series A Preferred Stock as of the date of this Prospectus. See "Description of Securities -- Series A Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series A Preferred Stock.

(6) The Series B Preferred Stock has a liquidation preference of $100 in the aggregate and an aggregate redemption price of $100. The amount shown reflects the liquidation preference of the Series B Preferred Stock as of the date of this Prospectus. See "Description of Securities -- Series B Preferred Stock" for information concerning the rights, preferences and privileges of the holders of the Series B Preferred Stock.

(7) Does not include an aggregate of 4,500,000 shares of Common Stock reserved as follows: (a) 1,000,000 shares issuable upon exercise of the Series B Warrants and (b) 3,500,000 shares issuable upon conversion of the outstanding shares of Series B Preferred Stock. In addition, there are reserved (i) 1,500,000 shares issuable upon exercise of the Warrants offered by this Prospectus; (ii) 375,000 shares issuable upon exercise of the Underwriter's over-allotment option and upon exercise of Warrants issuable upon exercise of such over-allotment option, (iii) 250,000 shares issuable upon exercise of the Underwriter's Options and upon exercise of Warrants issuable upon exercise of the Underwriter's Options and (iv) 1,000,000 shares issuable upon exercise of a warrant to be issued to DVI under certain circumstances. See "Certain Transactions," "Description of Securities" and "Underwriting."

(8) Does not include an aggregate of 3,450,000 shares of Class A Common Stock reserved as follows: (a) 2,250,000 shares issuable upon exercise of the outstanding warrants and (b) 1,200,000 shares issuable upon the grant of options, rights or other equity-based incentives provided pursuant to the Company's 1994 Long-Term Incentive Plan. In addition, warrants to purchase 25,000 shares of Class A Common Stock may be issued to Dr. Schulman pursuant to the Schulman Memorandum. See "Certain Transactions."

(9) Certain of the Centers are operated by limited partnerships of which separate subsidiaries of the Company own the general and limited partnership interest. Accumulated earnings includes partners' capital, which consists of a general partners' capital deficit of $668 and a limited partners' capital of $1,177.

         See "Business -- Property" and Note 6 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements for information concerning the Company's long-term lease obligations.

                      INTERNATIONAL MAGNETIC IMAGING, INC.
                             SELECTED FINANCIAL DATA
                    (in thousands, except per share amounts)

         Set forth below is selected financial data with respect to the Company for the nine months ended September 30, 1996 and 1995, the year ended December 31, 1995 and the period from inception (September 30, 1994) to December 31, 1994. The selected financial data has been derived from the financial statements which appear elsewhere in this Prospectus. The unaudited financial data for the interim periods reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the data for such periods. The results of operations for the interim periods are not necessarily indicative of operating results for the entire year. This data should be read in conjunction with the financial statements of the Company and the related notes which are included elsewhere in this Prospectus.

Statement of Operations Data:

                                  Nine Months Ended September 30,    Year Ended           September 30, 1994
                                                                     December 31, 1995    (Inception(1)) to
                                                                                          December 31, 1994
                                        1996            1995
                                        ----            ----
Revenue                               $23,776          $20,874           $28,044                $6,557
Net income                              2,613            1,865             2,682                   449
Net income per share of
Common Stock:(2)
   Primary                                .17              .12               .19                   .03
   Fully diluted                          (3)              (                 .18                   (3)
Weighted average number of
shares outstanding:(4)
   Primary                             14,010           13,977            14,030                13,939
   Fully diluted                          (3)              (3)            15,706                   (3)
---------------

Balance Sheet Data:

                                         September 30, 1996           December 31, 1995             December 31, 1994
                                         ------------------           -----------------             -----------------
Working capital (deficiency)                       $  4,201                    $(8,857)                     $      60
Total assets                                         45,066                      39,872                        40,911
Long-term debt                                       28,619                      15,728                        30,886
Total liabilities                                    38,628                      36,740                        40,461
Accumulated earnings                                  5,745                       3,131                           449
Stockholders' equity(2),(5)                           6,438                       3,132                           450
---------------

         No dividends have been paid since inception.

(1) Although the Company was organized in March 1994, it did not commence operations until September 30, 1994, when it acquired nine Centers.

(2) For purposes of net income per share of Common Stock and stockholders' equity, the Common Stock and Class A Common Stock are treated as a single class, and the weighted average number of shares of Common Stock outstanding includes both the Common Stock and the Class A Common Stock.

(3) Fully diluted earnings per share is not included since the per share amounts are antidilutive.

(4) All shares of Common Stock and Class A Common Stock issued prior to the date of this Prospectus are treated as outstanding since inception.

(5) Stockholders' equity includes the partners' capital of the partnerships in which subsidiaries of the Company own the general and limited partnership.

                     PRO FORMA INCOME STATEMENT INFORMATION

         The pro forma income statement operations reflects on a pro forma basis the repayment of $2,100 principal amount of debt being paid from the proceeds of this Offering, net of tax, as if such payment had occurred at the beginning of the respective periods.

                                                                  Nine Months Ended              Year Ended
                                                                  September 30, 1996             December 31, 1995
                                                                  ------------------             -----------------
Pro Forma net income                                                $2,762                         $2,887
Pro Forma earnings per share of Common Stock(1):
    Primary:                                                          $.19                         $.20
    Fully diluted                                                                                  $.18
Pro Forma number of shares of Common Stock outstanding(1):
    Primary:                                                        14,430                        14,450
    Fully diluted:                                                                                16,126

(1) For purpose of determining earning per share of Common Stock and number of shares of Common Stock outstanding, the Common Stock and Class A Common Stock were treated as one class of Common Stock.

               INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR]1

         Set forth below is selected financial data with respect to IMI-Florida, its subsidiaries and related partnerships on a combined basis, for the nine months ended September 30, 1994 and the years ended December 31, 1993, 1992 and 1991. The results of operations for the interim periods are not necessarily indicative of operating results for the entire year. This data should be read in conjunction with the financial statements of the IMI-Florida for the nine months ended September 30, 1994 and the year ended December 31, 1993 and the related notes which are included elsewhere in this Prospectus.

Statement of Operations Data:

                                                                                      Year Ended December 31,
                                            Nine Month Ended
                                            September 30, 1994
                                                                            1993             1992                1991
                                                                            ----             ----                ----
Revenue                                      $21,162                      $26,572           $26,718           $31,115
Net income                                     3,681                        3,516             3,462             6,545

Balance Sheet Data:

                               September 30, 1994       December 31, 1993         December 31, 1992       December 31, 1991
                               ------------------       -----------------         -----------------       -----------------
Working capital                      $  5,002                  $  2,948                 $  2,773                $  5,849
Total assets                           22,080                    24,585                   27,966                  29,005
Long-term debt                          5,823                     5,835                    8,514                   8,162
Total liabilities                      10,970                    13,495                   16,963                  14,879
Accumulated earnings                    6,052                     6,032                    7,145                  10,310
Stockholders' equity                   11,109                    11,090                   11,030                  14,126

                      INTERNATIONAL MAGNETIC IMAGING, INC.
         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                              RESULTS OF OPERATIONS


Results of Operations

Nine Months Ended September 30, 1996, 1995 and 1994

         In the following discussion, the nine months ended September 30, 1996 and 1995 (the "September 1996 period" and the "September 1995 period," respectively), reflect the operations of the Company, and the nine months ended September 30, 1994 (the "September 1994 period") reflects the operation of the Centers that were acquired from the predecessor companies as operated by such predecessors.

         Revenue increased $2.9 million, or 13.9% from the September 1995 period to the September 1996 period and decreased $288,000 or 1.4% from the September 1994 period to the September 1995 period. As noted in the table below, the mix of procedures by payor class remained relatively level. The increase in revenues for the September 1996 period compared to the September 1995 period reflects an increase in scan volume. There was no substantial change in the reimbursement rates from the September 1995 period to the September 1996 period. The average revenue per MRI procedure remained relatively level when comparing the September 1995 period to the September 1994 period. Contractual adjustments, which represent the difference between the Company's standard billing rate and the amount to be received by the Company pursuant to its agreements with third-party payors, were 48%, 45% and 34% for the September 1996, 1995 and 1994 periods, respectively. The increase in the contractual allowance resulted from a decrease in the reimbursement rates from third-party payors.

         The percentage of procedure volume was as follows for the comparable periods:

                                                                                   Percentage of Procedure Volume
Class of Payor                                                        September 1996     September 1995     September 1994
--------------                                                        --------------                        --------------
                                                                      Period             Period             Period
                                                                      ------             ------             ------
MRI procedures (representing 89%, 91% and 92%, respectively, of all revenues for the September 1996, 1995 and 1994 periods)

Managed care                                                            37%                 38%                41%
Commercial                                                              17%                 17%                20%
Medicare                                                                12%                  9%                14%
Workers' compensation (other than pursuant to contracts with
workers' compensation insurers)                                         11%                 14%                17%
Brokered scan services                                                  11%                  9%                --
Contract workers' compensation                                           5%                  6%                --
Liability                                                                5%                  5%                 6%
Other                                                                    2%                  2%                 2%

Multi-modality procedures, other than MRI(1) (representing 11%,
9% and 8%, respectively, of all revenues for the September 1996 and 1995 periods)

Managed care                                                            84%                 85%                85%
Medicare                                                                 8%                  6%                 6%
Commercial                                                               5%                  6%                 6%
Other                                                                    3%                  3%                 3%

---------------

(1) Includes CAT scans, nuclear medicine, mammography, fluoroscopy and X-rays.

         The Company's operating expenses for the September 1996 period increased by $2.2 million, or 12.9%, from $17.0 million for the September 1995 period to $19.2 million for the September 1996 period. The operating expenses for the September 1995 period increased by $221,000, or 1.3%, from $16.8 million for the September 1994 period to $17.0 million for the September

1995 period. The overall increase in expenses, which was less than the increase in revenue for the September 1996 period compared to the September 1995 period and approximated the decrease in revenue for September 1995 period compared to the September 1994 period, reflected a number of factors discussed below.

         Radiology fees increased $195,000, or 8.8%, from the September 1995 period to the September 1996 period and decreased $1.7 million, or 353%, from the September 1994 period to the September 1995 period. For the September 1996 and 1995 periods, radiology fees were based on cash collections related to services performed. Cash collections for services were $20.8 million and $18.6 million, respectively, for the September 1996 and 1995 periods, representing an overall increase of approximately 11.8%. The rates paid vary from Center to Center and, for the September 1995 period, cash collections were greater for Centers that pay the radiologists a higher rate than for the September 1996 period. During the September 1996 and 1995 periods, the radiologists were independent contractors pursuant to service agreements with the Company, and, during the September 1994 period, a significant portion of the radiologists were employees of MD Corp. and, accordingly, compensation to radiologists of approximately $1.0 million is included in salaries and benefits which accounts for the significant increase in radiology fees from the September 1994 period to the September 1995 period.

         Equipment maintenance costs relate primarily to fixed contract payment schedules and generally do not fluctuate from period to period unless repairs and maintenance are required that are not covered by the equipment contracts or new equipment is placed into service or removed from service. During the comparable periods, the equipment maintenance remained relatively level, increasing only .5% when comparing the September 1996 and 1995 periods and increasing only 1.6% when comparing the September 1995 and 1994 periods, since substantially all maintenance costs were incurred pursuant to fixed maintenance contracts.

         Patient service costs and expenses consist primarily of film and contrast agents used in the MRI procedures and utility costs of running the MRI equipment. During the September 1995 and 1996 periods, such costs increased $228,000 or 15.5%. Approximately $98,000 of this increase related to an increase in medical supplies used by a multi-modality Center that performs CAT scans, nuclear medicine, mammography, fluoroscopy and X-rays, which had a significant increase in volume. Additionally, in the September 1996 period, one of the Company's MRI Centers started using upgraded equipment that required a grade of processing film that was more expensive than in the September 1995 period, accounting for an increase in costs of approximately $105,000. The remaining increase is due to the additional procedure volume which inherently requires more patient service costs which was partially offset by negotiated decreases in overall per unit film and contrast agent costs. When comparing the September 1995 and 1994 periods, such costs increased only $67,000, or 4.8%, which represents a modest increase in film and contrast agent costs while procedure volume remained relatively level.

         Salaries and benefits increased $483,000, or 10.9%, from the September 1995 period to the September 1996 period. Of this increase, approximately $105,000 relates to a bonus paid to the Company's chief financial officer for services relating to the DVI loans incurred in 1996. Additionally, during the September 1996 period, the Centers increased their hours of operations in order to increase volume. These increased hours of operation required additional personnel in certain Centers and required some overtime in all Centers. The per employee base salary and benefit costs did not significantly increase. Salaries and benefits decreased $1.6 million or 26.6% from the September 1994 period to the September 1995 period. The salaries and benefits for the September 1994 period include approximately $1.0 million paid to radiologists based on fixed fee contracts and salaries and benefits for the September 1995 period do not include any such comparable payments as discussed above. Additionally, during 1995, management implemented a cost reduction plan which included the reduction of overall salary and wage levels which accounts for the decrease in such costs as a percentage of revenues.

         Professional services, consisting primarily of legal, accounting and consulting services, remained relatively level, increasing only $41,000, or 6.5%, in the September 1996 period from the September 1995 period. In the September 1996 period, legal fees decreased approximately $139,000 due to the fact that during the September 1995 period, the Company incurred additional post acquisition legal costs that were not incurred in the September 1996 period. Such decrease was offset by an increase in consulting fees of approximately $152,000 for the September 1996 period pursuant to marketing agreements that were entered into subsequent to September 30, 1995. Accounting and other professional fees increased only $28,000 in the aggregate from the September 1995 period to the September 1996 period. Professional services decreased $767,000, or 55.2%, from the September 1994 period to the September 1995 period which reflects the significant accounting and legal fees that were incurred by the Company during the September 1994 period in connection with the acquisition..

         Other management, general and administrative expenses increased $655,000, or 22.3% from the September 1995 period to the September 1996 period. During the September 1996 period, one of the Centers was in the process of relocating to a new facility and, in connection therewith, it rented, on a short-term basis, MRI equipment at a rental cost of approximately $441,000 and was paying rent at two locations on a temporary basis resulting in additional rental expenses of $27,000. Other significant increases include $71,000 for an administrative fee paid to DVI as a result of borrowings incurred subsequent to September 30,

1995 and $40,000 for compensation to temporary employees of MRI Net who replaced permanent employees whose compensation in the September 1995 period is included under salaries and benefits. During the September 1995 and 1994 periods, other management, general and administrative expenses, remained relatively level, decreasing only $164,000 or 5.3% from the September 1994 period to the September 1995 period.

         Provision for bad debts increased $514,000, or 83.7%, from the September 1995 period to the September 1996 period. Substantially all of this increase reflects an evaluation of the collectibility of receivables from third-party liability payors which were generated prior to the September 30, 1994 acquisition of the Centers. Revenue from third-party liability payors represented only 5% of revenue for the September 1996 and September 1995 periods. Provision for bad debts decreased $352,000, or 36.5%, from the September 1994 period to the September 1995 period. During the September 1994 period the composition of revenues and the related accounts receivable balances included more payor types with a higher risk of collectibility than in the September 1995 period.

         Depreciation and amortization consists of the depreciation of purchased equipment, buildings, leasehold improvements and capital leases and the amortization of goodwill, customer lists, restrictive covenants and loan costs. Depreciation expenses decreased only $40,000, or 1.8%, from the September 1995 period to the September 1996 period, which reflects the addition of equipment in certain of the Centers, which was offset by a decrease in Centers where equipment is fully depreciated as of the September 1996 period. Amortization increased $69,000, or 4.5%, for the comparable period due to an increase in capitalized loan costs which were incurred at the beginning of 1996 for the refinancing of certain portions of subordinated debt. Depreciation and amortization expense increased $1.3 million, or 53.5%, from the September 1994 period to the September 1995 period of which $243,000 is increased depreciation due primarily to equipment purchases and $1.1 million is increased amortization due to the addition of goodwill, restrictive covenants and customer list as a part of the September 30, 1994 acquisition.

         Interest and other income increased $378,000, or 374%, from the September 1995 period to the September 1996 period. During August 1995, the Company entered into a joint venture agreement with respect to an MRI Center in the Orlando, Florida area. Income from the joint venture during the September 1996 and 1995 periods were $225,000 and $42,000, respectively. The September 1996 period also includes a change in an estimate relating to prior period over-accruals of tangible personal property taxes of approximately $140,000 for the Company's San Juan Center. Other components of interest and other income were not significant for the September 1996 and 1995 periods. Interest income and other decreased $337,000, or 220.1%, from the September 1994 period to the September 1995 period. During the September 1994 period, other income included approximately $300,000 of debt forgiveness from certain shareholders of the predecessor company.

         Interest expenses for the September 1996 period increased $154,000, or 7.9%. At the beginning of 1996, the Company refinanced certain Subordinated Notes, which were short-term notes on which the Company paid interest at 7%, with long-term debt with rates varying from 11% to 12%. The increase in interest expense from the higher rate was partially offset by reduced principal amount on which interest was paid. Interest expense for the September 1995 period increased $1.3 million, or 53.5%, from the September 1994 period, due to the fact that as a part of the September 30, 1994 acquisition, approximately $20 million in subordinated debt was incurred at an aggregate interest rate of 7%. Other increases in interest expense from the September 1994 period to the September 1995 period are due to additions of equipment financing and interest from new capital lease obligations.

         Loss on disposal of assets, which was $524,000 for the September 1994 period, consisted primarily of leasehold improvements and medical equipment which were sold or abandoned.

         The Company's current provision for income taxes is comprised of state and Puerto Rico income taxes. State income taxes for the September 1996 and 1995 periods were $297,000 and $86,000, respectively. Puerto Rico income taxes were $0 and $61,000 for the September 1996 and 1995 periods, respectively. During the September 1996 period, the Company utilized $802,000 of a $2.6 million deferred tax asset to reduce current Federal income tax by $692,000, current state income tax by $75,000 and current Puerto Rico income tax by $35,000. Of the $802,000 that was utilized, $114,000 relates to the September 1995 period and $57,000 relates to the three months ended December 31, 1994, representing changes in an estimate. The Company also has a state net operating loss carryforward at September 30, 1996 of $3.6 million to offset state income taxes of certain Centers in which losses have accumulated. State net operating loss carryforwards are only available to offset future income of the parties which incurred the losses.

         During the September 1995 period, no Federal income taxes were incurred as a result of the use of the Company's available Federal income tax loss carryforwards, which were fully utilized during the year ended December 31, 1995. In the September 1996 period, the Company accrued Federal income taxes at the statutory rate for the period. The actual tax liability was offset in full by the use of Consolidated's tax loss and loss carryforward, since the Company files its Federal tax return as part of a consolidated tax return with Consolidated.

         Overall profitability increased $749,000, or 40.1%, for the September 1996 period from the September 1995 period, reflecting gains in net revenues in excess of increased overall costs, including the $171,000 change in estimated state and Puerto Rico income taxes relating to prior periods. During the September 1996 period, three of the Centers operated at an aggregate net loss of $1.5 million while the remaining Centers generated aggregate net income of $4.1 million. During the September 1995 period, five of the Centers operated at net losses of $1.4 million while the remaining Centers generated aggregate net income of $3.3 million. Overall profitability decreased $334,000, or 15.6%, for the September 1995 period from the September 1994 period reflecting reduced net revenues of $288,000, increased operating expenses and costs of $221,000 and $1.2 million of increased net other expenses, including interest, and decreased tax provision of $1.3 million. In 1996, the Company generated its greatest revenue in the first quarter with reduced revenue and gross margin in the second and third quarters, which is consistent with the past performance. Management anticipates that the operating results for the fourth quarter of 1996 will show a moderate increase from the third quarter.

Years Ended December 31, 1995, 1994 and 1993

         The results of the Company's operations for the year ended December 31, 1995 are not comparable with the results of operations for the year ended December 31, 1994 since the operating results for 1994 only include the period from the date of inception (September 30, 1994) to December 31, 1994. In the following discussion, 1995 refers to the year ended December 31, 1995, and 1994 refers to the period from inception (September 30, 1994) to December 31, 1994 and 1993 refers to the year ended December 31, 1993 for Centers that were acquired from the predecessor companies as operated by such predecessors.

         Revenue for 1995 amounted to $28.0 million, of which $27.4 million resulted from performing MRI and other diagnostic modality procedures, $212,000 from management services and $450,000 from other service revenues. Revenues for 1994 amounted to $6.6 million, of which $6.5 million resulted from performing MRI and other diagnostic modality procedures, $23,000 from management services and $7,000 from other service revenues. Revenue for 1993 was $26.6 million. The average revenue per MRI procedure remained relatively level for both 1995 and 1994 although the average net collections per procedure declined modestly. The average revenue per MRI procedure for 1993 was greater than for 1995 and 1994 due to increases in contractual adjustments. Contractual adjustments were 45%, 38% and 20%, respectively, of gross revenues for 1995, 1994 and 1993, respectively. The increase in contractual adjustments results from decreases in reimbursement rates from third-party payors.

         The percentage of procedure volume was as follows for 1995 and 1994:

                                                                               Percentage of Procedure Volume
                                                              Year Ended         From Date of Inception    Year Ended
                                                              December 31,       (September 30, 1994) to   December 31,
Payor Type                                                      1995               December 31,1994          1993
----------                                                      ----               ----------------          ----
MRI Procedures (representing 91% and 92%, respectively, of
revenues for 1995 and 1994)

Managed Care                                                      38%                  41%                    31%
Commercial                                                        17%                  18%                    15%
Workers' Compensation (other than pursuant to contracts
with workers' compensation insurers)                              14%                  15%                    22%
Medicare                                                           9%                  14%                    10%
Brokered Scan Services                                             9%                  --                     --
Contract Workers' compensation                                     6%                   5%                    --
Liability                                                          4%                   5%                    12%
Other                                                              3%                   2%                    10%

Multi-modality procedures, other than MRI (representing 9% and 8%, respectively, of revenues for 1995 and 1994):

Managed Care                                                      85%                  85%                    85%
Medicare                                                           6%                   6%                     6%
Commercial                                                         6%                   6%                     6%
Other                                                              3%                   3%                     3%

---------------

         Radiology fees amounted to $3.0 million and $527,000 and $402,000 for 1995 and 1994 and 1993, respectively. Effective December 1994, radiology fees are incurred based on cash collections related to services performed. During 1995, cash collections for services were $25.4 million and the aggregate radiology rates were approximately 12% of such collections. During October and November 1994, the radiologists were employees of a MD Corp., and, accordingly, compensation to radiologists of approximately $232,000 and $3.3 million, respectively, is included in salaries and benefits for such periods. In December 1994, the radiologists were independent contractors pursuant to service agreements with the Centers, and radiology fees, which are based on a percentage of cash collections for services performed, amounted to $527,000.

         During 1995 and 1994 and 1993, the equipment maintenance costs were $1.2 million and $360,000, and $1.4 million, respectively, and as a percent of revenues were 4% and 6% and 5%, respectively, which is consistent with current maintenance cost trends since significantly all maintenance costs were incurred pursuant to fixed maintenance contracts.

         Patient service costs and expenses during 1995 and 1994 and 1993 were $1.9 million and $521,000 and $1.4 million, respectively. Generally, patient service costs will fluctuate based on fluctuations in scan procedure volumes.

         Salaries and benefits for 1995 and 1994 and 1993 were $5.9 million and $1.7 million and $9.3 million, respectively. During 1995, management implemented a cost reduction plan which included the reduction of overall salary and wage levels which accounted for the decrease in such costs as a percentage of revenues. The salaries and benefits for 1994 and 1993 includes $232,000 and $3.3 million, respectively, paid to radiologists based on fixed fee contracts and the 1995 amounts do not include any such amounts paid to radiologists as discussed above.

         Professional fees were $787,000 and $39,000 and $330,000 for 1995 and 1994 and 1993, respectively. During 1995, the Company incurred legal and accounting fees of approximately $502,000 and $172,000, respectively. A significant portion of the legal fees related to additional post acquisition services that are not expected to be incurred in future periods. The accounting fees relate primarily to audit services performed for 1995. Additionally, during 1995, the Company entered into marketing agreements and in connection therewith, incurred approximately $113,000 in consulting costs. Professional fees during the three months ended December 31, 1994 were not significant. During 1993, professional fees consisted primarily of audit, income tax, and billing and collection consulting services performed during 1993.

         Other management, general and administrative expenses were $4.0 million and $947,000 and $5.0 million, respectively, for 1995 and 1994. During 1995, management implemented a cost reduction plan which included the centralization of billing and collections operations and renegotiations with significant vendors which, during 1995 allowed the Company to maintain other management, general and administrative expenses relatively level while scan procedure volumes increased.

         During 1995 and 1994 and 1993, the provision for bad debts was $855,000 and $131,000 and $850,000, respectively, reflecting the difference in revenue for the periods.

         During 1995 and 1994 and 1993, depreciation and amortization expense collectively were $5.0 million and $1.3 million and $3.6 million, respectively, which on an annualized basis results in no significant fluctuation. Depreciation and amortization were significantly less in 1993 than in subsequent periods because the amortization of goodwill, customer lists and restrictive covenants commenced with the September 30, 1994 acquisition.

         Interest and other income for 1995 and 1994 and 1993 was $193,000 and $140,000 and $456,000, respectively. In August 1995, the Company entered into a joint venture agreement with the owner of another MRI center in Orlando, Florida. The income from such Center is treated as other income, and, as a result, future periods will reflect an increase in other income. During 1995, income from the joint venture approximated $120,000. During 1993, other income was generated by duplicate film charges and expert testimony fees.

         Interest expense was $2.6 million and $703,000, respectively, for 1995 and 1994. On an annualized basis, 1994 interest expense was greater than for 1995 by approximately 9% due to principal payments on certain debt. For 1993, interest expense was significantly less because of the September 20, 1994 addition of approximately $20 million of Subordinated Debt which carries interest at rates ranging from 4% - 7%.

         Loss on sale and disposal of assets for 1995 was $104,000, of which $79,000 related to the replacement of MRI equipment in one of the Centers and the remainder related to the write-off of obsolete equipment.

         Provision for state income taxes for 1995, 1994 and 1993 was $209,000 and $24,000 and $1.4 million, respectively, representing 7% and 5%, respectively, of income before taxes. As noted previously, during 1996, the Company recorded a change in estimate for state income taxes of $57,000 for each of 1994 and 1995. Based on this change in estimate, it is expected that the effective rate will increase for periods after 1995.

         Overall profitability for 1995, 1994 and 1993 was $2.7 million and $449,000 and $572,000, respectively. During 1995, five of the Centers operated at an aggregate net loss of $2.0 million while the remaining Centers generated aggregate net income of $4.6 million. During 1994, four of the Centers operated at an aggregate net loss of $388,000, while the remaining Centers generated aggregate net income of $837,000.


Liquidity and Capital Resources

         The Company's principal working capital consists of cash and cash equivalents. Cash and cash equivalents increased $335,000 from $1.4 million at December 31, 1995 to $1.7 million at September 30, 1996. During the nine months ended September 30, 1996, the Company's net cash provided by operations was $4.4 million. Sources of funds during the nine months ended September 30, 1996, other than from operations, includes $15.4 million from debt financings and $139,000 from refunds of deposits previously paid. Uses of cash, other than to fund operations, includes $14.1 million for repayment of debt, $3.5 million for fixed asset purchases, $1.0 million for payments on capital lease obligations, $560,000 for payment of loan costs, $380,000 for net advances to affiliates and $74,000 for offering costs.

         Working capital assets, other than cash, increased by $2.0 million. Receivables increased by $1.8 million due primarily to increased revenue, and prepaid expenses and other current assets increased by $241,000 due primarily to a $300,000 loan that was made to the president and chief executive officer of the Company. The Company's accounts receivable turnover rate reflects the nature of the receivables and the normal collection period for such receivables. At September 30, 1996, December 31, 1995 and December 31, 1994, the Company's accounts receivable turnover rates were 4.8 months, 4.6 months and 3.7 months, respectively. This trend reflects the difference in collection rates of various categories of receivables. During the September 1996 period and 1995, approximately 93% of revenue was derived from sources other than liability-related services. Although the reimbursement rate for liability-related services remained fairly constant, the reimbursement from other sources has declined. Furthermore, the collection period for receivables from liability-related services averages 30 to 40 months. Thus, the accounts receivable generated by liability-related services accounted for 37% and 34% of accounts receivables at September 30, 1996 and December 31, 1995, respectively. These factors results in a trend whereby the accounts receivable turnover rate will increase until receivables from liability-related services run their respective collection cycles.

         Working capital liabilities decreased by $11.0 million. Current portions of debt and capital lease obligations decreased by $11.3 million primarily as a result of the January and September 1996 refinancings of a significant portion of Subordinated Notes that were due in 1996. Such financing consisted of term loans of $6.0 million and an accounts receivable revolving loan of $6.0 million, of which $5.0 million was utilized by the Company. The Company used the proceeds of $11.0 million from these loans as follows:


Repayment of Subordinated Notes that were due in September 1996      $9,800,000
Working capital                                                         495,000
Loan costs                                                              300,000
Loan to Company's president and chief executive officer                 300,000
Bonus to Company's chief financial officer for loan negotiation         105,000


         As a result of the refinancings, approximately $12.4 million of debt that was currently due was replaced by long-term debt. As of September 30, 1996, Stephen A. Schulman, M.D., president and chief executive officer of the Company, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities held Subordinated Notes, which were issued in connection with the acquisition of the Centers, in the aggregate principal amount of $7.1 million, and which are due in various installments through 1999. Certain subsidiaries that issued the Subordinated Notes have not made certain payments amounting to $4.0 million of principal or interest due on such notes in 1996, as result of which the holders may have the right to declare a default. The principal amount of such notes is $6.3 million. Although no default has been declared, no assurance can be given that some or all of the holders of such Subordinated Notes will not seek to declare a default. The Company and Dr. Schulman have entered into the Schulman Memorandum, which contemplates the exchange of Subordinated Notes in the aggregate principal amount of approximately $2.1 million, which are owned by Dr. Schulman or in which he has an interest, for shares of a new series of Preferred Stock having an aggregate redemption price of approximately $1.8 million. The proposed series of Preferred Stock to be issued to Dr. Schulman would require the Company to apply 15% of the net proceeds from any sale of equity securities (other than the proceeds from the exercise of the Series B Warrants being sold by the Selling Security Holder) by the Company received by the Company subsequent to 60 days from the closing of this Offering. The Company is negotiating with the other two former stockholder-directors of IMI-Florida with respect to the exchange of their Subordinated Notes in the principal amount of approximately $4.2 million, in the aggregate, for equity securities; however, no assurance can be given that the Company will be able to negotiate an agreement with such individuals. As of December 31, 1996, none of the Subordinated Notes have been converted to Preferred Stock, and the outstanding aggregate unpaid principal balance of such Subordinated Notes was $6.3 million. The issuance of such shares of Preferred Stock is contingent upon the execution of a definitive agreement and the completion of this Offering. The Schulman Memorandum provides that to the extent that the other two former-stockholders of IMI-Florida exchange their Subordinated Debt on terms more favorable to them than the terms of the Company's agreement with Dr. Schulman, Dr. Schulman will be entitled to exchange his Subordinated Notes on the same terms as the other former stockholder-directors of IMI-Florida.

         Other significant changes in current liabilities were as follows:

         The nominal change in accounts payable and accrued expenses reflected
(1) a $358,000 paydown of trade accounts payable, (2) increased personal property, real property and intangible taxes of $70,000 related to the timing of such tax payments, (3) increased Health Care Cost Containment Board ("HCCCB") accruals of $91,000 due to increased net patient service revenue net of the related bad debt expense on which the HCCCB accrual is calculated, (4) $150,000 in increased legal expenses, and (5) $52,000 in increased radiology fees due to higher cash collections in the September 1996 period on which the fees are based. The HCCCB is a Florida board that collects a tax on health related organizations, and has no relation to the Company.

         Current state income taxes payable increased by $377,000 due to a $171,000 adjustment for a change in accounting estimate relating to 1995 and 1994 and an increase due to increased pre-tax profits. For the year ending December 31, 1996, the Company will file a consolidated Federal income tax return with Consolidated. As a result, although the Company will accrue Federal income taxes on its Federal taxable income at the statutory rates for 1996, the Company will have no Federal income tax liability because Consolidated has agreed to forgive the amount due Consolidated in consideration for the use of the tax loss or loss carryforward in 1996. As a result, the Company's working capital and cash flow in 1996 will be increased by the amount of the net Federal income tax savings.

         Other current liabilities decreased $111,000 due to the payment of amounts due to Consolidated.

         Overall, the Company's working capital increased $13.4 million from a working capital deficit of $8.9 million at December 31, 1995 to positive working capital of $4.2 million at September 30, 1996.

         In recent years, medical technology has made significant advancements. Technological advances may be in the form of changes to existing MRI technology as well as the development of new diagnostic methods which could render MRI and other imaging techniques obsolete. In order to address changes in current MRI techniques, the Company will require financing in order to upgrade its MRI equipment and software. The Company continually monitors and evaluates the impact of current and on-going technological developments in the field of medical diagnostics and plans for any required upgrades and capital expenditures. In the event that MRI were to become obsolete, the Company would owe significant obligations on equipment which would not be generating revenue. The Company cannot estimate the amount of capital required to satisfy such obligations if MRI became obsolete, and it has no current plans to respond to the potential obsolescence of MRI, since the Company believes that MRI will not become obsolete in the next several years and MRI applications are continuing to evolve.

         The Company's estimated cash requirement for 1997 are expected to be satisfied from cash flow from operations. For the nine months ended September 30, 1996, the Company generated cash flow from operations of approximately $4.4 million. The principal cash requirements for 1997, other than operations, are approximately $5.7 million in debt service and capital lease obligations.

         The Company's long-term cash requirements are primarily debt service and the purchase or lease of medical equipment. The Company anticipates that it will be able to finance any additional capital equipment purchases from either its existing or other financing sources provided that it can reasonably demonstrate its ability to service any such debt service from operations. The Company does not have any agreements with either its present financing source or any alternative sources with respect to such financing and no assurance can be given as to the availability or terms of any financing. The failure to obtain financing could have a material adverse effect upon the Company.

Impact of Inflation

         The Company is subject to normal inflationary trends. Although the Company seeks to pass on such costs, its ability to do so is affected by applicable healthcare laws, rules and regulations as well as the payment policies of insurers and other third-party payors, and, in recent periods, the Company has seen a decrease in the average net collection per procedure for both MRI procedures and multi-modality procedures, although the Company has seen an increase in the average net collections from MRI procedures for the nine months ended September 30, 1996.


                                    BUSINESS

General

         The Company owns and operates ten medical diagnostic imaging Centers, of which three are multi-modality Centers and seven are exclusively MRI Centers. One of the MRI Centers is operated by a joint venture in which the Company has a 50% interest. The Company also owns MRI Net, Inc. ("MRI Net"), which operates a referral network through which patients are referred to diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers..

         Medical diagnostic imaging procedures, such as MRI, are used to diagnose various diseases and physical injuries. The multi-modality Centers use various imaging procedures, such as MRI, CT, mammography, X-ray, ultrasound, fluoroscopy and other technologies while the MRI Centers only offer MRI.

         MRI systems enhance the diagnosis of disease and medical disorders, frequently eliminating the need for exploratory surgery and often reducing the amount and cost of care required to evaluate and treat a patient. Since the introduction of MRI in the early 1980's, the use of MRI has experienced rapid growth due to the technology's ability to provide anatomical images of high contrast and detail. MRI, which does not utilize x-ray or other radiation based technologies, employs high-strength magnetic fields, high frequency radio waves and high-speed computers to process data. In addition, the development of pharmaceutical contrast agents, software advancements and new hardware peripherals continue to expand the clinical applications and throughput efficiency of MRI technology.

         MRI employs high-strength magnetic fields, high frequency radio waves and high-speed computers to obtain clear, multi-planar images of the body's internal tissues without exploratory surgery or biopsy. In addition, MRI is able to obtain multi-planar slices of the body. These images are then displayed on film or on the video screen of an MRI system's console in the form of a multi-planar image of the organ or tissue. This information can be stored on magnetic media for future access, or "printed" on film for interpretation by a physician and retention in the patient's files, enabling healthcare professionals to study the patient's internal conditions in detail. The superiority of MRI image quality compared to other imaging modalities generally makes possible a more accurate diagnosis and often reduces the amount and cost of care needed to evaluate and treat a patient.

         The major components of an MRI system are (i) a large, cylindrical magnet, (ii) radio wave equipment, and (iii) a computer for data storage and image processing. During an MRI study, a patient lies on a table which is then placed into the magnet. Although patients have historically spent 30 to 45 minutes inside the magnet during which time images of multiple planes are acquired, the newest MRI machines allow patients to spend significantly less time inside the magnet. Additional time is required for computer processing of the images.

         Developments in imaging technology are either hardware or software related. Most recent developments have been software upgrades which permit greater resolution and accuracy and greater efficiency of operations. However, there have been improvements in hardware. The Company seeks to offer the most current and accepted technologies, and, in this connection, it seeks to upgrade its equipment with selected software upgrades to the extent financially feasible. The Company also evaluates new hardware and if it determines that the purchase of the equipment will be advantageous to the Company and financing is available on acceptable terms, it may either purchase or lease new equipment. The decision to purchase new MRI equipment is based on the needs of the market and the advantages of such equipment over existing equipment.

         The Company is not engaged in the practice of medicine, and it does not employ any physicians. All professional medical services are performed by radiologists who are independent of the Company and who provide medical services pursuant to agreements with the Company. Payment for the radiologists' professional services is made to the radiologists pursuant to agreements with the radiologists. See "Business -- Agreements with Radiologists."

Acquisition of the Centers

         On September 30, 1994, the Company, through wholly-owned subsidiaries, acquired eight MRI Centers, one multi-modality Center, IMI-Florida, which managed the operations of the Centers, the assets of MD Corp., which provided the services of radiologists to the Centers, and MRI Net, a corporation that operates a statewide network of MRI centers in Florida. In January 1995, the Company, through another wholly-owned subsidiary, acquired an additional MRI Center, which was affiliated with such Centers. The acquired assets consisted principally of cash, accounts receivable, medical equipment, real property and customer lists.

         The purchase price of the ten Centers, together with certain related companies, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of Subordinated Notes, and $2.9 million was paid through the issuance of shares of Consolidated's common stock, exclusive of acquisition costs of $1.3 million. As of September 30, 1996, outstanding Subordinated Notes in the principal amount of $7.1 million were payable to Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida and the Schulman Affiliated Entities. See "Certain Transactions."

         In connection with the acquisition of the Centers, the Company borrowed an aggregate of approximately $7.1 million from DVI on a secured, term-loan basis payable over 60 months. Since the completion of the acquisition of the Centers, the Company's subsidiaries borrowed additional money from DVI to pay certain of the Subordinated Notes and to purchase equipment. See "Certain Transactions -- Agreements with DVI."

         In September 1994, contemporaneously with the purchase of nine of the Centers, the Company entered into a five-year employment agreement with Dr. Stephen A. Schulman, who was the president of IMI-Florida and became the president and chief executive officer of the Company. See "Management -- Remuneration."

         At the time of the acquisition, IMI-Florida had an agreement with MD Corp., which was owned by Dr. Schulman and the other two former stockholder-directors of IMI-Florida, pursuant to which MD Corp. provided the services of radiologists at five of the Company's Centers in Florida. This agreement was terminated, and, in December 1994, the Company entered into an agreement with Expert Radiology Network, P.A. ("ERN"), a Florida professional association owned by an independent radiologist, to provide all radiology services for such Centers. The Company continued to engage the same independent radiologists for the Centers in Virginia, Kansas and Puerto Rico as had been engaged by IMI-Florida, although in certain cases, the compensation terms were changed. See "Business -- Agreements with Radiologists."


Outpatient Services and Patient Base

         Each Center is a fixed-site, outpatient facility that is designed, equipped and staffed to provide physicians and healthcare providers with high quality MRI, and, with respect to the multi-modality Centers, other medical diagnostic imaging services that historically were available only at hospitals. The Company schedules patients, prepares all patient billing and is responsible for the collection of all charges. The Company is also responsible for related administrative and record-keeping functions. The Company typically staffs its Centers with technical and administrative support personnel who assist physicians in obtaining MRI and other diagnostic scans. The Centers are designed to offer a pleasant environment where patients are not subjected to the admission complexities and institutional atmosphere of most hospitals.

         Many physicians and other healthcare providers who have a need for MRI and other diagnostic imaging procedures do not have the financial ability or desire to own their own equipment. As a result, such providers use outpatient MRI and multi-modality facilities such as the Centers for the following reasons, among others: (i) ability to receive comprehensive MRI and other medical diagnostic imaging services, including qualified technicians, equipment maintenance, insurance and equipment upgrades; (ii) desire to obtain quick access to MRI and other medical diagnostic imaging services; (iii) lack of sufficient patient volume to justify the capital cost of purchasing an MRI or other medical diagnostic imaging equipment; (iv) desire to use MRI or other medical diagnostic imaging equipment to facilitate caring for their patients;
(v) lack of financial ability to purchase MRI or other medical diagnostic imaging equipment, and/or (vi) inability to obtain required regulatory approval to purchase or operate such equipment.

         In addition, many healthcare providers with sufficient patient utilization and resources to justify in-house MRI and other medical diagnostic imaging equipment ownership prefer to use independent facilities such as the Centers in order to: (i) obtain the use of such equipment without capital investment; (ii) eliminate the need to recruit, train and manage qualified technicians; (iii) retain the flexibility to take advantage of all technological developments; (iv) avoid future uncertainty as to reimbursement policies; (v) provide additional imaging services when patient demand exceeds in-house capacity, and/or (vi) obtain radiologic and other diagnostic and technical services.

         Set forth below is information relating to the Centers.

                                                         Date Service
Center                    Location                         Commenced
------                    --------                         ----------
Pine Island               Plantation, Florida              December 1986
North Miami Beach         North Miami Beach, Florida       January 1988
Boca Raton(1)             Boca Raton, Florida              November 1988
Physicians Outpatient
Diagnostic Center (2)     Ft. Lauderdale, Florida          November 1985
South Dade(3)             Miami, Florida                   December 1989
Oakland                   Oakland Park, Florida            January 1990
San Juan(4)               San Juan, Puerto Rico            October 1990
Arlington                 Arlington, Virginia              December 1990
Kansas City               Overland Park, Kansas            October 1991
Orlando(5)                Orlando, Florida                 September 1992
---------------

(1) The Company expanded the Boca Raton Center to a multi-modality Center in July 1996. The Center offers MRI and CT imaging services.

(2) Physicians Outpatient Diagnostic Center ("PODC") has been a multi-modality Center since prior to the Company's acquisition of the Center. It offers CT, mammography, X-ray, ultrasound and other modalities.
The Company converted the South Dade Center to a multi-modality Center and upgraded its MRI equipment in October 1996 at a cost of approximately $2.5 million. As part of the conversion, the Center was moved to larger facilities, its MRI equipment was upgraded, and the Center now offers CT, fluoroscopy and ultrasound services in addition to MRI.

(4)      In September 1996, this Center upgraded its MRI equipment.

(5) The Orlando Center is operated as a joint venture with a non-affiliated party and is co-managed by the Company and its joint venture partner. The equipment used in this Center has been provided by the Company's joint venture partner, and the Company's equipment is used for backup.

         Currently, the Company intends to expand up to three other MRI Centers, including the North Miami Beach Center, following the completion of this Offering, although it has not made any commitments or plans with respect to such expansion. See "Use of Proceeds". The Company may expand other MRI equipment and/or convert other MRI Centers to multi-modality Centers if it determines there is a need to do so.

         Each Center generally has a full-time staff of eight to ten employees, typically consisting of technicians, file clerks, a marketing representative, a transcriptionist, one or more receptionists and a center administrator. The Centers are open at such hours as are appropriate for the local medical community. Most are open from 7:00 a.m. to 9:00 p.m. each weekday, and many of the Centers offer extended evening and weekend hours. Each Center is supervised by a center administrator. The Company is responsible for patient scheduling and billing the patient (or third party payor) directly. The Company has contracts with independent board-certified radiologists, some of which have sub-specialty training in orthopedic and neuroradiology, to interpret the Company's scans and provide the test results to the referring physician.

         The Company is not engaged in the practice of medicine. None of the Company's Centers employs any physicians to provide medical services. The Company bills for both its services and those of the radiologist who provides professional services on a "global basis." Such a bill includes both the technical and professional components. Payment for the radiologists' professional services is paid to the radiologist pursuant to agreements with the radiologists. Thus, a portion of the Company's revenue is payable to the radiologists for their professional services. See "Business -- Agreements with Radiologists."

         The Company markets its services through open houses, lectures, symposia, direct mail and direct physician marketing. Each Center uses one or more marketing representatives, the Center's administrator and certain radiologists who interpret the Company's scans to market its services to the local medical community, while the Company's national accounts manager focuses on managed care providers and third party payors. The Company also utilizes the marketing expertise and abilities of Dr.
Schulman when required.

         Almost all of the Company's revenue is derived from third-party payors. For the nine months ended September 30, 1996 and the year ended December 31, 1995, the Company derived approximately 87% and 91% of its revenue from non-government payors and approximately 13% and 9% from government sponsored healthcare programs, principally Medicare and Medicaid. The Company's revenue and profitability may be materially adversely affected by the current trend in the healthcare industry toward cost containment as government and private third-party payors seek to impose lower reimbursement and utilization rates and negotiate reduced payment schedules with service providers. Continuing budgetary constraints at both the Federal and state level and the rapidly escalating costs of healthcare and reimbursement programs have led, and may continue to lead, to significant reductions in government and other third-party reimbursements for certain medical charges and to the negotiation of reduced contract rates or capitation or other financial risk-shifting payment systems by third-party payors with service providers. Both the Federal government and various states are considering imposing limitations on the amount of funding available for various healthcare services. The Company cannot predict whether or when any such proposals will be adopted or, if adopted and implemented, what effect, if any, such proposals would have on the Company. In addition, rates paid by private third-party payors, including those that provide Medicare supplemental insurance, are generally higher than Medicare payment rates. Changes in the mix of the Company's patients among the non-government payors and government sponsored healthcare programs, and among different types of non-government payors and government sponsored healthcare programs, and among different types of non-government payor sources, could have a material adverse effect on the Company. Further reductions in payments to physicians or other changes in reimbursement for healthcare services could have a material adverse effect on the Company, unless the Company is otherwise able to offset such payment reductions through cost reductions, increased volume, introduction of new procedures or otherwise, as to which no assurance can be given. The Company has consummated and is continuing to negotiate agreements with managed care organizations pursuant to which the Company provides and will provide MRI and other services; however, such agreements typically reflect a reduced level of revenue per scan. Although the Company's average net collection from MRI procedures increased to $710 for the nine months ended September 30, 1996, the net collections per MRI procedure decreased in prior periods. The Company's average net collection per MRI procedure decreased from $763 in 1993, to $726 in 1994 to $639 for 1995. The increase for the nine months ended September 30, 1996 reflected an increase in higher paying procedures as well as a reduction in lower-paying procedures, principally in the San Juan Center which was not operational during a portion of the period while the equipment was being upgraded as well as during the period when San Juan was recovering from the effects of Hurricane Hortense. No assurance can be given that the average net collections per MRI Procedure will not decrease in the future. The Company's net collection per multimodality procedure was $95 for 1993, 1994 and 1995 and $82 for the nine months ended September 30, 1996..

         The Company is highly dependent on referrals from physicians who have no contractual or economic obligation to refer patients to the Company's facilities. Since the acquisition of the Centers, the percentage of revenue from the former physician-partners and other physician-equity owners of the Centers has decreased in terms of both total revenue and number of MRI scans. The percentage of revenue derived from referrals from such physicians was 38% for 1994 and 24% for 1995 and the nine months ended September 30, 1996. In 1994, 1995 and the nine months ended September 30, 1996, the Company performed 13,000, 9,000 and 7,000 procedures, respectively, for patients referred by such physicians and 21,000, 26,000 and 22,000 from patients referred by other physicians.

         Commencing in 1995, a portion of the Company's revenue was obtained by physician referrals which were generated by brokers who negotiated a price with the Company for MRI and other scans. To the extent that a third party paid more than the Company charged for such scans, the broker received a portion of such excess. Effective October 1, 1996, this practice became illegal in Florida. Such scans accounted for 11% of the Company's revenue for the nine months ended September 30, 1996 and 9% for 1995. Although the Company intends to market its services directly to physicians and health maintenance organizations, there may be a decline in revenue from physicians whose scans were obtained through brokers as a result of the change in the laws.

Agreements with Radiologists

         The Company engages independent radiologists and other specialists to read and interpret the diagnostic imaging scans performed at the Centers. None of such radiologists or other specialists are employed by the Company. The Company bills on a global basis. Such bills include both the technical services provided by the Company and the professional services rendered by the radiologist. The radiologist is paid in accordance with an agreement between the Company and such radiologist.

         In December 1994, the Company entered into a five-year agreement (the "ERN Agreement") with ERN, a Florida professional association owned by an independent radiologist, pursuant to which ERN was engaged by the Company to provide, on an exclusive basis, all radiology services for five of the Company's Florida Centers through radiologists and other specialists employed by ERN. ERN has also entered into a similar exclusive radiology services agreement with the diagnostic imaging center located in Orlando, Florida in which the Company has a 50% joint venture interest. ERN receives a fee for its radiology services in an amount equal to a percentage, ranging from 15% to 20%, of gross collections received by the Centers, together with an annual consulting fee of $30,000 in the case of the ERN Agreement and $6,000 with respect to the Orlando joint venture center. Upon the consummation of this Offering, ERN has the right to receive a five-year warrant to purchase 100,000 shares of the common stock of Consolidated at an exercise price equal to the market price of such Common Stock on the day preceding the date of exercise. The Company has been informed that ERN currently employs five radiologists and other specialists to perform such radiology services on behalf of ERN. Prior to December 1996, ERN also provided radiology services to another of the Company's Florida Centers on a exclusive basis pursuant to an oral agreement. Since December 1996, an independent radiologist, who had formerly performed such services as an employee of ERN, has been performing services at such Center pursuant to an oral agreement with the Company. Pursuant to such oral agreement, the Company is currently paying such radiologist a fee equal to 15% to 20% of gross collections from the Center.

         In October 1990, the Company entered into a Facilities Use Agreement with an independent radiologist in Puerto Rico pursuant to which such radiologist performs all radiology services at the Center in Puerto Rico during the term of such agreement for which the radiologist receives an annual fee ranging from 10% to 15% of the gross revenues of the Center, subject to increase with respect to gross revenues of the Center in excess of $2,000,000. In September 1994, in connection with the Company's acquisition of this Center, the agreement was amended and Consolidated issued 125,000 shares of its common stock to such radiologist. The agreement provides for the Company's subsidiary which owns the Center to pay the radiologist $500,000 as liquidated damages if it terminates the agreement without cause.

         The Company has also entered into agreements with independent radiologists with respect to the Centers in Virginia and Kansas. The radiologist engaged by the Virginia Center receives an annual fee of $275,000 plus 15% of the Center's gross revenues in excess of $2.4 million. The radiologist engaged by the Kansas Center receives a fee for each study performed ranging from $75 to $150, depending on the number of studies read.

         Certain of the radiologists engaged by the Company, including Dr. Steinberg and other radiologists employed by ERN, have been granted options to purchase the Company's Class A Common Stock.


MRI Net

         The Company, through MRI-Net, a wholly-owned subsidiary of the Company, operates a referral network through which patients are referred to 85 diagnostic imaging centers throughout the state of Florida, including the Company's Florida Centers. The Company markets MRI Net to HMOs, indemnity plans, workers compensation insurers and other third-party payors by making available to them at contract rates a range of imaging services at centers located throughout the state. Pursuant to contracts with the third-party payors, the participating centers provide diagnostic imaging services to persons who are covered by the contracting third-party payors. The Florida Centers are part of such network. During the nine months ended September 30, 1996, the centers participating in the network, including the Florida Centers, serviced a total of approximately 600 patients per month. These patients were referred to the centers through MRI Net from approximately 40 different third-party payors. The Company receives a fee of at least $50 from the center performing the services for each patient which is referred to it by MRI-Net. Revenues from MRI-Net for the nine months ended September 30, 1996 and the year ended December 31, 1995 constituted less than 2% of the Company's total revenues for each of such periods.

Government Regulation - Reimbursement

         The healthcare industry is highly regulated and is undergoing significant change as third-party payors, such as Medicare, Medicaid, Blue Cross/Blue Shield plans and other insurers increase efforts to control the cost, utilization and delivery of healthcare services. Legislation has been proposed or enacted at both the Federal and state levels to regulate healthcare delivery in general and imaging services in particular. In addition, several states, including those in which the Company operates, have imposed limits on the reimbursement by Medicaid and Workers Compensation programs for imaging services. These and similar limits may reduce the income generated by the Company's operations.

         In general, Medicare reimburses radiology imaging services under a physician fee schedule which covers services provided not only in a physician's office, but also in freestanding imaging centers. The Company believes that reductions in reimbursement for Medicare services may be implemented from time to time, which may lead to reductions in reimbursement rates of other third-party payors. Congress and the Department of Health and Human Services ("HHS") have taken various actions over the years to reduce reimbursement rates for radiology services and proposals to reduce rates further are anticipated. The Company is unable to predict which, if any, proposals will be adopted. Any reductions in Medicare reimbursement for radiology services could have a material adverse effect on the Company. In addition, the Company cannot predict the effect healthcare reforms and efforts to control costs may have on its business, and there can be no assurance that such reforms or efforts will not have a material adverse effect on the Company's operations.

         With respect to diagnostic testing, the "purchased services" limitation prohibits physicians from billing Medicare, as part of a global bill, a marked-up amount for diagnostic testing services where the technical component of such services is purchased from outside vendors. In order to avoid this restriction, bill Medicare globally for such services and mark-up the technical component, the physician must own or lease the equipment and employ the technician. This payment limitation has resulted in fewer physicians' billing Medicare for radiology and other diagnostic services and a reduction in facility discounts to physicians.


Government Regulation - General

         The Company's business is subject to extensive Federal and state regulation. Such regulations cover, among other things, certain reporting requirements, limitations on ownership and other financial relationships between a provider and its referral sources, approval by the FDA of the safety and efficacy of pharmaceuticals and medical devices, the confidentiality of medical records, antitrust laws. and environmental regulation regarding the use of various substances, including radioisotopes, and the disposal of medical waste. In addition, the requirements that the Company must satisfy to conduct its businesses vary from state to state and many of the state requirements overlap with the Federal requirements. The Company believes that its operations comply with applicable Federal and state regulations in all material respects. However, changes in the law or new interpretations of existing laws can have a material effect on permissible activities of the Company, the relative costs associated with doing business, and the amount of reimbursement for the Company's products and services paid by government and other third-party payors.

         The Company believes that in the near future, all outpatient medical diagnostic imaging centers will be required to be accredited by certain accreditation entities. In anticipation of these requirements, the Company is currently in the process of having all of the Centers accredited by an accreditation organization, the requirements of which the Company believes will satisfy any anticipated future requirements that may be imposed. There can be no assurance, however, that any such accreditation requirements will be imposed or, if imposed, what the scope of such requirements will be or whether the Company will obtain any necessary accreditation.

         Mammography

         Centers performing mammography services (including screening mammography) must meet Federal, and in some jurisdictions, state standards for quality as well as certification requirements. Under interim regulations issued by the Food and Drug Administration (the "FDA"), all mammography facilities are required to be accredited, to undergo an annual mammography facility physics survey, to be inspected annually and pay an annual inspection fee, to meet qualification standards for physicians, mammography technologists and medical physicists who interpret mammograms, to meet certification requirements for adequacy, training and experience of personnel, to meet quality standards for equipment and practices, and to meet various requirements governing record keeping of patient files. In addition, the FDA has proposed regulations governing standards for mammography X-ray equipment, medical physicists standards and minimum quality standards for mammography facilities including personnel standards and quality control. Sanctions for violating the Mammography Quality Standards Act of 1992 ("MQSA") are varied, ranging from civil monetary penalties, suspension or revocation of certificates and injunctive relief. Moreover, the MQSA requires conformity with these standards to obtain payment for Medicare services. Although the one Center that offers mammography is currently accredited by the Mammography Accreditation Program of the American College of Radiology, and the Company anticipates continuing to meet the requirements for accreditation for such Center as well as any Centers which offer mammography, the withdrawal or delay of such accreditation could result in the revocation of certification, if the FDA so determines.

         Permits and Licensure

         Certain of the Company's facilities require state licensure and are also subject to Federal and other state laws and regulations governing imaging facilities and the staff hired by the Company, such as technicians, to provide services. The Company believes that it is in compliance with applicable licensure requirements. The Company further believes that diagnostic testing will continue to be subject to intense regulation at the Federal and state levels and cannot predict the scope and effect thereof.

         Anti-kickback Laws

         The Company is also subject to Federal and state laws prohibiting direct or indirect payments for patient referrals and regulating reimbursement procedures and practices under Medicare, Medicaid and state programs as well as in relation to private payors.

         The Anti-kickback Statute prohibits the offer, payment, solicitation or receipt of any remuneration in return for the referral or arranging for the referral of items or services paid for in whole or in part under the Medicare and Medicaid programs (the "Anti-kickback Statute"). To date, courts have interpreted the Anti-kickback Statute to apply to a broad range of financial relationships between providers and referral sources, such as physicians and other practitioners. Violations of the statute's provisions may result in civil and criminal penalties, including fines of up to $25,000 and exclusion from participation in Medicare and state health programs such as Medicaid and imprisonment for up to five years.

         Since July 1991, the U.S. Department of Health and Human Services has adopted regulations creating "safe harbors" from Federal criminal and civil penalties under the Anti-kickback Statute by exempting certain types of ownership interests and other financial arrangements that do not appear to pose a threat of Medicare and Medicaid program abuse. Although additional safe harbors have also been proposed, none of the Company's current activities fit within an applicable safe harbor that has either been enacted or proposed. Transactions covered by the Anti-kickback Statute that do not conform to an applicable safe harbor are not necessarily in violation of the Anti-kickback Statute, but the practice may be subject to increased regulatory scrutiny and possible prosecution. Several courts have rendered decisions interpreting the statute. In May 1996, the District Court of Appeal of Florida, Fourth District held that an arrangement in which a company marketed the services of a durable medical equipment business to potential clients and received a percentage of the sales it generated was in violation of the Anti-kickback Statute. While the Company believes that MRI Net's operations are different from those in such case, a court could reach a contrary conclusion. The restrictions of the Anti-kickback Statute may limit the ability of the Company to enter into joint venture or service agreements with physicians, may restrict its dealings with any physician from whom it has purchased an interest in a facility and could, if interpreted broadly, preclude MRI Net from being paid for its services. Although the Company believes that it is in compliance with the Anti-kickback Statute, there is no assurance that it will not be found to have engaged in prohibited activities.

         Significant prohibitions against physician referrals were enacted by Congress in the Omnibus Budget Reconciliation Act of 1993. These prohibitions, commonly known as "Stark II," amended the prior physician self-referral ban known as "Stark I," by dramatically enlarging the field of physician-owned or physician-interested entities to which the referral prohibitions apply. Since January 1, 1995, Stark II has prohibited, subject to certain exemptions, a physician or a member of his immediate family from referring Medicare patients to an entity providing "designated health services" (including, among other things, radiological imaging services, which are the services provided by the Company), in which the physician has an ownership or investment interest, or with which the physician has entered into a compensation arrangement. Certain exceptions are available under Stark II, including the referral of patients to providers owned by certain qualifying publicly-traded companies in which a referring physician owns an investment security. At this time, however, the ownership of investment securities (including common and preferred stock, bonds, debentures, notes and other debt instruments) in the Company does not qualify for the exemption as the Company does not have presently shareholder equity of at least $75 million. Other exceptions exist under the Stark II which may or may not be available to the Company for arrangements in which the Company may be involved. The Company has been advised by its healthcare counsel that there are no regulations, administrative pronouncements or judicial cases interpreting Stark II. While the Company believes that it is in compliance with the Stark legislation, the statute is broad and ambiguous, and interpretive regulations have not been issued. Future regulations could require the Company to modify the form of its relationships with physicians under the Stark II. Submission of a claim that a provider knows or should know is for services for which payment is prohibited under the Stark II could result in refunds of any amounts billed, civil money penalties of not more than $15,000 for each such service billed (and $100,000 for participation in a "circumvention scheme," and possible exclusion from the Medicare and Medicaid programs.

         There are also Federal (and state) civil and criminal statutes imposing substantial penalties, including civil fines and/or imprisonment, on health care providers that fraudulently or wrongfully bill governmental or third-party payors for health care services. The Federal law prohibiting false billings allows a private person to bring a civil action in the name of the U.S. government for violations of its provisions. The potential liability under the Federal False Claims Act can include treble damages plus a fine of $10,000 per claim. Courts are currently divided as to whether an Anti-kickback Statute violation may also be a predicate for false claims liability.

         On August 21, 1996, the Health Insurance Portability and Accountability Act of 1996 (the "1996 Health Act") was signed into law. Title II of the 1996 Health Act contains significant provisions relating to healthcare fraud and abuse. The 1996 Health Act codifies the long-standing implicit exception in anti-kickback liability for managed care discounts, if the provider, via the arrangement, is at "substantial financial risk." In addition, Federal criminal law was revised to create a new class of criminal healthcare offenses, standards for liability were clarified and new initiatives were launched to coordinate efforts at the Federal and state levels to control fraud and abuse. The 1996 Health Act also increased the penalties under the Federal False Claims Act and permits the government to reward sources who provide information that results in a recovery by the government.


Antitrust

         Federal and state antitrust laws and regulations may effect the operation of MRI Net, which is a referral network through which patients are referred to diagnostic imaging centers in Florida. See "Business -- MRI Net." Because the centers to which patients are referred are operated by independent entities, they may be deemed competitors and, therefore, subject to a range of Federal and state antitrust laws and regulations which prohibit anti-competitive conduct, including price fixing, division of the market and product tying. Violations of Federal and state antitrust laws can result in substantial penalties and restrictions on MRI Net's business activities. Although the Company believes that MRI Net's activities do not violate the Federal or state anti-trust laws, no assurance can be given that a court or regulatory agency will not make a contrary determination, which could have a material adverse effect upon the Company.


State Government Regulation

         Many states, including the states in which the Company operates, have adopted statutes and regulations prohibiting payments for patient referrals and other types of financial arrangements with healthcare providers, which, while similar in certain respects to the Federal legislation, vary from state to state. Sanctions for violation of these state restrictions may include loss of licensure and civil and criminal penalties. Certain states have also begun requiring healthcare practitioners to disclose to patients any financial relationship with a provider, including advising patients of the availability of alternative providers.

         In addition, the laws of many states prohibit business corporations such as the Company from practicing medicine, employing physicians to practice medicine or sharing fees with physicians. The Company provides only non-professional services by providing non-medical (i.e., technical and administrative services), does not exercise control over the practice of medicine by physicians and does not employ any physicians for the purpose of providing medical services. All physicians engaged by the Company are independent contractors. The Company may not dictate the manner in which a physician interprets a radiological examination or counsels patients. However, these laws generally have been subjected to limited judicial or regulatory interpretation, and therefore, there is no assurance that some of the Company's activities might be found not to be in compliance. If such a claim were successfully asserted against it, the Company could be subject to civil and criminal penalties, and could be required to restructure its contractual relationships. In addition, certain provisions of its contracts, including non-competition covenants by the contracting professionals, could be ruled unenforceable. Such results or the inability to successfully restructure contractual arrangements could have a material adverse effect on the Company's operations.

         Many states limit the extent to which providers can engage in risk contracting, which involves the assumption of a financial risk with respect to providing services to a patient. In some states, only certain entities, such as insurance companies, HMOs or independent practice associations are permitted to contract for the financial risk of patient care. In such states, risk contracting in certain cases has been deemed to be engaging in the business of insurance. The Company believes that it is not in violation of any restrictions on risk bearing or engaging in the business of insurance under applicable state laws. If the Company is found to be unlawfully engaging in the business of insurance, such a finding could result in civil or criminal penalties or require a restructuring of the Company's operations that could have a material adverse impact on the Company's operations.

         Florida

         In April 1992, the State of Florida adopted the Patient Self-Referral Act of 1992 which prohibits referrals for certain designated health services by a healthcare provider to a facility (including a diagnostic imaging center), in which such provider has an ownership interest. In addition, effective October 1, 1996, the State of Florida enacted legislation which prohibits patient brokering. The law makes it unlawful for any person, including any healthcare provider or healthcare facility (including a diagnostic imaging center) to: (a) offer or pay any commission, bonus, rebate, kickback or bribe, or engage in any split fee arrangement, in any form whatsoever, to induce the referral of patients or patronage from a healthcare provider or healthcare facility or (b) solicit or receive any commission, bonus, rebate, kickback or bribe, or engage in any split fee arrangement, in any form whatsoever, in return for referring patients or patronage to a healthcare provider or healthcare facility. Violations of the law may be punishable by fines and imprisonment. There is an exception in the 1996 anti-brokering statute related to payments to or by a health care network entity that has contracted with a health insurer, a health care purchasing group, or the Medicare or Medicaid program to provide health goods or services under a health benefit plan when such payments are for goods or services under the plan. The Company believes that MRI Net is a health care network entity that falls within the statutory exception. However, there has been no regulatory or judicial interpretation of the statute clearly applying the exception to network structures and activities like those of MRI Net, as a result of which it is not certain that this exception would apply to MRI Net's activities. If MRI Net's activities are found not to be in compliance with the statute, it would be subject to fines, imprisonment, and/or a need to restructure its business. The Company has in the past used the services of "patient brokers," but discontinued such practice when the anti-brokering statute became effective. The Company believes that its current procedures otherwise comply with Florida laws regarding referrals and patient brokering.

         Kansas

         The State of Kansas prohibits the practice of medicine by non-physicians and the rebate or division of fees between physicians and non-physicians. The Company believes that its operations comply with such laws. Currently, the employees of the Kansas Center provide only technical services relating to the MRI scans. Professional medical services, such as the reading of the MRI studies and related diagnosis, are separately provided by licensed physicians pursuant to bona fide independent contractor agreements. There can be no assurance, however, that state authorities will not determine that these relationships constitute the unauthorized practice of medicine by the Company. Such determinations could have a materially adverse effect upon the Company and would prohibit the Kansas Center from continuing its current procedures for conducting business. In addition, Kansas has recently adopted laws similar to the Federal "Anti-Kickback" statutes, which prohibit the giving or receiving of remunerations in exchange for the referral of patients for services for which payment is made by Kansas Medicaid. However, no Medicaid referrals are accepted by the Kansas Center from persons who receive any remuneration of any kind from the Kansas Center, and thus the Company believes it is in compliance with such laws.

         Puerto Rico

         The Health Facilities Act of Puerto Rico and the Health Facilities Regulations promulgated thereunder set forth the provisions which regulate the establishment and operation of health facilities in the Commonwealth of Puerto Rico, including among others, diagnostic and treatment centers. No person may operate or maintain a Health Facility in Puerto Rico without a license granted pursuant to the provisions of the Health Facilities Act and the Health Facilities Regulations. A license granted under the Health Facilities Act and the Health Facilities Regulations is valid for two years unless otherwise revoked or suspended before said term.

         However, the Office of Regulation and Accreditation of the Health Department of Puerto Rico currently applies the provisions of the Health Facilities Act and the Health Facilities Regulations to MRI facilities which operate in conjunction with, or as part of hospitals. Independent MRI facilities, such as the one operated by the Company, are not presently regulated under the Health Facilities Act or Health Facilities Regulations.

         MRI facilities in Puerto Rico are subject to certificate of need and convenience ("CON") laws, which currently may serve to limit the competition for the Company because of the added time and expense of establishing and operating competing facilities. No major new health facilities can be constructed without obtaining a CON granted by the Secretary of Health.

         In addition, any professional clinical personnel providing services at the Company's MRI facility must satisfy local license requirements.

         The laws and regulations in this area may be subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a detrimental effect on the profitability of the Company's operations in Puerto Rico. Further, even if the Company currently possesses all the licenses and permits necessary to operate in Puerto Rico, there can be no assurance that the Company will be able to renew all such licenses and permits.

         As of the date of this Prospectus, the Commonwealth of Puerto Rico has not enacted any laws or regulations prohibiting physicians from referring patients to MRI facilities in which they have an ownership or financial interest.

         Virginia

         Under the Virginia Practitioner Self-Referral Act (the "Virginia Anti-Referral Law"), unless the practitioner directly provides health services within the entity and will be personally involved with the provision of care to the referred patient, a practitioner may not refer a patient for health services to any entity outside the practitioner's office or group practice if the practitioner or any of the practitioner's immediate family members is an investor in such entity. An "investor" is one directly or indirectly possessing a legal or beneficial ownership interest, including an investment interest, which is defined as the ownership or holding of an equity or debt security. Currently, no physician in a position to refer patients to the Virginia Center, nor any of their immediate family members, is an "investor", as defined in the Virginia Anti-Referral Law, in the Company or in the entity which owns the Virginia Center.

         A referring physician, or an immediate family member of a referring physician who purchases Common Stock or Warrants in this Offering or otherwise purchases such Securities in the public market, may be deemed an "investor" as defined in the Virginia Anti-Referral Law, in that he or she would have an indirect ownership interest in the entity which owns the Virginia Center, because such entity is a wholly-owned subsidiary of the Company. Three possible exceptions to the prohibition exist for such investors. The first exception permits a practitioner to refer to an entity which is publicly traded and which meets certain conditions. Even though the practitioner may be deemed an "investor" in the entity which owns the Virginia Center, it is unclear whether the exception applies, because the publicly traded entity is the Company, which is the parent of the owner of the Virginia Center, not the owner of the Virginia Center itself. Assuming that the exception could apply, the Company, in any event, would be unlikely to meet all of the conditions set forth in the exception; consequently, this exception would not be available.

         The second exception permits the Virginia Board of Health Professions (the "Board of Health Professions") to grant an exception if it finds that there is a demonstrated need in the community for the entity, and several other conditions are met. Once again, there is an issue of whether the exception applies because the entity in which the investment is made is the Company, not the owner of the Virginia Center. Assuming the exception could apply, it is possible for the Company to meet the conditions set forth in this exception. It is unclear, however, whether the Board of Health Professions would determine that there is a demonstrated need for the Virginia Center in the community. If such determination were made by the Board of Health Professions, assuming that the other conditions are met, this exception could be available to a physician who purchases, or whose immediate family member purchases, Common Stock or Warrants in this Offering or otherwise purchases such Securities in the public market. Under the regulations adopted pursuant to the Virginia Anti-Referral Law, any such exception granted by the Board of Health Professions would be valid only for five years, but would be renewable. The Company has not yet determined whether to seek qualification under the foregoing exception.

         A third, more limited, exception applies if the practitioner refers a patient who is a member of a health maintenance organization to an entity in which the practitioner is an investor, if the referral is made pursuant to a contract with the health maintenance organization.

         Although the practitioner, and not the entity to which the referral is made, is the focus of the Virginia Anti-Referral Law, the law also provides that once a determination of a violation has been made by the Board of Health Professions, any entity, other than the practitioner, that presents or causes to be presented a bill for services that the entity knows or has reason to know is prohibited shall be subject to a penalty of $20,000 per referral or bill.

         In addition to the anti-referral law described above, Virginia law contains a prohibition, similar to the Federal Anti-kickback Statute, that applies with respect to referrals of Medicaid patients.

         The Company continues to review all aspects of its operations and believes that it complies in all material respects with the applicable provisions of the Anti-kickback Statute, Stark II and applicable state laws, although because of the broad and sometimes vague nature of these laws and regulations, there can be no assurance that an enforcement action will not be brought against the Company or that the Company will not be found to be in violation of one or more of these laws or regulations. The Company intends to monitor developments under Federal and state fraud and abuse laws, including Stark II. At this time, the Company cannot anticipate what impact, if any, subsequent administrative or judicial interpretation of these laws may have on the Company's business, financial condition, cash flow or results of operations. Further, the laws and regulations in this area are subject to material change. Consequently, there can be no assurance that the Company will be in a position to comply with future laws and regulations in this area. Moreover, the cost associated with compliance, including the cost of any additional personnel or contracting with other qualified organizations to provide certain services, may have a material adverse effect on the Company.


Insurance

         The Company or its subsidiaries are defendants in legal actions arising out of the performance of its imaging services. Damages assessed in connection with, and the cost of defending, any such actions could be substantial. The Company has obtained and currently maintains liability insurance which it believes is adequate for its present operations. There can be no assurance that the Company will be able to continue or, if necessary, increase such coverage or to do so at an acceptable cost, or that the Company will have other resources sufficient to satisfy any liability or litigation expense that may result from any uninsured or underinsured claims. The Company also requires all of its radiologists to maintain malpractice and other liability coverage.


Potential Acquisitions

         The Company was organized to acquire and operate the Centers which, prior to the acquisition, had been managed by IMI-Florida. The Company may, in the future, seek to purchase additional medical diagnostic imaging centers, including MRI and multi-modality centers. However, the Company has no agreements or understandings and is not engaged in negotiations with respect to the acquisition of any such additional centers. No assurance can be given that it can or will be able to acquire any additional centers on reasonable terms or that any centers which it may acquire will operate profitably.

         Medical diagnostic imaging centers may be acquired from (i) radiologists who own and operate such centers (ii) physicians who may be required by law to divest themselves of such centers, and (iii) owners, including investment partnerships and limited liability companies formed to operate such centers, that are seeking to leave the imaging business. The Company may also enter into joint ventures with hospitals or other entities which desire access to medical diagnostic imaging technologies but lack the financial or management resources to establish a separate imaging center.

         In evaluating the desirability of acquiring any such centers, the Company will consider a number of factors, including the net income and cash flow of the center, third-party reimbursement patterns, the condition and age of the medical diagnostic imaging equipment, the relationships with managed care organizations and physicians and hospitals in the area, competition, the demography of the region, the reputation of the center, the nature of the revenue base and available financing. No assurance can be given as to the availability or terms of any financing, and, if sufficient financing for such purpose is not available, a portion of the net proceeds of this Offering may be used for such acquisitions. See "Use of Proceeds."


Legal Proceedings

         In May 1996, the Company commenced an arbitration proceeding before the American Arbitration Association in Los Angeles, California against Radman, Inc. ("Radman"), a manufacturer of teleradiology systems and equipment, entitled International Magnetic Imaging, Inc. v. Radman, Inc., alleging fraud and breach of contract and seeking rescission of a purchase agreement between the Company and Radman for a teleradiology system as well as an award of money damages in an amount not less than $485,000, together with interest, attorneys' fees and costs. Radman has asserted certain counterclaims against the Company in such proceeding seeking an award of money damages in the sum of at least $236,000, together with interest, 'exemplary and punitive damages, reasonable attorneys' fees and other costs of the action. This matter is presently pending. The Company believes that it has meritorious defenses to Radman's counterclaims.

         In December 1994, the Company placed a purchase order with Advanced NMR Systems, Inc. ("ANMR"), for Instascan MRI equipment upgrade systems for an aggregate of $1.5 million. Three of the systems have been installed at the Centers and the remaining two have not yet been installed at the Company's facilities. By letter dated February 25, 1996, the Company notified ANMR that it was terminating and rescinding the purchase agreements for such equipment as well as certain other related agreements between the parties and seeking the return of the approximate $723,000 previously paid to ANMR as well as money damages as a result of certain material deficiencies in such equipment. By letter dated March 22, 1996, ANMR's counsel denied such claimed deficiencies, disputed the Company's right to terminate such agreements and claimed that the Company is in breach thereof for, among other things, failing to pay the approximate $752,000 balance of the purchase price for such equipment. ANMR also threatened to commence an action against the Company to assert its rights under such agreements. In October 1996, the Company commenced a state court action against ANMR in Florida.

         In January 1996, Drs. Ashley Kaye and James Sternberg, two of the former stockholder-directors of IMI-Florida, and Dr. Sternberg's wife, threatened to commence an action against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of Consolidated and the Company, for alleged violations of securities and common law in connection with the execution in 1994 of an asset purchase agreement between MD Corp. and a subsidiary of the Company and non-payment of the $3,375,000 Subordinated Notes of two subsidiaries of the Company issued to MD Corp. in connection therewith. Although the Company reflects the principal and interest on such Subordinated Notes as liabilities on its consolidated balance sheet and no notice of default has been given, no assurance can be given that an adverse decision in any action based on such claims will not have a material adverse effect upon the Company.

         Vanguard, on its own behalf or on behalf of other persons who may be affiliated with Vanguard, based on a purported agreement relating to the introduction of Consolidated and the Company to IMI-Florida and assistance in the negotiation of the acquisition of the Centers, has asserted a claim against the Company and/or SISC that it has the right, among other things, to a 10% interest in the Common Stock of the Company, on a fully-diluted basis, prior to this Offering and prior to the issuance of certain warrants to DVI, for no cash consideration. In addition, Vanguard has claimed that it is entitled to a $200,000 fee due at the time of the acquisition of the Centers, consulting fees of $240,000 per year for five years, reimbursement of nonaccountable expenses and a 5% interest in any future medical acquisition by the Company. No assurance can be given that any litigation which may ensue would not seek damages exceeding the claim described above and, if decided unfavorably to the Company, would not have a material adverse affect on the Company. If Vanguard commences an action against the Company and prevails, it would have a material adverse effect upon the Company, and, furthermore, if it prevails with respect to its claim for Common Stock, the issuance of such Common Stock could result in a non-cash charge to earnings for the value of such Common Stock, dilution to the stockholders, including the stockholders who purchased stock in this Offering, and a reduction in the net tangible book value per share. In addition, the Company may not be able to use Consolidated's net loss or tax loss carryforward to reduce its tax liability if a sufficient number of shares of Common Stock were issued to Vanguard.

         The Company or its subsidiaries are defendants in routine litigation arising from the operation of the Centers, which are covered by insurance. See "Business -- Insurance."


Competition

         The health care industry, including the market for medical diagnostic imaging services in general and MRI services in particular is highly fragmented. Such services are performed by both hospitals and imaging centers, such as the Centers, which are not affiliated with any hospital. Competition varies by market and is generally higher in larger metropolitan areas where there are likely to be more facilities and more managed care organizations putting pricing pressure on the market. The Company competes with both hospitals and independent medical diagnostic imaging centers. Furthermore, to the extent that another center offers imaging services in addition to MRI, the Company may be in a competitive disadvantage in marketing to managed care organizations, physicians and patients. To a lesser extent, the Company competes with mobile MRI service providers. Because of the cost of equipping and staffing an MRI or multi-modality center, MRI and other medical diagnostic imaging modalities are rarely offered by a sole practitioner or by a small group practice or by a large group practice that does not have a substantial demand for such services. Competition often focuses on physician referrals at the local market level as well as participation in managed care organizations. Successful competition for referrals is a result of many factors, including participation in health care plans, quality and timeliness of test results, type and quality of equipment, the location of the center, convenience of scheduling and availability of patient appointment times. Many competitors are larger and are better known than the Company in the market in which the Centers are located. The Company believes that hospitals are its most significant competitors and have certain competitive advantages, including their established community position, physician loyalty and convenience for physicians making rounds at the hospitals. The Company believes that its services are competitive with those offered by others in the areas serviced by its Centers. Furthermore, to the extent that the Company seeks to expand through the acquisition of other centers, the Company may compete with other, better capitalized companies seeking to make acquisitions. There can be no assurance that the Company will be able to compete effectively in the future.

         In addition, the establishment or transfer of ownership in some jurisdictions may be subject to CON laws. In some states, such laws may hinder the Company's ability to expand, while in others such laws may affect the ability of potential competitors to enter the market. Except for Puerto Rico, none of the states in which the Centers are located have CON laws which affect independent free-standing diagnostic imaging centers. Any change in CON laws which reduce the restrictions on potential competitors, such as hospitals, may have a materially adverse effect upon the Company's business and operations.

Employees

         As of September 30, 1996, the Company had 189 employees, 128 of whom were involved in Center operations, nine of whom were involved in sales and marketing, 22 of whom were executive and management employees and 30 of whom were involved in billing and other administrative activities. None of the Company's employees are represented by a labor organization, and the Company believes that its employee relations are good.


Property

         The Company's executive and administrative facilities are located in approximately 8,000 square feet of space at 2424 North Federal Highway, Boca Raton, Florida, which are leased from a nonaffiliated landlord for a term expiring in February 2000, at an annual rental of approximately $200,000. The Pine Island, Boca Raton, San Juan and Kansas City Centers are located in facilities owned by the Company. The remaining Centers occupy premises which are leased by the Company from nonaffiliated landlords at an annual aggregate rental of approximately $750,000, inclusive of the rent for the Company's executive and administrative facilities. The leases provide for annual escalations and expire during the period from 1997 to 2000. The Company believes that its present facilities are adequate. To the extent that the Company moves its MRI or other imaging equipment, the Company may incur significant expenses in both moving the equipment and adapting the facility for MRI use.


                                   MANAGEMENT

Directors and Executive Officers

       The directors and executive officers of the Company are as follows:

Name                        Age    Position
----                        ---    --------
Lewis S. Schiller            66    Chairman of the Board, Principal Executive
                                   Officer and Director
Stephen A. Schulman, M.D.    60    President and Chief Executive Officer
George W. Mahoney            35    Chief Financial Officer
James H. Webb, Jr.           36    Chief Operating Officer
Norman J. Hoskin             61    Director
E. Gerald Kay                57    Director

         Mr. Lewis S. Schiller has been chairman of the board, principal executive officer and a director of the Company since its organization in March 1994. Mr. Schiller is chairman of the board and chief executive officer of Consolidated and SISC and is chief executive officer and/or chairman of Consolidated's operating subsidiaries, whose operations include, in addition to the Company, contract engineering services, three dimensional imaging products, telecommunications and various manufacturing operations. SISC, a wholly-owned subsidiary of Consolidated, is the principal stockholder of the Company. Mr. Schiller has held such positions for more than the past five years. Mr. Schiller is also chairman of the board, chief executive officer and a director of Netsmart, a majority-owned publicly held subsidiary of SISC that markets health information systems and other network based software systems, Trans Global, a majority-owned publicly held subsidiary of SISC that is engaged in contract engineering, and Lafayette, a public corporation controlled by SISC that is engaged in various manufacturing businesses. Mr. Schiller devotes only a portion of his time to the business of the Company.

         Stephen A. Schulman, M.D., a board-certified radiologist, has been president and chief executive officer of the Company since October 1, 1994. For 19 years prior thereto, Dr. Schulman was director of radiology at Westside Regional Hospital in Fort Lauderdale, Florida. Prior to his employment with the Company, he was president and chief executive officer of MD Corp., IMI-Florida and its affiliates. From 1985 to 1992, with Drs. James Sternberg and Ashley Kay, Dr. Schulman established the Centers presently owned by the Company. Dr. Schulman is also president of American Diagnostic Imaging Services of River North Corp.

and American Diagnostic Imaging Services of Arlington Heights Corp., two corporations that own and operate two MRI centers in Illinois. Both corporations are wholly-owned by Dr. Schulman's wife.

         Mr. George W. Mahoney has been chief financial officer of the Company since October 1, 1994. He has also been chief financial officer of Consolidated since October 1994. For more than three years prior thereto, Mr. Mahoney was chief financial officer of IMI-Florida and its affiliated entities.

         Mr. James H. Webb, Jr. has been chief operating officer of the Company since October 1, 1994. From July 1992 until September 1994, he was chief operating officer of IMI-Florida and its affiliated entities. From June 1990 until June 1992, he was regional director of Health Images, Inc., which owned and operated MRI centers.

         Mr. Norman J. Hoskin has been a director of the Company since October 1994. He is chairman of Atlantic Capital Group, a financial advisory services company, a position he has held for more than the past five years. He is also chairman of the board and a director of Tapistron International, Inc., a high tech manufacturer of carpeting, and is a director of Consolidated, Trans Global and Lafayette. Mr. Hoskin is also a director of Aqua Care Systems, Inc., a water media filtration and remediation company, and Spintek Gaming, Inc., a manufacturer of gaming equipment.

         Mr. E. Gerald Kay has been a director of the Company since August 1996. He has been chairman of the board and chief executive officer of Chem International, Inc., a pharmaceutical manufacturer, Manhattan Drug Co., Inc., a wholesaler of pharmaceutical products, The Vitamin Factory, Inc., a chain of retail vitamin stores, and Connaught Press, Inc., a publisher, for more than the past five years. From 1988 to 1990, he was also president and a director of The Rexall Group, Inc., a distributor of Rexall brand products. Mr. Kay is also a director of Trans Global and Lafayette. From June 1994 until December 1996, Mr. Kay was a director of Netsmart.

         Mr. Schiller devotes a significant portion of his time to the business of Consolidated and its other subsidiaries. He anticipates that he will devote such amount of his time to the business of the Company as is necessary; however, Mr. Schiller does not expect to devote more than 10% of his time to the business of the Company. Mr. Mahoney devotes approximately 75% of his time to his services as chief financial officer of the Company and the balance to his duties as chief financial officer of Consolidated.

         The Company's Certificate of Incorporation includes certain provisions, permitted under Delaware law, which provide that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the director derived an improper personal benefit, or (iv) for certain conduct prohibited by law. The Company's Certificate of Incorporation also contains broad indemnification provisions. These provisions do not affect the liability of any director under Federal or applicable state securities' laws.

         The Board of Directors does not have any executive, nominating or audit committees.


Remuneration

         Set forth below is information concerning the Company's chief executive officer and the only other officers of the Company who received or accrued compensation in excess of $100,000 during the years ended December 31, 1995, 1994 and 1993. Information with respect to Stephen A. Schulman, M.D. and Mr. George W. Mahoney reflects, for 1994, the combined compensation received by them from the Company and IMI-Florida, and for 1993, the compensation received by them from IMI-Florida.

                                                        Annual Compensation                        Long-Term Compensation (Awards)
Name and Principal Position       Year        Salary           Bonus       Other Annual       Restricted Stock      Options, SARs
---------------------------       ----        ------           -----       Compensation       Awards (Dollars)         (Number)
                                                                           ------------       ----------------         --------
Lewis S. Schiller, Chairman       1995            --(1)          --                --                --                       --
of the Board (since September     1994            --(1)          --                --                --                       --
30, 1994)
Stephen A. Schulman, M.D.         1995      $362,000       $100,000        $   43,917(2)             --                       --
President and Chief Executive     1994       126,500             --           289,466(2)             --                  400,000(3)
Officer                           1993        48,000             --         1,032,692(2)             --                       --

                                     - 46 -

George W. Mahoney,                1995      $132,011(4)    $ 19,236        $    4,323                --                       --
Chief Financial Officer           1994       115,911         40,000                --                --                  250,000(3)
                                  1993        84,033          8,500                --                --                       --

---------------

(1) Mr. Schiller received no compensation from the Company. Effective December 31, 1994, Consolidated changed its fiscal year from the twelve months ended July 31 to the calendar year. During the year ended December 31, 1995, the period from August 1, 1994 to December 31, 1994, and for the fiscal years ended July 31, 1994 and 1993, the total compensation paid or accrued by Consolidated to Mr. Schiller was $250,000, $94,000, $181,451 and $175,000, respectively.

(2) Other compensation for Dr. Schulman reflects (a) certain insurance and other benefits, including a $12,000 auto allowance in 1995, (b) $63,000 and $84,000 from MD Corp. in each of 1994 and 1993, respectively, (c) Dr. Schulman's share of the corporate general partners' share of income from the partnerships which owned and operated the Centers prior to the Company's acquisition of the Centers, amounting to $18,000 and $24,000 in 1994 and 1993, respectively, and (d) dividends and distributions paid to Dr. Schulman from such partnerships of $208,466 and $924,692 in 1994 and 1993, respectively.

(3) In October 1994, the Company granted to Dr. Schulman and Mr. Mahoney seven-year incentive stock options pursuant to the Company's 1994 Long-Term Incentive Plan, to purchase 400,000 shares and 250,000 shares of Class A Common Stock, respectively, at an exercise price of $.50 per share, being the fair market value on the date of grant. Such options were immediately exercisable as to 200,000 shares and became exercisable as to the balance on January 1, 1995.

(4) Does not include, with respect to Mr. Mahoney, salary and bonus of $45,451 and $6,412 for services rendered by Mr. Mahoney to Consolidated in 1995 and 1994, respectively, which amounts were paid by the Company and applied to reduce the Company's indebtedness to SISC. Other annual compensation represents life insurance benefits.

         The annual salary payable by Consolidated to Mr. Schiller pursuant to his employment agreement with Consolidated was $250,000, subject to a cost of living increase, prior to September 1, 1996. Effective September 1, 1996, Mr. Schiller's annual salary from Consolidated was increased to $500,000. In addition, Mr. Schiller receives incentive compensation from Consolidated based on the results of Consolidated's operations and has a right to purchase 10% of Consolidated's or SISC's equity interest in each of their operating subsidiaries and investments for 110% of Consolidated's or SISC's cost. Mr. Schiller has exercised his right to purchase 10% of SISC's equity interest in the Company for nominal consideration; however, in exercising such right, Mr. Schiller agreed to accept shares of Class A Common Stock in order that SISC would retain sufficient ownership of the Company's voting stock following completion of this Offering. Mr. Schiller also exercised his right to purchase 500 shares of Series B Preferred Stock. See "Certain Transactions." Mr. Schiller has also exercised his right with respect to other securities owned by SISC, including securities of other subsidiaries of SISC.

         Stephen A. Schulman, M.D. has an employment agreement with the Company dated October 1, 1994, pursuant to which the Company pays him an annual salary of $350,000 for the term of the agreement which expires on September 30, 1999. The agreement also provides for payment to Dr. Schulman of an annual bonus of not less than $100,000 nor more than $700,000, equal to 10% of the amount by which the lesser of 10% of pre-tax cash flow or 10% of pre-tax net income exceeds a base amount. For the contract years beginning October 1, 1995, 1996, 1997 and 1998, such base amounts are $337,500, $500,000, $600,000 and $700,000, respectively. Dr. Schulman's employment agreement also provides Dr. Schulman with a $12,000 annual automobile allowance and provides him with certain life insurance and other benefits. Pursuant to an amendment to Dr. Schulman's employment agreement, the Company, in February 1996, made two loans to Dr. Schulman in the aggregate principal amount of $300,000. Such loans bear interest at 5 1/4% per annum and mature on December 31, 1998. Pursuant to a proposed second amendment to Dr. Schulman's employment agreement contemplated by the Schulman Memorandum, the term of the employment agreement will be extended for a period of three years, the $300,000 loan and all accrued interest on the loan will be applied to reduce the outstanding balance of the Subordinated Notes held by Dr. Schulman and his wife, and Dr. Schulman's base salary for each of the three years commencing October 1, 1996 will be increased by $45,000. The proposed second amendment, which is contemplated by the Schulman Memorandum, also provides (a) an extension of the term of Dr. Schulman's employment for three years, (b) a $45,000 increase in his base salary for each of the extended years, (c) that Dr. Schulman may perform consulting services for two MRI Centers which are located in Chicago, Illinois and are owned by his wife and (d) that Dr. Schulman may terminate the agreement at any time, without cause, on six months notice. See "Certain Transactions."

         Mr. George W. Mahoney, chief financial officer of the Company and Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996. Mr. Mahoney's annual salary increases to $189,000 for the current contract year, which ends on September 30, 1997 and increases annually thereafter until the seventh year for which his annual salary is $252,000. The agreement also provides for two bonuses to Mr. Mahoney. One bonus is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. In addition, the Company paid Mr. Mahoney bonuses of $100,000 and $40,000 in 1996 for services relating to certain of the Company's loans from DVI pursuant to amendments to his employment agreement. Mr. Mahoney also receives a $6,000 allowance for an automobile which may be used for personal as well as business purposes and life insurance of $1,000,000 on which he may designate the beneficiary. Mr. Mahoney devotes approximately 75% of his time to the business of the Company. Although Mr. Mahoney and Consolidated are the parties to his employment agreement, Mr. Mahoney's compensation is paid by the Company and the Company allocates 25% of his compensation (exclusive of the bonuses relating to the Company) to Consolidated, which is applied to reduce the Company's indebtedness to SISC.

         Pursuant to certain of the Company's loan agreements with DVI, the failure of Mr. Mahoney to serve as the Company's chief financial officer could result in a default under such loan agreements and other loan agreements with a cross-default provision between the Company and DVI or between Company and any other lenders. As of the date of this Prospectus the Company does not have any agreements with other lenders with such cross-default provisions.

Long-Term Incentive Plan

         In October 1994, the Company adopted, by action of the Board of Directors and stockholders, the 1994 Long-Term Incentive Plan (the "Plan"). The Plan does not have an expiration date. Set forth below is a summary of the Plan, which summary is qualified in its entirety by reference to the full text of the Plan, a copy of which is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

         The Plan is authorized to grant options or other equity-based incentives for 1,200,000 shares of the Class A Common Stock or, at such time as the Class A Common Stock is converted into Common Stock, shares of Common Stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan.

         Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

         The Plan is to be administered by a committee of no less than three disinterested directors to be appointed by the board (the "Committee"). No member or alternate member of the Committee shall be eligible to receive options or stock under the Plan (except as to the automatic grant of options to directors) or under any plan of the Company or any of its affiliates. The Committee has broad discretion in determining the persons to whom stock options or other awards are to be granted, the terms and conditions of the award, including the type of award, the exercise price and term and the restrictions and forfeiture conditions. If no Committee is appointed, the functions of the committee shall be performed by the Board of Directors. At present no Committee has been appointed.

         The Committee will have the authority to grant the following types of awards under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock; stock purchase rights and/or other stock-based awards. The Plan is designed to provide the Committee with broad discretion to grant incentive stock-based rights. The Company granted seven-year incentive stock options to purchase an aggregate of 765,500 shares of Class A Common Stock at $.50 per share in October 1994, and incentive stock options to purchase 84,500 shares of Class A Common Stock at $1.00 per share in September 1995 (71,500 shares) and June 1996 (13,000 shares). The exercise prices of the options were the fair market value on the respective dates of grant. All of the options are presently fully exercisable and have a term of seven years from the date of grant. The options granted in October 1994 include options to purchase 400,000 shares, 250,000 shares and 33,000 shares of Class A Common Stock granted to Stephen A. Schulman, M.D., president and chief executive officer of the Company, Mr. George W. Mahoney, chief financial officer of the Company, and James H. Webb, Jr., chief operating officer of the Company, respectively.

         During the year ended December 31, 1995, no options were granted to any of the officers named in the compensation table under "Management -- Remuneration."

         The following table sets forth information concerning the exercise of options during the year ended December 31, 1995 and the year-end value of options held by the officers named in the compensation table under "Management -- Remuneration."

 Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Value

                                                                                     Number of
                                                                                     Securities             Value of
                                                                                     Underlying             Unexercised In-
                                                                                     Unexercised            the-Money
                                                                                     Options at Fiscal      Options at Fiscal
                                                                                     Year End               Year End1

                                         Shares Acquired          Value              Exercisable/           Exercisable/
         Name                            Upon Exercise           Realized            Unexercisable          Unexercisable
         ----                            -------------           ---------           -------------          -------------
Lewis S. Schiller                          --                    --                   --(1)                  --(1)
Stephen A. Schulman, M.D.                  --                    --                  400,000(2)/             $200,000(3)/
                                                                                      --                     --
George W. Mahoney                          --                    --                  250,000(2)/             $125,000(3)/
                                                                                     --                      --

---------------

(1) Mr. Schiller held no options at December 31, 1995, although, at such date, he held warrants to purchase 100,000 shares of Class A Common Stock at $2.00 per share.

(2) Represents incentive options to purchase shares of Class A Common Stock of the Company.

(3) The value of the options at fiscal year end (December 31, 1995) is based on the fair market value per share of Class A Common Stock of $1.00 per share.



                               AGREEMENTS WITH DVI

         From the date of acquisition of the Centers to the date hereof, DVI has been the Company's principal lender, with the exception of certain equipment and real estate loans.

         On September 30, 1994, certain of the Company's subsidiaries which acquired the Centers entered into a series of loan and security agreements with DVI, pursuant to which DVI lent the subsidiaries an aggregate of approximately $7.1 million to enable the subsidiaries to acquire the Centers, IMI-Florida, MD Corp. and MRI Net. The term of each loan is 60 months, the interest rate is 10.5% per annum, and each loan is self-amortizing during the term. The loans are prepayable, in whole only and not in part, without premium or penalty, provided that the loans to all of the subsidiaries are similarly prepaid. As collateral security for such loans, DVI was granted a first lien and security interest in all of the then existing assets, tangible and intangible, of the borrowers and all future property of the borrowers with certain exceptions, as to which DVI obtained or will obtain a junior lien. All of the outstanding shares of capital stock of the borrowers have been pledged to DVI as additional collateral security for the loans. The loan agreements include cross-default and cross-collateralization provisions, with the effect that the default of one borrower will constitute a default by all borrowers, and the collateral of each borrower is effectively pledged as collateral security for the entire loan. The loan agreements include various covenants, including covenants which restrict the borrowers' ability to change their business, incur future indebtedness, encumber DVI's collateral, distribute money or property other than in the ordinary course of business, guarantee the obligations of others or enter into business combinations, recapitalize or issue securities, without the consent of DVI. The loan agreements relating to subsequent loans by DVI have similar covenants. In connection with these loans, Consolidated issued to DVI a five-year warrant to purchase 1,000,000 shares of Consolidated's common stock at $.75 per share. The Company, as parent corporation of the borrowers, guaranteed the payment of the indebtedness to DVI and the performance by the borrowers of all other obligations under the loan agreements.

         On several occasions since September 30, 1994, some or all of the Company's subsidiaries have obtained additional financing from DVI principally for the payment of Subordinated Debt, the purchase of equipment and the refinancing of short-term equipment debt. The aggregate outstanding principal amount of such loans was $19.0 million at September 30, 1996. The interest rates on these additional loans (other than the September 1996 loans described below) range between 10.5% and 11.875% per annum and these loans become due at various times during the period from September 30, 1999 to September 30, 2002. All of such additional loans are collateralized by a first lien and security interest in all present and future tangible and intangible assets of the borrowers, subject to certain exceptions similar to those noted above and contain cross default and cross collateralization provisions and negative covenants similar to those noted above. The Company is the guarantor of all of such loans.

         In September 1996, certain of the Company's subsidiaries borrowed an aggregate of $4.0 million from DVI. The loans, which mature in September 2001, are payable in monthly installments over the term of the loans. The Company pays interest currently at 11.5% per annum, additional interest of 10.5% per annum has been deferred and is payable on the maturity date of the loans, resulting in an effective annual interest rate of 22.0%. In connection with these loans, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share, and the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. These warrants are exercisable for the three month period commencing on the earliest to occur of
(a) the prepayment in full of such loans, (b) an event of default under the loan and security agreements with respect to such loans, or (c) November 1, 2001. In addition, the Company agreed that in the event the principal of and interest on such loans has not been paid in full prior to the November 1, 2001 maturity date, the Company will issue to DVI a warrant to purchase 1,000,000 shares of the Common Stock at 80% of the market price per share of such Common Stock on the date of exercise, exercisable from November 1, 2001 until February 1, 2002.

         Pursuant to the Company's loan agreements with DVI, the failure of Mr. George W. Mahoney to serve as chief financial officer of the Company prior to the payment in full of the DVI loans constitutes an event of default or could result in an event of default thereunder.

         A portion of the net proceeds of this offering will be utilized to prepay $2.1 million of principal of the September 1996 loans, together with all accrued interest thereon to the date of prepayment. See "Use of Proceeds."


                              CERTAIN TRANSACTIONS

Issuance of Securities at Organization

         In connection with its organization in September 1994, the Company issued an aggregate of 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock, 5,000 shares of Series B Preferred Stock, Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share and warrants to purchase 1,250,000 shares of Class A Common Stock at $2.00 per share.

         Pursuant to the employment agreement between Consolidated and Mr. Lewis
S. Schiller, chairman of the board of both the Company and Consolidated, Mr. Schiller has the right to purchase 10% of SISC's equity position in its subsidiaries, including the Company, for 110% of SISC's cost. Mr. Schiller has exercised his right and purchased from SISC an aggregate of 850,000 shares of Class A Common Stock, 500 shares of Series B Preferred Stock and warrants to purchase 150,000 shares of Class A Common Stock of the Company at an exercise price of $2.00 per share, which were issued to Mr. Schiller and his designees. His designees included DLB, Inc. ("DLB"), which received 250,000 shares and 50,000 warrants in payment of certain of Mr. Schiller's obligations to his wife, who is the sole stockholder of DLB, and his three adult children, each of whom received 50,000 shares. In exercising his right under his employment agreement, Mr. Schiller agreed to accept Class A Common Stock in lieu of Common Stock, and he did not exercise his right to purchase any shares of Series A Preferred Stock.

         SISC also transferred 50,000 shares of Class A Common Stock and warrants to purchase 100,000 shares of Class A Common Stock at an exercise price of $2.00 per share to one individual who is an officer and director of Consolidated, warrants to purchase an aggregate of 5,000 shares of Class A Common Stock to two key employees of Consolidated and an aggregate of 100,000 shares of Class A Common Stock and warrants to purchase an aggregate of 250,000 shares of Class A Common Stock to two non-affiliated persons. In connection with the September 1996 loans from DVI, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share. In September 1996, the Company also issued to SISC a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share.

         In October 1994, the Company issued seven-year warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share SISC (55,000 shares) to 15 individuals (445,000 shares), including Mr. George W. Mahoney, chief financial officer of the Company, to whom it issued a warrant to purchase 100,000 shares, and Messrs. Norman J. Hoskin and E. Gerald Kay, directors of the Company, to each of whom the Company issued a warrant to purchase 50,000 shares.

Acquisition of the Centers

         On September 30, 1994, the Company, through wholly-owned subsidiaries, acquired eight MRI Centers and one multi-modality diagnostic imaging Center, IMI-Florida, which managed the operations of the Centers, the assets of MD Corp., which provided the services of radiologists to the Centers, and MRI Net. In January 1995, the Company acquired an additional MRI Center, which was affiliated with such Centers.

         The purchase price of the ten Centers, together with certain related companies, was $30.6 million, of which $7.0 million was paid in cash, $20.7 million was paid by the issuance of Subordinated Notes, and $2.9 million was paid by the issuance of shares of Consolidated's common stock, exclusive of acquisition costs of $1.3 million. At the time of the acquisition, Stephen A. Schulman, M.D. was president, chief executive officer and a principal stockholder of IMI-Florida and MD Corp. In connection with such acquisition, Dr. Schulman, his wife, the other two former stockholder-directors of IMI-Florida, MD Corp. and the Schulman Affiliated Entities received $3.9 million in cash, $8.7 million principal amount of Subordinated Notes and 3,343,000 shares of Consolidated's common stock, of which approximately 1.0 million shares were issued to each of Dr. Schulman and the other two former stockholder-directors of IMI-Florida. The Schulman Affiliated Entities include the general partners of the seven partnerships which owned and operated certain of the Centers, the three corporations which owned and operated other Centers and MRI Net. Dr. Schulman owns a one-third interest in MD Corp. and the Schulman Affiliated Entities. In addition, he was a limited partner of certain of such partnerships. Pursuant to the agreement relating to the acquisition of the stock of IMI-Florida, as a result of a decline in the price of the Consolidated common stock during the two years following the consummation of the acquisition of the Centers, an additional 83,334 shares of Consolidated common stock, one-third of which are to be issued to each of Dr. Schulman and the other two former stockholder-directors of IMI-Florida. Such number of shares reflects a reduction in the number of shares otherwise issuable as a result of the failure of the Centers to generate a specified level of revenue. In addition, pursuant to the agreements relating to the purchase of the assets of two Centers, as a result of such decline in the stock price of Consolidated, an aggregate of 70,000 shares of Consolidated common stock are to be issued to the entities which sold the assets of such Centers to the Company. Dr. Schulman and the two other former stockholder-directors of IMI-Florida will receive an aggregate of 21,403 of such shares.

         During 1995 and the first three quarters of 1996, the Company paid in full Subordinated Notes which it issued to certain partnerships in connection with the acquisition of the Centers. By virtue of his direct ownership of certain of the Subordinated Notes, his indirect ownership of certain of the Subordinated Notes issued to the Schulman Affiliated Entities and his ownership of limited partnership interests in certain of partnerships, Dr. Schulman received an aggregate of $588,000 from the proceeds of such Subordinated Note payments. Additionally, Dr. Schulman may receive additional payments in the future from the proceeds of any payments that may be made by the Company on other outstanding Subordinated Notes.

         At the closing of the acquisition of the Centers, Subordinated Notes in an aggregate principal amount of $750,000, which were payable to Dr. Schulman and the other two former stockholder-directors of IMI-Florida, were assigned by such persons to an institutional lender in payment of certain obligations to, and in consideration of the grant of releases and other concessions by, such lender to Dr. Schulman and such other former stockholder-directors. For the period October 1, 1994 through September 30, 1996, the Company paid principal and interest of approximately $312,000 to such lender pursuant to such Subordinated Notes. As of September 30, 1996, approximately $490,000 was due under such Subordinated Notes. The Company intends to continue to make the required payments of principal and interest on such notes through their respective maturity dates. These Subordinated Notes, which mature through September 30, 1999, represent a portion of the $20.7 million principal amount of Subordinated Notes issued in connection with the acquisition of the Centers.

         Upon the consummation of the acquisition of the first nine Centers in September 1994, Dr. Schulman entered into an employment agreement with the Company. The initial base salary under the agreement of $250,000, was subsequently increased to $350,000 with a minimum annual bonus of $100,000. See "Management -- Remuneration" for information relating to additional terms of Dr. Schulman's employment agreement and certain amendments thereto.

         Dr. Schulman and the other two former IMI-Florida stockholder-directors are guarantors of certain promissory notes, mortgages, capital and operating leases and other indebtedness which was owed by IMI-Florida or the entities operating the Centers prior to the Company's acquisition of the Centers. While the Company's subsidiaries which assumed such loans and obligations when they acquired the Centers have been paying such loans and obligations, Dr. Schulman and such individuals remain personally liable with respect to such loans and obligations and (other than with respect to the Center acquired by the Company in January 1995) have not been indemnified by the Company with respect thereto. One of the Centers acquired in 1994 by a subsidiary of the Company is a Center in Orlando, Florida, which was controlled by the stockholder-directors of IMI-Florida. In an effort to improve the results of the Center, the Company formed a joint venture with the owner-operator of another Center in Orlando, Florida in August 1995. The joint venture utilizes the facilities and diagnostic imaging equipment of the Company's joint venture partner, as a result of which the facilities and equipment owned by the Company's subsidiary is utilized only as a backup. Notwithstanding such arrangements, the Company has continued to pay obligations to the equipment vendor, lender and landlord for the subsidiary's equipment and facilities, all of which are personally guaranteed by Dr. Schulman and the two other former stockholder-directors of IMI-Florida. The total amount paid by the Company through September 30, 1996 on such obligations was $1.1 million, and, if all payments are made on such obligations, the total payments by the Company, including those paid through September 30, 1996, will be approximately $1.4 million. Payments of such amounts are made from distributions the Company receives each month from its joint venture interest as well as from other revenue of the Company. As a result, the subsidiary which operated the Orlando Center sustained a net loss of approximately $620,000 for the nine months ended September 30, 1996 and incurred negative cash flow from such Center of approximately $580,000 during such period.


         During 1995 and the first three quarters of 1996, the Company retired mortgages and other obligations for which Dr. Schulman was personally liable in the aggregate principal amount of approximately $1.4 million. The Company may, in the future, retire other indebtedness or obligations of which Dr. Schulman is a personal guarantor.


Proposed Note Exchange with Dr. Schulman

         In connection with the purchase of the Centers, certain subsidiaries of the Company issued Subordinated Notes in the aggregate principal amounts of $1.0 to each of Drs. Stephen A. Schulman, Ashley Kaye and James Sternberg, who are the three former stockholder-directors of IMI Florida, and their respective wives. In addition, the Company issued Subordinated Notes in the aggregate principal amount of $4.4 million to the Schulman Affiliated Entities.

         In October 1996, the Company and Dr. Schulman entered into the Schulman Memorandum, a non-binding memorandum of understanding pursuant to which, subject to the execution of definitive agreements, Dr. Schulman agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, including his interest in the Subordinated Notes issued to the Schulman Affiliated Entities, from an aggregate of $2.1 million as of September 30, 1996 to an aggregate of approximately $1.8 million (after giving effect to the proposed cancellation by the Company of Dr. Schulman's $300,000 note representing the principal amount of two loans made by the Company to Dr. Schulman in March 1996 pursuant to an amendment to his employment agreement) and exchange such Subordinated Notes for shares of a proposed new series of preferred stock having an annual non-cumulative dividend of $75,000, payable in quarterly installments of $18,750, commencing with the three months ending May 31, 1997, a liquidation preference of $100 and a redemption price of approximately $1.8 million. The Company will be required to apply 15% of the net proceeds from any sale of equity securities by the Company (other than from this Offering), subsequent to 60 days after the closing of this Offering, to the redemption of such series of Preferred Stock. Dr. Schulman will also receive a five-year warrant to purchase 25,000 shares of the Class A Common Stock at $5.00 per share.

         Pursuant to the Schulman Memorandum, the Company and Dr. Schulman are to enter into a further amendment to his employment agreement providing for, among other things, (a) the extension of the term thereof for an additional three years expiring on December 31, 2002, (b) an increase of Dr. Schulman's annual salary by $45,000 for each year during such three year period, (c) the grant to Dr. Schulman of the right to terminate his employment agreement, without cause, upon six months' notice to the Company, (d) a non-competition covenant by Dr. Schulman, and (e) the grant to Dr. Schulman of the right to devote a portion of his time to the operations of two MRI centers located in Illinois which are owned by his wife and to perform consulting services for any third-party purchaser of such centers.

         The Schulman Memorandum also provides that (a) in the event that the Company enters into an agreement with either of Drs. Kaye or Sternberg pursuant to which they or either of them receives more favorable terms with respect to the Subordinated Notes held by them than are provided to Dr. Schulman, Dr. Schulman will receive such more favorable terms and (b) the Company will, subject to the consent of the Underwriter, use its best efforts to register under the Securities Act shares of Class A Common Stock prior to the expiration of two years plus 120 days from the date the Company receives the proceeds from this Offering, unless, prior to the expiration of such period, the Class A Common Stock shall have been converted into Common Stock. The Schulman Memorandum also provides that in the event that either SISC or Mr. Lewis S. Schiller exchange their shares of Class A Common Stock for shares of Common Stock, Dr. Schulman may exchange any of the shares of Class A Common Stock for an equal number of shares of Common Stock and to exchange any warrants to purchase Class A Common Stock for warrants to purchase an equal number of shares of Common Stock. The right to exchange only applies to securities issued to Dr. Schulman pursuant to the agreement contemplated by the Schulman Memorandum. See "Description of Securities -- Capital Stock."

         All of the foregoing transactions are subject to and conditioned upon the execution and delivery of definitive agreements relating to such transactions and the consummation of this Offering. There can, however, be no assurance that the Company and

Dr. Schulman will conclude any such agreements or that the final terms of such agreements will not be different from those disclosed in this Prospectus.

         The proposed transaction which are the subject of the Schulman Memorandum do not affect the Subordinated Notes payable to Drs. Kaye and Sternberg or their interest in the Subordinated Notes payable with respect to the Schulman Affiliated Entities. See "Business -- Legal Proceedings" in connection with claims made by Drs. Kaye and Sternberg and Dr. Sternberg's wife against two subsidiaries of the Company, Consolidated and Mr. Lewis S. Schiller, chairman of the board of the Company and Consolidated. The Company is engaged in negotiations with Drs. Kaye and Sternberg with respect to the exchange of their Subordinated Notes and those of Dr. Sternberg's wife in the aggregate amount of approximately $4.2 million for equity securities. However, no assurance can be given that such negotiations will result in an agreement or that any agreement with Drs. Kaye and Sternberg will not be substantially more favorable to them than the proposed note exchange with Dr. Schulman. In the event that the terms of the agreement with Drs. Kaye and Sternberg are more favorable to them than the terms of the Schulman Memorandum, Dr. Schulman will be entitled to exchange his debt on the same terms as Drs. Kaye and Sternberg.


Other Related Party Transactions

         In connection with the acquisition of the Centers, SISC, the principal stockholder of the Company, lent approximately $1.3 million to the Company, which was used to pay acquisition costs, and delivered to certain of the Schulman Affiliated Entities and the stockholders of IMI-Florida shares of Consolidated common stock, valued at $2.9 million, representing a portion of the purchase price of the Centers and IMI-Florida. Such loan and the value of such Consolidated common stock is treated as a non-interest bearing loan from the Company to SISC with no stated maturity date. The largest principal amounts outstanding during the nine months ended September 30, 1996, the year ended December 31, 1995 and the period from inception (September 30, 1994) to December 31, 1994 were $2.7 million, $3.2 million and $4.2 million, respectively. As of September 30, 1996, the Company owed SISC approximately $1.6 million.

         Certain of the Company's employees, including Mr. George W. Mahoney, chief financial officer of both the Company and Consolidated, perform certain accounting and related services for SISC and Consolidated, and the allocable portion of the compensation paid by the Company to such employees relating to their services for SISC and Consolidated is treated as a reduction of the Company's indebtedness to SISC. In addition, the Company pays the rent for Consolidated's Florida office, and such payment is also applied as a reduction of such indebtedness. The Company has agreed not to use any of the proceeds of this Offering to pay any of such indebtedness to SISC; however, if the over-allotment option is exercised, up to $250,000 of the proceeds from the over-allotment option will be used to pay a portion of the Company's indebtedness to SISC.

         In 1996, the Company paid to Mr. Mahoney bonuses of $140,000 in connection with services relating to the Company's financing with DVI. See "Management - Remuneration." Pursuant to certain of the loan agreements between the Company and DVI, the failure of Mr. Mahoney to serve as the chief financial officer of the company could result in a default under the DVI loan agreements.

         The Company files its Federal income tax returns as part of a consolidated group of corporations of which Consolidated is the common parent. As a result of the Company's inclusion in such consolidated group, the Company will not incur any Federal income tax liability for 1996. The total Federal income tax savings for the nine months ended September 30, 1996 was $692,000. Consolidated has canceled the Company's obligation to it arising from the use of a portion of Consolidated's Federal net operating loss for 1996, which resulted in an increase in additional paid-in capital. See Note 23 of Notes to International Magnetic Imaging, Inc. Combined Financial Statements.

         The Company has a management services agreement with Trinity, a wholly-owned subsidiary of Consolidated, pursuant to which the Company is to pay Trinity $50,000 per month for the five-year period commencing with the first month in which such payment may be made pursuant to the Company's agreements with its lenders. The Company's loan agreements with DVI do not permit such payments, and, accordingly, no payments to Trinity have been made or accrued under such agreement. The agreement is renewable by Trinity. Mr. Lewis S Schiller, chairman of the board of the Company, is the chief executive officer of Consolidated, SISC and Trinity.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth, as of December 31, 1996 and as adjusted to give effect to the sale of the 1,000,000 shares of Common Stock and 1,500,000 Warrants offered by this Prospectus, based on information provided by the persons named below, the number and percentage of shares of outstanding Common Stock and Common Stock and Class A Common Stock rated as a single class, beneficially owned by each person known by the Company to own beneficially at least 5% of the Company's outstanding Common Stock and Common Stock and Class A Stock as a single class, each director and all directors and officers as a group:

                                                                                                        Percentage of Common
                                                                         Percentage of                 Stock and Class A Stock
                                                                          Common Stock                    as a single class(3)
                                       Amount and Nature of
Name and Address(1)                    Beneficial Ownership(2)
                                                                   Outstanding       As Adjusted       Outstanding       As adjusted
Lewis S. Schiller(4)            10,200,000 shares of                    100.0%             91.1%             95.5%             88.2%
160 Broadway                    Common Stock and
New York, NY 10038              1,350,000 shares of Class
                                A Common Stock
SIS Capital Corp.(5)            10,200,000 shares of                    100.0%             91.1%             91.7%             84.6%
160 Broadway                    Common Stock and
New York, NY 10038              800,000 shares of Class A
                                Common Stock
Norman J. Hoskin(6)             50,000 shares of Class A                  --                --                   *                 *
                                Common Stock
E. Gerald Kay(7)                50,000 shares of Class A                  --                --                   *                 *
                                Common Stock
All directors and officers      10,200,000 shares of                    100.0%             91.1%             95.7%             88.9%
as a group (four                Common Stock and
individuals)(4), (6), (7), (8), 2,200,000 shares of Class
                                A Common Stock

*        Less than 1%.

(1) Unless otherwise indicated, the address of each beneficial owner is c/o International Magnetic Imaging, Inc., 2424 North Federal Highway, Boca Raton, FL 33431.

(2) Unless otherwise indicated, the Company believes that each person named in the table has the sole voting and sole investment power and has direct beneficial ownership of the shares. Since the Series B Preferred Stock is not convertible into Common Stock prior to three years from the date of this Prospectus unless the Class A Common Stock is converted into Common Stock, the shares of Common Stock issuable upon conversion of the Series B Preferred Stock are not included in computing the percentage ownership of any such person. The 5,000 shares of Series B Preferred Stock are owned by SISC (4,500 shares) and Mr. Lewis S. Schiller (500 shares).

(3) The Common Stock and Class A Common Stock are identical except that the shares of Class A Common Stock have no voting rights. The Class A Common Stock is automatically converted into Common Stock under certain conditions as described under "Description of Securities -- Capital Stock."

(4) Includes 9,200,000 shares of Common Stock owned by SISC, 1,000,000 shares of Common Stock issuable upon exercise of Series B Warrants owned by SISC, 450,000 shares of Class A Common Stock owned by Mr. Schiller, 100,000 shares of Class A Common Stock issuable upon exercise of warrants held by Mr. Schiller, and 800,000 shares of Class A Common Stock issuable upon exercise of warrants held by SISC. Does not include 3,500,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC (3,150,000 shares of Common Stock) and Mr.

         Schiller (350,000 shares of Common Stock) or 250,000 shares of Class A Common Stock owned by DLB or 50,000 shares of Class A Common Stock issuable upon exercise of warrants held by DLB. DLB is owned by Mr. Schiller's wife, and Mr. Schiller disclaims beneficial interest in DLB or in any securities owned by DLB..

(5) Includes 9,200,000 shares of Common Stock, 1,000,000 shares of Common Stock issuable upon exercise of Series B Warrants, and 800,000 shares of Class A Common Stock issuable upon exercise of warrants owned by SISC. Does not include 3,150,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC.

(6) Represents 50,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Mr. Hoskin.

(7) Represents 50,000 shares of Class A Common Stock issuable upon exercise of warrants owned by Mr. Kay.

(8) Includes 400,000 shares of Class A Common Stock issuable upon exercise of options held by Stephen A. Schulman, M.D., president and chief executive officer of the Company, and 350,000 shares of Class A Common Stock issuable upon the exercise of warrants (100,000 shares) and options (250,000 shares) held by Mr. George W. Mahoney, chief financial officer of the Company.


                             SELLING SECURITY HOLDER

         The Selling Security Holder, SISC, may sell, from time to time, 1,000,000 Series B Warrants and the 1,000,000 shares of Common Stock issuable upon exercise of the Series B Warrants pursuant to this Prospectus. The Series B Warrants are exercisable on the date of this Prospectus. The Selling Security Holder has agreed that, during the two years following the date of this Prospectus, it will not exercise the Series B Warrants or sell the Series B Warrants or the underlying shares of Common Stock without the consent of the Underwriter, which may be granted at any time. In no event may the Series B Warrants or the underlying shares of Common Stock be sold prior to the exercise in full or the expiration of the Underwriter's over-allotment option. There is not expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of transfer. As a result, any purchaser of Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised. The Series B Warrants have an exercise price of $2.00 per share. The holders of the Series B Warrants have one demand registration right commencing one year after the date of this Prospectus. The Series B Warrants expire three years from the date of this Prospectus and may not be redeemed by the Company.

         In addition to the Series B Warrants to purchase 1,000,000 shares of Common Stock, SISC also owns warrants to purchase 250,000 shares of Class A Common Stock at $5.00 per share and 550,000 shares of Class A Common Stock at $2.00 per share. See "Certain Transactions."

         Set forth below is information as to the stock ownership of the Selling Security Holder as of October 15, 1996:

                        Amount and Nature   Shares
Name and                of Beneficial       Being      Percent of  Ownership(1)
Address                 Ownership           Offered   Outstanding    As Adjusted

SIS Capital Corp.       10,200,000(2)       1,000,000    91.1%         82.1%(3)
160 Broadway
New York, NY 10038

---------------
(1) The percentages are based on the outstanding Common Stock at December 31, 1996 after giving effect to the sale of the 1,000,000 shares of Common Stock offered hereby. The percentage of ownership of the Common Stock and Class A Common Stock, treated as a single class, would be 84.6% outstanding and 76.9% as adjusted.

(2)      Includes 1,000,000 shares of Common Stock issuable upon exercise of the

         Series B Warrants owned by SISC and does not include 3,150,000 shares of Common Stock issuable upon conversion of the Series B Preferred Stock owned by SISC. Mr. Lewis S. Schiller, chairman of the board of the Company is the chief executive officer of Consolidated, the parent of SISC, and has the right to vote and direct the disposition of the shares owned by SISC. See "Management" and "Certain Transactions."

(3) If the Underwriter's over-allotment option is exercised in full, SISC's percentage ownership, as adjusted for the sale of the Series B Warrants, of the Common Stock and of the Common Stock and the Class A Common Stock as a single class would be 81.1% and 74.9%, respectively.

         The Selling Security Holder has advised the Company that any transfer of the Series B Warrants will be either pursuant to a sale in transactions at negotiated prices or by gift and that, if SISC exercises Series B Warrants, the sale of the underlying shares of Common Stock may be effected from time to time in transactions (which may include block transactions by or for the account of the Selling Security Holder) on The Nasdaq SmallCap Market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise, and securities may be transferred by gift.

         The Selling Security Holder may effect such transactions by selling such securities directly to purchasers, through broker-dealers (including the Underwriter) acting as agents for the Selling Security Holder or to broker-dealers (including the Underwriter) who may purchase Series B Warrants or underlying shares of Common Stock as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers (including the Underwriter), if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Selling Security Holder's securities may not simultaneously engage in market-making activities with respect to any securities of the Company during the applicable "cooling-off" period (at least two and possibly nine business days) prior to the commencement of such distribution. Accordingly, in the event the Underwriter is engaged in a distribution of the Selling Security Holder's securities, it will not be able to make a market in the Securities during the applicable restrictive period. However, the Underwriter has not agreed, and is not obligated, to act as a broker-dealer in the sale of the Selling Security Holder's securities and the Selling Security Holder may be required, and in the event the Underwriter is a market-maker, will likely be required, to sell such securities through another broker-dealer. In addition, the Selling Security Holder will be subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-6 and 10b-7, which provisions may limit the timing of the purchases and sales of shares of the Company's securities by the Selling Security Holder.

         The Selling Security Holder and broker-dealers, if any, acting in connection with such sales might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act and any commission received by them and any profit on the resale of the securities might be deemed to be underwriting discount and commissions under the Securities Act.


                            DESCRIPTION OF SECURITIES

Capital Stock

         The Company is authorized to issue 6,000,000 shares of Preferred Stock, par value $.01 per share, 50,000,000 shares of Common Stock, par value $.01 per share, and 6,000,000 shares of Class A Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class A Common Stock have no voting rights except as provided by law.

         Each share of Class A Common Stock will automatically become and be converted into one share of Common Stock upon the first to occur of (a) the date, as reasonably determined by the Board of Directors, that the Company ceases to be eligible under the Internal Revenue Code of 1986, as amended, to be a member of the consolidated group of corporations of which Consolidated is the common parent, or (b) the date as of which the Board of Directors effects such a conversion.

         The Common Stock and the Class A Common Stock are treated as a single class and have identical rights except that the holders of the Class A Common Stock have no voting rights except as required by law. Holders of Common Stock and Class A Common Stock are entitled to share in such dividends as the Board of Directors, in its discretion, may declare from funds legally available. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock and Class A Common

Stock entitles its holder to participate ratably in the assets remaining after payment of liabilities. There are presently 9,200,000 shares of Common Stock outstanding, and upon completion of this Offering, assuming the Underwriters' over-allotment option is not exercised, there will be 10,200,000 shares of Common Stock outstanding. There are presently 1,000,000 shares of Class A Common Stock outstanding.

         Stockholders have no preemptive or other rights to subscribe for or purchase additional shares of any class of stock or of any other securities of the Company, and there are no conversion, redemption or sinking fund provisions with regard to the Common Stock or Class A Common Stock. All outstanding shares of Common Stock are, and those issuable pursuant to this Prospectus or upon exercise of the Warrants will be, when issued as provided in this Prospectus or as provided in the Warrant and the Warrant Agreement, validly issued, fully paid, and nonassessable. Stockholders do not have cumulative voting rights in the election of directors, with the result that the holders of more than 50% of the Common Stock voting in the election of directors may elect all of the directors.

         The Company's Board of Directors is authorized to issue, from time to time and without further stockholder action, up to 6,000,000 shares of preferred stock in one or more distinct series. The Board of Directors is authorized to fix the following rights and preferences, among others, for each series: (i) the rate of dividends and whether such dividends shall be cumulative; (ii) the price at and the terms and conditions on which shares may be redeemed; (iii) the amount payable upon shares in the event of a voluntary or involuntary liquidation or dissolution; (iv) whether or not a sinking fund shall be provided for the redemption or purchase of shares; (v) the terms and conditions on which shares may be converted; and (vi) whether, and in what proportion to any other series or class, a series shall have voting rights other than as required by law, and, if voting rights are granted, the number of voting rights per share. Except as set forth in this Prospectus, the Company has no plans, agreements or understandings with respect to the designation of any series or the issuance of any shares of Preferred Stock.

         There are presently two series of Preferred Stock that are authorized, the Series A Preferred Stock and the Series B Preferred Stock. The Board of Directors may create other series of Preferred Stock which are either junior or senior to or on a parity with the Series A Preferred Stock as to dividends and/or on any voluntary or mandatory liquidation or dissolution without the approval of the holders of such series of Preferred Stock. The Series A Preferred Stock and Series B Preferred Stock are on a parity with each other as to dividends or upon liquidation, dissolution or winding up.

         See "Certain Transactions -- Proposed Note Exchange with Dr. Schulman" in connection with the proposed issuance of shares of a new series of Preferred Stock to be issued to Stephen A. Schulman, M.D., president and chief executive officer of the Company pursuant to the Schulman Memorandum, and the negotiations with the other two former stockholder-directors of IMI-Florida respect to the issuance of shares of such new series of Preferred Stock in exchange for their Subordinated Notes. .


Series A Preferred Stock

         The Series A Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series A Preferred Stock are entitled to non-cumulative dividends of $10 per share, or an aggregate of $50,000. The Company has no obligations to declare dividends for any year, but, in any year, no dividends may be declared with respect to the Common Stock and Class A Common Stock unless the dividends for such year for the Series A Preferred Stock have been declared and paid or provided for. Dividends, if declared, are payable on February 1st of each year to holders of record on the previous January 15th.

         The holders of the Series A Preferred Stock have no voting rights except as required by law. The Series A Preferred Stock is not convertible into Common Stock or any other class or series of capital stock. The Series A Preferred Stock may be redeemed for $20 per share, on not less than ten more than 60 days' notice at any time after the Class A Common Stock is converted into Common Stock. At such time as the Series A Preferred Stock may be redeemed, the Company may redeem the Series A Preferred Stock in whole at any time or in part from time to time.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to receive from the assets of the Company an aggregate amount equal to 80% of the company's stockholders' equity as of the last day of the calendar quarter prior to the date as of which the determination is being made, provided, that from and after the date of this Prospectus, the aggregate amount shall be 80% of the Company's stockholder's equity as of the last day of the quarter immediately preceding the date of this Prospectus, on a per share basis plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock, Class A

Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series A Preferred Stock.

Series B Preferred Stock

         The Series B Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series B Preferred Stock have no preferential dividend rights. If dividends are declared with respect to the Common Stock, the holders of the Series B Preferred Stock shall be entitled to dividends on an as-converted basis, such dividends to be determined as if the shares of Series B Preferred Stock and shares of Common Stock (including Class A Common Stock) were a single class. Based on a conversion rate of 700 shares of Common Stock for each share of Series B Preferred Stock, each share of Series B Preferred Stock would receive a dividend equal to 700 times the dividend payable to the holders of the Common Stock.

         Each share of Series B Preferred Stock, unless previously redeemed, is convertible, commencing three years from the date of this Prospectus or on such earlier date, if any, as the Class A Common Stock is converted into Common Stock, into 700 shares of Common Stock, or an aggregate of 3,500,000 shares of Common Stock; provided, however, that if, after completion of this Offering and prior to the date on which the Series B Preferred Stock would otherwise become convertible, the Company issues any shares of Common Stock or Class A Common Stock, including the issuance of any shares of Common Stock upon exercise of the Warrants or the Underwriter's Option, the Series B Preferred Stock shall become immediately convertible to the extent that the number of shares of Common Stock issuable upon such conversion shall be equal to four times the number of shares of Common Stock and Class A Common Stock so issued; provided, that if such conversion would result in the conversion of a fractional share of Series B Preferred Stock, the number of shares of Series B Preferred Stock which may be immediately converted shall be rounded up to the next higher integral number of shares. In addition, if the Series B Preferred Stock is called for redemption, the conversion rights will expire at the close of business on the business day prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events.

         The Company has the right to redeem the shares of Series B Preferred Stock at a redemption price of $20 per share, or an aggregate of $100,000, at any time after the expiration of three years from the date of this Prospectus or earlier if the Class A Common Stock is converted into Common Stock. At such time as the Series B Preferred Stock may be redeemed, it may be redeemed in whole at any time or in part from time to time. Once the Series B Preferred Stock becomes redeemable, the Company may redeem the Series B Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders.

         In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series B Preferred Stock, holders of shares of Series B Preferred Stock will be entitled to receive from the assets of the Company $20 per share before payment is made to any class or series of capital stock which ranks junior to the Series B Preferred Stock on liquidation, dissolution or winding up. After payment of such preference, no further payment shall be due to the holders of the Series B Preferred Stock.


Series A Redeemable Common Stock Purchase Warrants

         The holder of each Warrant is entitled, upon payment of the exercise price of $6.00 per share, to purchase one share of Common Stock. Unless previously redeemed, the Warrants are exercisable during the two-year period commencing one year from the date of this Prospectus. A holder of the Warrants (an "Exercising Holder") will only be able to exercise the Warrants if (a) a current prospectus under the Securities Act relating to the shares of Common Stock issuable upon exercise of the Warrants is then in effect, and (b) such securities are qualified for sale or exempt from qualification under the applicable securities laws of the state in which the Exercising Holder resides.

         Commencing 18 months from the date of this Prospectus, or earlier with the consent of the Underwriter, the Warrants are subject to redemption by the Company, on not more than 60 nor less than 30 days' written notice, at a price of $.10 per Warrant, if the closing price per share of the Common Stock is at least $15, subject to adjustment, for at least ten consecutive trading days ending not earlier than three days prior to the date on which the Warrants are called for redemption. Holders of Warrants will automatically forfeit their rights to purchase the shares of Common Stock issuable upon exercise of such Warrants unless the Warrants are exercised before the close of business on the business day immediately prior to the date set for redemption. All of the outstanding Warrants must be redeemed if any are redeemed. A notice of redemption shall be mailed to each of the registered holders of the Warrants by first class mail, postage prepaid, within five business days (or such longer period to which the Underwriter may consent) after the Warrants are called for redemption, but no earlier than the sixtieth nor later than the thirtieth day before the date fixed for redemption. The notice of redemption shall specify the redemption price, the date fixed for redemption, the place where the Warrant certificates shall be delivered and the redemption price paid, and that the right to exercise the Warrants shall terminate at 5:00 p.m., New York City time, on the business day immediately preceding the date fixed for redemption. The Warrants can only be redeemed if, on the date the Warrants are called for redemption, there is a current and effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Warrants.

         The Warrants may be exercised upon surrender of the certificate(s) therefor on or prior to 5:00 p.m., New York City time, on the expiration date of the Warrants or, if the Warrants are called for redemption, the day prior to the redemption date (as explained above) at the offices of the Company's warrant agent (the "Warrant Agent") with the form of "Election to Purchase" on the reverse side of the certificate(s) filled out and executed as indicated, accompanied by payment of the full exercise price for the number of Warrants being exercised.

         The Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price, and the number of shares in certain specified events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other similar events.

         The Company is not required to issue fractional shares of Common Stock, and in lieu thereof will make a cash payment based upon the current market value of such fractional shares. A holder of Warrants will not possess any rights as a stockholder of the Company unless and until the holder exercises the Warrants.

         Although the Warrants have a fixed exercise price and a formula for adjustments in certain events and have a fixed expiration date, it is possible that in the future the Company may wish to reduce the exercise price or extend the exercise period of the Warrants. The Company has no plans to reduce such price or extend the exercise period of the Warrants. Any such change would be effected pursuant to a post-effective amendment to the registration statement of which this Prospectus is a part or a new registration statement, and no Warrants with amended terms may be exercised unless and until such post-effective amendment or new registration statement has been declared effective by the Commission.

         The Warrants are issued pursuant to a Warrant Agreement among the Company, the Underwriter and American Stock Transfer & Trust Company, as warrant agent.


Series B Common Stock Purchase Warrants

         As of the date of this Prospectus, there were Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share outstanding. See "Certain Transactions" and "Selling Security Holder" for information with respect to the issuance and possible sale of such Series B Warrants.

         The Series B Warrants are exercisable during the three-year period commencing on the date of this Prospectus. The holders of the Series B Warrants have demand and piggy-back registration rights with respect to the Series B Warrants and the shares of Common Stock issuable upon exercise of the Series B Warrants. The demand registration rights may not be exercised prior to one year from the date of this Prospectus. Pursuant to the piggyback registration rights, the Series B Warrants and underlying shares of Common Stock are included in the registration statement of which this Prospectus is a part. The Company has no right to redeem the Series B Warrants. In the event that the Series B Warrants are transferred pursuant to an effective registration statement, the Series B Warrants automatically terminate 90 days after the date of transfer, provided that the registration statement remains current and effective during such period. In such event, the transferee must either exercise the Series B Warrants or permit them to expire unexercised.

         The Series B Warrants contain provisions that protect the holders thereof against dilution by adjustment of the exercise price in certain events, such as stock dividends, stock splits, mergers, sale of substantially all of the Company's assets, and for other extraordinary events.

         The holders of the Series B Warrants have been given the opportunity to profit from a rise in the market for the shares of the Company's Common Stock at a nominal cost per share, with a resulting dilution in the interests of stockholders. The holders of the Series B Warrants can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Series B Warrants. Such facts may adversely affect the terms on which the Company could obtain additional financing.

Other Warrants

         Warrants to Purchase Class A Common Stock. As of the date of this Prospectus, there are outstanding warrants to purchase an aggregate of 2,250,000 shares of Class A Common Stock, of which warrants to 500,000 shares have an exercise price of $5.00 per share and may be exercised until September 2001, and warrants to purchase 1,750,000 shares have an exercise price of $2.00 per share and may be exercised until October 2001. The Company has granted piggyback registration rights with respect to certain of these warrants. In addition, pursuant to the Schulman Memorandum, the Company is to issue to Stephen A. Schulman, M.D. a five-year warrant to purchase 25,000 shares of Class A Common Stock at $5.00 per share. Additional warrants may be issued to the other two former stockholder-directors of IMI-Florida if they agree to exchange their Subordinated Notes for shares of a new series of Preferred Stock.

         Warrants to Purchase Common Stock. Pursuant to the Company's agreement with DVI, in the event that the Company does not prepay its September 1996 term loans to DVI prior to the September 2001 maturity date, the Company has agreed to issue to DVI a warrant to purchase 1,000,000 shares of Common Stock at an exercise price equal to 80% of the market price of the Common Stock on the date of exercise. The Company has granted DVI certain piggyback registration rights with respect to the shares of Common Stock issuable upon exercise of these warrants. The warrant, if issued, will be exercisable from November 1, 2001 until February 1, 2002. See "Agreements with DVI."


Dividend Policy

         The Company presently intends to retain future earnings, if any, in order to provide funds for use in the operation and expansion of its business and accordingly does not anticipate paying cash dividends on its Common Stock in the foreseeable future. Pursuant to the Company's loan agreements with DVI, the Company may not pay dividends without the approval of DVI. See "Description of Securities -- Series A Preferred Stock" and "Description of Securities -- Series B Preferred Stock" for information concerning non-cumulative dividends payable with respect to the Series A Preferred Stock and the Series B Preferred Stock and "Certain Transactions -- Proposed Note Exchange with Dr. Schulman" in connection with non-cumulative dividends payable with respect to a new series of Preferred Stock to be issued to Dr. Schulman as contemplated by the Schulman Memorandum.


Shares Eligible for Future Sale

         All of the presently issued and outstanding shares of Common Stock, Class A Common Stock and Preferred Stock are "restricted securities" as that term is defined under Rule 144 promulgated under the Securities Act. If a public market develops for the Company's Common Stock, the Company is unable to predict the effect that sales made under Rule 144 or other sales may have on the then prevailing market price of the Common Stock. The 9,200,000 presently outstanding shares of Common Stock, all of which are owned by SISC, will become eligible for sale pursuant to Rule 144 commencing 90 days after the effective date of the registration statement of which this Prospectus forms a part. Substantially all of the Company's security holders have agreed that has agreed that it will not sell its shares of Common Stock for three years from the date of this Prospectus without the prior approval of the Underwriter, except that the restriction is two years with respect to the Series B Warrants and the underlying shares of Common Stock. See "Selling Security Holder" in connection with the possible sale of Series B Warrants to purchase 1,000,000 shares of Common Stock and/or the 1,000,000 shares of Common Stock issuable upon exercise of such warrants.

         Commencing on the date the shares may be sold pursuant to Rule 144, in any three month period, a holder may sell up to the greater of 1% of the outstanding Common Stock, which is 102,000 shares based on 10,200,000 shares of Common Stock outstanding upon completion of the sale of the 1,000,000 shares of Common Stock offered hereby or the average weekly trading volume.

         It is not anticipated that there will be a public market for the Class A Common Stock. However, in the event that the Class A Common Stock is converted into Common Stock, the holding period with respect to the shares of Common Stock issued upon such conversion will include the holding period for the Class A Common Stock. Similarly, the shares of Common Stock issued upon conversion of the Series B Preferred Stock will be deemed to have been acquired at the time the shares of Series B Preferred Stock were acquired by the holder thereof.

Section 203 of the Delaware General Corporation Law

         The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. That section provides, with certain exceptions, that a Delaware corporation may not engage in any of a broad range of business combinations with a person or affiliate or associate of such person who is an "interested stockholder" for a period of three years from the date that such person became an interested stockholder unless: (i) the transaction resulting in a person's becoming an interested stockholder, or the business combination, is approved by the board of directors of the corporation before the person becomes an interested stockholder, (ii) the interested stockholder acquires 85% or more of the outstanding voting stock of the corporation in the same transaction that makes it an interested stockholder (excluding certain employee stock ownership plans); or (iii) on or after the date the person becomes an interested stockholder, the business combination is approved by the corporation's board of directors and by the holders of at least 66 2/3% of the corporation's outstanding voting stock at an annual or special meeting, excluding shares owned by the interested stockholder. An "interested stockholder" is defined as any person that is (i) the owner of 15% or more of the outstanding voting stock of the corporation or (ii) an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder.

         These provisions could have the effect of delaying, deferring or preventing a change of control of the Company. The Company's stockholders, by adopting an amendment to the certificate of incorporation or by-laws of the Company, may elect not to be governed by Section 203, effective twelve months after adoption. Neither the certificate of incorporation nor the by-laws of the Company currently excludes the Company from the restrictions imposed by Section 203.


Transfer Agent and Warrant Agent

         The transfer agent for the Common Stock and Warrant Agent for the Warrants is American Stock Transfer & Trust Company, 40 Wall Street, New York, New York 10005.


                                  UNDERWRITING

         Monroe Parker Securities, Inc. (the "Underwriter") has agreed, on the terms and subject to the conditions of the Underwriting Agreement, to purchase from the Company, and the Company has agreed to sell to the Underwriter, 1,000,000 shares of Common Stock and 1,500,000 Warrants. The Underwriter is committed to purchase and pay for all of the Securities offered hereby on a "firm commitment" basis if any are purchased.

         The Underwriter has advised the Company that it proposes to offer the Securities to the public at the respective public offering prices set forth on the cover page of this Prospectus. The Underwriter may allow to certain dealers, who are members of the National Association of Securities Dealers, Inc. ("NASD"), concessions not exceeding $. per share of Common Stock and $ per Warrant, of which not more than $. per share of Common Stock and $ per Warrant, may be reallowed to other dealers who are members of the NASD. After the initial public offering, the offering price, the concession and the reallowance may be changed.

         The Company has granted an option to the Underwriter, exercisable during the 45 day period from the date of this Prospectus, to purchase up to a maximum of 150,000 additional shares of Common Stock and 225,000 additional Warrants at the public offering price set forth on the Cover Page of this Prospectus, less the underwriting discounts, for the sole purpose of covering over-allotments of the Securities.

         The Company has agreed to pay to the Underwriter a non-accountable expense allowance of 3% of the aggregate public offering price of all Securities sold (including any Securities sold pursuant to the Underwriter's over-allotment option).

         The Company has also agreed to enter into a two-year consulting agreement pursuant to which the Company will pay the Underwriter a fee of $100,000 which is to be paid in full at the closing of this Offering. During the term of the consulting agreement, the Underwriter will be reimbursed for its Company-approved out of pocket expenses. The Underwriting Agreement also provides that the Company will pay the Underwriter a fee in the event the Company consummates an acquisition, merger or similar transaction with a party introduced to it by the Underwriter. As of the date of this Prospectus, the Underwriter has not introduced the Company to any such party.

         The holders of all of the outstanding Common Stock and Class A Common Stock have agreed not to sell publicly any of their securities without the written consent of the Underwriter for a period of three years from the date of this Prospectus. See "Selling Security Holder" for information relating to the restrictions on sales by the Selling Security Holder. The Company has agreed that, during the two years following the date of this Prospectus, it will not, without the consent of the Underwriter, issue any securities (other than upon exercise or conversion of outstanding securities, the Warrants, the Underwriter's Options or pursuant to the Plan).

         The Underwriting Agreement provides for reciprocal indemnification between the Company and the Underwriter against certain liabilities in connection with the Registration Statement, including liabilities under the Securities Act.

         In connection with this Offering, the Company has agreed to sell to the Underwriters, for a purchase price of $25, Underwriter's Options to purchase from the Company up to 100,000 shares of Common Stock at an exercise price of $8.25 per share and up to 150,000 Warrants at an exercise price of $.25 per Warrant. The Warrants issuable upon exercise of the Underwriter's Options are identical to the Warrants offered hereby. The Underwriter's Options are exercisable for a four-year period commencing one year from the date this Prospectus, except that Underwriter's Option to purchase Warrants terminate upon the expiration or earlier redemption of the Warrants. During the one-year period commencing on the date of this Prospectus, the Underwriter's Options may not be sold, transferred, assigned or hypothecated, except to the officers of the Underwriter or to selling group members or officers or partners or members thereof, all of which shall be bound by such restrictions. The Underwriter's Options will contain anti-dilution provisions providing for adjustment under certain circumstances similar to those applicable to the Warrants. The holders of the Underwriter's Options have no voting, dividend or other rights as stockholders of the Company with respect to securities underlying the Underwriter's Options. The holders of the Underwriter's Options have been given the opportunity to profit from a rise in the market for the Company's Securities at a nominal cost, with a resulting dilution in the interests of stockholders. The holders of the Underwriter's Options can be expected to exercise them at a time when the Company would, in all likelihood, be able to obtain equity capital, if then needed, by a new equity offering on terms more favorable than those provided by the Underwriter's Options. Such facts may adversely affect the terms on which the Company could obtain additional financing. Any profit received by the Underwriter on the sale of the Underwriter's Options or the securities issuable upon exercise of the Underwriter's Options may be deemed additional underwriting compensation.

         The Company has agreed during the term of the Underwriter's Options and for two years thereafter to give advance notice to the holders of the Underwriter's Options or underlying securities of its intention to file a registration statement, and, in such case, the holders of the Underwriter's Options and underlying securities shall have the right to require the Company to include the underlying securities in such registration statement at the Company's expense. At the demand of the holders of a majority of the Underwriter's Options and underlying Common Stock, including Common Stock issued or issuable upon exercise of the Warrants issuable upon exercise of the Underwriter's Options, during the term of the Underwriter's Options, the Company will also be required to file one such registration statement at the Company's expense. In addition, the Company has agreed to cooperate with the holders of the Underwriter's Options in filing a second registration at the expense of the holders of the Underwriter's Options or underlying securities.

         The Company has also agreed to pay the Underwriter a Warrant solicitation fee equal to 5% of the exercise price of the Warrants, a portion of which may be reallowed to a member of the NASD who solicited or assisted in the solicitation of the exercise of the Warrants. The Warrant exercise fee shall not be payable with respect to any Warrant exercised prior to the first anniversary of the date of this Prospectus and may be paid only if (i) the market price of the Common Stock on the date the Warrant is exercised is greater than the exercise price of the Warrant, (ii) the exercise of the Warrant was solicited by a member of the NASD and such solicitation was acknowledged by the holder, (iii) the Warrant is not held in a discretionary account, (iv) disclosure of the compensation arrangements are made, in addition to the disclosure provided in this Prospectus, in documents provided to holders of Warrants at the time of exercise, and (v) the solicitation of the Warrant was not made in violation of Rule 10b-6 of the Commission under the Securities Exchange Act of 1934.

         Rule 10b-6 of the Commission pursuant to the Exchange Act may prohibit the Underwriter from engaging in any market making activities with regard to the Company's securities for the period from nine business days (or such other applicable period as Rule 10b-6 may provide) prior to any solicitation by the Underwriter of the exercise of Warrants until the later of the termination of such solicitation activity or the termination (by waiver or otherwise) of any right that the Underwriter may have to receive a fee for the exercise of Warrants following such solicitation. As a result, the Underwriter may be unable to provide a market for the Company's securities during certain periods while the Warrants are exercisable.

         Prior to this Offering, there has been no public market for the Securities of the Company. The public offering price of the Common Stock and Warrants and the exercise price and other terms of the Warrants have been arbitrarily determined by negotiation between the Company and the Underwriter and are not related to the Company's assets, book value, financial condition or any other recognized criteria of value. In determining such price and terms, the Company and the Underwriter considered a number of factors, including estimates of the Company's business potential, the amount of dilution to public investors, the Company's prospects, and the general condition of the securities markets.

         The Underwriter has informed the Company that sales to any account over which the Underwriter exercises discretionary authority will not exceed 1% of this Offering.

         The Underwriter has been actively engaged in the securities brokerage and investment banking business since 1994. However, the Underwriter has engaged in only limited underwriting activities, and this Offering is only the fifth public offering in which the Underwriter has acted as the sole or managing underwriter. There can be no assurance that the Underwriter's limited experience as an underwriter of public offerings will not adversely affect the offering of the Securities, the subsequent development of a trading market, if any, or the market for and liquidity of the Company's securities. Accordingly, purchasers of the Securities offered hereby may suffer a lack of liquidity in their investment or a material diminution of the value of their investment.



                                  LEGAL MATTERS

         Esanu Katsky Korins & Siger, 605 Third Avenue, New York, New York 10158, special counsel for the Company, have given their opinion as to the authorization and valid issuance of the shares of Common Stock and Warrants offered by this Prospectus. Bernstein & Wasserman, LLP, 950 Third Avenue, New York, NY 10022, is acting as counsel for the Underwriter in connection with this Offering.

         The following firms have acted only as special healthcare counsel to the Company in connection with this Prospectus, and the information relating to government regulations contained under the caption "Business -- Government Regulation and Reimbursement" and "Risk Factors" has been included in reliance upon their advice: Proskauer Rose Goetz & Mendelsohn LLP, as to Federal and Florida law, Piper & Marbury L.L.P., as to Virginia law, Niewald Waldeck & Brown, as to Kansas law, and Nevares, Sanchez-Alvarez & Gonzalez-Nieto, as to Puerto Rico law.


                                     EXPERTS

         The financial statements of the Company included in this Prospectus have been audited by Moore Stephens, P.C. independent certified public accountants, as stated in their report appearing herein are included herein in reliance on their report given on the authority of that firm as experts in accounting and auditing. The financial statements of IMI-Florida for September 30, 1994 and for the nine months then ended and for December 31, 1993 and for the year then ended included in this Prospectus have been audited by Moore Stephens, P.C., independent certified public accountants, as stated in their report appearing herein and are included in reliance on their report given on the authority of that firm as experts in accounting and auditing.


                             ADDITIONAL INFORMATION

         A Registration Statement on Form S-1 relating to the securities offered hereby has been filed by the Company with the Securities and Exchange Commission. This Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and to the Securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                      [This page intentionally left blank]

INDEX TO COMBINED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                          Page

International Magnetic Imaging, Inc. And Subsidiaries and Related Partnerships:

   Report of Independent Auditors.....................................     F-3

   Combined Balance Sheets............................................     F-4

   Combined Statements of Operations..................................     F-6

   Combined Statements of Equity......................................     F-7

   Combined Statements of Cash Flows..................................     F-8

   Notes to Combined Financial Statements.............................     F-10

International Magnetic Imaging, Inc. [Predecessor]

   Report of Independent Auditors.....................................     F-32

   Combined Statements of Operations..................................     F-33

   Combined Statements of Changes in Equity...........................     F-34

   Combined Statements of Cash Flows..................................     F-35

   Notes to Combined Statements of Operations, Changes in Equity,
   and Cash Flows.....................................................     F-36


                                . . . . . . . . .

                      [This page intentionally left blank]

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors of International Magnetic Imaging, Inc.


                  We have audited the accompanying combined balance sheets of International Magnetic Imaging, Inc. and its subsidiaries and related partnerships as of December 31, 1995 and 1994, and the related combined statements of operations, equity, and cash flows for the year ended December 31, 1995 and from date of inception [September 30, 1994] to December 31, 1994. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of International Magnetic Imaging, Inc. and its subsidiaries and related partnerships as of December 31, 1995 and 1994, and the combined results of their operations and their cash flows for the year ended December 31, 1995 and for the period from September 30, 1994 to December 31, 1994, in conformity with generally accepted accounting principles.


                                               MORTENSON AND ASSOCIATES, P. C.
                                               Certified Public Accountants.

Cranford, New Jersey
February 16, 1996

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       September 30,              December 31,
                                                                       -------------              ------------
                                                                          1 9 9 6           1 9 9 5          1 9 9 4
                                                                          -------           -------          -------
                                                                        [Unaudited]
Assets:
Current Assets:
   Cash                                                              $     1,746,251  $     1,411,490     $     1,471,050
   Accounts Receivable - Net                                              12,284,485       10,506,041           7,928,854
   Prepaid Expenses and Other                                                179,025          237,944             235,072
                                                                     ---------------  ---------------     ---------------
   Total Current Assets                                                   14,209,761       12,155,475           9,634,976
                                                                     ---------------  ---------------     ---------------
Property and Equipment:
   Property and Equipment - Net                                            9,381,395        7,249,676           9,060,302
   Equipment Under Capitalized Leases - Net                                3,266,820        2,252,329           2,581,618
                                                                     ---------------  ---------------     ---------------
   Property and Equipment - Net                                           12,648,215        9,502,005          11,641,920
                                                                     ---------------  ---------------     ---------------
Other Assets:
   Goodwill - Net                                                          9,865,974       10,277,160          10,928,755
   Restrictive Covenants - Net                                             1,100,861        1,926,512           3,027,380
   Customer Lists - Net                                                    4,901,539        5,184,319           5,561,917
   Loan Origination Costs - Net                                              575,114           98,992              46,875
   Deposits and Other                                                        588,973          727,946              69,663
   Deferred Offering Costs                                                    73,543               --                  --
   Deferred Tax Asset                                                        801,595               --                  --
   Note Receivable - Officer                                                 300,000               --                  --
                                                                     ---------------  ---------------     ---------------
   Total Other Assets                                                     18,207,599       18,214,929          19,634,590
                                                                     ---------------  ---------------     ---------------
   Total Assets                                                      $    45,065,575  $    39,872,409     $    40,911,486
                                                                     ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                       September 30,              December 31,
                                                                       -------------              ------------
                                                                          1 9 9 6           1 9 9 5          1 9 9 4
                                                                          -------           -------          -------
                                                                        [Unaudited]
Liabilities and Equity:
Current Liabilities:
   Accounts Payable and Other Liabilities                            $     2,314,668  $     2,673,087     $     1,912,137
   Accrued Expenses                                                        1,106,878          814,156             800,158
   Accrued Radiology Fees                                                    238,788          187,134              52,508
   Current Income Taxes Payable                                              609,985          232,298              23,643
   Current Portion of Notes Payable                                        3,343,329        2,933,082           2,593,069
   Current Portion of Obligations Under Capitalized Leases                 1,210,401        1,140,095             995,174
   Current Portion of Covenants Not-to-Compete                               266,667          266,667             266,667
   Current Portion of Subordinated Debt                                      918,152       12,653,825           2,637,048
   Due to Affiliate                                                               --          111,514             294,641
                                                                     ---------------  ---------------     ---------------
   Total Current Liabilities                                              10,008,868       21,011,858           9,575,045
                                                                     ---------------  ---------------     ---------------
Noncurrent Liabilities:
   Long-Term Debt:
     Notes Payable                                                        12,465,913        5,909,814           7,756,517
     Revolver Loan                                                         4,663,351               --                  --
     Obligations Under Capitalized Leases                                  2,864,279        2,057,580           2,518,170
     Covenants Not-to-Compete                                                     --          200,000             466,667
     Subordinated Debt                                                     5,662,298        4,033,873          16,158,870
     Subordinated Debt - Related Party                                       994,000          969,000           1,067,000
     Due to Affiliate                                                      1,597,914        2,557,796           2,919,000
     Deferred Interest                                                       371,260               --                  --
                                                                     ---------------  ---------------     ---------------
   Total Noncurrent Liabilities                                           28,619,015       15,728,063          30,886,224
                                                                     ---------------  ---------------     ---------------
   Total Liabilities                                                      38,627,883       36,739,921          40,461,269
                                                                     ---------------  ---------------     ---------------
Commitments and Contingencies                                                     --               --                  --
                                                                     ---------------  ---------------     ---------------
Equity:
   Preferred Stock - Par Value $.01, 6,000,000 Shares Authorized:

     Series A - 5,000 Shares Issued and Outstanding
     [Liquidation Value - $5,150,000]                                             50               50                  50

     Series B - 5,000 Shares Issued and Outstanding
     [Liquidation Value - $100,000]                                               50               50                  50

   Common Stock - Par Value $.01, 50,000,000 Shares Authorized,
     9,200,000 Shares Issued and Outstanding                                  92,000           92,000              92,000

   Class A Common Stock - Par Value $.01, 6,000,000 Shares Authorized,
     1,000,000 Shares Issued and Outstanding                                  10,000           10,000              10,000

   Additional Paid-in Capital                                                590,803         (101,100)            (101,100)

   General Partners' [Deficiency]                                           (668,486)        (324,840)            (69,580)
   Limited Partners' Equity [Deficiency]                                   1,177,647          (58,202)            (80,089)
   Stockholders' Equity                                                    5,235,628        3,514,530             598,886
                                                                     ---------------  ---------------     ---------------
   Total Equity                                                            6,437,692        3,132,488             450,217
                                                                     ---------------  ---------------     ---------------
   Total Liabilities and Equity                                      $    45,065,575  $    39,872,409     $    40,911,486
                                                                     ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
Revenue:
   Net Patient Service Revenue                     $    22,968,825   $    20,415,610  $    27,381,738     $     6,526,644
   Management Fee Income                                   388,869           141,168          212,211              22,901
   Radiology Fee Income                                         --                --               --               7,791
   Other Service Revenue                                   418,205           317,048          449,773                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Total Revenue                                        23,775,899        20,873,826       28,043,722           6,557,336
                                                   ---------------   ---------------  ---------------     ---------------
Costs and Expenses:
   Radiology Fees                                        2,403,047         2,207,809        2,981,862             526,576
   Equipment Maintenance                                   939,956           935,302        1,223,154             359,842
   Patient Service Costs and Expenses                    1,697,431         1,469,248        1,934,866             520,839
   Salaries and Benefits                                 4,928,935         4,445,722        5,941,350           1,713,229
   Professional Services                                   664,296           623,493          786,608              39,190
   Other Management, General and
     Administrative                                      3,590,885         2,935,520        3,966,117             946,822
   Provision for Bad Debts                               1,127,500           613,866          855,053             130,637
   Depreciation                                          2,279,496         2,239,840        2,939,841             775,244
   Amortization                                          1,604,198         1,534,946        2,047,681             509,016
                                                   ---------------   ---------------  ---------------     ---------------
   Total Costs and Expenses                             19,235,744        17,005,746       22,676,532           5,521,395
                                                   ---------------   ---------------  ---------------     ---------------
Operating Income Before Other
   Income and Taxes                                      4,540,155         3,868,080        5,367,190           1,035,941
                                                   ---------------   ---------------  ---------------     ---------------
Other Income [Expense]:
   Interest Income and Other                               479,011           101,044          192,562             139,727
   Interest Expense                                     (2,107,693)       (1,953,710)      (2,565,215)           (702,808)
   Loss on Disposal of Assets                                 (953)           (3,229)         (24,893)                 --
   Loss on Sale of Assets                                       --                --          (78,718)                 --
                                                   ---------------   ---------------  ---------------     ---------------
   Total Other [Expense] - Net                          (1,629,635)       (1,855,895)      (2,476,264)           (563,081)
                                                   ---------------   ---------------  ---------------     ---------------
   Income Before Income Taxes                            2,910,520         2,012,185        2,890,926             472,860

Income Tax Expense                                         297,219           147,408          208,655              23,643
                                                   ---------------   ---------------  ---------------     ---------------
   Net Income                                      $     2,613,301   $     1,864,777  $     2,682,271     $       449,217
                                                   ===============   ===============  ===============     ===============
Earnings Per Share:
   Primary                                         $           .17   $           .12  $           .19     $           .03
                                                   ===============   ===============  ===============     ===============
   Fully Diluted                                   $             *   $             *  $           .18     $             *
                                                   ===============   ===============  ===============     ===============

Weighted Average Number of Shares:
   Primary                                              14,010,000        13,976,550       14,030,175          13,938,500
                                                   ===============   ===============  ===============     ===============
   Fully Diluted                                                 *                 *       15,706,375                   *
                                                   ===============   ===============  ===============     ===============

*Fully diluted information is not presented since the effect is anti-dilutive.

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------

                                            Preferred Stock                     Common             Class A Common
                              6,000,000 Shares Authorized Par Value $.01   Stock 50,000,000        Stock 6,000,000
                                                   Series B Convertible    Shares Authorized       Shares Authorized
                              Series A Redeemable       Redeemable      9,200,000 Shares Issued  1,000,000 Shares Issued
                              5,000 Shares Issued    5,000 Shares Issued     and Outstanding        and Outstanding
                                 and Outstanding       and Outstanding        Par Value $.01        Par Value $.01
                                 ---------------       ---------------        --------------        -----------------
                              # of Shares Amount   # of Shares  Amount   # of Shares   Amount   # of Shares    Amount
                              ----------- ------   -----------  ------   -----------   ------   -----------    --------
Issuance of Common Stock         5,000  $      50      5,000  $       50   9,200,000  $   92,000  1,000,000  $   10,000

Net Income for the period
  ended December 31, 1994           --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    December 31, 1994            5,000         50      5,000          50   9,200,000      92,000  1,000,000      10,000

Net Income for the year ended
  December 31, 1995                 --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    December 31, 1995            5,000         50      5,000          50   9,200,000      92,000  1,000,000      10,000

Additional Capital
  Contribution                      --         --         --          --          --          --         --          --

Net Income for the nine months
  ended September 30, 1996
  [Unaudited]                       --         --         --          --          --          --         --          --
                              --------  ---------  ---------  ----------  ----------  ----------  ---------  ----------
  Balance as of
    September 30, 1996
    [Unaudited]                  5,000  $      50      5,000  $       50   9,200,000  $   92,000  1,000,000  $   10,000
                              ========  =========  =========  ==========  ==========  ==========  =========  ==========
                                                                                                             (continued)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF EQUITY
--------------------------------------------------------------------------------

                              Additional
                                Paid-in    Retained      Partners' Capital          Total
                                -------    --------      -----------------          -----
                                Capital    Earnings     General       Limited      Equity
                                -------    --------     -------       -------      ------
Issuance of Common Stock     $(101,100)    $     --     $    --       $    --   $   1,000

Net Income for the period
  ended December 31, 1994           --      598,886     (69,580)      (80,089)     449,217
                             ---------     --------     -------       -------   ----------
  Balance as of
    December 31, 1994         (101,100)     598,886     (69,580)      (80,089)     450,217

Net Income for the year
 ended December 31, 1995            --    2,915,644    (255,260)       21,887    2,682,271
                             ---------    ---------    --------       -------   ----------
  Balance as of
    December 31, 1995         (101,100)   3,514,530    (324,840)      (58,202)   3,132,488

Additional Capital
  Contribution                 691,903           --          --            --      691,903

Net Income for the nine
 months ended September
 30, 1996 [Unaudited]               --    1,721,098    (343,646)    1,235,849    2,613,301
                             ---------    ---------    --------     ---------   ----------
  Balance as of
    September 30, 1996
    [Unaudited]            $   590,803  $ 5,235,628   $(668,486)  $ 1,177,647  $ 6,437,692
                           ===========  ===========   =========   ===========  ===========
                                                                                (concluded)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
Operating Activities:
   Net Income                                      $     2,613,301   $     1,864,777  $     2,682,271     $       449,217
                                                   ---------------   ---------------  ---------------     ---------------
   Adjustments to Reconcile Net Income to
     Net Cash Provided by Operating Activities:
     Provision for Bad Debts                             1,127,500           613,866          855,053             130,637
     Depreciation                                        2,279,496         2,239,840        2,939,841             775,244
     Amortization of Intangible Assets and
       Loan Costs                                        1,604,198         1,534,946        2,047,681             509,016
     Loss on Disposal of Equipment                             953             3,229           24,893                  --
     Loss of Sale of Equipment                                  --                --           78,718                  --
     Deferred Tax Benefit [Provision]                     (801,595)               --               --                  --
     Deferred Interest                                     371,260                --               --                  --

   Changes in Operating Assets and Liabilities:
     Accounts Receivable - Net                          (2,905,944)       (2,946,794)      (3,432,240)           (680,478)
     Prepaid Expenses and Other                           (241,082)          125,683           (2,870)            114,355
     Accounts Payable and Other Liabilities                311,990           603,292          983,603           1,229,744
     Accrued Radiology Fees                                 51,654           169,319          134,626              52,508
                                                   ---------------   ---------------  ---------------     ---------------
     Total Adjustments                                   1,798,430         2,343,381        3,629,305           2,131,026
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Operating Activities -
     Forward                                             4,411,731         4,208,158        6,311,576           2,580,243
                                                   ---------------   ---------------  ---------------     ---------------

Investing Activities:
   Property and Equipment Additions                     (3,525,281)         (173,862)        (226,076)         (1,514,620)
   Proceeds from Sale of Property and
     Equipment                                                  --                --           85,000                  --
   Cash Received from Companies Acquired                        --                --               --           2,349,538
   Cash Paid to Companies Acquired                              --                --               --          (7,100,000)
   Net Payments to Affiliate                              (379,493)         (266,843)        (440,347)         (1,034,144)
   Payments for Deposits                                        --          (205,158)        (658,283)                 --
   Deposit Refunded                                        138,972                --               --                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Investing Activities -
     Forward                                       $    (3,765,802)  $      (645,863) $    (1,239,706)    $    (7,299,226)

                  See Notes to Combined Financial Statements.

INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
--------------------------------------------------------------------------------

COMBINED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                            From date of
                                                                                                              Inception
                                                                                                           [September  30,
                                                           Nine months ended             Year ended           1994] to
                                                             September 30,              December 31,        December 31,
                                                             -------------              ------------        ------------
                                                        1 9 9 6          1 9 9 5           1 9 9 5             1 9 9 4
                                                        -------          -------           -------             -------
                                                      [Unaudited]      [Unaudited]
   Net Cash - Operating Activities -
     Forwarded                                     $     4,411,731   $     4,208,158  $     6,311,576     $     2,580,243
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Investing Activities -
     Forwarded                                          (3,765,802)         (645,863)      (1,239,706)         (7,299,226)
                                                   ---------------   ---------------  ---------------     ---------------
Financing Activities:
   Proceeds from Acquisition Debt                               --                --               --           7,100,000
   Proceeds from Lending Institutions                   15,398,005           974,500        1,210,755              82,376
   Payments on Notes Payable and
     Long-Term Debt                                    (14,050,556)       (3,886,984)      (5,190,329)           (765,468)
   Payments on Capital Lease Obligations                (1,024,371)         (797,743)      (1,078,134)           (226,875)
   Payments of Loan Costs                                 (560,703)          (62,550)         (73,722)                 --
   Payments of Offering Costs                              (73,543)               --               --                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Net Cash - Financing Activities                        (311,168)       (3,772,777)      (5,131,430)          6,190,033
                                                   ---------------   ---------------  ---------------     ---------------
   Net Increase [Decrease] in Cash                         334,761          (210,482)         (59,560)          1,471,050
Cash - Beginning of Periods                              1,411,490         1,471,050        1,471,050                  --
                                                   ---------------   ---------------  ---------------     ---------------
   Cash - End of Periods                           $     1,746,251   $     1,260,568  $     1,411,490     $     1,471,050
                                                   ===============   ===============  ===============     ===============

                  See Notes to Combined Financial Statements.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                     NOTES TO COMBINED FINANCIAL STATEMENTS
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[1] Nature of Operations

International Magnetic Imaging, Inc., a Delaware corporation formerly known as IMI Acquisition Corporation [the "Company"], commenced operations in September 1994 to engage in the acquisition, ownership and operation of outpatient medical diagnostic centers providing magnetic resonance imaging ["MRI"] services and other diagnostic modalities. Operations of the centers are conducted through seven partnerships and five corporations and are located in various states and the Commonwealth of Puerto Rico.

The Company was organized as a wholly-owned subsidiary of SIS Capital Corp. ["SISC"], which is a wholly-owned subsidiary of Consolidated Technology Group Ltd., ["Consolidated"], a public Company.

The principal users of the Company's centers are practicing physicians located in general proximity to the various centers. Each of the centers is managed by International Magnetic Imaging, Inc., a Florida Corporation ["IMI - Florida"].

Basis of Presentation - The combined financial statements include the accounts of the Company and its wholly-owned subsidiaries and related partnerships. The seven Florida centers operate as limited partnerships in which the Company has two corporate subsidiaries as corporate partners for each partnership, one owning 1% to 30% of the partnership as a general partner and the other 70% to 99% as a limited partner. Such a structure was required to consummate the acquisition under Florida law due to the notes payable to the former limited partners. Intercompany balances have been eliminated in combination.

Operating Centers:

   Pine Island Magnetic Resonance Imaging Center, Ltd.
   Magnetic Resonance Institute of North Miami Beach, Ltd.
   Magnetic Resonance Institute of Boca Raton, Ltd.
   Magnetic Resonance Institute of South Dade, Ltd.
   Oakland Magnetic Resonance Institute, Ltd.
   Physician's Outpatient Diagnostic Center, Ltd.
   IMI Acquisition of Puerto Rico Corporation
   IMI Acquisition of Arlington Corp.
   IMI Acquisition of Kansas Corp.
   Magnetic Resonance Institute of Orlando, Ltd.

Management Company:

   IMI - Florida

Radiology Company:

   MD Acquisition Corp.

[2] Summary of Significant Accounting Policies

The accounting and reporting policies of International Magnetic Imaging, Inc. and Subsidiaries and Related Partnerships [hereinafter collectively referred to as "IMI" or the "Company"] conform to generally accepted accounting principles. The following summarizes the more significant of these policies.

                      [This page intentionally left blank]

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #2
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Cash and Cash Equivalents - Cash equivalents are comprised of certain highly liquid investments with a maturity of three months or less when purchased. At December 31, 1995 and 1994, the Company had no cash equivalents.

Joint Venture - On August 7, 1995, the Company entered into a joint venture agreement with Kaley Imaging, Inc. ["Kaley"]. The Company and Kaley have determined that they will mutually benefit from a consolidation of their respective operations. The Company owns 50% of the joint venture and accounts for its investment on the equity method. At December 31, 1995, the Company has recognized $120,450 of income from this arrangement.

Allowance for Doubtful Accounts - Patient accounts are reserved for when, in management's opinion, the collectibility of a portion of, or the entire outstanding balance, is doubtful.

Property and Equipment and Depreciation - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are stated at cost less accumulated amortization. Such improvements are amortized over the shorter of the term of the lease or the useful life of the improvement. Medical equipment financed under capital leases is recorded in property and equipment at the lower of the present value of the minimum lease payments or the fair value of the assets at the inception of the lease. Amortization of assets held under capital leases is included in depreciation expense and is computed using the straight-line method.

Property and equipment are depreciated over the following estimated useful lives:

                                                                    Years

Buildings and Improvements                                            25
Leasehold Improvements                                             10 - 25
Medical Equipment                                                      6
Furniture and Equipment                                             5 - 7

Expenditures for maintenance, repairs, and replacement of minor items are charged to earnings as incurred. Major additions and improvements which extend the useful life or improve the operating performance of the related asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period. Depreciation expense for the periods December 31, 1995 and 1994 is $2,939,841 and $775,244, respectively. The equipment used by the Company is technologically sophisticated and subject to accelerated obsolescence in the event of significant technological change.

Intangible Assets - Intangible assets consist of goodwill, customer lists, and covenants not-to-compete arising from business acquisitions. Goodwill, which represents the excess of the purchase price over the estimated fair value of the net assets acquired via the business acquisitions, is being amortized over the period of expected benefit of 20 years. Customer lists are amortized over the period of expected benefit, which is 15 years. The covenants not-to-compete are being amortized over their contractual lives, which is 3 years. Intangible assets are being amortized on a straight-line basis.

Accumulated amortization of intangible assets resulting from business acquisitions was $2,535,092 and $509,016 at December 31, 1995 and 1994, respectively. Amortization expense relating to business acquisitions for the year ended December 31, 1995 and three months ended December 31, 1994 was $2,026,076 and $509,016, respectively.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #3
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Intangible Assets [Continued] - Management of the Company has developed a policy to evaluate the period of goodwill amortization to determine whether later events and circumstances warrant revised estimates of useful lives. Management on a quarterly basis evaluates the carrying value of goodwill by comparing the carrying value to the value of projected discounted net cash flows from related operations. Impairment will be recognized if the carrying value of goodwill is greater than the projected discounted net cash flows from related operations. Management has determined that projected discounted net cash flows exceed the carrying value of goodwill at December 31, 1995. It is at least reasonably possible that management's estimate of projected discounted net cash flows may change in the near term.

The Financial Accounting Standards Board ["FASB"] issued Statement of Financial Accounting Standards ["SFAS"] No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," in March of 1995. SFAS No. 121 established accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used, and for long-lived assets and certain identifiable intangibles to be disposed of. SFAS No. 121 is effective for financial statements issued for fiscal years beginning after December 15, 1995. Adoption of SFAS No. 121 is not expected to have a material impact on the Company's financial statements.

Loan Origination Costs - Loan origination costs of $46,875 and $73,722 were incurred in connection with financing relating to the business acquisitions and capital expenditures for the years ended December 31, 1995 and 1994, respectively. The costs will be amortized over the terms of the related financing agreements, using the straight-line method which approximates the interest method. Amortization expense of loan origination costs relating to business acquisitions and capital expenditures at December 31, 1995 and 1994 was $21,605 and $-0-, respectively. Amortization of such costs began in January of 1995.

Use of Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

Net Patient Service Revenue - The Company is not engaged in the practice of medicine and does not employ physicians. The Company bills on a "global basis," pursuant to which it bills for both the services provided by the Company as well as the professional services provided by the physicians. The revenue generated by the "global basis" billing represents revenue to the Company. The physicians, who are independent contractors who are not under the control of the Company, are paid by the Company in accordance with the agreements between the Company and the physicians. Payments to the physicians are reflected as "radiology fees." [See Note 13] Net patient service revenue is reported at the estimated net realizable amounts from patients and third-party payors at the time services are rendered, including provisions for estimated contractual adjustments under reimbursement agreements with third-party payors. The Company has historically not provided any significant amount of charity care. For the year ended December 31, 1995 and the period from inception [September 30, 1994] to December 31, 1994, contractual adjustments amounted to approximately $22,000,000 and $4,000,000, respectively.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #4
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

Income Taxes - The Company prepares its combined financial statements on the accrual basis of accounting. Provision has been made for federal income taxes for the center operating in the Commonwealth of Puerto Rico and state income taxes for the corporate general and limited partners of the partnership entities. The Company and its subsidiaries file separate state tax returns. No provision has been made for federal and state income taxes for the seven partnership entities [the Florida centers] as the corporate general and limited partners, which are subsidiaries of the Company, are responsible for such taxes on their respective share of earnings. Although federal income tax returns for the management company, radiology company, the corporate general and limited partners of the partnership entities, and the three operating MRI centers organized for tax purposes as "C" corporations are filed on a consolidated basis with those of the parent company, Consolidated, the combined subsidiaries of Consolidated have calculated their tax provision on the "separate return basis." Any tax benefit received by the utilization of Consolidated's federal tax net operating losses has been properly recorded as a liability to Consolidated and then subsequently forgiven, resulting in an addition to paid-in capital in accordance with Accounting Principles Bulletin No. 26.

Acquisitions - On September 30, 1994, the Company acquired IMI - Florida and its affiliated entities in a business combination accounted for as a purchase. The principal operations of IMI - Florida are in the establishment and operation of outpatient diagnostic centers providing MRI services and other diagnostic modalities. The results of operations of the acquired entities are included in the accompanying combined financial statements since the date of acquisition. The total cost of the acquisition was $31,871,702, which exceeded the fair value of net assets of the acquired entities by $11,068,852. Included in the purchase price was the issuance of 3,343,000 shares of Consolidated common stock valued at approximately $.87 a share [$2,920,000] which was the fair value determined at the time of acquisition. Such shares were transferred from Consolidated to SISC and from SISC to the Company. Pursuant to the agreement, additional shares of Consolidated common stock may have to be issued to the sellers should there be a decline in the price of the Consolidated common stock at the time of one year from the date of sale. Additionally, in conjunction with the Company's acquisition of one of the centers, 125,000 shares of Consolidated common stock was issued to a radiologist in connection with an amendment to the exsisting agreement with such radiologist. The determined fair value at that time of $.87 per share or $108,750 was expensed during the period ended December 31, 1994. The excess purchase price, or goodwill, is being amortized by the straight-line method over 20 years.

The other intangibles, specifically restrictive covenants and customer lists, are being amortized by the straight-line method over 3 years and 15 years, respectively.

The following summarizes the purchase price allocated to acquired assets at fair value.

Cash                                                           $     6,960,000
Subordinated Debt                                                   19,862,915
Stock                                                                2,920,000
Notes [Covenants]                                                      800,000
Acquisition Costs                                                    1,328,787
                                                               ---------------

   Purchase Cost                                               $    31,871,702
   -------------                                               ===============

Allocated to:

Cash                                                           $     2,349,548
Other Assets                                                           421,281
Covenants-Not-to-Compete                                             3,302,597
Property, Plant and Equipment                                       10,902,543
Accounts Receivable                                                  7,379,015
Managed Care Contracts - Customer Lists                              5,655,619
Liabilities Assumed                                                 (9,207,753)
Goodwill                                                            11,068,852
                                                               ---------------

   Total                                                       $    31,871,702
   -----                                                       ===============

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #5
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[2] Summary of Significant Accounting Policies [Continued]

The cash portion of the purchase price was simultaneously financed through a major asset-based lender.

Earnings Per Share - Earnings per share is computed based on the weighted average number of shares outstanding for each period presented using the modified treasury stock method. Common stock equivalents are included in the calculation when they are dilutive. Certain options and warrants, issued at or below the Initial Public Offering price within one year of the filing of the Registration Statement, are included in the computation of earnings per share for all periods presented. In November 1996, the Company effected a recapitalization pursuant to which 1,000 shares of Common Stock outstanding on such date became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock. In computing earnings per share, shares of Common Stock and Class A Common Stock are treated as a single class. All share and per share information in these financial statements gives effect, retroactively, to such transactions. Dividends on preferred stock, if and when declared, are included in the calculation of earnings per share.

[3] Accounts Receivable

Accounts receivable, net of contractual allowances, are summarized as follows:

                                                           December 31,
                                                     1 9 9 5          1 9 9 4

Personal Injury Liability Related Services   $      5,423,870  $     4,794,648
Managed Care                                        2,031,822        1,552,414
Commercial Insurance                                1,812,313        1,574,168
Workers' Compensation                                 958,427        1,079,673
Medicare/Medicaid                                     559,026          568,624
Private Pay                                           784,121          700,191
Other                                               1,426,843           10,162
                                              ----------------  ---------------
Totals                                             12,996,422       10,279,880
Less:  Allowance for Doubtful Accounts             (2,490,381)      (2,351,026)
                                              ----------------  ---------------
   Accounts Receivable - Net                 $     10,506,041  $     7,928,854
   -------------------------                 ================  ===============

Accounts receivable pledged as collateral for borrowings at December 31, 1995 and 1994 was $9,969,500 and $6,821,971, respectively. On a combined basis the Company does not have a significant concentration of receivables from any one non-governmental managed care provider. The Company does not require collateral from its customers.

Contractual allowances amounted to approximately $2,000,000 and $1,000,000 at December 31, 1995 and 1994, respectively.

The changes in the allowance for doubtful accounts are summarized as follows:

                                                           December 31,
                                                     1 9 9 5          1 9 9 4

Beginning Balance                            $      2,351,026  $     2,394,794
Provision for Doubtful Accounts                       855,053          130,637
Recoveries                                            255,862           94,848
Charge-offs                                          (971,560)        (269,253)
                                              ----------------  ---------------
   Ending Balance                            $      2,490,381  $     2,351,026
   --------------                            ================  ===============

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #6
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[4] Other Receivable

In connection with the acquisition of one of the Florida centers, certain liabilities that existed at the closing date [September 30, 1994] were paid by Physician's Outpatient Diagnostic Center, Ltd. In accordance with the purchase agreement, Physician's Outpatient Diagnostic Center, Ltd. is entitled to reimbursement for the payment of these liabilities, which amount to $146,462 as of December 31, 1994. Cash collections on accounts receivable that existed prior to the closing date are being used to reduce this receivable. As of December 31, 1995, this receivable has been collected.

[5] Property and Equipment

Property and equipment as of December 31 are summarized as follows:

                                                         December 31,
     Property Class                               1 9 9 5           1 9 9 4
     --------------                               -------           -------

Land                                         $        663,830  $       663,830
Buildings and Improvements                          3,242,346        3,233,627
Leasehold Improvements                              1,170,377        1,151,516
Medical Equipment                                  14,590,268       15,918,545
Furniture and Equipment                             2,071,906        2,118,092
                                             ----------------  ---------------
Subtotal                                           21,738,727       23,085,610
Less:  Accumulated Depreciation                   (14,489,051)     (14,025,308)
                                              ----------------  ---------------
   Property and Equipment - Net              $      7,249,676  $     9,060,302
   ----------------------------              ================  ===============

Property and equipment pledged as collateral for borrowings had a net book value of $7,249,676 and $8,759,812 as of December 31, 1995 and 1994, respectively.

[6] Leases

The Company leases real estate for certain of its MRI centers and its administrative offices under noncancellable operating leases expiring during the next fifteen years. The real estate leases contain clauses which permit adjustments of lease payments based upon changes in the "Consumer Price Index," options to renew the leases for periods up to an additional fifteen years and additional payments for a proportionate share of real estate taxes and common area operating expenses.

Several of the MRI centers lease the magnetic resonance imaging equipment under noncancellable capital leases, the last of which expires in 2000.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #7
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[6] Leases [Continued]

For certain of those leases, a balloon payment representing the buy-out of the leased equipment is due at the end of the lease term. A summary of leased property under capitalized leases is as follows:

                                                        December 31,
     Property Class                               1 9 9 5          1 9 9 4
     --------------                               -------          -------
Medical Equipment:
   San Juan                                $      1,508,390  $     1,508,390
   Greater Kansas City                            2,556,284        2,010,384
   Orlando                                        1,625,664        1,625,664
   IMI                                              350,151          222,860
   P.O.D.C.                                         333,143          243,869
                                           ----------------  ---------------
Subtotal                                          6,373,632        5,611,167
Less:  Accumulated Amortization                  (4,121,303)      (3,029,549)
                                            ----------------  ---------------
 Equipment Under Capitalized Leases - Net   $      2,252,329  $     2,581,618
 ----------------------------------------   ================  ===============

Amortization expense of equipment under capitalized leases is included in depreciation expense.

As of December 31, 1995, the future minimum lease payments under capitalized leases and noncancellable operating leases are:

                                                  Capital         Operating
   Fiscal Years                                    Leases           Leases

     1996                                    $     1,384,644  $        593,146
     1997                                          1,015,244           598,593
     1998                                            876,359           602,082
     1999                                            330,542           598,690
     2000                                             70,418           241,578
     Thereafter                                           --            69,992
                                             ---------------  ----------------
     Total Minimum Lease Payments                  3,677,207  $      2,704,081
                                                              ================
     Less Amount Representing Interest              (479,532)
                                               --------------
     Present Value of Net Minimum
      Capitalized Lease Payments                   3,197,675
        Less: Current Portion of Obligations
         Under Capital Leases                     (1,140,095)
                                              ---------------
     Non-Current Portion of Obligations
      Under Capitalized Leases               $     2,057,580
      ---------------------------------      ===============

Total rental expense for the years ended December 31, 1995 and 1994 was $628,366 and $129,690, respectively.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #8
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt

The Company maintains term loans and other notes payable which are secured by accounts receivable and property and equipment. Loan agreements contain various covenants, including restrictions on any mergers, consolidations, sales of assets or issuances of stock, as well as restrictions on payments to the parent Company or any subsidiary or affiliate and to the payment of dividends, unless authorized by the lender. Subordinated notes payable issued in connection with the acquisitions are unsecured. Certain subsidiaries that issued the Subordinated Notes have not made certain payments of principal or interest due on such notes in 1996, as result of which the holders may have the right to declare a default. Although no default has been called, no assurance can be given that some or all of the holders of such Subordinated Notes will not seek to declare a default [See Notes 21 and 23A]. Long-term debt at December 31, 1995 and 1994 consists of the following:

Long-term debt consists of the following:
                                                             December 31,
                                                       1 9 9 5         1 9 9 4
Operating Term Loan:

Note payable in monthly installments of $20,000,
 plus interest at 1.5% above the prime rate; final
 payment due November 1995.                          $       --    $   220,000

Equipment and Leasehold Improvement Debt:

Note payable in monthly installments of $26,416,
 plus interest at 1% above the prime rate; final
 payment due December 1995.                                  --        317,000

Note payable in monthly installments of $13,666,
 which includes interest at 7.75%; final payment
 due July 1996.                                          93,478        243,471

Note payable in monthly installments of $16,241;
 which includes interest at a rate of 9.5%; final
 payment due September 1996.                            147,008        318,958

Note payable in monthly installments of $12,830,
 which includes interest at a rate of 9.5%; final
 payment due September 1998.                            371,338        484,150

Note payable in monthly installments of $6,488,
 which includes interest at 11.5% final payment
 due May 2000                                           260,763             --

Note payable in monthly installments of $6,488,
 which includes interest at 11.5%, final payment
 due May 2000                                           260,763             --

Note payable in monthly installments of $7,962,
 which includes interest at 11.5%, final payment
 due May 2000.                                          319,989             --
                                                      ---------     ----------
   Total Equipment and Leasehold Improvement Debt
    - Forward                                         1,453,339      1,583,579
                                                      ---------     ----------

Building Debt:

Mortgage note payable in monthly installments
 of $9,256, plus interest at 1% above the prime
 rate; balloon payment due September 1996.              971,834      1,082,900

Mortgage note payable in monthly installments of
 $8,333, plus interest at 1% above the prime rate;
 balloon payment due February 1999.                     516,667        616,667
                                                      ---------     ----------
   Totals - Forward                                  $1,488,501    $ 1,699,567

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #9
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]

                                                             December 31,
                                                       1 9 9 5         1 9 9 4
   Total Equipment and Leasehold Improvement Debt -
     Forwarded                                       $1,453,339    $ 1,583,579
                                                     ------------  -----------
Building Debt [Continued]:
   Totals - Forwarded                                 1,488,501      1,699,567

Mortgage note payable in monthly installments of
 $2,942, which includes interest at 9.75%, balloon
 payment due November 2000                              222,701             --

Mortgage note payable in monthly installments of
 $1,184, plus interest at 1.25% above the prime
 rate; balloon payment due November 1995.                    --        240,266
                                                     ----------    -----------

   Total Building Debt - Forward                      1,711,202      1,939,833
                                                     ----------    -----------

Subordinated Debt:

Note payable in quarterly installments of $110,401,
 plus interest at 7%; balloon payment due September
 1996.                                                3,238,396      3,680,000

Note payable in quarterly installments of $78,537,
 plus interest at 7%; balloon payment due September
 1996.                                                2,303,765      2,617,915

Note payable in quarterly installments of $92,400,
 plus interest at 7%; balloon payment due September
 1996.                                                2,710,403      3,080,003

Note payable in quarterly installments of $28,800,
 plus interest at 7%; balloon payment due September
 1996.                                                  844,800        960,000

Note payable in quarterly installments of $20,700,
 plus interest at 7%; balloon payment due September
 1996.                                                  607,200        690,000

Note payable in quarterly installments of $17,100,
 plus interest at 7%; balloon payment due September
 1996.                                                  501,600        570,000

Note payable in quarterly installments of $29,400,
 plus interest at 7%; balloon payment due September
 1996.                                                  862,400        980,000

Note payable in quarterly installments of $11,400,
 plus interest at 7%; balloon payment due September
 1997.                                                  334,400        380,000
                                                     ----------     ----------
   Totals - Forward                                 $11,402,964    $12,957,918

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #10
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]
                                                             December 31,
                                                       1 9 9 5         1 9 9 4
   Total Equipment and Leasehold Improvement
     Debt - Forwarded                               $ 1,453,339    $ 1,583,579
                                                    -----------    -----------
   Total Building Debt - Forwarded                    1,711,202      1,939,833
                                                    -----------    -----------
Subordinated Debt [Continued]:
   Totals - Forwarded                                11,402,964     12,957,918

Note payable in quarterly installments of $14,400,
 plus interest at 7%; balloon payment due September
 1997.                                                  422,400        480,000

Note payable in quarterly installments of $91,500,
 plus interest at 7%; balloon payment due September
 1997.                                                2,860,976      3,050,000

Note payable in quarterly installments of $195,925,
 which includes interest at 4%; balloon payment due
 September 1999.                                      2,970,358      3,375,000
                                                     ----------     ----------
   Total Subordinated Debt - Forward                 17,656,698     19,862,918
                                                     ----------     ----------
Other Debt:

Note payable in monthly installments of $29,124,
 which includes interest at 10.5%; final payment
 due September 1999.                                  1,079,498      1,302,742

Note payable in monthly installments of $25,922,
 which includes interest at 10.5%; final payment
 due September 1999.                                    960,793      1,159,488

Note payable in monthly installments of $8,684,
 which includes interest at 10.5%; final payment
 due September 1999.                                    321,858        388,419

Note payable in monthly installments of $10,768,
 which includes interest at 10.5%; final payment
 due September 1999.                                    399,135        481,677

Note payable in monthly installments of $21,129,
 which includes interest at 10.5%; final payment
 due September    1999.                                 783,134        945,089

Note payable in monthly installments of $18,807,
 which includes interest at 10.5%; final payment
 due September 1999.                                    697,093        841,254
                                                     ----------     ----------
   Totals - Forward                                 $ 4,241,511    $ 5,118,669

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #11
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[7] Long-Term Debt [Continued]
                                                             December 31,
                                                       1 9 9 5         1 9 9 4
   Total Equipment and Leasehold Improvement
     Debt - Forwarded                               $ 1,453,339    $ 1,583,579
                                                    -----------    -----------
   Total Building Debt - Forwarded                    1,711,202      1,939,833
                                                    -----------    -----------
   Total Subordinated Debt - Forwarded               17,656,698     19,862,918
                                                    -----------    -----------
Other Debt [Continued]:
   Totals - Forwarded                                 4,241,511      5,118,669

Note payable in monthly installments of $10,854,
 which includes interest at 10.5%; final payment
 due September 1999.                                    402,322        485,524

Note payable in monthly installments of $27,319,
 which includes interest at 10.5%; final payment
 due September 1999.                                  1,012,574      1,221,981

Note payable in monthly installments of $1,000,
 which includes interest at 12%; final payment
 due December 1996                                       10,368             --

Note payable in monthly installments of $2,000,
 which includes interest at 12%; final payment
 due August 1996                                         11,580             --
                                                    -----------    -----------
   Total Other Debt                                   5,678,355      6,826,174
                                                    -----------    -----------
   Total Debt                                        26,499,594     30,212,504
   Less Current Portion                             (15,586,907)    (5,230,117)
                                                    ------------    -----------
   Totals                                           $ 10,912,687   $ 24,982,387
   ------                                           ============   ============

The prime rate at December 31, 1995 and 1994 was 8.5%.

Maturities of long-term debt are as follows:

Years ending
December 31,

   1996                                                       $    15,586,907
   1997                                                             5,559,357
   1998                                                             2,773,824
   1999                                                             2,354,547
   2000                                                               224,959
   Thereafter                                                              --
                                                              ---------------
     Total                                                    $    26,499,594
     -----                                                    ===============

Cash paid for interest for the periods ended December 31, 1995 and 1994 amounted to $2,175,631 and $709,140, respectively.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #12
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[8] Covenants Not-to-Compete

In connection with the acquisition of the imaging centers, the Company entered into two three-year non-competition agreements with two of the previous owners of the acquired entities. Pursuant to such agreements, the Company is contractually obligated to pay such individuals an aggregate of $800,000. The monthly payments under these agreements are $22,222 with the final payment due in September 1997. The balance due pursuant to such agreements as of December 31, 1995 and 1994 is $466,667 and $733,334, respectively. Annual maturities of these obligations are as follows:

Years ending
December 31,                                                         Amount

   1996                                                        $      266,667
   1997                                                               200,000
                                                               --------------
     Total                                                     $      466,667
     -----                                                     ==============

[9] Capital Stock

The Company is authorized to issue 6,000,000 shares of Preferred Stock, par value $.01 per share, 50,000,000 shares of Common Stock, par value $.01 per share, and 6,000,000 shares of Class A Common Stock, par value $.01 per share. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of Class A Common Stock have no voting rights except as provided by law.

Common Stock - There are 9,200,000 shares of Common Stock and 1,000,000 shares of Class A Common Stock outstanding.

Each share of Class A Common Stock will automatically become and be converted into one share of Common Stock upon the first to occur of (a) the date, as reasonably determined by the Board of Directors, that the Company ceases to be eligible under the Internal Revenue Code of 1986, as amended, to be a member of the consolidated group of corporations of which Consolidated is the common parent, or (b) the date as of which the Board of Directors effects such a conversion.

The Common Stock and the Class A Common Stock are treated as a single class and have identical rights except that the holders of the Class A Common Stock have no voting rights except as required by law. Holders of Common Stock and Class A Common Stock are entitled to share in such dividends as the Board of Directors, in its discretion, may declare from funds legally available. In the event of liquidation, dissolution or winding up, each outstanding share of Common Stock and Class A Common Stock entitles its holders to participate ratably in the assets remaining after payment of liabilities.

Series A Preferred Stock - The Series A Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series A Preferred Stock are entitled to non-cumulative dividends of $10 per share, or an aggregate of $50,000. The Company has no obligation to declare dividends for any year, but, in any year, no dividends may be declared with respect to the Common Stock and Class A Common Stock unless the dividends for such year for the Series A Preferred Stock have been declared and paid or provided for. Dividends, if declared, are payable on February 1st of each year to holders of record on the previous January 15th.

The holders of the Series A Preferred Stock have no voting rights except as required by law. The Series A Preferred Stock is not convertible into Common Stock or any other class or series of capital stock. The Series A Preferred Stock may be redeemed for $20 per share, on not less than ten or more than 60 days' notice at any time after the Class A Common Stock is converted into Common Stock. At such time as the Series A Preferred Stock may be redeemed, the Company may redeem the Series A Preferred Stock in whole at any time or in part from time to time. The Series A Preferred Stock is redeemable at the option of the Company.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #13
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[9] Capital Stock

Series A Preferred Stock [Continued] - In the event of any voluntary liquidation, dissolution or winding up of the Company, after payment has been made on any security of the Company, if any, which ranks senior to the Series A Preferred Stock, holders of shares of Series A Preferred Stock will be entitled to receive from the assets of the Company an aggregate amount equal to 80% of the Company's stockholders' equity, including partners' capital, as of the last day of the calendar quarter prior to the date as of which the determination is being made, provided, that from and after the effective date of the Registration Statement relating to the Company's Initial Public Offering, the aggregate amount shall be 80% of the Company's stockholder's equity, including partners' capital, as of the last day of the quarter immediately preceding such effective date, on a per share basis plus accrued and unpaid dividends to the payment date, before any payment or distribution is made to holders of shares of Common Stock, Class A Common Stock or any other series or class of stock hereafter issued which ranks junior as to liquidation rights to the Series A Preferred Stock.

Series B Preferred Stock - The Series B Preferred Stock consists of 5,000 shares, all of which are issued and outstanding. Holders of shares of Series B Preferred Stock have no preferential dividend rights. If dividends are declared with respect to the Common Stock, the holders of the Series B Preferred Stock shall be entitled to dividends on an as-converted basis, such dividends to be determined as if the shares of Series B Preferred Stock and shares of Common Stock [including Class A Common Stock] were a single class. Based on a conversion rate of 700 shares of Common Stock for each share of Series B Preferred Stock, each share of Series B Preferred Stock would receive a dividend equal to 700 times the dividend payable to the holders of the Common Stock.

Each share of Series B Preferred Stock, unless previously redeemed, is convertible, commencing three years from the effective date of the Registration Statement relating to the Company's Initial Public Offering or on such earlier date, if any, as the Class A Common Stock is converted into Common Stock, into 700 shares of Common Stock, or an aggregate of 3,500,000 shares of Common Stock; provided, however, that if, after completion of the Company's Initial Public Offering and prior to the date on which the Series B Preferred Stock would otherwise become convertible, the Company issues any shares of Common Stock or Class A Common Stock, including the issuance of any shares of Common Stock upon exercise of warrants or options, the Series B Preferred Stock shall be convertible to the extent that the number of shares of Common Stock issuable upon such conversion shall be equal to four times the number of shares of Common Stock and Class A Common Stock so issued; provided, that if such conversion would result in the conversion of a fractional share of Series B Preferred Stock, the Series B Preferred Stock may be converted as to the next higher integral number of shares. In addition, if the Series B Preferred Stock is called for redemption, the conversion rights will expire at the close of business on the business day prior to the redemption date. The conversion rate is subject to adjustment upon the occurrence of certain events. In case the Corporation shall after the date the Certificate of Designation, of which this Statement of Designation is an exhibit, [the "Filing Date"], (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock,
(B) subdivide, split or reclassify its outstanding Common Stock into a greater number of shares, (C) effect a reverse split or otherwise combine or reclassify its outstanding Common Stock into a smaller number of shares, (D) issue any shares by reclassification of its shares of Common Stock, the Conversion Rate in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted so that the holder of the shares of Series B Preferred Stock converted after such date shall be entitled to receive the aggregate number and kind of shares which, if such shares had been converted immediately prior to such time, he would have owned upon such conversion and been entitled to receive upon such dividend, subdivision, combination or reclassification.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #14
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[9] Capital Stock [Continued]

Series B Preferred Stock [Continued] -

The Company has the right to redeem the shares of Series B Preferred Stock at a redemption price of $20 per share, or an aggregate of $100,000, at any time after the expiration of three years from the effective date of the Registration Statement relating to the Company's initial public offering, or earlier if the Class A Common Stock is converted into Common Stock. The Series B Preferred Stock may be redeemed in whole or in part. Once the Series B Preferred Stock becomes redeemable, the Company may redeem the Series B Preferred Stock upon at least 30, but not more than 60 days' prior written notice to the registered holders.

[10] Stockholders' Equity - General Partners

The general and limited partner corporate entities [See Notes 1 and 2] included in the combined financial statements at December 31, 1995, totaling $(383,042) in net deficiency, are as follows:

General Partners:

IMI Acquisition of Pine Island Corporation
IMI Acquisition of North Miami Beach Corporation
IMI Acquisition of Boca Raton Corporation
IMI Acquisition of South Dade Corporation
IMI Acquisition of Oakland Park Corporation
IMI Acquisition of Orlando Corporation
P.O.D.C. Acquisition Corporation

Limited Partners:

IMI Ltd. Partner Acquisition of Pine Island, Inc.
IMI Ltd. Partner Acquisition of North Miami Beach, Inc.
IMI Ltd. Partner Acquisition of Boca Raton, Inc.
IMI Ltd. Partner Acquisition of  South Dade, Inc.
IMI Ltd. Partner Acquisition of Oakland Park, Inc.
IMI Ltd. Partner Acquisition of Orlando, Inc.
P.O.D.C. Ltd. Partner Acquisition Corporation

[11] Related Party Transactions

Issuance of Securities at Organization - In connection with its organization in September and October 1994, the Company issued an aggregate of 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Preferred Stock, 5,000 shares of Series B Preferred Stock, Series B Warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share and warrants to purchase 1,250,000 shares of Class A Common Stock at $2.00 per share [See Note 23].

In October 1994, the Company issued seven-year warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share to SISC and 15 individuals, including the chief financial officer of the Company, to whom it issued a warrant to purchase 100,000 shares, and two directors of the Company, to each of whom the Company issued a warrant to purchase 50,000 shares.

Due to Affiliate - In connection with the acquisitions of the centers, SISC lent approximately $1.3 million to the Company, which was used to pay acquisition costs, and delivered shares of Consolidated common stock, valued at $2.9 million, representing a portion of the purchase price. Such loan and the value of such Consolidated common stock is treated as a non-interest bearing loan payable by the Company to SISC with no stated maturity date. The balance as of December 31, 1995 and 1994 amounted to $2,669,310 and $3,213,641, respectively.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #15
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[11] Related Party Transactions [Continued]

Notes Payable to Officer - Approximately $969,000 and $1,067,000 at December 31, 1995 and 1994, respectively, of the subordinated notes payable issued in connection with the acquisitions is payable to an officer of the Company. The officer was a stockholder in the predecessor entities.

[12] Income Taxes

Under SFAS No. 109, "Accounting for Income Taxes," current and deferred taxes have been calculated as if the Company were a separate taxpayer. Deferred income taxes reflect the net tax effects of (a) temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and (b) operating loss carryforwards. The tax effects of significant items composing the Company's net deferred tax liability as of December 31, 1995 and December 31, 1994 are as follows:

                                                            December 31,
                                                      1 9 9 5         1 9 9 4
Deferred Tax Liabilities:
   Book Basis of Assets in Excess of Tax Basis    $  4,420,514    $  5,105,947
                                                  ------------    ------------

Deferred Tax Assets:
   Allowance for Doubtful Accounts not Currently
    Deductible                                         937,130         884,691
   Difference Between Book and Tax Depreciation      4,526,214       4,705,811
   Difference Between Book and Tax Amortization        256,791          48,380
                                                 -------------    ------------
   Totals                                            5,720,135       5,638,882
                                                 -------------    ------------
Valuation Allowance                                  1,299,621         532,935
                                                 -------------    ------------
   Net Deferred Tax Liability                    $          --    $         --
   --------------------------                    =============    ============

The Company's deferred tax asset valuation allowance was $1,299,621 and $532,935 as of December 31, 1995 and 1994, respectively. The increase in the valuation allowance of $766,686 for the year ended December 31, 1995 is comprised of the following:

Difference Between Book and Tax Depreciation                $       (179,597)
Difference Between Book and Tax Amortization                         208,411
Book Basis of Assets in Excess of Tax Basis of Assets                685,433
Allowance for Doubtful Accounts not Currently Deductible              52,439
                                                            ----------------
   Total                                                    $        766,686
   -----                                                    ================

The current and deferred income tax components of the provision [benefit] for income taxes consist of the following:
                                          Years ended      Three months ended
                                          December 31,         December 31,
                                            1 9 9 5              1 9 9 4
                                            -------              -------
Current:
   Puerto Rico                            $     82,964       $     4,968
   State                                       125,691            18,675
                                          ------------       -----------
   Totals                                      208,655            23,643
Deferred                                            --                --
                                          ------------       -----------
   Totals                                 $    208,655       $    23,643
   ------                                 ============       ===========

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #16
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[12] Income Taxes [Continued]

The provision for income taxes varies from the amount computed by applying the statutory rate for the reasons below:
                                                                     Three
                                               Years ended        months ended
                                               December 31,        December 31,
                                                 1 9 9 5             1 9 9 4

Provision Based on Statutory Rates                 35.0%                35.0%
Benefit of Graduated Rates                         (1.0)                (1.0)
Puerto Rico Taxes [Net of Federal Benefit]          2.9                  1.1
States Taxes [Net of Federal Benefit]               4.3                  4.1
Valuation Allowance                               (34.0)               (34.0)
                                                ---------            ---------
   Totals                                           7.2%                 5.2%
   ------                                       =========            =========

The Company's provision for income taxes is comprised of state and Puerto Rico income taxes for the 12 months ended December 31, 1995 and the three months ended December 31, 1994, respectively. The Company has a valuation allowance based on the uncertainties surrounding the health care industry due to health care reform considerations being contemplated by the government.

The Company and its subsidiaries file separate state tax returns. As of December 31, 1995, the Company had state net operating losses of $2,053,000 expiring as follows:

2004                     $        76,000
2005                             173,000
2009                             206,000
2010                           1,598,000
                         ---------------

   Total                 $     2,053,000
   -----                 ===============

For the nine months ended September 30, 1996, the Company recorded a liability of $691,903 payable to its immediate parent SISC for the utilization of tax net operating losses of the consolidated group. This liability was subsequently forgiven and credited to paid-in capital.

[13] Commitments

Professional Liability Insurance - Each of the operating entities carries professional malpractice and general liability insurance. The independent radiology entities that provide the radiology services are covered by their own medical malpractice insurance. The Company has procedures in place to monitor coverage and incidents of significance.

Employment Agreements - In October 1994, the Company entered into a five-year employment agreement with the President/Chief Executive Officer which runs through September 1999. The agreement provides for an annual base salary of $350,000 and a bonus, not less than $100,000 and not greater than $700,000, calculated on a percentage of the lesser of pre-tax cash flow or pre-tax net income.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #17
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[13] Commitments [Continued]

Employment Agreements [Continued] - The Chief Financial Officer ["CFO"] of the Company, who is also the CFO of Consolidated, has an employment agreement with Consolidated for a term commencing October 1, 1994 and ending December 31, 2002, pursuant to which he received an annual salary of $177,000 for the contract year ended September 30, 1996 with increases annually thereafter until the seventh year for which his annual salary is $252,000. The agreement provides for two bonuses, one of which is equal to the greater of 1% of Consolidated's net pre-tax profits or 1% of Consolidated's net cash flow, and the other of which is equal to the greater of 1% of the Company's net pre-tax profits or 1% of the Company's net cash flow. Although the CFO and Consolidated are the parties to his employment agreement, 75% of the CFO's compensation is paid by the Company because he devotes 75% of his time to the Company and the remaining 25% is allocated to and paid by Consolidated [exclusive of the bonuses relating to the Company].

Radiologist Agreements - The Company engages radiologists and other specialists to read and interpret the diagnostic imaging scans performed at the centers. The Company has entered into agreements at several of its centers for these services. Terms and fees vary on a contract by contract basis. Fees are generally based on a percentage of collected gross revenues, such fees generally range from 10% - 20%. One contract has annual fees of $275,000 plus a percentage of the center's annual gross revenues in excess of $2.4 million through March 2000 and another includes an annual consulting fee of $30,000 through December 1999. In addition, one agreement contains a provision for the issuance to the radiologist of a warrant to purchase 100,000 shares of the common stock of Consolidated upon the consummation of an initial public offering of the Company's common stock.

[14] Employee Benefit Plans

On July 1, 1995, the Company adopted a Qualified Retirement Plan under the Internal Revenue Code. The Plan requires employees to complete one year of service and attain the age of 21. Employer contributions are discretionary and determined on an annual basis. Employer contributions to the plan totaled $41,120 for the year ended December 31, 1995.

The Plan will match employee contributions dollar for dollar with maximum limitations as follows:

1995                                        $            500
1996                                                     750
1997                                                   1,000
1998                                                   1,250
1999                                                   1,500
2000                                                   1,750
2001                                                   2,000

[15] Long-Term Incentive Plan

In October 1994, the Company adopted, by action of the Board of Directors and stockholders, the 1994 Long-Term Incentive Plan [the "Plan"]. The Plan does not have an expiration date.

The Plan is authorized to grant options or other equity-based incentives for 1,200,000 shares of the Class A Common Stock or, at such time as the Class A Common Stock is converted into Common Stock, shares of Common Stock. If shares subject to an option under the Plan cease to be subject to such option, or if shares awarded under the Plan are forfeited or otherwise terminated without a payment being made to the participant in the form of stock, such shares will again be available for future issuance under the Plan.

Awards under the Plan may be made to key employees, including officers of and consultants to the Company, its subsidiaries and affiliates, but may not be granted to any director unless the director is also an employee of or consultant to the Company or any subsidiaries or affiliates. The Plan imposes no limit on the number of officers and other key employees to whom awards may be made.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #18
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[15] Long-Term Incentive Plan [Continued]

The following types of awards can be granted under the Plan: incentive or non-qualified stock options; stock appreciation rights; restricted stock; deferred stock, stock purchase rights and/or other stock-based awards. Incentive stock options to purchase an aggregate of 850,000 shares of Class A Common Stock were granted under the plan as follows: In October 1994, the Company granted incentive stock options to purchase 765,500 shares of Class A Stock at $.50 per share; in September 1995, the Company granted incentive stock options to purchase 71,500 shares of Class A Common Stock at $1.00 per share, and in June 1996, the Company granted incentive stock options to purchase 13,000 shares of Class A Common Stock at $1.00 per share. The exercise price of the options were the fair market value on the respective dates of grant. All of the options are presently fully exercisable and have a term of seven years from the date of grant.

[16] Litigation

The Company is subject to lawsuits arising in the course of ordinary business. Management after review and consultation with counsel, believes it has meritorious defenses and considers that any potential outcome from these matters after considering potential insurance recoveries, would not materially affect the financial position and statement of operations of the Company. Nevertheless, due to uncertainties in the legal process, it is at least reasonably possible that management's view of the outcome may change in the near term.

[17] Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk are cash and cash equivalents and accounts receivable arising from its normal business activities. The Company routinely assesses the financial strength of it customers and based upon factors surrounding the credit risk of its customers establishes an allowance for uncollectible accounts and, as a consequence, believes that its accounts receivable credit risk exposure beyond such allowances is limited [See Note 3]. The Company places its cash and cash equivalents with high quality financial institutions. The amount on deposit in any one institution that exceeds federally insured limits is subject to credit risk. The Company had cash balances in excess of federally insured limits of approximately $602,000 and $747,000 as of December 31, 1995 and 1994, respectively.

The Company derives over approximately 71% of its net patient service revenues from operations in the State of Florida.

The Company's operating facilities grant credit without collateral to its patients, most of whom are residents of the operating facilities respective area and are insured under third-party payor agreements. The mix of accounts receivable net of contractual allowances from third-party payors and patients are as follows:
                                                            December 31,
                                                       1 9 9 5         1 9 9 4

Personal Injury Liability Related Services                42  %           47%
Managed Care                                              16  %           15%
Commercial Insurance                                      14  %           15%
Workers' Compensation                                      7  %           10%
Medicare/Medicaid                                          4  %            6%
Private Pay                                                6  %            7%
Other                                                     11  %           --%
                                                       --------       -------
                                                         100  %          100%
                                                       ========       =======

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #19
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[18] Fair Value of Financial Instruments

Effective December 31, 1995, the Company adopted Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", which requires disclosing fair value to the extent practicable for financial instruments which are recognized or unrecognized in the balance sheet. The fair value of the financial instruments disclosed herein is not necessarily representative of the amount that could be realized or settled, nor does the fair value amount consider the tax consequences of realization or settlement.

                                            Carrying Amount       Fair Value

Notes Payable - Long-Term                   $    5,909,814       $    5,726,391
Subordinated Debt - Long-Term                    5,002,873            4,311,924
                                            --------------       --------------
   Totals                                   $   10,912,687       $   10,038,315
   ------                                   ==============       ==============

In assessing the fair value of these financial instruments, the Company used a variety of methods and assumptions, which were based on estimates of market conditions and risks existing at that time. For certain instruments, including cash, accounts receivables, accounts payables and short-term debt, the carrying amount approximated fair value for the majority of these instruments because of their short maturities. The fair value of long-term debt is estimated based on discounting expected future cash flows at the rates currently offered to the Company for debt of the same or similar remaining maturities. Due to the non-interest bearing nature and unspecified payment terms, it was not practicable to estimate the fair value of the debt due to affiliate and covenants not-to-compete, however, the use of discounted cash flow techniques to estimate fair value could result in an estimated fair value substantially lower than the carrying amount.

[19] Supplemental Disclosures of Cash Flow Information

Cash paid for interest and taxes amounted to $2,175,631 and $53,764 in 1995 and $709,140 and $-0- in 1994.

During 1995, the Company entered in various capital lease agreements for equipment at a cost of $762,465.

During December 1994, the Company entered into an agreement to purchase five system upgrades for existing MRI centers. The cost of these totaled $1,475,000.

Cash paid for interest and taxes amounted to $2,394,747 and $48,029 for the nine months ended September 30, 1996 and $2,148,042 and $-0- for the nine months ended September 30, 1995.

During the nine months ended September 30, 1996 and 1995, the Company acquired equipment under capitalized leases in the amounts of $3,970,727 and $785,124.

During 1994, the Company utilized stock transferred from an affiliate valued at $2,919,000 to acquire the centers and related companies.

During 1995, $103,984 of expenses incurred relating to an affiliate were applied against the amount due to affiliate.

During the nine months ended September 30, 1996, $691,903 of debt due to an affiliate was forgiven and included in paid-in capital.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #20
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[20] Reclassification -Certain items have been reclassified to conform with the current year's presentation.

[21] Subsequent Events

On February 7, 1996, the Company loaned $300,000 to an officer of the Company. The loan is due to the Company in 1998. Interest only is payable annually from inception at a rate of 5-1/2%.

In January 1996, the Company obtained financing from DVI Financial Services, Inc. and an affiliate thereof ["DVI"], a non-related party to the Company, consisting of a term loan of $2,000,000 and a revolving loan of $6,000,000. DVI has a security interest in substantially all of the Company's assets, primarily accounts receivable and property and equipment. The majority of the proceeds were used to pay current subordinated debt. In addition, other current subordinated debt was reclassified to long-term per the loan agreements. The Company does not intend to pay such subordinated debt as long as payment would result in a default under the DVI agreements. Furthermore, the Company believes that any payment on such subordinated debt would be a violation of the subordination provisions applicable to such subordinated debt. As a result of such subordinated provisions, if the holders were to assert a default, which would result in a default under DVI agreements, payments would be made to DVI and not the holders of the subordinated debt. The pro forma effect of this financing and the application of the proceeds on the December 31, 1995 balance sheet is as follows:

Assets:
   Current Assets                                  $    12,713,421
   Property and Equipment - Net                          9,502,005
   Other Assets                                         18,759,496
                                                   ---------------

   Total Assets                                    $    40,974,922
   ------------                                    ===============

Liabilities:
   Current Liabilities                                  12,649,113
   Non-Current Liabilities                              25,311,634

   Total Liabilities                                    37,960,747

Equity                                                   3,014,175

   Total Liabilities and Equity                    $    40,974,922
   ----------------------------                    ===============

A summary of the foregoing pro forma balance sheet reflects (a) an increase of $545,0900 in other assets due to the recognition of deferred loan costs in connection with the financing; (b) a decrease in current liabilities in excess of the $8 million in loan proceeds due to the payoff of the current portion of he notes due to the limited partners and the deferral of the subordinated debt;
(c) an increase in noncurrent liabilities in excess of he $8 million in loan proceeds due to the deferral of the subordinated from current to noncurrent; (d) an increase in current assets due to excess cash remaining from the loan proceeds after the required pay offs were made; (e) a decrease in equity due to the expensing of certain costs related to the loan that did not warrant deferral, such as additional compensation paid to certain employees who helped close the financing transaction.

[22] Unaudited Interim Statements

The financial statements for the nine months ended September 30, 1996 and 1995 are unaudited, however, in the opinion of management all adjustments [consisting of normal recurring adjustments] necessary to a fair presentation of the financial statements for these interim periods have been made. The results for interim periods are not necessary indicative of the results to be obtained for a full fiscal year.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #21
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[23] Subsequent Events [Unaudited]

[A] In September 1996, certain of the Company's subsidiaries borrowed an aggregate of $4.0 million from DVI. The loans, which mature in September 2001, are payable in monthly installments over the term of the loans. The Company pays interest currently at 11.5% per annum, additional interest of 10.5% per annum has been deferred and is payable on the maturity date of the loans, resulting in an effective annual interest rate of 22.0%. DVI has a security interest in substantially all of the Company's assets, primarily accounts receivable and property and equipment. In connection with these loans, SISC sold to DVI, for $2,500, a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share, and the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. These warrants are exercisable for the three month period commencing on the earliest to occur of (a) the prepayment in full of such loans, (b) an event of default under the loan and security agreements with respect to such loans, or (c) November 1, 2001. In addition, the Company agreed that in the event the principal of and interest on such loans has not been paid in full prior to the November 1, 2001 maturity date, the Company will issue to DVI a warrant to purchase 1,000,000 shares of the Common Stock at 80% of the market price per share of such Common Stock on the date of exercise, exercisable from November 1, 2001 until February 1, 2002.

[B] In September 1996, the Company issued warrants to purchase 250,000 shares of Class A Common Stock at $5.00 per share to SISC.

[C] The following supplementary earnings per share reflects on a pro forma basis the repayment of indebtedness of $2,100,000 and the resulting reduction of interest expense and increase in net income, net of tax, as if it had taken place at the beginning of the respective periods.

                                            September 30,        December 31,
                                               1 9 9 6              1 9 9 5

Pro Forma Net Income                       $     2,761,808      $    2,886,895
                                           ===============      ==============
Pro Forma Earnings Per Share:
     Primary                               $           .19      $          .20
                                           ===============      ==============
     Fully Diluted                         $            --      $          .18
                                           ===============      ==============
Pro Forma Number of Shares:
     Primary                                    14,430,000          14,450,175
                                           ===============      ==============
     Fully Diluted                                      --          16,126,375
                                           ===============      ==============

[D] In October 1996, the Company entered into a non-binding Memorandum of Understanding with its President/Chief Executive Officer ["CEO"] pursuant to which, subject to the execution of definitive agreements and the completion of an Initial Public Offering of the Company's common stock, the CEO agreed to reduce the outstanding principal amount of the Subordinated Notes payable to him and his wife, from an aggregate of $2.1 million as of September 30, 1996 to an aggregate of approximately $1.7 million and exchange such Subordinated Notes for shares of a newly created series of preferred stock having an annual non-cumulative dividend of $75,000 and a mandatory redemption price of approximately $1.7 million. A portion of the reduction in the Subordinated Notes payable to the CEO reflects the proposed application of the $300,000 loan from the Company to him to reduce the Subordinated Notes payable to him. Any difference between the principal amount of the loan and the redemption price of the preferred stock will be treated as a contribution to capital.

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
               NOTES TO COMBINED FINANCIAL STATEMENTS, Sheet #22
                [Information as of and for the nine months ended
                    September 30, 1996 and 1995 is Unaudited]
--------------------------------------------------------------------------------
[23] Subsequent Events [Unaudited] [Continued]

[E] In November 1996, the Company filed a registration statement with respect to an initial public offering of its securities.

[F] Although the Company files its federal income tax returns as part of a consolidated group of corporations of which Consolidated is the common parent, it has calculated its tax provision on the "separate return basis." The current tax benefit of $692,000 received by the utilization of the Parent Company's tax net operating losses for the nine months ended September 30, 1996 has been properly recorded as a liability to the Parent and then subsequently forgiven, resulting in an increase to additional paid-in capital in accordance with Accounting Principles Bulletin No. 26.

The actual tax provision of $297,219 for the nine months ended September 30, 1996 represents state income taxes and Commonwealth of Puerto Rico income taxes only. The provision for federal income taxes was completely eliminated by the applicable deferred tax asset arising from the temporary differences caused by the depreciation, amortization and bad debt expense recorded for book purposes versus tax purposes. Such expense pertaining to goodwill, customer lists and covenants-not-to-compete amortization and bad debt reserve which was recorded for financial reporting purposes exceeded the expense recorded for tax purposes by approximately $3,356,000 thereby creating the deferred tax asset.

[G] Pursuant to the agreement relating to the acquisition of IMI-Florida and its affiliated entities, as a result of a decline in the price of the Consolidated common stock, an additional 153,334 shares of Consolidated common stock are to be issued to the sellers. Approximately 35,000 of these shares are to be issued to the Company's CEO.

[H] The Company has a management services agreement with The Trinity Group, Inc. ("Trinity"), a wholly-owned subsidiary of Consolidated, pursuant to which the Company is to pay Trinity $50,000 per month for the five-year period commencing with the first month in which such payment may be made pursuant to the Company's agreements with its lenders. The Company's loan agreements with DVI do not permit such payments, and, accordingly, no payments to Trinity have been made or accrued under such agreement. The agreement is renewable by Trinity. Mr. Lewis S Schiller, chairman of the board of the Company, is the chief executive officer of Consolidated, SISC and Trinity.

                                . . . . . . . . .

                         REPORT OF INDEPENDENT AUDITORS


The Partners International Magnetic Imaging, Inc. [Predecessor]


                  We have audited the accompanying combined statement of operations, changes in equity, and cash flows of International Magnetic Imaging, Inc. [Predecessor] and its affiliates for the year ended December 31, 1993, and the nine months ended September 30, 1994. These combined statement of operations, changes in equity, and cash flows are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined statement of operations, changes in equity, and cash flows based on our audits.

                  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statements of operations, changes in equity, and cash flows are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined statements of operations, changes in equity, and cash flows. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of combined statements of operations, changes in equity, and cash flows. We believe that our audits provide a reasonable basis for our opinion.

                  In our opinion, the combined statements of operations, changes in equity, and cash flows referred to above present fairly, in all material respects, combined results of operations and cash flows of International Magnetic Imaging, Inc. [Predecessor] and its affiliates for the year ended December 31, 1993 and the nine months ended September 30, 1994, in conformity with generally accepted accounting principles.

                                               MORTENSON AND ASSOCIATES, P. C.
                                               Certified Public Accountants.

Cranford, New Jersey April 22, 1994 as to the year ended December 31, 1993 and November 22, 1994 as to the nine months ended September 30, 1994

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                           Nine months ended        Year ended
                                             September 30,        December 31,
                                               1 9 9 4              1 9 9 3
                                               -------              -------
Revenue:
   Net Patient Service Revenue             $    21,161,740     $    26,572,387
                                           ---------------     ---------------

Expenses:
   Radiology Fees                                  487,365             401,506
   Equipment Maintenance                           920,394           1,364,450
   Patient Service Costs and Expenses            1,401,912           1,422,021
   Salaries and Benefits                         6,059,210           9,333,088
   Professional Services                         1,390,211             329,733
   Other Management, General and
    Administrative                               3,099,641           4,996,206
   Provision for Bad Debts                         966,018             849,620
   Depreciation and Amortization                 2,459,742           3,545,116
                                           ---------------     ---------------
   Total Expenses                               16,784,493          22,241,740
                                           ---------------     ---------------

Operating Income Before Other Income
 [Expense]                                       4,377,247           4,330,647

Other Income [Expense]:
   Loss on Disposal of Assets                     (523,718)           (194,172)
   Interest Income and Other                       437,684             456,174
   Interest Expense                               (610,435)         (1,076,249)
                                           ---------------     ---------------
   Net Income - Historical                       3,680,778           3,516,400

Charge in Lieu of Income Taxes                   1,472,311           1,406,560
                                           ---------------     ---------------
   Pro Forma Net Income                    $     2,208,467     $     2,109,840
                                           ===============     ===============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CHANGES IN EQUITY
--------------------------------------------------------------------------------

                                               Additional
                                     Common    Paid-in      Retained        Partners' Capital           Notes         Total
                                     Stock     Capital      Earnings     General         Limited        Receivable    Equity
Balances - December 31, 1992         $ 8,770   $ 4,768,336  $  369,480   $ (1,071,122)   $ 7,846,566    $ (919,000)   $ 11,003,030

   Issuance of Common Stock               --       (22,000)         --             --             --            --         (22,000)
   Partners' Capital Contributions        --            --          --             --         20,000            --          20,000
   Additional Capital Contributed         --     1,383,728          --             --         10,000        23,000       1,416,728
   Partners' Capital Withdrawals          --            --          --         (6,431)      (114,080)           --        (120,511)
   Partners' Distributions                --            --          --       (115,263)    (2,558,509)           --      (2,673,772)
   Offering Costs                         --      (185,019)         --             --             42            --        (184,977)
   Dividends Paid                         --            --  (1,864,827)            --             --            --      (1,864,827)
   Net Income                             --            --   1,701,911       (312,475)     2,126,964            --       3,516,400
                                     -------   -----------  ----------   ------------    -----------    ----------    ------------

Balances - December 31, 1993           8,770     5,945,045     206,564     (1,505,291)     7,330,983      (896,000)     11,090,071

   Partners' Distributions                --            --          --       (137,850)    (2,745,379)           --      (2,883,229)
   Dividends Paid                         --            --  (1,247,890)            --             --            --      (1,247,890)
   Net Income                             --            --   1,633,385         48,275      1,999,118            --       3,680,778
                                     -------   -----------  ----------   ------------    -----------    ----------    ------------
Balances - September 30, 1994
   [Unaudited]                       $ 8,770   $ 5,945,045  $  592,059   $ (1,594,866)   $ 6,584,722    $ (896,000)   $ 10,639,730
                                     =======   ===========  ==========   ============    ===========    ==========    ============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
--------------------------------------------------------------------------------

COMBINED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                     Nine months ended        Year ended
                                                                                        September 30,        December 31,
                                                                                           1 9 9 4              1 9 9 3
                                                                                           -------              -------
Operating Activities:
   Net Income                                                                         $     3,680,778     $     3,516,400
   Adjustments to Reconcile Net Income to Net Cash Provided
      by Operating Activities:
       Provision for Bad Debts                                                                966,018             849,620
       Depreciation and Amortization                                                        2,459,742           3,545,116
       Loss on Disposal of Property and Equipment                                             523,718             194,172

   Changes in Operating Assets and Liabilities:
     Restricted Cash                                                                         (983,000)                 --
     Accounts Receivable - Net                                                             (2,571,920)           (180,989)
     Radiology Fees Receivable                                                                     --             662,625
     Prepaid Expenses and Other                                                             2,704,197            (608,053)
     Accounts Payable and Other Liabilities                                                  (522,558)           (806,501)
                                                                                      ---------------     ---------------
   Net Cash - Operating Activities                                                          6,256,975           7,172,390
                                                                                      ---------------     ---------------

Investing Activities:
   Property and Equipment Additions - Net                                                    (466,429)           (995,010)
   Proceeds from Sale of Equipment                                                            469,103                  --
                                                                                      ---------------     ---------------
   Net Cash - Investing Activities                                                              2,674            (995,010)
                                                                                      ---------------     ---------------

Financing Activities:
   Stock Redemption                                                                                --             (22,000)
   Shareholders' Dividends                                                                 (1,247,890)         (1,864,827)
   Partners' Capital Contributions                                                                 --           1,633,650
   Partners' Distributions                                                                 (2,883,229)         (2,673,772)
   Partners' Capital Withdrawals                                                                   --            (120,511)
   Offering Costs                                                                                  --            (184,977)
   Proceeds from Notes Payable and Long-Term Net                                                   --           1,282,013
   Net Repayments on Lines of  Credit                                                              --            (700,000)
   Payments on Notes Payable and Long-Term Net                                               (877,366)         (2,660,591)
   Payments on Capital Lease Obligations                                                     (654,452)           (780,449)
                                                                                      ---------------     ---------------
   Net Cash - Financing Activities                                                         (5,662,937)         (6,091,464)
                                                                                      ---------------     ---------------
   Net Increase in Cash and Cash Equivalents                                                  596,712              85,916

Cash and Cash Equivalents - Beginning of Years                                              1,752,826           1,666,910
                                                                                      ---------------     ---------------
   Cash and Cash Equivalents - End of Years                                           $     2,349,538     $     1,752,826
                                                                                      ===============     ===============

                 See Notes to Combined Statement of Operations,
                       Changes in Equity, and Cash Flows.

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                   NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                        CHANGES IN EQUITY, AND CASH FLOWS
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies

The accounting and reporting policies of International Magnetic Imaging, Inc. ["IMI"] and its affiliates conform to generally accepted accounting principles. The following summarizes the more significant of these policies.

Operations - The principal operations of International Magnetic Imaging, Inc. and Affiliates [hereinafter collectively referred to as the "Company"] are in the establishment and operation of outpatient diagnostic centers providing magnetic resonance imaging ["MRI"] services. Operations of the centers are conducted through nine limited partnerships and one corporation and are located in various states and the U.S.
Commonwealth of Puerto Rico.

The general partner of each of the limited partnerships are corporate entities incorporated in the state the limited partnership conducts operations. The principal users of the Company's magnetic resonance imaging services are practicing physicians, a number of which are limited partners, located in general proximity to the various centers. Each of the centers are managed by a management company, IMI, whose principal shareholders are related to the general partner of the limited partnership through common ownership.

The Florida legislature has enacted the "Patient Self-Referral Act" [the "Act"] which provides that after October 1, 1994, a physician cannot refer patients to an entity which provides diagnostic imaging services in which the physician has an investment interest, as defined in the Act [See Note 12].

Basis of Presentation - The combined statements of operations, changes in equity, and cash flows include the accounts of the following affiliated entities. The year the MRI centers commenced operations is shown parenthetically.

Operating Centers:
   Physicians Outpatient Diagnostic Center, Ltd. [1985] ["PODC"]
   Pine Island Magnetic Resonance Imaging Center, Ltd. [1986] ["Pine Island"] Magnetic Resonance Institute of North Miami Beach, Ltd. [1988] [" N. Miami"] Magnetic Resonance Institute of Boca Raton, Ltd. [1988] ["Boca Raton"] Magnetic Resonance Institute of South Dade, Ltd. [1989] ["South Dade"] Oakland Magnetic Resonance Institute, Ltd. [1990] ["Oakland Park"]
   San Juan M.R.I., Inc. [1990] ["San Juan"]
   Magnetic Resonance Institute of Arlington, L.P. [1990] ["Arlington"] Magnetic Resonance Institute of Greater Kansas City, L.P. [1991] ["Kansas
    City"]
   Magnetic Resonance Institute of Orlando, Ltd. [1992] ["Orlando"]

General Partners:
   P.O.D.C., Inc.
   S.A.S.G.P., Inc.
   Askay, Inc.
   Magnetic Resonance Institute of Boca Raton, Inc.
   Magnetic Resonance Institute of South Dade, Inc.
   Oakland Magnetic Resonance Institute, Inc.
   Magnetic Resonance Institute of Arlington, Inc.
   Magnetic Resonance Institute of Greater Kansas City, Inc.
   Magnetic Resonance Institute of Orlando, Inc.

Management Companies:
   International Magnetic Imaging, Inc. ["IMI"]

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                   CHANGES IN EQUITY, AND CASH FLOWS, Sheet #2
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies [Continued]

Radiology Company:
   J. Sternberg and S. Schulman, M.D. Corp.

The accounts of IMI and its affiliates are combined because of the common ownership interests in the management company, operating MRI entities, and the general partners that exercise operating control over such entities. All significant intercompany balances and transactions are eliminated in combination. The corporate general partners account for their respective investments in the limited partnerships using the equity method.

The financial statements, for all periods presented, have been prepared in accordance with the American Institute of Certified Public Accountants' audit and accounting guide "Audits of Providers of Health Care Services."

Cash and Cash Equivalents - The Company considers all investments purchased with a maturity of three months or less to be cash equivalents.

Allowance for Doubtful Accounts - Patient accounts are reserved for when, in management's opinion, the collectibility of a portion of, or the entire outstanding balance, is doubtful.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed on a straight-line basis over the estimated useful lives of the related assets. Leasehold improvements are stated at cost less accumulated amortization. Such improvements are amortized over the shorter of the term of the lease or the useful life of the improvement. Medical Equipment financed under capital leases is recorded in property and equipment at cost at the inception of the lease. Amortization of assets held under capital leases is included in depreciation expense and computed using the straight-line method.

Property and equipment are depreciated over the following estimated useful lives:

                                                                Years

   Buildings and Improvements                                      25
   Leasehold Improvements                                       10   - 25
   Medical Equipment                                                6
   Furniture and Equipment                                       5   -  7

Expenditures for maintenance, repairs, and replacement of minor items are charged to earnings as incurred. Major additions and improvements which extend the useful life or improve the operating performance of the related asset are capitalized. Upon disposition, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations for the period.

Intangible Assets:

Organization Costs - Expenses incurred in connection with the formation of each of the entities have been capitalized and are being amortized over a period of five years using the straight-line method. Accumulated amortization of such costs at December 31, 1993 is $90,962.

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                  CHANGES IN EQUITY, AND CASH FLOWS, Sheet #3
--------------------------------------------------------------------------------
[1] Summary of Significant Accounting Policies [Continued]

Deferred Financing Costs - Deferred financing costs are being amortized using the straight-line method, which approximates the interest method, over the term of the related financing agreement. Accumulated amortization of such costs at December 31, 1993 is $75,640.

Income Taxes - The Company prepares its combined financial statements on the accrual basis of accounting. No provision has been made for Federal and State income taxes for the partnership entities as the individual general and limited partners are responsible for such taxes on their respective share of earnings. Likewise, the general partner corporate entities and the management companies have elected "S corporation" status under the Internal Revenue Code and the taxation of the earnings thereof is the responsibility of the individual shareholders. As of December 31, 1993, the Company's sole magnetic resonance institute organized for tax purposes as a "C" corporation, San Juan MRI, Inc. ["San Juan"] has available, for its operations only, approximately $1,041,000 of income tax loss carryforwards to offset future taxable income of which $681,000, $256,000 and $104,000 expires in 1997, 1998 and 1999, respectively. At December 31, 1993 , San Juan has net operating loss carryforwards for financial reporting purposes of approximately $1,312,000.

In February 1992, the Financial Accounting Standards Board issued Statement of Financial Accounting Statement No. 109, "Accounting for Income Taxes." The statement is effective for the fiscal year 1993. The implementation of such statement has not had a material impact on the Company's financial position.

Net Patient Service Revenue - Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payors, and others for services rendered, including provisions for estimated contractual adjustments under reimbursement agreements with third-party payors. The Company has historically not provided any significant amount of charity care.

[2] Property and Equipment

Depreciation expense for the year ended December 31, 1993 and the nine months ended September 30, 1994 is $3,501,284 and $2,374,931, respectively.

[3] Leases

The Company leases real estate for certain of its MRI centers and its administrative offices under noncancellable operating leases expiring during the next fifteen years. The real estate leases contain clauses which permit adjustments of lease payments based upon changes in the "Consumer Price Index", options to renew the leases for periods up to an additional fifteen years and additional payments for a proportionate share of real estate taxes and common area operating expenses.

Several of the MRI centers lease the magnetic resonance imaging equipment under noncancellable capital leases, the last of which expires in 1999. In January 1993, the Company restructured certain capital lease agreements. The restructuring extends the term of the leases and, for certain of those leases, includes a balloon payment representing the buy-out of the leased equipment at the end of the lease term.

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                   CHANGES IN EQUITY, AND CASH FLOWS, Sheet #4
--------------------------------------------------------------------------------
[3] Leases [Continued]

As of December 31, 1993, the future minimum lease payments under capital leases and noncancellable operating leases are:

                                                     Capital        Operating
                                                     Leases           Leases
Fiscal Years

   1994                                       $     1,323,054  $       352,308
   1995                                             1,294,373          205,426
   1996                                             1,162,019          139,317
   1997                                               877,975          140,380
   1998                                               668,248          141,472
   Thereafter                                         175,294          264,768
                                              ---------------  ---------------
   Total Minimum Lease Payments                     5,500,963  $     1,243,671
                                                               ===============
   Less Amount Representing Interest               (1,188,668)
   Present Value of Net Minimum
     Capital Lease Payments                   $     4,312,295
     ----------------------                   ===============

Total rental expense for the year ended December 31, 1993 and the nine months ended September 30, 1994 is $591,207 and $562,003, respectively.

[4] Long Term Debt

Maturities of long-term debt as of December 31, 1993 are as follows:

Years ended
December 31,                                                          Amount

   1994                                                        $     3,138,325
   1995                                                              1,388,631
   1996                                                                326,399
   1997                                                                124,399
                                                               ---------------
     Total                                                     $     4,977,754
     -----                                                     ===============

Interest paid is $538,842, during the year ended December 31, 1993 and $585,781 during the nine months ended September 30, 1994.

[5] Debentures

San Juan has issued debentures in the principal amount of $4,000 each, which bear interest at the rate of 10%, of which $560,000 are due July 1, 1995 and $88,000 are due on July 1, 1997. The debentures are subject to prepayment, in whole or in part, at any time. As long as the debenture principal and accrued interest thereon is outstanding, San Juan cannot pay dividends to its shareholders or management fees to IMI. At December 31, 1993, debentures in the amount of $648,000, were outstanding. Management fees accrued to IMI was $1,905,602, at December 31, 1993.

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                   CHANGES IN EQUITY, AND CASH FLOWS, Sheet #5
--------------------------------------------------------------------------------
[6] Shareholders' Equity - General Partners

The number of common shares authorized, issued and outstanding, and the amount of issued and outstanding common stock of the general partner corporate entities included in the combined financial statements at December 31, 1993 are as follows:

                                                                                                        Additional
                                                   Par        Shares       Issued and     Common         Paid-in
                                                  Value    Authorized     Outstanding       Stock        Capital
S.A.S.G.P., Inc.                                  $   1.00        500          300       $      300    $    134,200
Askay, Inc.                                       $   1.00      7,500          300       $      300    $    164,000
MRI of Boca Raton, Inc.                           $   1.00      7,500          300       $      300    $    165,200
MRI of South Dade, Inc.                           $   1.00      7,500          300       $      300    $    111,000
Oakland MRI, Inc.                                 $   1.00      7,500          300       $      300    $     81,000
MRI of Arlington, Inc.                            $   1.00      7,500          300       $        0    $     85,000
MRI of Greater Kansas City, Inc.                  $   1.00      7,500          300       $      300    $    110,000
MRI of Orlando, Inc.                              $   1.00      7,500          300       $      300    $     76,000

[7] Related Party Transactions

San Juan Loans - IMI and a related radiology company, not included in the combined financial statements, provided $750,000 revolving lines of credit to San Juan. Borrowings under the lines of credit are unsecured and bear interest at a rate of 9.5% at December 31, 1993. In October 1990, the proceeds of the notes were assigned by the creditor entities to the principal shareholders of IMI and the radiology company and treated as dividend distributions. The amount attributable to IMI was $216,000. Borrowings under the lines of credit are payable in full at December 31, 1994. At December 31, 1993, borrowings amounted to $174,124.

Interest paid on the notes during 1993 to the principal shareholders is $30,276.

Interior Design Fees - Interior design services and the purchase of furniture, fixtures, and certain leasehold improvements for the Company are performed by an entity owned by the spouse of one of the Company's principal shareholders. Aggregate payments for the design services and reimbursements for purchases of furniture and equipment during the year ended December 31, 1993 was $2,568.

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                   CHANGES IN EQUITY, AND CASH FLOWS, Sheet #6
--------------------------------------------------------------------------------
[8] Supplemental Noncash Investing and Financing Information

Capital lease obligations of $222,860 in 1993 were incurred when the Company entered into leases for new medical equipment.

[9] Commitments

Professional Liability Insurance - Each of the operating entities carries professional malpractice and general liability insurance. The radiology entities that provide the radiology services are covered by their own medical malpractice insurance. The Company has procedures in place to monitor coverage and incidents of significance.

[10] Employee Benefit Plan

During 1993, the Company began sponsoring the International Magnetic Imaging, Inc. 401(K) Savings Plan. Employees become eligible for participation after completion of 1,000 hours of eligible service during the first twelve months of employment or in any later plan year. Participants may elect to contribute from 1% to 15% of their compensation, as defined. The Company may choose to make a matching contribution to the plan for each participant who has elected to make tax deferred contributions for the plan year. The Company's matching contribution percentage will be decided each year by the Company, not to exceed $1,000. For 1993, the Company decided to match 100% of the employees contribution, up to the maximum amount allowable under the plan. This amounted to $73,523 for 1993.

[11] Restructure

[A] In April of 1994 the Company restructured certain capital lease agreements to extend the terms of such leases. The net present value of the future minimum lease payments under the restructured agreement had no change, however, the net increase or [decrease] in the future minimum lease payments under these capital leases is as follows:

Fiscal                                                              Increase
Years                                                              [Decrease]

   1994                                                        $     (156,478)
   1995                                                               (27,532)
   1996                                                               (27,532)
   1997                                                                81,755
   1998                                                               307,002
                                                               --------------
   Total Net Increase in Minimum Lease Payments                       177,215
   Less Increase in Amount Representing Imputed Interest             (177,215)

   Increased Net Present Value of Capital Lease Payments       $           --
   -----------------------------------------------------       ==============

   INTERNATIONAL MAGNETIC IMAGING, INC. [PREDECESSOR] AND AFFILIATED ENTITIES
                  NOTES TO COMBINED STATEMENTS OF OPERATIONS,
                   CHANGES IN EQUITY, AND CASH FLOWS, Sheet #7
--------------------------------------------------------------------------------
[11] Restructure [Continued]

[B] Additionally, in February and April 1994, the Company renegotiated and refinanced certain promissory notes such that the interest rates and terms were increased. The renegotiation and refinancing resulted in a $259,575 charge to earnings and a $514,719 decrease in cash. The net increase (decrease) in the annual maturities of debt is as follows:

Fiscal                                                              Increase
Years                                                              (Decrease)

   1994                                                        $     (176,955)
   1995                                                                 7,320
   1996                                                               144,751
   1997                                                               111,905
   1998                                                               211,031
   Thereafter                                                         216,667
                                                               --------------
   Net Increase                                                $      514,719
   ------------                                                ==============

[C] Furthermore, during the first two quarters of 1994, the Company disposed of certain fixed assets which were no longer in operational use. The net cost of the assets disposed was $508,248 resulting in a charge to earnings of $508,248.

[12] Sale of Business

In May 1994, an agreement was reached between IMI Acquisition Corporation [Buyer], a wholly owned subsidiary of Consolidated Technology Group, Ltd. ["Consolidated"] and the shareholders of International Magnetic Imaging, Inc. [Seller] in which buyer intends to acquire, own and operate all of the centers within this combined group. The selling price for the Centers, together with IMI and MD Corp., is approximately $27 million of which $6 million is payable in cash and $21 million in the acquiring subsidiary's 7% subordinated installment notes ["Notes"], and Consolidated is issuing shares of its Common Stock. The Notes to be issued in connection with acquisition of the Centers mature primarily in September 1996, with Notes in the principal amount of $860,000 maturing in September 1997. The Notes to be issued to acquire IMI and the assets of MD Corp. mature in September 1997 and September 1999, respectively.

[13] Pro Forma Income Tax Effect

The pro forma effects of income tax expense have been computed based on an effective rate of 40% for federal and state income taxes which were in effect for the respective time periods.

                                . . . . . . . . .

No dealer,  salesperson  or any other  person
has been  authorized to give any  information
or to make  any  representations  other  than
those   contained  in  this   Prospectus   in
connection   with  the  offer  made  by  this
Prospectus,  and,  if  given  or  made,  such
information  or  representations  must not be         1,000,000 Shares of
relied on as having  been  authorized  by the             Common Stock
Company   or  by   the   Underwriters.   This         1,500,000 Series A
Prospectus  does not  constitute  an offer to       Redeemable Common Stock
sell or a solicitation of an offer to buy any          Purchase Warrants
securities  offered  hereby to any  person in
any  jurisdiction  in  which  such  offer  or
solicitation  was not  authorized or in which
the person making such offer or  solicitation
is not  qualified  to do so or to  anyone  to       International Magnetic
whom it is  unlawful  to make  such  offer or            Imaging, Inc.
solicitation.  Neither  the  delivery of this
Prospectus nor any sale made hereunder shall,
under   any    circumstances,    create   any
implication that there has been no change in the circumstances of the Company of the facts herein set forth since the date of this Prospectus.


             TABLE OF CONTENTS
                                         Page
                                         ----
Prospectus Summary... .....................3
Risk Factors...............................8
Dilution...................................19
Use of Proceeds............................20
Capitalization.............................22
Selected Financial Data ...................24
Management's Discussion and Analysis of
Financial Condition and Results of
Operations.................................26
Business...................................33             PROSPECTUS
Management.................................45
Agreements with DVI........................49
Certain Transactions.......................50
Principal Stockholders.....................54
Selling Security Holder....................55
Description of Securities..................56
Underwriting...............................61
Legal Matters..............................63
Experts....................................63
Additional Information ....................63
Index to Commbined Financial Statements...F-1

                                                Monroe Parker Securities, Inc.


Until__________, 1997 (25 days after the date
of this  Prospectus)  all  dealers  effecting
transactions  in the  registered  securities,
whether   or   not   participating   in   the
distribution,  may be  required  to deliver a
Prospectus.   This  is  in  addition  to  the
obligation of dealers to deliver a Prospectus
when acting as underwriters  and with respect
to their unsold allotments or subscriptions.                        ,1997

PROSPECTUS                SUBJECT TO COMPLETION DATED JANUARY 10, 1997

                      International Magnetic Imaging, Inc.

               1,000,000 Series B Common Stock Purchase Warrants

         The 1,000,000 Series B Common Stock Purchase Warrants ("Series B Warrants") may be sold by SIS Capital Corp. (the "Selling Security Holder"). The Series B Warrants have an exercise price of $2.00 per share, expire three years from the date of this Prospectus and are not redeemable by the Company. The Selling Security Holder has agreed that, during the two years commencing on the date of this Prospectus, it will not exercise or sell the Series B Warrants or the underlying shares of Common Stock without the consent of Monroe Parker Securities, Inc., the underwriter of the Company's initial public offering (the "Underwriter"). Such consent cannot be granted until the exercise or expiration of the Underwriter's over-allotment option in the Company's initial public offering. There is not expected to be any public market for the Series B Warrants. The Series B Warrants provide that, in the event that they are sold or otherwise transferred pursuant to an effective registration statement, they expire 90 days from the date of sale or transfer. As a result, any purchaser of the Series B Warrants must, within a short period, either exercise the Series B Warrants or permit them to expire unexercised.

         The Company will not receive any proceeds from the sale by the Selling Security Holder of the Series B Warrants or underlying shares of Common Stock except to the extent that any Series B Warrants are exercised. The cost of the registration of the Series B Warrants and the underlying securities for the Selling Security Holder, estimated at approximately $5,000, is being borne by the Company.

         The Selling Security Holder has advised the Company that any transfer of the Series B Warrants will be either pursuant to a sale at negotiated prices or by gift, and, if the Series B Warrants are exercised, any sale of the underlying shares of Common Stock may be effected from time to time in transactions (which may include block transactions) by or for the account of the Selling Security Holder in the over-the-counter market or in negotiated transactions, a combination of such methods of sale or otherwise. Sales may be made at fixed prices which may be changed, at market prices or in negotiated transactions, a combination of such methods of sale or otherwise, and such securities may be transferred by gift.

         The Selling Security Holder may effect such transactions by selling its securities directly to purchasers, through broker-dealers, including the Underwriter, acting as agents for the Selling Security Holder or to broker-dealers, including the Underwriter, who may purchase securities as principals and thereafter sell the securities from time to time in the over-the-counter market, in negotiated transactions or otherwise. Such broker-dealers, if any, may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holder and/or the purchasers from whom such broker-dealer may act as agents or to whom they may sell as principals or otherwise (which compensation as to a particular broker-dealer may exceed customary commissions).

         This Prospectus, with a different Cover Page, relates to the sale by the Company pursuant to an underwritten public offering of 1,000,000 shares of Common Stock and 1,500,000 Series A Redeemable Common Stock Purchase Warrants (the "Warrants"). See "Underwriting."

         SISC, the Company's principal stockholder, presently owns all of the Company's Common Stock and Series B Convertible Redeemable Preferred Stock, which are the only classes of voting stock. After completion of the underwritten public offering, SISC will own 91.1% of the Common Stock and 93.2% of the voting stock, without giving effect to any shares of Common Stock issuable upon exercise of any warrants. See "Principal Stockholders."

                                ---------------

  AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK
     AND IMMEDIATE AND SUBSTANTIAL DILUTION AND SHOULD BE CONSIDERED ONLY BY INVESTORS WHO CAN AFFORD TO SUSTAIN A LOSS OF THEIR ENTIRE INVESTMENT.
           SEE "RISK FACTORS," WHICH BEGIN ON PAGE 7, AND "DILUTION."

                                ---------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION
 OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
      PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is           , 1997

         The Selling Security Holder understands that the anti-manipulative rules under the Securities Exchange Act of 1934, Rules 10b-6 and 10b-7, may apply to its sales in the market and has furnished the Selling Security Holder with a copy of these rules. The Company has also informed the Selling Security Holder of the need for delivery of copies of this Prospectus.

         The Company will be subject to certain informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Commission at Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661 and Seven World Trade Center, New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549.

         The Company intends to furnish its stockholders with annual reports containing audited financial statements and with such other periodic reports as the Company may from time to time deem appropriate or as may be required by law. The Company uses the calendar year as its fiscal year.

IN CONNECTION WITH THE PUBLIC OFFERING BY THE COMPANY OF COMMON STOCK AND WARRANTS, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AND/OR WARRANTS AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZATION, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

           SEC registration fee                                    $  7,981.87
           NASD registration fee                                      2,812.13
           Nasdaq listing fee                                        10,000.00
           Printing and engraving                                             *
           Accountants' fees and expenses                                     *
           Legal fees                                                         *
           Transfer agent's and warrant agent's fees and expenses             *
           Blue Sky fees and expenses                                         *
           Underwriter's non-accountable expense allowance          156,750.00
           Underwriter's consulting agreement                       100,000.00
           Miscellaneous                                                   .  *
                                                                   -----------
           Total                                                   $785,000.00**
                                                                   ===========

*        To be supplied by amendment.
**       Estimated

Item 14.  Indemnification of Directors and Officers

         Section 145 of the Delaware General Corporation Law and Article EIGHTH of the Company's Restated Certificate of Incorporation (Exhibit 3.1) provide for indemnification of directors and officers of the Company under certain circumstances.

         Reference is made to Paragraphs 6 and 7 of the Underwriting Agreement (Exhibit 1.1) with respect to indemnification of the Company and the Underwriter. In addition, the Series B Warrants (Exhibit 10.7) and the subscription agreement relating to the January 1996 Interim Notes (Exhibit 10.12) also include indemnification provisions.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, offices or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 15.  Recent Sales of Unregistered Securities

         Set forth below is information concerning the issuance by the Registrant of its securities since its organization in August 1994. All securities issued are restricted securities and the certificates bear restrictive legend.

         (a) On September 30, 1994, the Registrant issued to SIS Capital Corp. ("SISC") 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Convertible Redeemable Preferred Stock ("Series B Preferred Stock").

         (b) The issuances referred to in Paragraph (a) of this Item 15 reflect the recapitalization effective in November, 1996, pursuant to which the 1,000 shares of Common Stock outstanding on such date became and were converted into 9,200,000 shares of Common Stock, 1,000,000 shares of Class A Common Stock, 5,000 shares of Series A Redeemable Preferred Stock and 5,000 shares of Series B Preferred Stock.

         (c) Also in connection with the organization of the Company, in September 1994, the Company issued to SISC for nominal consideration Series B Common Stock Purchase warrants to purchase 1,000,000 shares of Common Stock at $2.00 per share and 1,250,000 shares of Class A Common Stock at $2.00 per share.

         (d) In October 1994, the Company issued, for nominal consideration, warrants to purchase an aggregate of 500,000 shares of Class A Common Stock at $2.00 per share to the following persons, all of whom were employed or engaged by the Company.


     Name                          Warrants
     ----                          --------
SIS Capital Corp.                    55,000
George W. Mahoney                   100,000
Norman J. Hoskin                     50,000
E. Gerald Kay                        50,000
Robert L. Blessey                    50,000
Emillio Torres, M.D.                 27,500
Charles Fitzpatrick                  22,500
Lee Wingeier                         22,500
Brian Wade                           22,500
Gary Feldsberg, M.D.                 16,000
Cary Hoffman, M.D.                   16,000
Brian Murphy, M.D.                   16,000
Stanley Rosensweig, M.D.             16,000
Fred Steinberg, M.D.                 16,000
Lewis Friloux, M.D.                  11,000
Mary McNaughton, M.D.                 9,000
                                   --------
                                    500,000

         (e) In September 1996, in connection with loans from DVI Financial Services, Inc. d/b/a DVI Capital ("DVI"), the Company issued to DVI a warrant to purchase 250,000 shares of Class A Common Stock at an exercise price of $5.00 per share. In September 1996, the Company issued to SISC a warrant to purchase 250,000 shares of Class A Common Stock at $5.00 per share. In connection with the DVI loans, SISC sold to DVI a warrant to purchase 250,000 shares of Class A Common Stock at $2.00 per share. See Paragraph (a) of this Item 15.

         The issuances described in this Item 15 are exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof as transactions not involving a public offering, except that the issuance of securities pursuant to the recapitalization described in Paragraph (b) is exempt from such registration requirements pursuant to Section 3(a)(9) of the Securities Act. No underwriting was involved in connection with any of such issuances and no fees or commissions were paid.

Item 16.  Exhibits and Financial Statement Schedules

(a)  Exhibits

     1.1(1)      Form of Underwriting Agreement.
     1.2(1)      Form of Underwriter's Purchase Option.
     1.3(1)      Form of Selected Dealer Agreement.
     1.4(1)      Form of Consulting Agreement between the Registrant and the
                 Underwriter.
     2.1(2)      General Partnership Interest Purchase Agreement dated July 19,
                 1994 by and between IMI Acquisition of Boca Raton Corporation and Magnetic Resonance Institute of Boca Raton, Inc.

     2.2(2) Escrow Agreement dated July 19, 1994 by and among IMI Acquisition of Boca Raton Corporation, Magnetic Resonance Institute of Boca Raton, Inc. and Capital Bank.
     2.3(2)      Subscription Agreement dated July   , 1994 by and between IMI
                 Ltd. Partner Acq. of Boca Raton, Inc. and Magnetic Resonance Institute of Boca Raton, Inc.
     2.4(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq of Boca Raton, Inc., Magnetic Resonance Institute of Boca Raton, Ltd., and Capital Bank.
     2.5(3) Modification and Extension of Promissory Note/Mortgage of Magnetic Resonance Institute of Boca Raton, Ltd. to DVI.
     2.6(2) General Partnership Interest Purchase Agreement by and between IMI Acquisition of North Miami Beach Corporation and Askay, Inc.
     2.7(2) Escrow Agreement dated July 19, 1994 by and between IMI Acquisition of No Miami Beach Corporation, Askay, Inc., and Capital Bank.
     2.8(2) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of North Miami Beach, Inc. and Askay, Inc.
     2.9(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of North Miami Beach Inc., Magnetic Resonance Institute of North Miami Beach Ltd., and Capital Bank.
     2.10(2) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of South Dade Corporation and Magnetic Resonance Institute of South Dade, Inc.
     2.11(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of South Dade, Magnetic Resonance Institute of South Dade, Ltd. and Capital Bank.
     2.12(2) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of South Dade, Inc. and Magnetic Resonance Institute of South Dade, Inc.
     2.13(2) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Orlando Corporation and Magnetic Resonance Institute of Orlando, Inc.
     2.14(2) Escrow Agreement dated July 19, 1994 by and among IMI Acquisition of Orlando Corporation, Magnetic Resonance Institute of Orlando, Inc. and Capital Bank.
     2.15(2) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Orlando, Inc. and Magnetic Resonance Institute of Orlando, Inc.
     2.16(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Orlando, Inc., Magnetic Resonance Institute of Orlando, Ltd. and Capital Bank.
     2.17(2) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Oakland Park Corporation and Oakland Magnetic Resonance Institute, Inc.
     2.18(2) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Oakland Park, Inc. and Oakland Magnetic Resonance Institute, Inc.
     2.19(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Oakland Park, Inc., Oakland Magnetic Resonance Institute, Inc. and Capital Bank.
     2.20(2) General Partnership Interest Purchase Agreement dated July 19, 1994 by and between IMI Acquisition of Pine Island Corporation and S.A.S.G.P., Inc.
     2.21(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Pine Island, Inc., S.A.S.G.P., Inc. and Capital Bank.
     2.22(2) Subscription Agreement dated July 19, 1994 by and between IMI Ltd. Partner Acq. of Pine Island, Inc. and S.A.S.G.P., Inc.
     2.23(2) Escrow Agreement dated July 19, 1994 by and among IMI Ltd. Partner Acq. of Pine Island, Inc., Pine Island Magnetic Resonance Imaging Center, Ltd. and Capital Bank.
     2.24(3) Mortgage and Security Agreement of Pine Island Magnetic Resonance Imaging Center, Ltd. To DVI.
     2.25(3) Stock Purchase Agreement dated July 19, 1994 by and between MD Ltd. Partner Acq. Corporation and Stephen A. Schulman, MD and Stephanie S. Schulman, James H. Sternberg, MD and Marsha Sternberg, Ashley Kaye, MD and International Magnetic Imaging, Inc.
     2.26(2) Asset Purchase Agreement dated as of July 19, 1994 by and between MD Acquisition Corporation, J. Sternberg and S. Schulman M.D. Corp.
     2.27(2) Asset Purchase Agreement dated as of August 29, 1994, by and between IMI Acquisition of Kansas Corporation and Magnetic Resonance Institute of Greater Kansas City, L.P.
     2.28(3) Mortgage and Security Agreement of Magnetic Resonance Institute of Greater Kansas City, L.P. to DVI.
     2.29(2) Asset Purchase Agreement dated as of August 29, 1994, by and between IMI Acquisition of Puerto Rico Incorporated, as assignee of DCP Acquisition Corp., and San Juan MRI, Inc.
     2.30(2) General Partnership Interest Purchase Agreement dated as of August 29, 1994 by and between PODC Acquisition Corporation and P.O.D.C., Inc., A.F.-B.P.O.D.C., Inc., G.S.L.P.O.D.C., Inc. and J.M.S.P.O.D.C., Inc.
     2.31(2) Subscription Agreement dated as of August 29, 1994 by and between PODC Ltd. Partner Acq. Corporation and Physicians Outpatient Diagnostic Center, Ltd.

     2.32(2)     Asset Purchase Agreement dated as of October 20, 1994, by and between IMI Acquisition of Arlington Corp. and Magnetic
                 Resonance Institute of Arlington, L.P. Amendment dated April
                 13, 1994 to the Purchase Agreement.
     3.1(1)      Restated Certificate of Incorporation.
     3.2(1)      Certificate of designation with respect to the Series A
                 Preferred Stock and Series B Preferred Stock.
     3.3(1)      By-Laws
     4.1(1)      Form of Warrant Agreement among the Registrant and American
                 Stock Transfer & Trust Company, as Warrant Agent, to which the form of Series A Redeemable Common Stock Purchase Warrant is included as an exhibit.
     5.1(3)      Opinion of Esanu Katsky Korins & Siger.
    10.1(2)      Loan and Security Agreement dated as of September 30, 1994, by and between IMI Acquisition of Boca Raton Corporation, IMI
                 Limited Partner Acquisition of Boca Raton, Inc., as Borrowers,
                 IMI Acquisition Corporation, as Guarantor and DVI, as Lender.
                 [Substantially identical Loan and Security Agreements among other subsidiaries, IMI Acquisition Corporation and DVI were executed, but are not filed as exhibits.]
    10.2(2)      Secured promissory notes dated as of September 30, 1994 to DVI.
    10.3(2)      Unconditional continuing guaranties dated as of September 30,
                 1994, between DVI and IMI Acquisition Corporation.
    10.4(2)      Security agreements (pledge) dated as of September 30, 1994, between IMI Acquisition Corporation, as Guarantor and DVI, as
                 Lender. [Substantially identical guaranties among
                 IMI Acquisition Corporation and DVI, dated as of September 30,
                 1994, but are not filed as exhibits]
    10.5(2)      Common Stock Purchase Warrant issued by Consolidated Technology
                 Group Ltd. to DVI.
    10.6(1)      Loan and Security Agreement dated as of April 3, 1995, by and between Magnetic Resonance Institute of Arlington, Ltd., as
                 Borrower, IMI Acquisition Corporation, as Guarantor, and DVI,
                 as Lender. [Substantially identical Loan and Security
                 Agreements among other subsidiaries, as Borrowers, IMI
                 Acquisition Corporation, as Guarantor, and DVI, as Lender, were executed as of April 3, 1995, but are not filed as exhibits.]
    10.7(1)      Secured promissory notes dated as of April 3, 1995 to DVI.
    10.8(1)      Unconditional continuing guaranty dated as of April 3, 1995 between DVI and IMI Acquisition Corporation.  [Substantially identical guaranties between the same parties were executed as of April 3, 1995, but are not filed as exhibits.]
    10.9(1)      Loan and Security Agreement dated as of December 29, 1995, by and between Magnetic Resonance Institute of Boca Raton, Ltd.,
                 Magnetic Resonance Institute of South Dade, Ltd., Pine Island
                 Magnetic Resonance Imaging Center, Ltd., and Physicians'
                 Outpatient Diagnostic Center, Ltd., as Borrowers, and
                 International Magnetic Imaging, Inc., IMI Acquisition of
                 Arlington Corp., IMI Acquisition of Puerto Rico Corporation,
                 IMI Acquisition of Kansas Corporation, Magnetic Resonance
                 Institute of North Miami Beach, Ltd., and MD Acquisition
                 Corporation, as Guarantors, and DVI Business Credit Corporation
                 ("DVIBCC"), as Lender. [Substantially identical Loan and
                 Security Agreements among the same parties with the Borrowers, here, in the place of the Guarantors and the Guarantors, here, with the exception of International Magnetic Imaging, Inc., in the place of the Borrowers, and DVIBCC, as Lender, were
                 executed as of December 29, 1995, but are not filed as
                 exhibits.]
    10.10(1)     Secured promissory notes dated as of December 29, 1995 to
                 DVIBCC.
    10.11(1)     Unconditional continuing guaranties dated as of December 29,
                 1995 between DVIBCC and International Magnetic Imaging, Inc.
    10.12(1)     Secured unconditional continuing guaranties dated as of
                 December 29, 1995 between DVIBCC and IMI Acquisition of
                 Arlington Corp., IMI Acquisition of Kansas Corporation, IMI
                 Acquisition of Puerto Rico Corporation, Magnetic Resonance
                 Institute of North Miami Beach, Ltd., Oakland Magnetic
                 Resonance Institute, Ltd. and MD Acquisition Corporation; and
                 DVIBCC and International Magnetic Imaging, Inc., Magnetic
                 Resonance Institute of Boca Raton, Ltd., Magnetic Resonance
                 Institute of South Dade, Ltd., Pine Island Magnetic Resonance
                 Imaging Center, Ltd. and Physicians' Outpatient Diagnostic
                 Center, Ltd.
    10.13(1)     Loan and Security Agreement dated as of January 24, 1996, by and between IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas
                 Corporation, Magnetic Resonance Institute of North Miami Beach,
                 Ltd., Oakland Magnetic Resonance Institute, Ltd., MD
                 Acquisition Corporation, Magnetic Resonance Institute of Boca
                 Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd.,
                 Pine Island Magnetic Resonance Imaging Center, Ltd., and
                 Physicians' Outpatient Diagnostic Center, Ltd., as Borrowers,
                 International Magnetic Imaging, Inc., as Guarantor and DVI, as
                 Lender.
    10.14(1)     Secured promissory note dated as of January 24, 1996 to DVI.
    10.15        Unconditional continuing guaranty dated as of January 24, 1996 between DVI and International Magnetic Imaging, Inc.
    10.16        Loan and Security Agreement dated as of January 25, 1996, by and between Magnetic Resonance Institute of North Miami Beach,
                 Ltd., as Borrower, International Magnetic Imaging, Inc., as
                 Guarantor, and DVI, as Lender.
    10.17        Secured promissory note dated as of January 25, 1996 to DVI.
    10.18        Unconditional continuing guaranty dated as of January 25, 1996 between DVI and International Magnetic Imaging, Inc.
    10.19        Loan and Security Agreement dated as of  July 29, 1996, by and between Magnetic Resonance Institute of South Dade, Ltd., as
                 Borrower, International Magnetic Imaging, Inc., as Guarantor, and DVI, as Lender.

    10.20        Secured promissory note dated as of July 29, 1996 to DVI.
    10.21(1)     Unconditional continuing guaranty dated as of July 29, 1996 between DVI and International Magnetic Imaging, Inc.
    10.22(1)     Loan and Security Agreement dated as of September 11, 1996, by and between IMI Acquisition of Arlington Corp., IMI Acquisition of Puerto Rico Corporation, IMI Acquisition of Kansas
                 Corporation, Magnetic Resonance Institute of North Miami Beach,
                 Ltd., Oakland Magnetic Resonance Institute, Ltd., MD
                 Acquisition Corporation, Magnetic Resonance Institute of Boca
                 Raton, Ltd., Magnetic Resonance Institute of South Dade, Ltd.,
                 Pine Island Magnetic Resonance Imaging Center, Ltd.,
                 Physicians' Outpatient Diagnostic Center, Ltd., as Borrowers,
                 International Magnetic Imaging, Inc., as Guarantor, and DVI, as
                 Lender. [Substantially identical Loan and Security Agreements among the same parties were executed as of September 11, 1996, but are not filed as exhibits.]
    10.23(1)     Secured promissory notes dated as of September 11, 1996 to DVI.
    10.24(3)     Unconditional continuing guaranty dated as of September 11,
                 1996 between DVI and International Magnetic Imaging, Inc.
                 [Substantially identical guaranties between the same parties were executed as of September 11, 1995, but are not filed as exhibits.]
    10.25(3)     Common Stock Purchase Warrant issued to DVI.
    10.26(1)     Employment agreement dated as of October 1, 1994, between the
                 Registrant and Dr. Stephen A. Schulman, as amended.
    10.27(1)     Memorandum of understanding dated October 16, 1996, between the
                 Registrant and Dr. Stephen A. Schulman.
    10.28        Employment agreement dated March 21, 1995, between the
                 Registrant and George W. Mahoney, as amended.
    10.29        Agreement dated September 30, 1994, between the Registrant and
                 Dr. James H. Sternberg.
    10.30        Agreement dated September 30, 1994, between the Registrant and
                 Dr. Ashley Kaye.
    10.31        Agreement dated December 5, 1994, between the Registrant and
                 Expert Radiology Network, P.A.
    10.32(3)     Facility Use Agreement dated October 15, 1990, between San Juan
                 MRI, Inc. and Emilio Torres Reyes, M.D., as amended.
    10.33(3)     Agreement dated April 1, 1995, between IMI Acquisition of
                 Arlington Corp. and Louis Friloux, M.D.
    10.34(3)     Letter agreement dated August 3, 1994, between the Registrant and Diagnostic Imaging North, as amended.
    10.35(1)     Registrant's 1994 Long-term incentive plan.
    10.36(1)     Series B Common Stock Purchase Warrant.
    10.37(3)     Agreement dated as of January 1, 1997 between the Registrant and The Trinity Group, Inc.
    11.1         Computation of income per share.
    24.1         Consent of Moore Stephens, P.C. (See Page II-8).
    24.2(3)      Consent of Esanu Katsky Korins & Siger (included in Exhibit
                 5.1).
    24.3(1)      Consent of Proskauer Rose Goetz & Mendelsohn LLP.
    24.4(1)      Consent of Piper & Marbury L.L.P.
    24.5(1)      Consent of Niewald Waldeck & Brown.
    24.6(1)      Consent of Nevares, Sanchez-Alvarez & Gonzalez-Nieto.
    25.1(1)      Powers of attorney.
    27.1         Financial data schedule.


(1)   Previously filed.

(2) Filed as an exhibit to the Form 8-K Current Report by Consolidated Technology Group Ltd., SEC File No. 0-4186, having a date of report of July 19, 1994.

(3)   To be filed by amendment.

(b)   Financial Statement Schedules

      None

Item 17.  Undertakings

The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

         (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the registrant, pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (6) For determining any liability under the Securities Act, to treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the issuer under Rule 424(b)(1), or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

         (7) For determining any liability under the Securities Act, to treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on this the 10th day of January , 1997.

                                          INTERNATIONAL MAGNETIC IMAGING, INC.


                                          By: Lewis S. Schiller
                                              -----------------
                                              Lewis S. Schiller
                                              Chairman of the Board

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons on behalf of the Registrant and in the capacities and on the dates indicated. .


        Signature          Title
        ---------          -----


 Lewis S. Schiller*        Chairman of the Board, and Director
-------------------        (Principal Executive Officer)
Lewis S. Schiller

 Stephen A. Schulman*      President and Chief Executive Officer
-------------------------
Stephen A. Schulman, M.D.

 George W. Mahoney*        Chief Financial and Accounting Officer
-------------------
George W. Mahoney
                                                    *By Lewis S. Schiller
 Norman J. Hoskin*         Director                     -----------------
------------------                                      Lewis S. Schiller
Norman  J. Hoskin                                       Attorney-in-fact
                                                        January 10, 1997
 E. Gerald Kay*            Director
---------------
E. Gerald Kay

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

                  We consent to the use in this Registration Statement on Form S-1 of our report dated February 16, 1996, accompanying the financial statements of International Magnetic Imaging, Inc. and our report dated April 22, 1994, accompanying the financial statements of International Magnetic Imaging, Inc. [Predecessor], and to the use of our name and the statements with respect to us as appearing under the heading "Experts" in the Prospectus. Effective July 1, 1996, Mortenson and Associates, P.C. changed its name to Moore Stephens, P.C.


                                                        MOORE STEPHENS, P.C.


Cranford, New Jersey
January 10, 1996

Exhibit 10.15

                        UNCONDITIONAL CONTINUING GUARANTY


This UNCONDITIONAL CONTINUING GUARANTY ("Guaranty") is made and entered into as of 1996, for the benefit of DVI Financial Services Inc. d/b/a DVI Capital Company ("Lender") whose principal place of business is located at 6611 Rockside Road, Suite 110, Independence, Ohio 44131 by International Magnetic Imaging, Inc., ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Boca Raton, Florida 33431.

         1. Guaranty In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated 1996 (the "Agreement") with Magnetic Resonance Institute of North Miami Beach, Ltd. ("Borrower") and any future agreements with Borrower, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively "Obligations") of Borrower to Lender, including but not limited to the repayment to Lender of all sums presently due and owing and of all sums that shall in the future become due and owing from Borrower, whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly-appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations Borrower's Obligations include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (a) direct or indirect; (b) fixed or contingent; (c) primary or as guarantor or surety; (d) liquidated or unliquidated; (e) matured or unmatured; (f) acquired by pledge, assignment, security interest or purchase; (g) secured or unsecured; (h) primary or secondary; (I) joint, several or joint and several; (j) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; and (k) all of Lender's expenses, included but not limited to (I) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are paid or advanced by Lender, (ii) filing, recording, publication, and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and or advertising to sell any security for the Obligations, whether or not a sale is consummated,
(iv) costs and expenses of suit incurred by Lender and enforcing or defending the Agreement or any portion thereof, and (v) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or concerning the Agreement or any portion thereof irrespective of whether suit is brought, and includes, Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking, and provision to be performed by Borrower under the Agreement.

         3. Attorneys' Fees If Lender incurs attorneys' fees in the enforcement of this Guaranty, Guarantor agrees to pay Lender the reasonable costs and expenses of said enforcement, including attorneys' fees. The term "attorneys' fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorneys' fees" as defined in any statute or rule of any court in which an action hereunder may be brought.

         4. Waivers

              (a) Scope of Risk Defenses Lender may at any time and from time to time, without notice to, or the consent of, Guarantor, and without affecting or impairing the obligation of Guarantor hereunder, do any of the following: (i) renew or extend any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefore in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security.

              (b) Primary Obligation Defenses Guarantor waives any rights to require Lender to (i) Proceed against Borrower or any other party; (ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including without limitation any defense based on or arising out of any disability of Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower.

              (c) Commercially Reasonable Sale and Antideficiency Laws   Lender
may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from California Code of Civil Procedure Section 580a, 580d or
726, or comparable provisions of the laws of any other state, and all suretyship defenses it would otherwise have under California law or under the laws of any other state.

              (d) Disclosure Defenses Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, but not limited to, notice of default in payment or in the performance or observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

              (e) Borrower's Defenses On Underlying Obligations Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or nonexercising, of any of Lender's rights against Borrower pursuant to the Agreement against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral securing the Obligations.

              (f) Impairment of Collateral Defenses Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender, or to protect the property covered by such security interest.

              (g) Guarantor's Right To Revoke Guarantor expressly waives the right to revoke or terminate this continuing Guaranty, including any statutory right of revocation under California Civil Code Section 2815, or comparable provisions of the laws of any other state.

         5. Financial Condition of Borrower Guarantor assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution, or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement, or contribution out of the property of Borrower.

         7. Recovery of Preferences If a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations of Borrower guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any agreement evidencing any of the Obligations of Borrower.

         8. Events of Default the occurrence of any one of the following events shall constitute an event of default under this Guaranty and upon the occurrence thereof and at Lender's election without notice or demand, Guarantor's obligations hereunder shall become due, payable, and enforceable against Guarantor, whether or not the Obligations are then due and payable:

              (a) The occurrence of an event of default under and as defined in the Agreement;

              (b) The commencement of any bankruptcy, insolvency, receivership, or similar proceeding by or against Guarantor or Borrower;

              (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

              (d) The insolvency of either Guarantor or Borrower;

              (e) The death or dissolution of Guarantor;

              (f) The inaccuracy or incompleteness in any material respect, when made, of any representations or warranties made by Guarantor, Borrower, or any other matter or;

              (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors and Assigns This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors, and assigns, and shall inure to the benefit of Lender's successors and assigns, including, but not limited to, any party to whom Lender may assign the Agreement or any Schedules or any other agreements, and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

         10. Miscellaneous This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement between the parties hereto with respect to the subject matter hereof exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations guaranteed nor any other circumstance which might be a legal defense of a guarantor shall affect, impair, or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion.

         11. Choice of Law and Forum THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

INTERNATIONAL MAGNETIC IMAGING, INC., GUARANTOR

By:
         George W. Mahoney
         Chief Financial Officer

Exhibit 10.16

                           LOAN AND SECURITY AGREEMENT

                                     between

             MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.

                                    Borrower,

                       INTERNATIONAL MAGNETIC IMAGING INC.

                                    Guarantor

                                       and

                   DVI FINANCIAL SERVICES INC. DBA DVI CAPITAL

                                     Lender




                          Dated as of January,___1996

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of January____1996 by and between DVI Financial Services Inc. dba DVI Capital, a Delaware corporation ("Lender"), International Magnetic Imaging Inc., a Delaware corporation ("Guarantor") and Magnetic Resonance Institute of North Miami Beach, Ltd., a Florida limited partnership ("Borrower").

                                    Section 1

                                   DEFINITIONS

    Section 1.1  Specific Definitions.  The following definitions shall apply:

         (a) "Advance(s)" shall mean an advance of loan proceeds constituting all or a part of the Loan.

         (b) "Borrower's Books" shall mean all of Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the Accounts; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise provided by law.

         (c) "Closing Date" shall mean the date of the first Advance of the Loan.

         (d)  "Collateral"  shall have the  meaning  specified  in  Section  3.1 hereof.

         (e) "Distribution" shall mean (I) the declaration or payment of any profit, dividend, share or distribution on or in respect of any interest in Borrower; (ii) the purchase or other retirement of any such interest in Borrower; (iii) any loan or advance to the holder of any interest in Borrower or to the holder of any Indebtedness; (iv) any other payment to the holder of any interest in Borrower or to the holder of any Indebtedness; and (v) any payment of principal of or interest on or with respect to any purchase or other retirement of any Indebtedness of Borrower which, by its terms, is subordinated to the payment of the Note; provided, however, that the term "Distribution" shall not include any payments made by Borrower in the ordinary course of its business, including without limitation, salaries and other compensation payments, or payments for rent or other services rendered or for goods purchased which are furnished and invoiced in the ordinary course of business and in accordance with the terms of this Agreement.

         (f) "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices, or demand letters issued, entered, promulgated, or approved thereunder.

         (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

         (h) "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

         (i) "Event of Default" shall have the meaning specified in Section 8 hereof.

         (j) "Governmental Authority" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

         (k) "Guaranty" shall mean the Unconditional Continuing Guaranty executed by Guarantor unconditionally guaranteeing Borrower's Obligations under this Agreement.

         (l) "Health Care Laws" shall mean all federal, state and local laws relating to health care providers and health care services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 U.S.C. Sec. 1395 (nn).

         (m) "Indebtedness" of a Person shall mean (I) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise then for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         (n) "Lender Expenses" shall mean (I) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Security Documents that are paid or advanced by Lender: (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Security Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; and (v) Lender's attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

         (o) "Lien" shall mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

         (p) "Loan" shall mean each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

         (q) "Loan Documents"  shall mean (I) this Agreement; (ii) the Note;
(iii) the Security Documents; (iv) any other agreements or documents hereafter delivered to secure repayment of the Loan; and (v) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

         (r) "Note" shall mean the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement.

         (s) "Obligation(s)" shall mean (I) the due and punctual payment of all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower under this Agreement, the Note, and all other Security Documents; (iii) all extensions, renewals, modifications, amendments, and refinancings of any of the foregoing; (iv) all Lender Expenses; (v) all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral; and (vi) all loans, advances, indebtedness, and other obligations owed by Guarantor to Lender of every description whether now existing or hereafter arising (including those owed by Guarantor to others and acquired by Lender by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

         (t) "Permitted Liens" shall mean (I) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;
(iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens in favor of Lender, DVI Business Credit Corp. or their affiliates; and (v) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on Schedule
1.1 hereto;

         (u) "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

         (v) "Proceeds" shall mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

         (w) "Security Document(s)" shall mean the Guaranty, and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement.

         (x) "Unmatured Default" shall mean any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

         Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement other than those defined in this Section, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

         Section 1.3  Construction

         (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including' is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

         (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                    Section 2

                                      LOAN

         Section 2.1 The Loan Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to advance to Borrower and Borrower agrees to borrow from Lender, a senior secured term loan in the amount of Nine Hundred One Thousand and Twenty-five dollars ($901,025) which shall be evidenced by a Note. The proceeds of the Loan shall be used for the purchase by Borrower of the Collateral, and to fund Borrower's counsel fees and the closing costs incurred in connection with the transactions contemplated in this Agreement.

         Section 2.2 Term and Repayment of Loan The "Term" of the Loan shall be seventy-two (72) months and shall be payable in seventy-two (72) consecutive monthly installments of Seventeen Thousand and Forty dollars ($17,040) on the same day of each calendar month commencing on the Commencement Date set forth in the Note. All payments of principal and interest shall be paid in full without setoff, deduction or counterclaim.

         Section 2.3 Prepayment The Loan shall not be subject to prepayment or redemption in whole or in part prior to the expiration of the Term, except as follows: Provided no Event of Default exists (or any occurrence which would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments or obligations under this Agreement have been made promptly and in accordance with the terms of this Agreement, the full, but not part of, the unpaid balance of the Obligations under this Agreement may be prepaid by Borrower at any time after the twelfth
(12th) month of the Term provided, in addition to the prepayment amount Borrower pays contemporaneously with the prepayment amount, to the Lender a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of ten and three-fourth percent (10.75%) per annum.

         Section 2.4 Conditions to the Closing The obligation of Lender to make an Advance on the Closing Date is subject to Lender's determination that Borrower has satisfied the following conditions on the Closing Date:

         (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the Closing Date and Borrower shall have performed all obligations which were to have been performed by it hereunder prior to Closing Date.

         (b) Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

                  (I)  this Agreement;

                  (ii)  the Note;

                  (iii)  the  Security   Documents,   together  with  any  other
documents required or contemplated by the terms thereof;

                  (iv) evidence satisfactory to Lender that Borrower is a limited partnership and Guarantor is a corporation, each of which is duly formed, validly existing and in good standing in the state in which it was formed and is authorized to do business;

                  (v) certificates of insurance that evidence the insurance coverage and policy provisions required by this Agreement and in the Loan Documents and Security Documents;

                  (vi) pay-off letters, UCC Termination Statements, and Mortgage and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan,

                  (vii) certified copies of resolutions of the Board of Directors of Guarantor and a certificate of the General Partner of Borrower authorizing the execution and delivery of Loan Documents to be executed by Borrower and Guarantor;

                  (viii) copies of the Agreement of Limited Partnership and Certificate of Limited Partnership of Borrower certified by an officer of the General Partner therefore and a certified copy of the articles of incorporation of Guarantor certified by the Secretary of State;

                  (ix) copies of the Bylaws of Guarantor certified by an Officer thereof;

                  (x) the written opinion of counsel to Borrower and Guarantor issued on the Closing Date and satisfactory to Lender in scope and substance;

                  (xi) a certificate from the General Partner of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date.

         (c) Borrower shall have paid closing fees to Lender including Lender's legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

         (d) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing.

         (e) Borrower shall not have suffered a material or adverse change in its business, operations or financial condition from that reflected in the financial statement of Borrower dated September 30, 1995.

         (f) Lender shall have received such additional supporting documents, certificates and assurances as Lender shall reasonably request which shall be satisfactory to Lender in form and substance.


                                    Section 3

                                SECURITY INTEREST

         Section 3.1 Grant of Security Interest In order to secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the property of Borrower described below and on Schedule 3.1 (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located subject only to Permitted Liens. This security interest in the Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Regardless of the manner of affixation, the Collateral shall remain the personal property and not become part of the real estate. Borrower agrees to keep the Collateral at the location(s) set forth in Schedule 3.1, and will notify Lender promptly, in writing, of any change in the location of the Collateral within such state, but will not remove the Collateral from such state without the prior written consent of Lender.

         The Collateral shall consist of the following subject in each case only to Permitted Liens together with such third-party consents, lien waivers and estoppel certificates as Lender shall reasonably require:

         All of Borrower's equipment and machinery listed on Schedule 3.1 and all machine tools, parts, attachments, accessories, accessions, replacements, upgrades, substitutions, additions and improvements related thereto, wherever located, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds.

                                    Section 4

                            SPECIFIC REPRESENTATIONS

         Section 4.1 Name of Borrower The exact partnership name of Borrower is Magnetic Resonance Institute of North Miami Beach, Ltd. Borrower was formed under the laws of the State of Florida. The following are all previous legal names of Borrower: None. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

         Section 4.2 Mergers and Consolidations No entity has merged into Borrower or been consolidated with Borrower.

         Section 4.3 Purchase of Assets No entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

         Section 4.4 Change of Name or Identify Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification to Lender or merge into or consolidate with any other entity.

         Section 4.5 Corporate Structure Guarantor is the holder of one hundred percent (100%) of the common stock of IMI Acquisition of North Miami Beach Corporation, the sole General Partner of Borrower and IMI Ltd. Partner Acq. of North Miami Beach, Inc. the sole limited partner of Borrower. Such common stock is the sole authorized class of stock in each of the foregoing entities.

                                    Section 5

                        PROVISIONS CONCERNING COLLATERAL

         Section 5.1 Title Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement will be, upon the filing of the required UCC Financing Statements, fully perfected first priority Liens (except for Permitted Liens) and any other agreement, financing statement or notice necessary to provide notice to third parties of the existence of such Liens, in and to the Collateral with priority over the rights of every person in the Collateral is free, clear, and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

         Section 5.2 No Warranties This Agreement is solely a financing agreement. Borrower acknowledges that with respect to the appropriate
Collateral: the Collateral has or will have been selected and acquired solely by Borrower for Borrower's purposes; Lender is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacturer selected by Borrower; Borrower is satisfied that the Collateral is suitable and fit for its purposes; and LENDER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

         Section 5.3 Further Assurances Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender will provide Borrower with copies of any documents signed by Lender on Borrower's behalf pursuant to this Section.

         Section 5.4 Additional Collateral If the Collateral declines in value substantially, Borrower shall grant a security interest to Lender in additional assets satisfactory to lender having a value at least equal to the decline in value of the existing Collateral.

         Section 5.5 Lender's Duty of Care Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower shall request or agree to in writing provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage, or destruction of the Collateral shall be borne by Borrower.

         Section 5.6 Borrower's Contracts Borrower shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

         Section 5.7 Reinstatement of Liens If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other person), this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all terminated Liens.

         Section 5.8 Lender Expenses If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit, or fails to discharge any Lien prohibited hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of twelve percent (12%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or Lien, and the receipt of the usual official notice of the payment of monies to a governmental entity shall be conclusive evidence that the same was validly due and owing.

         Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

         Section 5.9 Inspection of Collateral and Records During Borrower's usual business hours, Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition and Borrower agrees to reimburse Lender for its costs and expenses in so doing. Lender shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information.

         Section 5.10 Deposit Accounts In order to perfect Lender's security interest in Borrower's deposit accounts maintained at any financial institutions at which Borrower maintains deposit accounts now or in the future, Borrower agrees to execute a form of notification to such financial institution(s) in order to notify them of Lender's Lien in such deposit accounts.

         Section 5.11 Waivers Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.
                                    Section 6

                         REPRESENTATIONS AND WARRANTIES

         As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

         Section 6.1 Status Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation and Borrower is a limited partnership validly existing and in good standing under the laws of the state of its formation; and each of Borrower and Guarantor is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate, partnership and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

         Section 6.2 Authorization The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary partnership or corporate action. Borrower and Guarantor have duly executed and delivered this Agreement and each Security Document to which they are a party, and each of them constitutes a valid and binding obligation of Borrower or Guarantor, as applicable, enforceable according to its terms except as limited by equitable principles and by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally.

         Section 6.3 No Breach The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on Collateral; (b) will not violate any provision of the agreement of limited partnership, articles of incorporation or bylaws of Borrower or Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor, as applicable, is bound; (d) do not require any notice to or consent by any governmental body; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

         Section 6.4 Taxes All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

         Section 6.5 Deferred Compensation Plans Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans.

         Section 6.6  Litigation and Proceedings Except as set forth on Schedule
6.6 attached hereto, there are not outstanding judgments against Borrower or any of its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff and except as set forth in Schedule 6.6 hereto.

         Section 6.7 Business Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         Section 6.8 Laws and Agreements Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is, to its best knowledge, in material compliance with all laws applicable to it.

         Section 6.9 Financial Condition All financial statements and information relating to Borrower and Guarantor that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower or Guarantor since the date of the most recent financial statements submitted to Lender.

         Section 6.10  Environmental Laws

         (a) Borrower has obtained all permits, licenses, and other authorizations that are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans that may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common-law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

         Section 6.11 Insurance Schedule 6.11 sets forth a complete and accurate list of all policies of fire, liability, product liability, workers' compensation, health, business interruption and other forms of insurance currently in effect with respect to Borrower's business, true copies of which will be delivered to Lender upon request. All such policies are valid, outstanding and enforceable policies and, to the best knowledge of Borrower, each will remain in full force and effect at least through the respective dates set forth on Schedule 6.11.

         Section 6.12 Ownership of Property Except as set forth Schedule 6.12 hereto, Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and encumbrances, except liens to secure repayment of the Loan and Permitted Liens. Borrower has the exclusive right to use all such assets.

         Section 6.13 Leases Schedule 6.13 hereto contains a complete and accurate list of all leases pursuant to which Borrower leases real or personal property. Each such lease is valid, binding and enforceable against Borrower in accordance with its terms, and is in full force and effect; there are no existing defaults by Borrower thereunder, and Borrower has no knowledge of any Event of Default or any Unmatured Default.

         Section 6.14  Health Care Laws

         (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Health Care Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

         Section 6.15 Cumulative Representations The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.

                                    Section 7

                                    COVENANTS

         Section 7.1 Encumbrance of Assets Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens. Lender acknowledges that the lien created under this Agreement is a Permitted Lien under the existing Loan and Security Agreement between Lender and the general and limited partner of Borrower.

         Section 7.2 Business; Covenant regarding George Mahoney Borrower shall engage primarily in business of the same general character as that now conducted by it and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise. It is hereby agreed by Borrower and Guarantor that the discharge by Consolidated Technology Group Ltd. or Guarantor of George Mahoney as its Chief Financial Officer, at any time prior to the payment in full of the Obligations covered by this Agreement, will constitute an Event of Default under this Agreement.

         Section 7.3 Condition and Repair Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

         Section 7.4 Insurance Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation engaged in the same or similar businesses. Each such policy shall name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender and shall provide for thirty (30) days' written notice to Lender before such policy is altered or canceled.

         Section 7.5 Taxes Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income, or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited, or materially impaired as a result thereof) no such charge or claim need by paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

         Section 7.6 Accounting System Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts, and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

         Section 7.7 Financial Statements Borrower shall submit quarterly financial statements with respect to Borrower to Lender as soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter. Additionally, Borrower will submit audited, combined or consolidated financial statements of International Magnetic Imaging, Inc. which will include Borrower to Lender as soon as available, and in any event within ninety (90) days of the end of each fiscal year. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

         Section 7.8 Further Information Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

         Section 7.9 ERISA Covenants Borrower shall, and shall cause each ERISA Affiliate to, comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

         Section 7.10  Environmental Covenants

         (a) Borrower shall comply in all respects with, and will obtain all permits required by, all Environmental Laws.

         (b) Borrower shall promptly furnish to Lender a copy of any communication from the U.S. Environmental Protection Agency or any other governmental authority concerning any possible violation of, or the filing of a lien pursuant to, any Environmental Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Environmental Laws.

         Section 7.11 Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower shall not:

         (a) Merge or consolidate with any Person.

         (b) Sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales leases or other dispositions in the ordinary course of business).

         (c) Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

         (d) Acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise).

         (e) Become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents.

         (f) Authorize or issue any additional partnership or equity interest.

         Section 7.12 Restrictions on Distributions Unless authorized by Lender, Borrower shall not make any Distributions to any Person including any parent, subsidiary or affiliate of Borrower until the Obligations are fully satisfied, provided, however, Borrower may make Distributions pursuant to
Schedule 7.12. so long as the financial terms of the agreements set forth on such schedule are not hereafter amended without the consent of Lender.

         Section 7.13 Restrictions on Indebtedness Unless authorized by Lender, Borrower shall not hereafter create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

         (a) Indebtedness in respect of the Note and current liabilities (other than for money borrowed) incurred in the ordinary course of business.

         (b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials, equipment and supplies.

         (c) Indebtedness in respect of replacement or refinancing of existing Indebtedness, provided the amount of such Indebtedness does not exceed the amount of the existing Indebtedness, the repayment schedule for such Indebtedness is equal to the repayment schedule for the existing Indebtedness and Lender gives its prior written consent, which shall not be unreasonably withheld if the specified conditions have been met.

         Section 7.14 Restrictions on Guaranties Unless authorized by Lender, Borrower shall not hereafter become or remain liable under any guaranty of any obligation of any other Person.

         Section 7.15  Health Care Covenants

         (a) Borrower shall comply in all respects with, and will obtain all permits required by, all Health Care Laws.

         (b) Borrower shall promptly furnish to Lender a copy of any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Health Care Laws.

         Section 7.16 Deferral of Indebtedness Prior to the payment in full by Borrower of the Obligations under this Agreement and the payment in full of all indebtedness of Guarantor's affiliates to Lender and Lender's affiliates, whether existing prior to, as of, or after the date of this Agreement, Borrower shall not make any payments, directly or indirectly, on or otherwise in connection with, any subordinated notes held by any former general partner of Borrower, and Borrower shall cause the following makers of the following subordinated notes to defer making any further payments, directly or indirectly, on, or otherwise in connection with, such notes:

Maker                            Payee                               Amount

MD Acquisition                   J. Sternberg and S.                 $3,375,000
Corporation                      Schulman M.D. Corp.

MD Ltd. Partner                  Stephen A. and Stephanie            $  481,767
Acq. Corporation                 S. Schulman (TBE)

MD Ltd. Partner                  Stephanie S. Schulman               $   501,431
Acq. Corporation

MD Ltd. Partner Acq.             James H. and Marsha                 $   481,768
Corporation                      Sternberg (TBE)

MD Ltd. Partner Acq.             Marsha Sternberg                    $   501,431
Corporation

MD Ltd. Partner                  Ashley Kaye                         $   983,198
Acq. Corporation
TBE = Tenants by Entirety

                                    Section 8

                                EVENTS OF DEFAULT

         An Event of Default shall be deemed to exist if any of the following events shall have occurred and be continuing:

         (a) Borrower fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure shall continue for five (5) days after the payment is due;

         (b) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender; provided, however, that if such failure cannot be cured within such thirty (30) day period, Borrower shall not be in default if the cure is commenced within such thirty (30) day period and thereafter such cure is diligently pursued to completion;

         (c) Borrower fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft, or destruction of the Collateral occurs;

         (d) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal, stay, bond or other security acceptable to Lender;

         (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

         (f) Final judgment for the payment of money on any claim in excess of $10,000 is rendered against Borrower and remains undischarged for twenty (20) days during which execution is not effectively stayed;

         (g) Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (d) or (e) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

         (h) Borrower makes any payment on account of Indebtedness that has been subordinated to any Obligations, other than payments specifically permitted by the terms of such subordination;

         (i) Any person holding indebtedness that has been subordinated to any Obligations dies or becomes the subject of an insolvency proceeding resulting in the termination of the subordination arrangement or terminates the subordination arrangement or asserts that it is terminated;

         (j) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise;

         (k) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $10,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

         (l) Demand is made for payment of any Indebtedness in excess of $10,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

         (m) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         (n) A judgment or other claim in excess of $10,000 becomes a Lien upon any or all of Borrower's assets, other than a Permitted Lien;

         (o) A notice of Lien, levy, or assessment in excess of $10,000 is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 8.4;

         (p) There is a material impairment of the value of the Collateral or priority of Lender's Liens on the Collateral;

         (q) Any or all of Borrower's assets are attached, seized, or subjected to a writ or distress warrant, or are levied upon, or come into the possession of, any judicial officer;

         (r) Lender believes in good faith that the prospect of payment or performance of the Obligations by Borrower has been impaired; or

         (s) Any representation or warranty made in writing to Lender by any officer of Borrower in connection with the transaction contemplated in this Agreement is incorrect when made.

         (t) Guarantor shall be in default with respect to any of its Obligation(s) to Lender or an Event of Default or an Unmatured Default occurs under any other Loan Agreement.

         (u) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (f), (k), (l), (n) and (o) hereof exceeds $25,000.

                                    Section 9

                                    REMEDIES

         Section 9.1  Specific Remedies Upon the occurrence of any Event of
Default:

         (a) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable immediately, whereupon they shall immediately become due and payable without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

         (b) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or monies of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

         (c) Lender may enter any premises of Borrower, with or without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designed by Lender that is reasonably convenient to both parties.

         (d) Lender may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operate, demonstrate, and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral. Lender may use and operate equipment of Borrower in order to process o finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

         (e) Lender may pay, purchase, contest, or compromise any encumbrance, charge, or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

         (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders, or other forms of payment of or security for any Collateral; and (ii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designed by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to the Collateral, and hold all other mail available for pickup by Borrower.

         (g) Lender may sell the Collateral at public or private sale and is not required to repossess the Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition or by any of the methods provided in Section 11.5 hereof. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

         (h) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

         (i) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

         Section 9.2 Power of Attorney Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of
Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender's possession; (b) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designed by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (c) to do all things necessary to carry out this Agreement; and (d) Lender agrees not to exercise the power granted in clauses (a) and (b) above prior to the occurrence of an Event of Default but such limitation does not limit the effectiveness of such power of attorney at any time. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

         Section 9.3 Expenses Secured All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in any other Loan Document, or by law shall be payable by Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

         Section 9.4 Equitable Relief Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy at law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 9.5 Remedies Are Cumulative No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election, or acquiescence by it. Borrower on its behalf waives any rights to require Lender to (i) proceed against Guarantor under any other Loan Agreement or any other party; or (ii) proceed against or exhaust any security held from Guarantor under any other Loan Agreement. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any Obligations of Guarantor under any other Loan Agreement, or of any other party at any time directly or contingently liable for payment of any of said Obligations; (ii) accept partial payments of said Obligations to Guarantor under any other Loan Agreement; (iii) settle, release (by operating of law or otherwise), compound, compromise, collect or liquidate any of said Obligations of Guarantor under any other Loan Agreement and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale any security of Guarantor under any other Loan Agreement. Borrower expressly agrees that the validity of this Agreement and the Obligations of Borrower shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against Guarantor under any other Loan Agreement or as a result of the substitution, release, repossession, sale, disposition or destruction of any Collateral securing any Obligations of Guarantor under any other Loan Agreement. Lender shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of Guarantor under any other Loan Agreement, or to protect the property covered by such security interest.

                                   Section 10

                                    INDEMNITY

         Section 10.1 General Indemnity Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents, and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits, or demands (including fees and disbursements of counsel), and expenses, on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the Loan and any security therefor, unless such suit, claim or damages are caused by the negligence or intentional malfeasance of Lender or its directors, officers, agents, or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the termination of this Agreement and the repayment of the Note.

         Section 10.2 Specific Environmental Indemnity Borrower hereby agrees unconditionally to indemnify, defend and hold harmless Lender, its directors, officers, employees and agents against any loss, liability, damage, or expense or claim arising under any Environmental Laws having jurisdiction over the property or assets of Borrower or any portion thereof or its use.

                                   Section 11

                                  MISCELLANEOUS

         Section 11.1 Delay and Waiver No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

         Section 11.2 Complete Agreement This Agreement and the Schedules annexed hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

         Section 11.3 Severability; Headings If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

         Section 11.4 Binding Effect This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the

Collateral to the assignee, who shall thereupon have all of the rights of Lender; and Lender (or such subsequent assignee who in turn assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

         Section 11.5 Notices Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:



To Borrower:             Magnetic Resonance Institute of North Miami Beach, Ltd.
                         c/o International Magnetic Imaging Inc.
                         2424 North Federal Highway
                         Boca Raton, Florida 33431

                         Attention:        George Mahoney
                                           Chief Financial Officer
                                           Telephone:        407-362-0917
                                           Telecopier:       407-347-5352

                         Copies to:        Robert L. Blessey, Esq.
                                           51 Lyon Ridge Road
                                           Katonah, New York   10536
                                           Telephone:        914-232-6842
                                           Telecopier:       914-232-0647

To Lender:               DVI Capital Company
                         6611 Rockside Road - Suite 110
                         Independence, OH 44131

                         Attention:        Alan J. Velotta
                         Telephone:        216-520-2900
                         Telecopier:       216-520-2908

         Either party may change such address(es) by sending notice of the change to the other party; such change of address(es) shall be effective only upon actual receipt of the notice by the other party.

         Section 11.6 Governing Law ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE DOMESTIC LAWS OF CALIFORNIA.

         Section 11.7 Jurisdiction Borrower agrees that the state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to Borrower at its address and in the manner described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

         Section 11.8 Waiver of Trial by Jury LENDER, GUARANTOR AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER, GUARANTOR AND BORROWER.


         IN WITNESS WHEREOF, Borrower, Guarantor and the Lender have executed this Agreement by their duly authorized officers as of the date first above written.

Magnetic Resonance Institute of                  DVI FINANCIAL SERVICES INC.
North Miami Beach, Ltd.                          DBA DVI CAPITAL COMPANY

By:                                              By:
     IMI Acquisition of North Miami Beach             Alan J. Velotta
     Corporation                                      Group Managing Director
     General Partner

By:
     Name:  George W. Mahoney
     Title: Chief Financial Officer

INTERNATIONAL MAGNETIC IMAGING, INC., Guarantor

By:
     Name:  George W. Mahoney
     Title: Chief Financial Officer

AGREED TO AS TO SECTION 7.16 HEREOF

MD ACQUISITION CORPORATION

By:
     Lewis S. Schiller, President

MD LTD. PARTNER ACQ. CORPORATION

By:
     Lewis S. Schiller, President

                                  SCHEDULE 1.1

                                 PERMITTED LIENS


1.  DVI Capital Company
    Personal property
    September 30, 1994
    Due September 30, 1999
    $960,792 principal
    Monthly payment of $25,922 which includes interest at 10.50%

                                  SCHEDULE 3.1

                           GRANT OF SECURITY INTEREST


One (1) Siemens Magnetom Impact MRI S/N #5471 and all attachments, accessories, accessions, replacements, upgrades, substitutions, additions, and improvements thereto located at 2630- N.E. 203rd Street, #104, North Miami Beach, Florida 33180

                                  SCHEDULE 6.6

                           LITIGATION AND PROCEEDINGS


                         Trimmer v. 4th Gulfstream Apts.
                          This is an interpleader case

                                  SCHEDULE 6.11

                                    INSURANCE

SEE ATTACHED EXHIBIT

                                  SCHEDULE 6.12

                              OWNERSHIP OF PROPERTY


Schedule of real and personal property subject to liens (other than as contemplated by this agreement in favor of the Lender). See Schedule 1.1.

                                  SCHEDULE 6.13

                                     LEASES

BUILDING LEASE

Landlord  -        2630 Centre (Marby's Ent. Inc.)
Term  -            December 1, 1995 - November 30, 2000
Renewal Option  -  One @ 5 years
Monthly rent  -    $5,665 + CAM
Rent increases  -  Annual
Index  -           CPI
Cap  -             4%

                                  SCHEDULE 7.12

                             PERMITTED DISTRIBUTIONS


Payments and fees for consulting, management, radiology and other medical, financial and administrative services rendered in the ordinary course of business.

Agreements:

Redemption Agreement and Subordinated Promissory Notes of Borrower to its former limited partners.

Employment Agreements between International Magnetic Imaging, Inc. (formerly IMI Acquisition Corp.) ("IMI") and Messrs. Schulman and Mahoney, as amended through the date hereof.

Radiology Agreement between IMI and Expert Radiology Network, P.A., as amended through the date hereof.

Restrictive covenant agreements between IMI and Drs. Sternberg and Kaye.

Agreements between IMI and Advanced NMR Systems, Inc.

                        AFFIDAVIT OF OUT OF STATE CLOSING


         Lewis S. Schiller, the Chief Executive Officer of IMI ACQUISITION OF NORTH MIAMI BEACH CORPORATION, the General Partner of MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD. ("Borrower") and ALAN J. VELOTTA, the Group Managing Director of DVI FINANCIAL SERVICES, INC., d/b/a DVI CAPITAL ("Lender"), both being duly sworn, hereby depose and say:

         1. On the date hereof, Magnetic Resonance Institute of North Miami Beach, Ltd. executed a Promissory Note, payable to Lender, in the principal amount of Nine Hundred and One Thousand and Twenty-five Dollars ($901,025) payable in seventy-two (72) equal monthly installments of $17,040 with all principal and accrued interest due on February 2002 (the "Note").

         2. Borrower personally delivered the Note to Lender (and all other Loan Documents as defined in the Loan and Security Agreement of even date herewith between Borrower and Lender) in the City of Cleveland, State of Ohio.

         3. The Note (and the aforementioned Loan Documents) was executed by Borrower in the City of New York, State of New York and delivered to and accepted by Lender in the City of Cleveland, State of Ohio.

MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.

By:  IMI ACQUISITION OF NORTH MIAMI BEACH CORPORATION, General Partner

By:
     Lewis S. Schiller, Chief Executive Officer


DVI FINANCIAL SERVICES, INC. d/b/a DVI CAPITAL

By:
     Alan J. Velotta, Group Managing Director


STATE OF NEW YORK )
                                    ss:
COUNTY OF NEW YORK )

                  On ________________, 19_____, before me personally came Lewis
S. Schiller, to me known, who, by me duly sworn, did depose and say that deponent is the Chief Executive Officer of IMI Acquisition of North Miami Beach Corporation, the General Partner of Magnetic Resonance Institute of North Miami Beach, Ltd., the Partnership described in and which executed the foregoing Affidavit.


Notary Public


STATE OF                   )
                                            ss:
STATE OF                   )

                  On ________________, 19______, before me personally came Alan
J. Velotta, to me known, who, by me duly sworn, did depose and say that deponent is the Group Managing Director of DVI Financial Services, Inc. d/b/a DVI Capital, the corporation described in and which executed the foregoing Affidavit.


Notary Public

                       DELIVERY AND ACCEPTANCE CERTIFICATE


TO:               DVI Financial Services, Inc.                 ("Lender")

                  RE: Loan and Security Agreement ("Agreement") dated as of January____1996 between DVI Financial Services, Inc. d/b/a DVI Capital as Lender and Magnetic Resonance Institute of North Miami Beach, Ltd. as "Borrower"

                  The undersigned Borrower hereby acknowledges receipt of the Equipment described in Exhibit "A" attached hereto and confirms that: all installation and other work necessary prior to the use thereof has been completed; the Equipment has been examined and/or tested and is in good operating order and condition and in all respects satisfactory to Borrower and as represented; and the Equipment has been accepted by Borrower and complies with all the terms of the Agreement.

                  In the event that the Equipment subject to the Agreement fails to perform as expected or represented by the manufacturer/supplier, Borrower shall continue to make monthly payments to Lender as required under the terms of the Agreement and Borrower shall look solely to the manufacturer or supplier for the performance of all covenants and warranties with respect to the Equipment and hereby agrees to indemnify Lender and hold it harmless from such non-performance or breach of warranty with respect to the Equipment.

                  Borrower hereby acknowledges that Lender is not the manufacturer, distributor or seller of the Equipment and has no control, knowledge or familiarity with the conditioning, capacity, functioning or other characteristics of the Equipment.

                  Borrower further acknowledges that Lender is relying upon this executed Delivery and Acceptance Certificate to pay the manufacturer and/or supplier for the Equipment.

Date Equipment Delivered:                            MRI OF NORTH MIAMI, LTD.


By:      IMI ACQUISITION OF NORTH MIAMI
         CORPORATION, GENERAL PARTNER

Date Equipment Accepted:                             By:

                                      Its:

                                   EXHIBIT "A"


                  One (1) Siemens Magnetom Impact MRI S/N #5471 and all attachments, accessories, accessions, replacements, upgrades, substitutions, additions, and improvements, thereto located at 2630 N.E. 203rd Street, #104, North Miami Beach, Florida 33180.

Exhibit 10.17
                             SECURED PROMISSORY NOTE


         1. FOR VALUE RECEIVED, the undersigned Magnetic Resonance Institute of North Miami Beach, Ltd. ("Maker") hereby promises to pay to DVI Financial Services, Inc. d/b/a DVI Capital or its assignee (the "Holder"), or order, principal in the sum of Nine Hundred and One Thousand and Twenty-five dollars ($901,025) together with accrued interest thereon as hereinafter provided. Principal and interest shall be payable in seventy-two (72) equal monthly installments of Seventeen Thousand and Forty dollars ($17,040) each, commencing on the 1st day of February,1996 ("Commencement Date") and on the 1st day of each succeeding month, with all unpaid principal and interest due and payable in full on February, 2002.

         2. If any part of the principal or interest of this Note is not paid when due, it shall thereafter bear interest at a rate equal to the "Prime Rate" announced by National Westminster Bank (which is not necessarily the best rate charged to its customers) plus four percent (4%) from and as of the date of delinquency until paid. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law.

         3. This Note shall not be subject to prepayment or redemption in whole or part, except provided that Maker is not in default under this Note or any other instrument or agreements with Holder (or any occurrence that would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments of principal and interest due under this Note have been made promptly and in accordance with the terms of this Note, the full, but not a part of, the unpaid balance of principal and interest under this Note may be prepaid by Maker at any time after the twelfth (12th) month provided, in addition to the prepayment amount, Maker pays, contemporaneously with the prepayment amount, to Holder a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of ten and three-fourths percent (10.75%) per annum.

         4. Principal and interest shall be payable to Holder at DVI Capital, 6611 Rockside Road, Suite 110, Independence, Ohio 44131 or such other place as the Holder may, from time to time in writing, designate.

         5. This Note is made pursuant to, and secured by, a Loan and Security Agreement dated as of the date hereof between Holder as Lender, International Magnetic Imaging, Inc., Guarantor, and Maker as Borrower (the "Agreement"). This
Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

         6. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind of character.

         7. Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

         8. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payments will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extension of time, renewals, or waivers shall not affect Maker's

                                        1

liability. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         9. If Maker shall fail to make any ayment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

         10. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorney's fees.

         11. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

         12. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

         13. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

         14. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

         15. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

DATED:   January     1996

MAKER:   MAGNETIC RESONANCE INSTITUTE OF NORTH MIAMI BEACH, LTD.
By:      IMI Acquisition of North Miami Beach Corporation, General Partner

By:
         Name:  Lewis S. Schiller
         Title: Chief Executive Officer

(SEAL)
WITNESS:

Exhibit 10.18
                        UNCONDITIONAL CONTINUING GUARANTY


This UNCONDITIONAL CONTINUING GUARANTY ("Guaranty") is made and entered into as of January 1996, for the benefit of DVI Financial Services Inc. d/b/a DVI Capital ("Lender") whose principal place of business is located at 6611 Rockside Road, Suite 110, Independence, Ohio 44131 by International Magnetic Imaging, Inc., ("Guarantor"), a Delaware corporation whose address is 2424 North Federal Highway, Boca Raton, Florida 33431.

         1. Guaranty In order to induce Lender, and in consideration thereof, to enter into that certain Loan and Security Agreement dated January 1996 ("Agreement") with Magnetic Resonance Institute of North Miami Beach, Ltd. ("Borrower") and any future agreements with Borrower, Guarantor unconditionally, absolutely, and irrevocably guarantees and promises to Lender to pay, perform and discharge, any and all present and future indebtedness, liabilities and obligations (collectively "Obligations") of Borrower to Lender, including but not limited to the repayment to Lender of all sums presently due and owing and of all sums that shall in the future become due and owing from Borrower, whether arising under the Agreement or otherwise. The Obligations of Borrower include, but are not limited to, Borrower acting on behalf of itself or any estate created by the commencement of a case under Title 11 of the United States Code or any successor statute thereto (the "Bankruptcy Code") or any other insolvency, bankruptcy, reorganization or liquidation proceeding, or by any trustee under the Bankruptcy Code, liquidator, sequestrator or receiver of Borrower or Borrower's property or similar person duly-appointed pursuant to any law generally governing any insolvency, bankruptcy, reorganization, liquidation, receivership or like proceeding.

         2. Obligations Borrower's Obligations include any and all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment or otherwise) and include Obligations that are: (a) direct or indirect; (b) fixed or contingent; (c) primary or as guarantor or surety; (d) liquidated or unliquidated; (e) matured or unmatured; (f) acquired by pledge, assignment, security interest or purchase; (g) secured or unsecured; (h) primary or secondary; (I) joint, several or joint and several; (j) represented by letters of credit now or hereafter issued by Lender for the benefit of or at the request of Borrower; and (k) all of Lender's expenses, included but not limited to (I) all costs or expenses, including without limitation taxes and insurance premiums, required to be paid by Borrower under the Agreement that are paid or advanced by Lender, (ii) filing, recording, publication, and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower, (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Agreement, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, and or advertising to sell any security for the Obligations, whether or not a sale is consummated,
(iv) costs and expenses of suit incurred by Lender and enforcing or defending the Agreement or any portion thereof, and (v) Lender's reasonable attorney's fees and expenses incurred in advising, structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or concerning the Agreement or any portion thereof irrespective of whether suit is brought, and includes, Borrower's prompt, full and faithful performance, observance and discharge of each and every term, condition, agreement, representation, warranty, undertaking, and provision to be performed by Borrower under the Agreement.

         3. Attorneys' Fees If Lender incurs attorneys' fees in the enforcement of this Guaranty, Guarantor agrees to pay Lender the reasonable costs and expenses of said enforcement, including attorneys' fees. The term "attorneys' fees" means the full cost of legal services performed in connection with the matters involved, calculated on the basis of the actual fees of the attorneys performing those services, and is not limited to "reasonable attorneys' fees" as defined in any statute or rule of any court in which an action hereunder may be brought.

                                        1

         4.  Waivers

             (a) Scope of Risk Defenses Lender may at any time and from time to time, without notice to, or the consent of, Guarantor, and without affecting or impairing the obligation of Guarantor hereunder, do any of the following: (i) renew or extend any Obligations of Borrower, of its customers, of any co-guarantors (whether hereunder or under a separate instrument) or of any other party at any time directly or contingently liable for the payment of any of said Obligations; (ii) accept partial payments of said Obligations; (iii) settle, release (by operation of law or otherwise), compound, compromise, collect or liquidate any of said Obligations and the security therefore in any manner; (iv) consent to the transfer or sale of security, or (v) bid and purchase at any sale of any security.

             (b) Primary Obligation Defenses Guarantor waives any rights to require Lender to (i) Proceed against Borrower or any other party; (ii) proceed against or exhaust any security held from Borrower; or (iii) pursue any other remedy in Lender's power whatsoever. Guarantor waives any defense based on or arising out of any defense of Borrower other than payment in full of the Obligations, including without limitation any defense based on or arising out of any disability of Borrower, or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of Borrower.

             (c) Commercially Reasonable Sale and Antideficiency Laws Lender may, at Lender's election, foreclose on any security held by Lender by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy Lender may have against Borrower, or any security, without affecting or impairing in any way the liability of Guarantor except to the extent the Obligations have been paid. Guarantor waives any defense arising out of any such election by Lender, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Lender against Borrower or any security. In the absence of agreeing to the waivers contained in this subsection 4(c), Guarantor may have the right of subrogation or reimbursement against Borrower. For example, if Lender elects to foreclose, by nonjudicial sale, any deeds of trust securing any indebtedness of Borrower to Lender, causing Guarantor to lose any such rights or create defenses to enforcement of this Guaranty, Guarantor gives up any such potential defenses by agreeing to these waivers. Guarantor also expressly waives any defense or benefit that may be derived from California Code of Civil Procedure Sec. 580a, 580d or
726, or comparable provisions of the laws of any other state, and all suretyship defenses it would otherwise have under California law or under the laws of any other state.

             (d) Disclosure Defenses Guarantor expressly waives all set-offs and counterclaims and waives all notices, protests and demands including, but not limited to, notice of default in payment or in the performance or observance of any of the terms, provisions, covenants or conditions contained in any agreement between Lender and Borrower.

             (e) Borrower's Defenses On Underlying Obligations Guarantor expressly agrees that the validity of this Guaranty and the obligations of Guarantor shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or nonexercising, of any of Lender's rights against Borrower pursuant to the Agreement against Guarantor by reason of this Guaranty or as a result of the substitution, release, repossession, sale, disposition or destruction of any collateral securing the Obligations.

             (f) Impairment of Collateral Defenses Guarantor shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any property which secures the Obligations of Borrower or Guarantor to Lender, or to protect the property covered by such security interest.

             (g) Guarantor's Right To Revoke Guarantor expressly waives the right to revoke or terminate this continuing Guaranty, including any statutory right of revocation under California Civil Code Sec. 2815, or comparable provisions of the laws of any other state.

                                        2

         5. Financial Condition of Borrower Guarantor assumes all responsibility for being and keeping informed of Borrower's financial condition and assets and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks which Guarantor assumes and incurs hereunder, and agrees that Lender shall have no duty to advise Guarantor of information known to it regarding such circumstances or risks.

         6. Guarantor Not Entitled To Subrogation No payment by Guarantor hereunder shall entitle Guarantor, by subrogation, indemnity, reimbursement, contribution, or otherwise, to any payment by Borrower or to any subrogation, indemnity, reimbursement, or contribution out of the property of Borrower.

         7. Recovery of Preferences If a claim is made upon Lender at any time for repayment or recovery of any amount(s) or other value received by Lender, from any source, in payment of or on account of any of the Obligations of Borrower guaranteed hereunder and Lender repays or otherwise becomes liable for all or any part of such claim by reason of (a) any judgment, decree or order of any court or administrative body having competent jurisdiction, or (b) any settlement or compromise of any such claim, Guarantor shall remain liable to Lender hereunder for the amount so repaid or for which Lender is otherwise liable to the same extent as if such amount(s) had never been received by Lender, notwithstanding any termination hereof or the termination of any agreement evidencing any of the Obligations of Borrower.

         8. Events of Default the occurrence of any one of the following events shall constitute an event of default under this Guaranty and upon the occurrence thereof and at Lender's election without notice or demand, Guarantor's obligations hereunder shall become due, payable, and enforceable against Guarantor, whether or not the Obligations are then due and payable:

             (a) The occurrence of an event of default under and as defined in the Agreement;

             (b) The commencement of any bankruptcy, insolvency, receivership, or similar proceeding by or against Guarantor or Borrower;

             (c) The attempt by Guarantor or Borrower to effect an assignment for the benefit of creditors or a composition with creditors;

             (d)  The insolvency of either Guarantor or Borrower;

             (e)  The death or dissolution of Guarantor;

             (f) The inaccuracy or incompleteness in any material respect, when made, of any representations or warranties made by Guarantor, Borrower, or any other matter or;

             (g) The breach by Guarantor of any covenant of this Guaranty or any other agreement between Lender and Guarantor.

         9. Binding On Successors and Assigns This Guaranty shall bind Guarantor's respective heirs, administrators, personal representatives, successors, and assigns, and shall inure to the benefit of Lender's successors and assigns, including, but not limited to, any party to whom Lender may assign the Agreement or any Schedules or any other agreements, and Guarantor hereby waives notice of any such assignment. All of Lender's rights are cumulative and not alternative.

                                        3

         10. Miscellaneous This Guaranty contains the entire agreement of the parties hereto and no other oral or written agreement between the parties hereto with respect to the subject matter hereof exists. This Guaranty may not be amended or modified except by a writing signed by Lender and Guarantor. This Guaranty is a valid and subsisting legal instrument and no provision which may be deemed unenforceable shall in any way invalidate any other provision or provisions, all of which shall remain in full force and effect. No invalidity, irregularity or unenforceability of all or any part of the Obligations guaranteed nor any other circumstance which might be a legal defense of a guarantor shall affect, impair, or be a defense to this Guaranty. If more than one Guarantor has signed this Guaranty, each Guarantor shall be jointly and severally liable to Lender hereunder and when permitted by the context, the singular includes the plural. Each of the persons who has signed this or any other Guaranty has unconditionally delivered it to Lender, and the failure to sign this or any other Guaranty by any other person shall not discharge the liability of any signer. The unconditional liability of the signer applies whether the signer is jointly and severally liable for the entire amount of the debt, or for only a pro-rata portion.

         11. Choice of Law and Forum THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

INTERNATIONAL MAGNETIC IMAGING, INC., GUARANTOR

By:
     George W. Mahoney
     Chief Financial Officer

Exhibit 10.19

                           LOAN AND SECURITY AGREEMENT

                                     between

                MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD.

                                    Borrower,

                       INTERNATIONAL MAGNETIC IMAGING INC.

                                    Guarantor

                                       and

                   DVI FINANCIAL SERVICES INC. DBA DVI CAPITAL

                                     Lender




                            Dated as of July,___1996

                           LOAN AND SECURITY AGREEMENT


         THIS LOAN AND SECURITY AGREEMENT ("Agreement") is entered into as of July ______1996 by and between DVI Financial Services Inc. dba DVI Capital Company, a Delaware corporation ("Lender"), International Magnetic Imaging Inc., a Delaware corporation ("Guarantor") and Magnetic Resonance Institute of South Dade, Ltd., a Florida Limited Partnership ("Borrower").

                                    Section 1

                                   DEFINITIONS

         Section 1.1 Specific Definitions. The following definitions shall apply:

         (a) "Advance(s)" shall mean an advance of loan proceeds constituting all or a part of the Loan.

         (b) "Borrower's Books" shall mean all of Borrower's books and records including but not limited to: minute books; ledgers; records indicating, summarizing or evidencing Borrower's assets, liabilities and the accounts receivable; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs and other computer-prepared information and the equipment containing such information; provided, however, that confidential patient records shall not be included therein, except to the extent otherwise provided by law.

         (c) "Closing Date" shall mean the date of the first Advance of the Loan.

         (d) "Collateral" shall have the meaning specified in Section 3.1 hereof.

         (e) "Distribution" shall mean (I) the declaration or payment of any profit, dividend, share or distribution on or in respect of any interest in Borrower; (ii) the purchase or other retirement of any such interest in Borrower; (iii) any loan or advance to the holder of any interest in Borrower or to the holder of any Indebtedness; (iv) any other payment to the holder of any interest in Borrower or to the holder of any Indebtedness; and (v) any payment of principal of or interest on or with respect to any purchase or other retirement of any Indebtedness of Borrower which, by its terms, is subordinated to the payment of the Note; provided, however, that the term "Distribution" shall not include any payments made by Borrower in the ordinary course of its business, including without limitation, salaries and other compensation payments, or payments for rent or other services rendered or for goods purchased which are furnished and invoiced in the ordinary course of business and in accordance with the terms of this Agreement.

         (f) "Environmental Laws" shall mean all federal, state, local and foreign laws relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices, or demand letters issued, entered, promulgated, or approved thereunder.

         (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and all references to sections thereof shall include such sections and any predecessor provisions thereto, including any rules or regulations issued in connection therewith.

         (h) "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that together with Borrower would be deemed a "contributing sponsor" to a single employee plan within the meaning of Section 4001 of ERISA.

         (i) "Event of Default" shall have the meaning specified in Section 8 hereof.

         (j) "Governmental Authority" shall mean any governmental or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality thereof, or any court, tribunal, grand jury or arbitrator, in any case whether foreign or domestic.

         (k) "Guaranty" shall mean the Unconditional Continuing Guaranty executed by Guarantor unconditionally guaranteeing Borrower's Obligations under this Agreement.

         (l) "Health Care Laws" shall mean all federal, state and local laws relating to health care providers and health care services, including, but not limited to, Section 1877(a) of the Social Security Act as amended by the Omnibus Budget Reconciliation Act of 1993, 42 U.S.C. Section 1395 (nn).

         (m) "Indebtedness" of a Person shall mean (I) all items (except items of capital stock, capital or paid-in surplus or of retained earnings) which, in accordance with generally accepted accounting principles, would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as at the date as of which Indebtedness is to be determined, including any lease which, in accordance with generally accepted accounting principles would constitute indebtedness; (ii) all indebtedness secured by any mortgage, pledge, security, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed; and (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise then for the collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

         (n) "Interim Payment and Security Agreement" shall mean the agreement entered into on the date hereof between Lender and Borrower as described in
Section 2.1.

         (o) "Lender Expenses" shall mean (I) all costs or expenses (including, without limitation, taxes and insurance premiums) required to be paid by Borrower under this Agreement or under any of the other Security Documents that are paid or advanced by Lender: (ii) filing, recording, publication and search fees paid or incurred by Lender in connection with Lender's transactions with Borrower; (iii) costs and expenses incurred by Lender to correct any default or enforce any provision of the Security Documents or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, and preparing for sale and/or advertising to sell the Collateral, whether or not a sale is consummated; (iv) costs and expenses of suit incurred by Lender in enforcing or defending the Loan Documents or any portion thereof; and (v) Lender's attorney fees and expenses incurred (before or after execution of this Agreement) in advising Lender with respect to, or in structuring, drafting, reviewing, negotiating, amending, terminating, enforcing, defending, or otherwise concerning, the Security Documents or any portion thereof, irrespective of whether suit is brought.

         (p) "Lien" shall mean any security interest, mortgage, pledge, assignment, lien or other encumbrance of any kind, including any interest of a vendor under a conditional sale contract or consignment and any interest of a lessor under a capital lease.

         (q) "Loan" shall mean each loan or any other loan or loans made by Lender to Borrower pursuant to this Agreement.

         (r) "Loan Documents"  shall mean (I) this Agreement; (ii) the Note;
(iii) the Security Documents; (iv) any other agreements or documents hereafter delivered to secure repayment of the Loan; and (v) any other certificates, documents or instruments delivered by Borrower to Lender pursuant to the terms of this Agreement.

         (s) "Note" shall mean the Secured Promissory Note executed by Borrower pursuant to the terms of this Agreement.

         (t) "Obligation(s)" shall mean (I) the due and punctual payment of all amounts due or to become due under the Note; (ii) the performance of all obligations of Borrower under this Agreement, the Note, and all other Security Documents; (iii) all extensions, renewals, modifications, amendments, and refinancings of any of the foregoing; (iv) all Lender Expenses; (v) all loans, advances, indebtedness, and other obligations owed by Borrower to Lender of every description whether now existing or hereafter arising (including those owed by Borrower to others and acquired by Lender by purchase, assignment, or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral; and (vi) all loans, advances, indebtedness, and other obligations owed by Guarantor to Lender of every description whether now existing or hereafter arising (including those owed by Guarantor to others and acquired by Lender by purchase, assignment or otherwise) and whether direct or indirect, primary or as guarantor or surety, absolute or contingent, liquidated or unliquidated, matured or unmatured, whether or not secured by additional collateral.

         (u) "Permitted Liens" shall mean (I) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided that payment thereof is not yet due or is being contested as permitted in this Agreement; (ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which has not expired, or in respect of which Borrower is in good faith prosecuting an appeal or proceeding for a review and in respect of which a stay of execution pending such appeal or proceeding for review has been secured;
(iii) Liens and priority claims incidental to the conduct of business or the ownership of properties and assets (including warehouse's and attorney's Liens and statutory landlord's Liens); deposits, pledges or Liens to secure the performance of bids, tenders, or trade contracts, or to secure statutory obligations; and surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings; and further provided that any such warehouse's or statutory landlord's Liens have been subordinated to the Liens of Lender in a manner satisfactory to Lender; (iv) Liens in favor of Lender, DVI Business Credit Corp. or their affiliates; and (v) Liens existing on the date of this Agreement that secure indebtedness outstanding on such date and that are disclosed on Schedule
1.1 hereto;

         (v) "Person" shall mean an individual, corporation, partnership, limited liability company, trust, unincorporated association, joint venture, joint-stock company, government (including political subdivisions), Governmental Authority or any other entity.

         (w) "Proceeds" shall mean all proceeds and products of Collateral and all additions and accessions to, replacements of, insurance or condemnation proceeds of, and documents covering Collateral; all property received wholly or partly in trade or exchange for Collateral; all claims against third parties arising out of damage, destruction, or decrease in value of the Collateral; all leases of Collateral; and all rents, revenues, issues, profits, and proceeds arising from the sale, lease, license, encumbrance, collection or any other temporary or permanent disposition of the Collateral or any interest therein.

         (x) "Security Document(s)" shall mean the Guaranty, and any agreement or instrument entered into between Borrower and Lender or executed by Borrower or Guarantor and delivered to Lender in connection with this Agreement.

         (y) "Unmatured Default" shall mean any event or condition that, with notice, passage of time, or a determination by Lender or any combination of the foregoing would constitute an Event of Default.

         Section 1.2. Generally Accepted Accounting Principles and Uniform Commercial Code. All financial terms used in this Agreement other than those defined in this Section, have the meanings accorded to them under generally accepted accounting principles. All other terms used in this Agreement, other than those defined in this Section, have the meanings accorded to them in the Uniform Commercial Code.

         Section 1.3  Construction

         (a) Unless the context of this Agreement clearly requires otherwise, the plural includes the singular, the singular includes the plural, the part includes the whole, "including' is not limiting, and "or" has the inclusive meaning of the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and other similar terms in this Agreement refer to this Agreement as a whole and not exclusively to any particular provision of this Agreement.

         (b) Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by each of the parties and its counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to accomplish the purposes and intentions of all parties hereto fairly.

                                    Section 2

                                      LOAN

         Section 2.1 The Loan Subject to the terms and conditions and relying on the representations and warranties set forth herein, Lender agrees to advance to Borrower and Borrower agrees to borrow from Lender, a senior secured term loan in the amount of Two Million Sixty-nine Thousand, Three Hundred Fifty-one Dollars ($2,069,351) which shall be evidenced by the Note. The proceeds of the Loan shall be used for the purchase by Borrower of the Collateral, for leasehold improvements and to fund Borrower's counsel fees and the closing costs incurred in connection with the transactions contemplated in this Agreement. Borrower will execute and deliver to Lender on the date hereof the Interim Payment and Security Agreement pursuant to which Lender will advance to Borrower certain sums for the aforementioned Collateral and leasehold improvements in accordance with the terms thereof. Simultaneously with Lender's last advance to Borrower or its vendor for the purchase of the equipment described on Schedule 3.1, Borrower shall execute and deliver to Lender a Delivery and Acceptance Certificate therefor, the Interim Payment and Security Agreement will terminate pursuant to the terms thereof, and Borrower shall commence making payments under the Note in accordance with the terms thereof.

         Section 2.2 Term and Repayment of Loan The "Term" of the Loan shall be seventy-two (72) months from the Commencement Date and shall be payable in seventy-two (72) consecutive monthly installments of Thirty-nine Thousand, One Hundred and Thirty Dollars ($39,130) on the same day of each calendar month commencing on the Commencement Date set forth in the Note. All payments of principal and interest shall be paid in full without setoff, deduction or counterclaim.

         Section 2.3 Prepayment The Loan shall not be subject to prepayment or redemption in whole or in part prior to the expiration of the Term, except as follows: Provided no Event of Default exists (or any occurrence which would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments or obligations under this Agreement have been made promptly and in accordance with the terms of this Agreement, the full, but not part of, the unpaid balance of the Obligations under this Agreement may be prepaid by Borrower at any time after the twelfth
(12th) month of the Term provided, in addition to the prepayment amount Borrower pays contemporaneously with the prepayment amount, to the Lender a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of ten and three-fourth percent (10.75%) per annum.

         Section 2.4 Conditions to the Closing The obligation of Lender to make an Advance on the Closing Date is subject to Lender's determination that Borrower has satisfied the following conditions on the Closing Date:

         (a) The representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct on and as of the date hereof and shall be true and correct in all material respects as of the Closing Date and Borrower shall have performed all obligations which were to have been performed by it hereunder prior to Closing Date.

         (b) Borrower shall have executed and delivered to Lender (or shall cause to be executed and delivered to Lender by the appropriate Persons) the following:

                  (i) this Agreement;

                  (ii) the Note;

                  (iii) the Security Documents, together with any other documents required or contemplated by the terms thereof;

                  (iv) evidence satisfactory to Lender that Borrower is a corporation and Guarantor is a corporation, each of which is duly formed, validly existing and in good standing in the state in which it was formed and is authorized to do business;

                  (v) certificates of insurance that evidence the insurance coverage and policy provisions required by this Agreement and in the Loan Documents and Security Documents;

                  (vi) pay-off letters, UCC Termination Statements, and Mortgage and Lien Releases as required to grant Lender a first priority security interest other than Permitted Liens in Collateral pledged as security for repayment of the Loan,

                  (vii) certified copies of resolutions of the Board of Directors of Borrower and Guarantor authorizing the execution and delivery of Loan Documents to be executed by Borrower and Guarantor;

                  (viii) copies of the Certificate of Incorporation of Borrower certified by the Secretary of State therefore and a certified copy of the articles of incorporation of Guarantor certified by the Secretary of State;

                  (ix) copies of the Bylaws of Borrower and Guarantor certified by an Officer thereof;

                  (x) the written opinion of counsel to Borrower and Guarantor issued on the Closing Date and satisfactory to Lender in scope and substance;

                  (xi) a certificate from an officer of Borrower indicating that the representations and warranties contained herein are true and correct as of the Closing Date;

                  (xii) the Interim Payment and Security Agreement.

         (c) Borrower shall have paid closing fees to Lender including Lender's legal fees incurred by Lender for the negotiation and preparation of the Loan Documents.

         (d) Neither an Event of Default nor an Unmatured Default shall have occurred and be continuing.

         (e) Borrower shall not have suffered a material or adverse change in its business, operations or financial condition from that reflected in the financial statement of Borrower dated September 30, 1995.

         (f) Lender shall have received such additional supporting documents, certificates and assurances as Lender shall reasonably request which shall be satisfactory to Lender in form and substance.

                                    Section 3

                                SECURITY INTEREST

         Section 3.1 Grant of Security Interest In order to secure prompt payment and performance of all Obligations, Borrower hereby grants to Lender a continuing first-priority pledge and security interest in the property of Borrower described below and on Schedule 3.1 (the "Collateral"), whether now owned or existing or hereafter acquired or arising and regardless of where located subject only to Permitted Liens. This security interest in the

Collateral shall attach to all Collateral without further act on the part of Lender or Borrower. Regardless of the manner of affixation, the Collateral shall remain the personal property and not become part of the real estate. Borrower agrees to keep the Collateral at the location(s) set forth in Schedule 3.1, and will notify Lender promptly, in writing, of any change in the location of the Collateral within such state, but will not remove the Collateral from such state without the prior written consent of Lender.

         The Collateral shall consist of the following subject in each case only to Permitted Liens together with such third-party consents, lien waivers and estoppel certificates as Lender shall reasonably require:

         All of Borrower's equipment and machinery listed on Schedule 3.1 and all machine tools, parts, attachments, accessories, accessions, replacements, upgrades, substitutions, additions and improvements related thereto, wherever located, and the Proceeds of any of the foregoing, including cash and non-cash Proceeds.


                                    Section 4

                            SPECIFIC REPRESENTATIONS

         Section 4.1 Name of Borrower The exact corporate name of Borrower is MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD. Borrower was formed under the laws of the State of Florida. The following are all previous legal names of
Borrower: The Imaging Center at Snapper Creek, Inc. and Magnetic Resonance Institute of South Dade, Ltd. Borrower uses the following trade names: None. The following are all other trade names used by Borrower in the past: None.

         Section 4.2 Mergers and Consolidations No entity has merged into Borrower or been consolidated with Borrower.

         Section 4.3 Purchase of Assets No entity has sold substantially all of its assets to Borrower or sold assets to Borrower outside the ordinary course of such seller's business at any time in the past.

         Section 4.4 Change of Name or Identify Borrower shall not change its name, business structure, or identity or use any new trade name without prior notification to Lender or merge into or consolidate with any other entity.

         Section 4.5 Corporate Structure Guarantor is the holder of one hundred percent (100%) of the common stock of Borrower . Such common stock is the sole authorized class of stock of Borrower.

                                    Section 5

                        PROVISIONS CONCERNING COLLATERAL

         Section 5.1 Title Borrower has good and marketable title to the Collateral, and the Liens granted to Lender pursuant to this Agreement will be, upon the filing of the required UCC Financing Statements, fully perfected first priority Liens (except for Permitted Liens) and any other agreement, financing statement or notice necessary to provide notice to third parties of the existence of such Liens, in and to the Collateral with priority over the rights of every person in the Collateral is free, clear, and unencumbered by any Liens in favor of any person other than Lender except for Permitted Liens.

         Section 5.2 No Warranties This Agreement is solely a financing agreement. Borrower acknowledges that with respect to the appropriate
Collateral: the Collateral has or will have been selected and acquired solely by Borrower for Borrower's purposes; Lender is not the manufacturer, dealer, vendor or supplier of the Collateral; the Collateral is of a size, design, capacity, description and manufacturer selected by Borrower; Borrower is satisfied that the Collateral is suitable and fit for its purposes; and LENDER HAS NOT MADE AND DOES NOT MAKE ANY WARRANTY OR REPRESENTATION WHATSOEVER, EITHER EXPRESS OR IMPLIED, AS TO THE

FITNESS, CONDITION, MERCHANTABILITY, DESIGN OR OPERATION OF THE COLLATERAL, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE VALUE OF THE COLLATERAL, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE COLLATERAL OR WORKMANSHIP IN THE COLLATERAL, NOR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER.

         Section 5.3 Further Assurances Borrower shall execute and deliver to Lender, concurrent with Borrower's execution of this Agreement and at any time or times hereafter at the request of Lender, all financing statements, continuation financing statements, security agreements, chattel mortgages, assignments, endorsements of certificates of title, applications for titles, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents Lender may reasonably request in form satisfactory to Lender, to perfect and maintain perfected Lender's Liens in the Collateral and in order to consummate fully all of the transactions contemplated under the Security Documents. Borrower hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's true and lawful attorney with power to sign the name of Borrower on any of the above-described documents or on any other similar documents that need to be executed, recorded, and/or filed in order to perfect or continue perfected Lender's Liens in the Collateral. The appointment of Lender as Borrower's attorney is irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender will provide Borrower with copies of any documents signed by Lender on Borrower's behalf pursuant to this Section.

         Section 5.4 Additional Collateral If the Collateral declines in value substantially, Borrower shall grant a security interest to Lender in additional assets satisfactory to Lender having a value at least equal to the decline in value of the existing Collateral.

         Section 5.5 Lender's Duty of Care Lender shall have no duty of care with respect to the Collateral except that Lender shall exercise reasonable care with respect to the Collateral in Lender's custody. Lender shall be deemed to have exercised reasonable care if such property is accorded treatment substantially equal to that which Lender accords its own property or if Lender takes such action with respect to the Collateral as the Borrower shall request or agree to in writing provided that no failure to comply with any such request nor any omission to do any such act requested by the Borrower shall be deemed a failure to exercise reasonable care. Lender's failure to take steps to preserve rights against any parties or property shall not be deemed to be a failure to exercise reasonable care with respect to the Collateral in Lender's custody. All risk, loss, damage, or destruction of the Collateral shall be borne by Borrower.

         Section 5.6 Borrower's Contracts Borrower shall remain liable to perform its Obligations under any contracts and agreements included in the Collateral to the same extent as though this Agreement had not been entered into and Lender shall not have any obligation or liability under such contracts and agreements by reason of this Agreement or otherwise.

         Section 5.7 Reinstatement of Liens If, at any time after payment in full by Borrower of all Obligations and termination of Lender's Liens, any payments on Obligations previously made by Borrower or any other person must be disgorged by Lender for any reason whatsoever (including, without limitation, the insolvency, bankruptcy, or reorganization of Borrower or such other person), this Agreement and Lender's Liens granted hereunder shall be reinstated as to all disgorged payments as though such payments had not been made, and Borrower shall sign and deliver to Lender all documents and things necessary to perfect all terminated Liens.

         Section 5.8 Lender Expenses If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or otherwise) due to third persons or entities, fails to make any deposits or furnish any required proof of payment or deposit, or fails to discharge any Lien prohibited hereby, all as required under the terms of this Agreement, then Lender may, to the extent that it determines that such failure by Borrower could have a material adverse effect on Lender's interests in the Collateral, in its discretion and without prior notice to Borrower, make payment of the same or any part thereof. Any amounts paid or deposited by Lender shall constitute Lender Expenses, shall become part of the Obligations, shall bear interest at the rate of twelve percent (12%) per annum, and shall be secured by the Collateral. Any payments made by Lender shall not constitute (a) an agreement by Lender to make similar payments in the future or (b) a waiver by Lender of any Event of Default under this Agreement. Lender need not inquire as to, or contest the validity of, any such expense, tax, security interest, encumbrance, or Lien, and the receipt of the usual official notice of the payment of monies to a governmental entity shall be conclusive evidence that the same was validly due and owing.

         Borrower shall immediately and without demand reimburse Lender for all sums expended by Lender that constitute Lender Expenses, and Borrower hereby authorizes and approves all advances and payments by Lender for items constituting Lender Expenses.

         Section 5.9 Inspection of Collateral and Records During Borrower's usual business hours, Lender may inspect and examine the Collateral and check and test the same as to quality, quantity, value, and condition and Borrower agrees to reimburse Lender for its costs and expenses in so doing. Lender shall also have the right at any time or times hereafter, during Borrower's usual business hours or during the usual business hours of any third party having control over the records of Borrower, to inspect and verify Borrower's Books in order to verify the amount or condition of, or any other matter relating to, the Collateral and Borrower's financial condition and to copy and make extracts therefrom. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to this Agreement and agrees that Lender may directly contact any such accounting firm or service bureau in order to obtain such information.

         Section 5.10 Deposit Accounts In order to perfect Lender's security interest in Borrower's deposit accounts maintained at any financial institutions at which Borrower maintains deposit accounts now or in the future, Borrower agrees to execute a form of notification to such financial institution(s) in order to notify them of Lender's Lien in such deposit accounts.

         Section 5.11 Waivers Except as specifically provided for herein, Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by Lender on which Borrower may in any way be liable.
                                    Section 6

                         REPRESENTATIONS AND WARRANTIES

         As of the date hereof Guarantor and Borrower each hereby warrants and represents to Lender the following:

         Section 6.1 Status Guarantor is a corporation validly existing and in good standing under the laws of the state of its incorporation and Borrower is a corporation validly existing and in good standing under the laws of the state of its incorporation; and each of Borrower and Guarantor is qualified and licensed to do business and is in good standing in any state in which the conduct of its business or its ownership of property requires that it be so qualified or licensed, and has the power and authority (corporate, partnership and otherwise) to execute and carry out the terms of the Loan Documents to which it is a party, to own its assets and to carry on its business as currently conducted.

         Section 6.2 Authorization The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document have been duly authorized by all necessary corporate action. Borrower and Guarantor have duly executed and delivered this Agreement and each Security Document to which they are a party, and each of them constitutes a valid and binding obligation of Borrower or Guarantor, as applicable, enforceable according to its terms except as limited by equitable principles and by bankruptcy, insolvency, or similar laws affecting the rights of creditors generally.

         Section 6.3 No Breach The execution, delivery, and performance by Borrower and Guarantor of this Agreement and each Loan Document to which they are a party (a) will not contravene any law or any governmental rule or order binding on Collateral; (b) will not violate any provision of the articles of incorporation or bylaws of Borrower or Guarantor; (c) will not violate any agreement or instrument by which Borrower or Guarantor, as applicable, is bound;
(d) do not require any notice to or consent by any governmental body; and (e) will not result in the creation of a Lien on any assets of Borrower except the Lien to Lender granted herein.

         Section 6.4 Taxes All assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property have been paid in full before delinquency or before the expiration of any extension period; and Borrower has made due and timely payment or deposit of all federal, state, and local taxes, assessments, or contributions required of it by law, except only for items that Borrower is currently contesting diligently and in good faith and that have been fully disclosed in writing to Lender.

         Section 6.5 Deferred Compensation Plans Borrower and each ERISA Affiliate have made all required contributions to all deferred compensation plans to which such person is required to contribute, and neither Borrower nor any ERISA Affiliate has any liability for any unfunded benefits of any single-employer or multi-employer plans.

         Section 6.6 Litigation and Proceedings There are not outstanding judgments against Borrower or any of its assets and there are no actions or proceedings pending by or against Borrower before any court or administrative agency. Borrower has no knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower, except for ongoing collection matters in which Borrower is the plaintiff.

         Section 6.7 Business Borrower has all franchises, authorizations, patents, trademarks, copyrights and other rights necessary to advantageously conduct its business. They are all in full force and effect and are not in known conflict with the rights of others. Borrower is not a party to or subject to any agreement or restriction that is so unusual or burdensome that it might have a material adverse effect on Borrower's business, properties or prospects.

         Section 6.8 Laws and Agreements Borrower is in compliance with all material agreements applicable to it, including obligations to contribute to any employee benefit plan or pension plan regulated by ERISA. Borrower is, to its best knowledge, in material compliance with all laws applicable to it.

         Section 6.9 Financial Condition All financial statements and information relating to Borrower and Guarantor that have been or may hereafter be delivered by Borrower to Lender are accurate and complete and have been prepared in accordance with generally accepted accounting principles consistently applied. Borrower has no material obligations or liabilities of any kind not disclosed in that financial information, and there has been no material adverse change in the financial condition of Borrower or Guarantor since the date of the most recent financial statements submitted to Lender.

         Section 6.10   Environmental Laws

         (a) Borrower has obtained all permits, licenses, and other authorizations that are required under Environmental Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses, and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present, or future events, conditions, circumstances, activities, practices, incidents, actions, or plans that may interfere with or prevent compliance or continued compliance in any material respect with Environmental Laws, or may give rise to any material common-law or legal liability, or otherwise form the basis of any material claim, action, demand, suit, proceeding, hearing, study, or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, notice of violation, investigation, or proceeding pending or threatened against Borrower, relating in any way to Environmental Laws.

         Section 6.11 Insurance Schedule 6.11 sets forth a complete and accurate list of all policies of fire, liability, product liability, workers' compensation, health, business interruption and other forms of insurance currently in effect with respect to Borrower's business, true copies of which will be delivered to Lender upon request. All such policies are valid, outstanding and enforceable policies and, to the best knowledge of Borrower, each will remain in full force and effect at least through the respective dates set forth on Schedule 6.11.

         Section 6.12 Ownership of Property Except as set forth Schedule 6.12 hereto, Borrower has good and marketable title to all of its properties and assets, free and clear of all liens, security interests and encumbrances, except liens to secure repayment of the Loan and Permitted Liens. Borrower has the exclusive right to use all such assets.

         Section 6.13 Leases Schedule 6.13 hereto contains a complete and accurate list of all leases pursuant to which Borrower leases real or personal property. Each such lease is valid, binding and enforceable against Borrower in accordance with its terms, and is in full force and effect; there are no existing defaults by Borrower thereunder, and Borrower has no knowledge of any Event of Default or any Unmatured Default.

         Section 6.14   Health Care Laws

         (a) Borrower has obtained all permits, licenses and other authorizations that are required under Health Care Laws and Borrower is in compliance in all material respects with all terms and conditions of the required permits, licenses and authorizations, and is also in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Health Care Laws.

         (b) Borrower is not aware of, and has not received notice of, any past, present or future events, conditions, circumstances, activities, practices, incidents, actions or plans that may interfere with or prevent compliance or continued compliance in any material respect with Health Care Laws.

         (c) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of demand letter, notice of violation, investigation or proceeding pending or threatened against Borrower, relating in any way to Health Care Laws.

         Section 6.15 Cumulative Representations The warranties, representations and agreements set forth herein shall be cumulative and in addition to any and all other warranties, representations and agreements that Borrower shall give, or cause to be given, to Lender, either now or hereafter.

                                    Section 7

                                    COVENANTS

         Section 7.1 Encumbrance of Assets Borrower shall not create, incur, assume, or permit to exist any Lien on any Collateral now owned or hereafter acquired by Borrower, except for Liens to Lender and Permitted Liens.

         Section 7.2 Business; Covenant regarding George Mahoney Borrower shall engage primarily in business of the same general character as that now conducted by it and shall not make any investment in any other entity through the direct or indirect holding of securities or otherwise. It is hereby agreed by Borrower and Guarantor that the discharge by Consolidated Technology Group Ltd. or Guarantor of George Mahoney as its Chief Financial Officer, at any time prior to the payment in full of the Obligations covered by this Agreement, will constitute an Event of Default under this Agreement.

         Section 7.3 Condition and Repair Borrower shall maintain in good repair and working order all properties used in its business and from time to time shall make all appropriate repairs and replacements thereof.

         Section 7.4 Insurance Borrower shall maintain, with financially sound and reputable insurers, insurance with respect to its properties and business against loss or damage of the kinds and in the amounts customarily insured against by entities of established reputation engaged in the same or similar businesses. Each such policy shall name Lender as an additional insured and, where applicable, as loss payee under a lender loss payable endorsement satisfactory to Lender and shall provide for thirty (30) days' written notice to Lender before such policy is altered or canceled.

         Section 7.5 Taxes Borrower shall pay all taxes, assessments and other governmental charges imposed upon it or any of its assets or in respect of any of its franchises, business, income, or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials, and supplies) for sums that have become due and payable and that by law have or might become a Lien or charge upon any of its assets, provided that (unless any material item or property would be lost, forfeited, or materially impaired as a result thereof) no such charge or claim need by paid if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted, if Lender is notified in advance of such contest, and if Borrower establishes any reserve or other appropriate provision required by generally accepted accounting principles and deposits with Lender cash or an acceptable bond in an amount equal to twice the amount of such charge or claim. Borrower shall make timely payment or deposit of all FICA payments and withholding taxes required of it by applicable laws and will, upon request, furnish Lender with proof satisfactory to Lender indicating that Borrower has made such payments or deposits.

         Section 7.6 Accounting System Borrower at all times hereafter shall maintain a standard and modern system of accounting in accordance with generally accepted accounting principles consistently applied, with ledger and account cards or computer tapes, disks, printouts, and records that contain information pertaining to the Collateral that may from time to time be requested by Lender. Borrower shall not modify or change its method of accounting or enter into any agreement hereafter with any third-party accounting firm or service bureau for the preparation and/or storage of Borrower's accounting records without said accounting firm's or service bureau's agreeing to provide to Lender information regarding the Collateral and Borrower's financial condition.

         Section 7.7 Financial Statements Borrower shall submit quarterly financial statements with respect to Borrower to Lender as soon as available, and in any event within forty-five (45) days of the end of each fiscal quarter. Additionally, Borrower will submit audited, combined or consolidated financial statements of International Magnetic Imaging, Inc. which will include Borrower to Lender as soon as available, and in any event within ninety (90) days of the end of each fiscal year. With all financial statements, Borrower will also deliver a certificate of its chief financial officer attesting that no Event of Default or Unmatured Default under the Agreement has occurred and is continuing.

         Section 7.8 Further Information Borrower shall promptly supply Lender with such other information concerning its affairs as Lender may reasonably request from time to time hereafter and shall promptly notify Lender of any material adverse change in Borrower's financial condition and any condition or event that constitutes a breach of or event that constitutes an Event of Default under this Agreement.

         Section 7.9 ERISA Covenants Borrower shall, and shall cause each ERISA Affiliate to, comply with all applicable provisions of ERISA and all other laws applicable to any deferred compensation plans with which Borrower or any ERISA Affiliate is associated, and shall promptly notify Lender of the occurrence of any event that could result in any material liability of Borrower to any person whatsoever with respect to any such plan.

         Section 7.10   Environmental Covenants

         (a) Borrower shall comply in all respects with, and will obtain all permits required by, all Environmental Laws.

         (b) Borrower shall promptly furnish to Lender a copy of any communication from the U.S. Environmental Protection Agency or any other governmental authority concerning any possible violation of, or the filing of a lien pursuant to, any Environmental Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Environmental Laws.

         Section 7.11 Restrictions on Merger, Consolidation, Sale of Assets, Issuance of Stock, etc. Unless authorized by Lender, Borrower shall not:

         (a) Merge or consolidate with any Person.

         (b) Sell, lease or otherwise dispose of its assets in any transaction or series of related transactions (other than sales leases or other dispositions in the ordinary course of business).

         (c) Liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction.

         (d) Acquire any interest in any business (whether by purchase of assets, purchase of stock, merger or otherwise).

         (e) Become subject to any agreement or instrument which by its terms would restrict Borrower's right or ability to perform any of its obligations to Lender pursuant to the terms of the Loan Documents.

         (f) Authorize or issue any additional equity interests.

         Section 7.12 Restrictions on Distributions Unless authorized by Lender, Borrower shall not make any Distributions to any Person including any parent, subsidiary or affiliate of Borrower until the Obligations are fully satisfied, provided, however, Borrower may make Distributions pursuant to Schedule 7.12. so long as the financial terms of the agreements set forth on such schedule are not hereafter amended without the consent of Lender.

         Section 7.13 Restrictions on Indebtedness Unless authorized by Lender, Borrower shall not hereafter create, incur, assume or otherwise become or remain liable with respect to any Indebtedness except the following:

         (a) Indebtedness in respect of the Note and current liabilities (other than for money borrowed) incurred in the ordinary course of business.

         (b) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials, equipment and supplies.

         (c) Indebtedness in respect of replacement or refinancing of existing Indebtedness, provided the amount of such Indebtedness does not exceed the amount of the existing Indebtedness, the repayment schedule for such Indebtedness is equal to the repayment schedule for the existing Indebtedness and Lender gives its prior written consent, which shall not be unreasonably withheld if the specified conditions have been met.

         Section 7.14 Restrictions on Guaranties Unless authorized by Lender, Borrower shall not hereafter become or remain liable under any guaranty of any obligation of any other Person.

         Section 7.15   Health Care Covenants

         (a) Borrower shall comply in all respects with, and will obtain all permits required by, all Health Care Laws.

         (b) Borrower shall promptly furnish to Lender a copy of any communication from any governmental authority concerning any possible violation of any Health Care Laws or any occurrence of which Borrower would be required to notify any governmental authority with jurisdiction over Health Care Laws.

         Section 7.16 Deferral of Indebtedness Prior to the payment in full by Borrower of the Obligations under this Agreement and the payment in full of all indebtedness of Guarantor's affiliates to Lender and Lender's affiliates, whether existing prior to, as of, or after the date of this Agreement, Borrower shall not make any payments, directly or indirectly, on or otherwise in connection with, any subordinated notes held by any former general partner of any partnership or other entity which sold its interests to an affiliate of Guarantor, and Borrower shall cause the following makers of the following subordinated notes to defer making any further payments, directly or indirectly, on, or otherwise in connection with, such notes:





Maker                                 Payee                           Amount

MD Acquisition                        J. Sternberg and S.             $3,375,000
Corporation                           Schulman M.D. Corp.

MD Ltd. Partner                       Stephen A. and Stephanie        $  481,767
Acq. Corporation                      S. Schulman (TBE)

MD Ltd. Partner                       Stephanie S. Schulman           $  501,431
Acq. Corporation

MD Ltd. Partner Acq.                  James H. and Marsha             $  481,768
Corporation                           Sternberg (TBE)

MD Ltd. Partner Acq.                  Marsha Sternberg                $  501,431
Corporation

MD Ltd. Partner                       Ashley Kaye                     $  983,198
Acq. Corporation
TBE = Tenants by Entirety

IMI Acquisition or Pine Island        S.A.S.G.P.                      $   73,325
Corporation

IMI Acuisition of North Miami Beach   ASKAY, Inc.                     $  336,457
Corporation

IMI Acquisition of Boca Raton         MRI of Boca Raton, Inc.         $  622,993
Corporation

IMI Acquisition of Orlando            MRI of Orlando, Inc.            $   14,063
Corporation

IMI Acquisition of Kansas City        MRI of Kansas City, Inc.        $    9,613
Corporation

IMI Acquisition of P.O.D.C.           J. Sternberg and S.             $  308,965
Corporation                           Schulman, M.D. Corp.

                                    Section 8

                                EVENTS OF DEFAULT

         An Event of Default shall be deemed to exist if any of the following events shall have occurred and be continuing:

         (a) Borrower fails to make any payment of principal or interest or any other payment on the Note or any other Obligation when due and payable, by acceleration or otherwise, and such failure shall continue for five (5) days after the payment is due;

         (b) Borrower fails to observe or perform any covenant, condition or agreement to be observed or performed pursuant to the terms hereof or any Loan Document to which it is a party and such failure is not cured as soon as reasonably practicable and in any event within thirty (30) days after written notice thereof by Lender; provided, however, that if such failure cannot be cured within such thirty (30) day period, Borrower shall not be in default if the cure is commenced within such thirty (30) day period and thereafter such cure is diligently pursued to completion;

         (c) Borrower fails to keep its assets insured as required herein, or material uninsured damage to or loss, theft, or destruction of the Collateral occurs;

         (d) A court enters a decree or order for relief in respect of Borrower in an involuntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, or appoints a receiver, liquidator, assignee, custodian, trustee, or sequestrator (or other similar official) of Borrower or for any substantial part of its property, or orders the windup or liquidation of Borrower's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against Borrower and is pending for sixty (60) days without dismissal, stay, bond or other security acceptable to Lender;

         (e) Borrower commences a voluntary case under any applicable bankruptcy, insolvency, or other similar law then in effect, makes any general assignment for the benefit of creditors, fails generally to pay its debts as such debts become due, or takes corporate action in furtherance of any of the foregoing;

         (f) Final judgment for the payment of money on any claim in excess of $10,000 is rendered against Borrower and remains undischarged for twenty (20) days during which execution is not effectively stayed;

         (g) Guarantor revokes or attempts to revoke its guaranty of any of the Obligations, or becomes the subject of an insolvency proceeding of the type described in clauses (d) or (e) above with respect to Borrower or fails to observe or perform any covenant, condition or agreement to be performed under any Loan Document to which it is a party;

         (h) Borrower makes any payment on account of Indebtedness that has been subordinated to any Obligations, other than payments specifically permitted by the terms of such subordination;

         (i) Any person holding indebtedness that has been subordinated to any Obligations dies or becomes the subject of an insolvency proceeding resulting in the termination of the subordination arrangement or terminates the subordination arrangement or asserts that it is terminated;

         (j) Any Collateral or any part thereof is sold, agreed to be sold, conveyed or allocated by operation of law or otherwise;

         (k) Borrower defaults under the terms of any Indebtedness or lease involving total payment obligations of Borrower in excess of $10,000 and such default is not cured within the time period permitted pursuant to the terms and conditions of such Indebtedness or lease, or an event occurs that gives any creditor or lessor the right to accelerate the maturity of any such indebtedness or lease payments;

         (l) Demand is made for payment of any Indebtedness in excess of $10,000 that was not originally payable upon demand when incurred but the terms of which were later changed to provide for payment upon demand;

         (m) Borrower is enjoined, restrained or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

         (n) A judgment or other claim in excess of $10,000 becomes a Lien upon any or all of Borrower's assets, other than a Permitted Lien;

         (o) A notice of Lien, levy, or assessment in excess of $10,000 is filed of record with respect to any or all of Borrower's assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or other governmental agency; or any tax or debt owing at any time hereafter to any one or more of such entities becomes a Lien upon any or all of Borrower's assets and the same is not paid on the payment date thereof, except to the extent such tax or debt is being contested by Borrower as permitted in Section 7.5;

         (p) There is a material impairment of the value of the Collateral or priority of Lender's Lien on the Collateral;

         (q) Any or all of Borrower's assets are attached, seized, or subjected to a writ or distress warrant, or are levied upon, or come into the possession of, any judicial officer;

         (r) Lender believes in good faith that the prospect of payment or performance of the Obligations by Borrower has been impaired; or

         (s) Any representation or warranty made in writing to Lender by any officer of Borrower in connection with the transaction contemplated in this Agreement is incorrect when made.

         (t) Guarantor shall be in default with respect to any of its Obligation(s) to Lender or an Event of Default or an Unmatured Default occurs under any other Loan Agreement.

         (u) If the aggregate dollar value of all judgments, defaults, demands, claims and notices of Liens under clauses (f), (k), (l), (n) and (o) hereof exceeds $25,000.

                                    Section 9

                                    REMEDIES

         Section 9.1 Specific Remedies Upon the occurrence of any Event of
Default:

         (a) Lender may declare all Obligations to be due and payable immediately, whereupon they shall immediately become due and payable immediately without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived by Borrower.

         (b) Lender may set off against the Obligations all Collateral, balances, credits, deposits, accounts, or monies of Borrower then or thereafter held with Lender, including amounts represented by certificates of deposit.

         (c) Lender may enter any premises of Borrower, with or without judicial process, and take possession of the Collateral; provided however, that Lender may only exercise such remedy if it may do so without a breach of the peace. Lender may remove the Collateral and may remove and/or copy all records pertaining thereto, and/or Lender may remain on such premises and use the premises for the purpose of collecting, preparing and disposing of the Collateral, without any liability for rent or occupancy charges. Borrower shall, upon request of Lender, assemble the Collateral and any records pertaining thereto and make them available at a place designed by Lender that is reasonably convenient to both parties.

         (d) Lender may dispose of the Collateral in its then-existing condition or, at its election, may take such measures as it deems necessary or advisable to improve, process, finish, operate, demonstrate, and prepare for sale the Collateral, and may store, ship, reclaim, recover, protect, advertise for sale or lease, and insure the Collateral. Lender may use and operate equipment of Borrower in order to process of finish inventory included in the Collateral. If any Collateral consists of documents, Lender may proceed either as to the documents or as to the goods represented thereby.

         (e) Lender may pay, purchase, contest, or compromise any encumbrance, charge, or Lien that, in the opinion of Lender, appears to be prior or superior to its Lien and pay all reasonable expenses incurred in connection therewith.

         (f) Lender may (i) endorse Borrower's name on all checks, notes, drafts, money orders, or other forms of payment of or security for any Collateral; and (ii) notify the postal authorities in Borrower's name to change the address for delivery of Borrower's mail to an address designed by Lender, receive and open all mail addressed to Borrower, copy all mail, return all mail relating to the Collateral, and hold all other mail available for pickup by Borrower.

         (g) Lender may sell the Collateral at public or private sale and is not required to repossess the Collateral before selling it. Any requirement of reasonable notice of any disposition of the Collateral shall be satisfied if such notice is sent to Borrower, ten (10) days prior to such disposition or by any of the methods provided in Section 11.5 hereof. Borrower shall be credited with the net proceeds of such sale only when they are actually received by Lender, and Borrower shall continue to be liable for any deficiency remaining after the Collateral is sold or collected.

         (h) If the sale is to be a public sale, Lender shall also give notice of the time and place by publishing a notice one time at least five (5) days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held.

         (i) To the maximum extent permitted by applicable law, Lender may be the purchaser of any or all of the Collateral at any public sale and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply all or any part of the Obligations as a credit on account of the purchase price of any Collateral payable by Lender at such sale.

         Section 9.2 Power of Attorney Borrower hereby appoints Lender (and any of Lender's officers, employees, or agents designated by Lender) as Borrower's attorney, with power whether before or after the occurrence of an Event of

Default: (a) to endorse Borrower's name on any checks, notes, acceptances, money orders, drafts, or other forms of payment or security that may come into Lender's possession; (b) to notify the post office authorities to change the address for delivery of Borrower's mail to an address designed by Lender, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower; (c) to do all things necessary to carry out this Agreement; and (d) Lender agrees not to exercise the power granted in clauses (a) and (b) above prior to the occurrence of an Event of Default but such limitation does not limit the effectiveness of such power of attorney at any time. The appointment of Lender as Borrower's attorney and each and every one of Lender's rights and powers, being coupled with an interest, are irrevocable as long as any Obligations are outstanding. Any person dealing with Lender shall be entitled to rely conclusively on any written or oral statement of Lender that this power of attorney is in effect. Lender may also use Borrower's stationery in connection with exercising its rights and remedies and performing the Obligations of Borrower.

         Section 9.3 Expenses Secured All expenses, including attorney fees, incurred by Lender in the exercise of its rights and remedies provided in this Agreement, in any other Loan Document, or by law shall be payable by Borrower to Lender, shall be part of the Obligations, and shall be secured by the Collateral.

         Section 9.4 Equitable Relief Borrower recognizes that in the event Borrower fails to perform, observe, or discharge any of its Obligations or liabilities under this Agreement, no remedy at law will provide adequate relief to Lender, and Borrower agrees that Lender shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 9.5 Remedies Are Cumulative No remedy set forth herein is exclusive of any other available remedy or remedies, but each is cumulative and in addition to every other right or remedy given under this Agreement or under any other agreement between Lender and Borrower or Guarantor or now or hereafter existing at law or in equity or by statute. Lender may pursue its rights and remedies concurrently or in any sequence, and no exercise of one right or remedy shall be deemed to be an election. No delay by Lender shall constitute a waiver, election, or acquiescence by it. Borrower on its behalf waives any rights to require Lender to (i) proceed against Guarantor under any other Loan Agreement or any other party; or (ii) proceed against or exhaust any security held from Guarantor under any other Loan Agreement. Lender may at any time and from time to time, without notice to, or consent of, Borrower, and without affecting or impairing the obligation of Borrower hereunder do any of the following: (i) renew or extend any Obligations of Guarantor under any other Loan Agreement, or of any other party at any time directly or contingently liable for payment of any of said Obligations; (ii) accept partial payments of said Obligations to Guarantor under any other Loan Agreement; (iii) settle, release (by operating of law or otherwise), compound, compromise, collect or liquidate any of said Obligations of Guarantor under any other Loan Agreement and the security therefor in any manner; (iv) consent to the transfer or sale of any security or bid and purchase at any sale any security of Guarantor under any other Loan Agreement. Borrower expressly agrees that the validity of this Agreement and the Obligations of Borrower shall not be terminated, affected or impaired by reason of the waiving, delaying, exercising or non-exercising, of any of Lender's rights against Guarantor under any other Loan Agreement or as a result of the substitution, release, repossession, sale, disposition or destruction of any

Collateral securing any Obligations of Guarantor under any other Loan Agreement. Lender shall not be released or discharged, either in whole or in part, by Lender's failure or delay to perfect or continue the perfection of any security interest in any Collateral which secures the Obligations of Guarantor under any other Loan Agreement, or to protect the property covered by such security interest.


                                   Section 10

                                    INDEMNITY

         Section 10.1 General Indemnity Borrower shall protect, indemnify and defend and save harmless Lender and its directors, officers, agents, and employees from and against any and all loss, cost, liability (including negligence, tort and strict liability), expense, damage, suits, or demands (including fees and disbursements of counsel), and expenses, on account of any suit or proceeding before any Governmental Authority which arises from the transactions contemplated in this Agreement or otherwise arising in connection with or relating to the

Loan and any security therefor, unless such suit, claim or damages are caused by the negligence or intentional malfeasance of Lender or its directors, officers, agents, or employees. Upon receiving knowledge of any suit, claim or demand asserted by a third-party that Lender believes is covered by this indemnity, Lender shall give Borrower timely notice of the matter and an opportunity to defend it, at Borrower's sole cost and expense, with legal counsel acceptable to Lender. Lender may, at its option, also require Borrower to so defend the matter. This obligation on the part of Borrower shall survive the termination of this Agreement and the repayment of the Note.

         Section 10.2 Specific Environmental Indemnity Borrower hereby agrees unconditionally to indemnify, defend and hold harmless Lender, its directors, officers, employees and agents against any loss, liability, damage, or expense or claim arising under any Environmental Laws having jurisdiction over the property or assets of Borrower or any portion thereof or its use.

                                   Section 11

                                  MISCELLANEOUS

         Section 11.1 Delay and Waiver No delay or omission to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. A waiver on one occasion shall be limited to that particular occasion.

         Section 11.2 Complete Agreement This Agreement and the Schedules annexed hereto are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing that explicitly states that it amends this Agreement and is signed by the party against whom enforcement of the amendment is sought. This Agreement may be executed in counterparts, each of which will be an original and all of which will constitute a single agreement.

         Section 11.3 Severability; Headings If any part of this Agreement or the application thereof to any person or circumstance is held invalid, the remainder of this Agreement shall not be affected thereby. The section headings herein are included for convenience only and shall not be deemed to be a part of this Agreement.

         Section 11.4 Binding Effect This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors, and assigns of the parties hereto; however, Borrower may not assign any of its rights or delegate any of its Obligations hereunder. Lender (and any subsequent assignee) may transfer and assign this Agreement and deliver the Collateral to the assignee, who shall thereupon have all of the rights of

Lender; and Lender (or such subsequent assignee who in turn upon notice to Borrower, assigns as aforesaid) shall then be relieved and discharged of any responsibility or liability with respect to this Agreement and said Collateral.

         Section 11.5 Notices Any notices under or pursuant to this Agreement shall be deemed duly sent when delivered in hand or when mailed by registered or certified mail, return receipt requested, or when delivered by courier or when transmitted by telex, telecopy, or similar electronic medium to the following addresses:


To Borrower:              Magnetic Resonance Institute of South Dade, Ltd.
                          c/o International Magnetic Imaging Inc.
                          2424 North Federal Highway
                          Boca Raton, Florida   33431
                          Attention:        George Mahoney
                                            Chief Financial Officer
                          Telephone:        407-362-0917
                          Telecopier:       407-347-5352

Copies to:                Robert L. Blessey, Esq.
                          51 Lyon Ridge Road
                          Katonah, New York   10536
                          Telephone:        914-232-6842
                          Telecopier:       914-232-0647


To Lender:                DVI Capital Company
                          6611 Rockside Road - Suite 110
                          Independence, OH  44131
                          Attention:        Alan J. Velotta
                          Telephone:        216-520-2900
                          Telecopier:       216-520-2908


         Either party may change such address(es) by sending notice of the change to the other party; such change of address(es) shall be effective only upon actual receipt of the notice by the other party.

         Section 11. 6 Governing Law ALL ACTS AND TRANSACTIONS HEREUNDER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED, CONSTRUED, AND INTERPRETED IN ACCORDANCE WITH THE DOMESTIC LAWS OF CALIFORNIA.

         Section 11.7 Jurisdiction Borrower agrees that the state and federal courts in Orange County, California or any other court in which Lender initiates proceedings have exclusive jurisdiction over all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to Borrower at its address and in the manner described in the Notices section of this Agreement. Borrower waives any right it may have to assert the defense of forum non conveniens or to object to such venue and hereby consents to any court-ordered relief.

         Section 11.8 Waiver of Trial by Jury LENDER, GUARANTOR AND BORROWER HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY MATTERS ARISING OUT OF THIS AGREEMENT OR ANY OF THE SECURITY DOCUMENTS OR THE CONDUCT OF THE RELATIONSHIP BETWEEN LENDER, GUARANTOR AND BORROWER.

IN WITNESS WHEREOF, Borrower, Guarantor and the Lender have executed this Agreement by their duly authorized officers as of the date first above written.


MAGNETIC RESONANCE INSTITUTE OF
SOUTH DADE, LTD.                                  DVI FINANCIAL SERVICES INC.
                                                  DBA DVI CAPITAL COMPANY
By:
     Name:  George W. Mahoney                     By:
     Title: Chief Financial Officer                    Alan J. Velotta
                                                       Group Managing Director

INTERNATIONAL MAGNETIC IMAGING, INC., Guarantor

By:
     Name:  George W. Mahoney
     Title: Chief Financial Officer

AGREED TO AS TO SECTION 7.16 HEREOF

MD ACQUISITION CORPORATION
By:
     Lewis S. Schiller, President

MD LTD. PARTNER ACQ. CORPORATION
By:
     Lewis S. Schiller, President

                                  SCHEDULE 1.1

                                 PERMITTED LIENS

NONE

                                  SCHEDULE 3.1

                           GRANT OF SECURITY INTEREST


                  One (1) Siemens Magnetom Impact 1.5T Vision MRI S/N ____________ and all attachments, accessories, accessions, replacements, upgrades, substitutions, additions, and improvements thereto located at 7800 S.W. 87th Avenue, Miami, Florida 33173.

                                  SCHEDULE 6.11

                                    INSURANCE

SEE ATTACHED EXHIBIT

                                  SCHEDULE 6.12

                              OWNERSHIP OF PROPERTY


NONE

                                  SCHEDULE 6.13

                                     LEASES

BUILDING LEASE

Landlord                   Snapper Creek Office Park Ltd.
Term                       124 months commencing April 1, 1996
Renewal option             One @ 5 years
Monthly rent               $7,605 + CAM
Rent increases             Annual
Index                      CPI
Cap                        6%

                                  SCHEDULE 7.12

                             PERMITTED DISTRIBUTIONS


         Payments and fees for consulting, management, radiology and other medical, financial and administrative services rendered in the ordinary course of business.

Agreements:


Employment Agreements between International Magnetic Imaging, Inc. (formerly IMI Acquisition Corp.) ("IMI") and Messrs. Schulman and Mahoney, as amended through the date hereof.

Radiology Agreement between IMI and Expert Radiology Network, P.A., as amended through the date hereof.

Restrictive covenant agreements between IMI and Drs. Sternberg and Kaye.

Agreements between IMI and Advanced NMR Systems, Inc.

Agreement between Radman, Inc. and IMI.

                        AFFIDAVIT OF OUT OF STATE CLOSING


         George Mahoney, the Chief Financial Officer of MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD. ("Borrower") and ALAN J. VELOTTA, the Group Managing Director of DVI FINANCIAL SERVICES, INC., d/b/a DVI CAPITAL COMPANY ("Lender"), both being duly sworn, hereby depose and say:

         1. On the date hereof, Magnetic Resonance Institute of South Dade, Ltd. executed a Promissory Note, payable to Lender, in the principal amount of Two Million, Sixty-nine Thousand, Three Hundred and Fifty-one Dollars ($2,069,351) payable in seventy-two (72) equal monthly installments of $39,130 with all principal and accrued interest due on the date set forth therein (the "Note").

         2. Borrower personally delivered the Note to Lender (and all other Loan Documents as defined in the Loan and Security Agreement of even date herewith between Borrower and Lender) in the City of Independence, State of Ohio.

         3. The Note (and the aforementioned Loan Documents) was executed by Borrower in the City of New York, State of New York and delivered to and accepted by Lender in the City of Independence, State of Ohio.

MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD.


By:
     George W. Mahoney, Chief Financial Officer


DVI FINANCIAL SERVICES, INC. d/b/a DVI CAPITAL COMPANY

By:
     Alan J. Velotta, Group Managing Director


STATE OF NEW YORK )
                                    ss:
COUNTY OF NEW YORK )

                  On ________________, 1996, before me personally came George W. Mahoney, to me known, who, by me duly sworn, did depose and say that deponent is the Chief Financial Officer of Magnetic Resonance Institute of South Dade, Ltd., the corporation described in and which executed the foregoing Affidavit.


Notary Public


STATE OF                   )
                                            ss:
STATE OF                   )

                  On ________________, 1996, before me personally came Alan J. Velotta, to me known, who, by me duly sworn, did depose and say that deponent is the Group Managing Director of DVI Financial Services, Inc. d/b/a DVI Capital Company, the corporation described in and which executed the foregoing Affidavit.


Notary Public

                       DELIVERY AND ACCEPTANCE CERTIFICATE


TO:               DVI Financial Services, Inc.                 ("Lender")

RE: Loan and Security Agreement ("Agreement") dated as of between DVI Financial Services, Inc. d/b/a DVI Capital Company as Lender and Magnetic Resonance Institute of South Dade, Ltd.

                  The undersigned Borrower hereby acknowledges receipt of the Equipment described in Exhibit "A" attached hereto and confirms that: all installation and other work necessary prior to the use thereof has been completed; the Equipment has been examined and/or tested and is in good operating order and condition and in all respects satisfactory to Borrower and as represented; and the Equipment has been accepted by Borrower and complies with all the terms of the Agreement.

                  In the event that the Equipment subject to the Agreement fails to perform as expected or represented by the manufacturer/supplier, Borrower shall continue to make monthly payments to Lender as required under the terms of the Agreement and Borrower shall look solely to the manufacturer or supplier for the performance of all covenants and warranties with respect to the Equipment and hereby agrees to indemnify Lender and hold it harmless from such non-performance or breach of warranty with respect to the Equipment.

                  Borrower hereby acknowledges that Lender is not the manufacturer, distributor or seller of the Equipment and has no control, knowledge or familiarity with the conditioning, capacity, functioning or other characteristics of the Equipment.

                  Borrower further acknowledges that Lender is relying upon this executed Delivery and Acceptance Certificate to pay the manufacturer and/or supplier for the Equipment.

Date Equipment Delivered:                  MAGNETIC RESONANCE INSTITUTE OF
                                            SOUTH DADE, LTD.


Date Equipment Accepted:                   By:
                                                George W. Mahoney
                                                Chief Financial Officer

                                   EXHIBIT "A"


     One (1) Siemens Magnetom 1.5T Vision MRI S/N ______________ and all attachments, accessories, accessions, replacements, upgrades, substitutions, additions, and improvements, thereto located at 7800 S.W. 87th Avenue, Miami, Florida 33173

Exhibit 10.20
                             SECURED PROMISSORY NOTE


         1. FOR VALUE RECEIVED, the undersigned Magnetic Resonance Institute of South Dade, Ltd. ("Maker") hereby promises to pay to DVI Financial Services, Inc. d/b/a DVI Capital Company or its assignee (the "Holder"), or order, principal in the sum of Two Million, Sixty-nine Thousand, Three Hundred and Fifty-one dollars ($2,069,351) together with accrued interest thereon as hereinafter provided. Principal and interest shall be payable in seventy-two
(72) equal monthly installments of Thirty-nine Thousand, One Hundred and thirty ($39,130) each, commencing on the 1st day of the first month following Maker's execution and delivery to Holder of a Delivery and Acceptance Certificate for the magnetic resonance imaging equipment described in the Agreement (defined below) ("Commencement Date") and on the 1st day of each succeeding month, with all unpaid principal and interest due and payable in full on the first day of the 72nd month after the Commencement Date.

         2. If any part of the principal or interest of this Note is not paid when due, it shall thereafter bear interest at a rate equal to the "Prime Rate" announced by National Westminster Bank (which is not necessarily the best rate charged to its customers) plus four percent (4%) from and as of the date of delinquency until paid. If the specified interest rate shall at any time exceed the maximum allowed by law, then the applicable interest rate shall be reduced to the maximum allowed by law.

         3. This Note shall not be subject to prepayment or redemption in whole or part, except provided that Maker is not in default under this Note or any other instrument or agreements with Holder (or any occurrence that would constitute an Event of Default with the giving of notice or lapse of time or both), and provided that all previous payments of principal and interest due under this Note have been made promptly and in accordance with the terms of this Note, the full, but not a part of, the unpaid balance of principal and interest under this Note may be prepaid by Maker at any time after the twelfth (12th) month provided, in addition to the prepayment amount, Maker pays, contemporaneously with the prepayment amount, to Holder a prepayment premium equal to two (2) years of interest on the prepayment amount calculated at an interest rate of ten and three-fourths percent (10.75%) per annum.

         4. Principal and interest shall be payable to Holder at DVI Capital Company, 6611 Rockside Road, Suite 110, Independence, Ohio 44131 or such other place as the Holder may, from time to time in writing, designate.

         5. This Note is made pursuant to, and secured by, a Loan and Security Agreement dated as of the date hereof between Holder as Lender, International Magnetic Imaging, Inc., Guarantor, and Maker as Borrower (the "Agreement"). This
Note is also secured by any Security Documents referred to in the Agreement. The Agreement and the Security Documents create a lien on and security interest in, the personal property described therein ("Collateral"). The Agreement and the Security Documents shall hereinafter be collectively referred to as the "Loan and Security Documents" and are hereby incorporated by reference in and made a part of this Note.

         6. The occurrence of any Event of Default under the Agreement shall, at the election of the Holder, make the entire unpaid balance of the principal amount of this Note and accrued interest immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor, or other notices or demands of any kind of character.

         7. Failure of the Holder to exercise the acceleration option of paragraph 6 of this Note on the occurrence of any of the events enumerated therein shall not constitute a waiver of the right to exercise such option on the subsequent occurrence of any of the events enumerated therein.

         8. Principal and interest shall be payable in lawful money of the United States of America which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. If any payment of principal or interest under this Note becomes due on a Saturday, Sunday or legal or banking holiday, such payments will be due on the next succeeding business day. Maker waives presentment, demand for payment, notice of nonpayment, protest, and notice of protest, and all other notices and demands in connection with the delivery, acceptance, performance, default, or enforcement of this Note. Maker consents to any and all assignments of this Note, extensions of time, renewals, and waivers that may be made or granted by the Holder. Maker expressly agrees that such assignments, extension of time, renewals, or waivers shall not affect Maker's liability. Maker agrees that Holder may, without notice to Maker and without affecting the liability of Maker, accept additional or substitute security for this Note, or release any security or any party liable for this Note, or extend or renew this Note.

         9. If Maker shall fail to make any payment of interest or principal, including the payment due upon maturity, when the same is due and payable and such failure shall continue for five (5) days after nonpayment, a late charge by way of damages shall be immediately due and payable. Maker recognizes that default by Maker in making the payments herein agreed to be paid when due will result in the Holder incurring additional expenses, in loss to the Holder of the use of the money due and in frustration to the Holder in meeting its other commitments. Maker agrees that, if for any reason Maker fails to pay any amount due under this Note when due, the Holder shall be entitled to damages for the detriment caused thereby, but that it is extremely difficult and impractical to ascertain the extent of such damages. Maker therefore agrees that a sum equal to ten cents ($.10) for each one dollar ($1.00) of each payment which is not received within five (5) days after the date it is due and payable is a reasonable estimate of the said damages to the Holder, which sum Maker agrees to pay on demand.

         10. If action be instituted on this Note (including without limitation, any proceedings for collection hereof in any bankruptcy or probate matter or case), or if proceedings are commenced on or under any of the Loan and Security Documents, Maker promises to pay the Holder all costs of collection and enforcement including, without limitation, reasonable attorney's fees.

         11. Any and all notices or other communications or payments required or permitted to be given hereunder shall be effective when received or refused if given or rendered in writing, in the manner provided in the Agreement.

         12. This Note shall inure to the benefit of and be binding upon the Holder's successors and assigns. References to the "Holder" shall be deemed to refer to the holder(s) of this Note at the time such reference becomes relevant.

         13. If any term, provision, covenant, or condition of this Note is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the rest of this Note shall remain in full force and effect to the greatest extent permitted by law and shall in no other way be affected, impaired or invalidated.

         14. Nothing contained herein or in the Loan and Security Documents shall be deemed to prevent recourse to and the enforcement against Maker and the Collateral of all liabilities, obligations and undertakings contained herein and in the Loan and Security Documents.

         15. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA AND MAKER AGREES TO SUBMIT TO THE JURISDICTION OF THE STATE AND/OR FEDERAL COURTS IN THE STATE OF CALIFORNIA.

DATED:

MAKER:   MAGNETIC RESONANCE INSTITUTE OF SOUTH DADE, LTD.

                           By:
                                    Name:  George W. Mahoney


                                    Title:  Chief Financial Officer

(SEAL)
WITNESS:

                                        2

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Exhibit 10.28

                              EMPLOYMENT AGREEMENT


         EMPLOYMENT AGREEMENT made this 21st day of March, 1995, by and between GEORGE W. MAHONEY, an individual residing at 9185 Saddlecreek Drive, Boca Raton, Florida 33496 ("Executive") and CONSOLIDATED TECHNOLOGY GROUP LTD., a New York corporation with its principal offices at 160 Broadway, New York, New York 10038 (the "Company").

                              W I T N E S S E T H :

         WHEREAS, the Company, through its eight wholly owned subsidiaries, is engaged in a variety of businesses including medical services, temporary personnel, manufacturing, computer processing and financial advisory services; and

         WHEREAS, the Company requires the services of an experienced full-time financial officer to render a variety of financial services to the Company and its subsidiaries; and

         WHEREAS, Executive has experience and expertise in rendering the financial services required by the Company and its subsidiaries; and

         WHEREAS, for the foregoing reasons, the Company desires to employ the Executive as its Chief Financial Officer, and Executive is desirous of being so employed, all on and subject to the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

         1. Employment. During the Term (as hereinafter defined) of this Agreement, the Company hereby employs Executive as its Chief Financial Officer and as the Chief Financial Officer of its wholly owned subsidiary IMI Acquisition Corp. ("IMI"), upon and subject to the terms and conditions set forth in this Agreement. Executive hereby agrees to accept such employment, upon and subject to the terms and conditions set forth in this Agreement. In addition, the Company shall, subject to Executive's consent, cause Executive to be nominated and elected to the Company's Board of Directors and to IMI's Board of Directors during the Term of this Agreement.

         2. Executive's Duties and Responsibilities.

              2.1. Executive will perform all of the services customarily associated with the position of Chief Financial Officer during the Term of this Agreement, including, without limitation, such services on behalf of IMI, subject to the policies established by and the direction of the Board of Directors and Chief Executive Officer of the Company. Executive also agrees to perform such other duties and responsibilities consistent with such position as the Board of Directors or the Chief Executive Officer may assign to him from time to time during the Term hereof.

              2.2. Executive agrees to devote substantially all of his business time, attention and energy to the performance of his duties under this Agreement during the Term hereof and shall perform such duties diligently, in good faith and in a manner consistent with the best interests of the Company. Executive further agrees to use his best efforts at all times during the Term hereof to preserve, protect, enhance, and maintain the trade, business and goodwill of the Company. Executive shall perform his services wherever his services are reasonably required but principally at the principal offices of IMI presently located at 2424 North Federal Highway, Suite 110, Boca Raton, Florida 33431.

         3. Term; Severance.

              3.1. The term of this Agreement shall commence on October 1, 1994 and shall expire on December 31, 1999, subject to earlier termination as hereinafter provided in Paragraph 3.2 hereof (the "Term").

              3.2. Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate on the earlier to occur of any of the following events:

                   (a) The death of Executive;

                   (b) The Permanent Disability (hereinafter defined) of Executive as provided in Paragraph 7 hereof;

                   (c) The breach or default by Executive in the performance or observance of any of the provisions of Paragraph 8 of this Agreement;

                   (d) Any repeated or deliberate misconduct by Executive, upon thirty (30) days notice from the Company to Executive provided that Executive does not cure any such breach within such thirty (30) day period;

                   (e) Any repeated breach of trust or other repeated action by which Executive obtains personal gain at the expense or to the detriment of the Company;

                   (f) The failure of Executive to perform the customary duties of his position, provided that Executive is furnished with notice of such breach from the Company (with Executive not participating or voting with respect to any such notice if Executive is a director of the Company) and Executive

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fails to cure any such breach within thirty (30) days of such notice;

                   (g) A conviction of the Executive for any felony or of any other crime involving moral turpitude;

                   (h) The delivery of notice to the Company by the Executive of the termination of this Agreement for any breach or default by the Company of any of its obligations or covenants under this Agreement, provided that any such breach or default is not cured within thirty (30) days after such notice from Executive;

                   (i) In the event of a Change of Control (as hereinafter defined) during the Term hereof, the Executive may terminate this Agreement upon ninety (90) days notice to the Company. For purposes hereof, the term "Change of Control" shall mean the date on which Lewis S. Schiller is no longer an officer or director of the Company or the date on which the Company sells all, or substantially all, of its assets or issues to an independent non-affiliated third party such number of shares of its capital stock as shall equal fifty (50%) percent or more of its total issued and outstanding shares of capital stock (except for any such issuances in connection with any recapitalization, public offering of the Company's securities or a "reverse merger" of the Company into another publicly held entity).

              3.3. In the event of a Change of Control of any of the Company's subsidiaries during the Term of this Agreement to which Executive renders services hereunder, Executive shall have the right to terminate his employment as Chief Financial Officer and/or Director and/or in any other capacity in which he may render services to any such subsidiary, upon five (5) days notice to the Company. In such event, this Agreement shall remain in full force and effect, however, Executive shall not be required to render any further services to any such subsidiary.

         4. Compensation. In consideration of the performance of the Executive's services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

                   (a) A base salary of One Hundred Sixty Five Thousand Dollars ($165,000) during the first year of the Term hereof, One Hundred Seventy Seven Thousand Dollars ($177,000) during the second year of the Term hereof, One Hundred Eighty Nine Thousand Dollars ($189,000) during the third year of the Term hereof, Two Hundred Two Thousand Dollars ($202,000) during the fourth year of the Term hereof and Two Hundred Twenty Thousand Dollars ($220,000) during the fifth year of the Term hereof (the "Base Salary"), such salary to be paid to Executive in equal bi-weekly installments (after the deduction of all

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applicable withholding and other required payroll deductions), in arrears, during the Term of this Agreement. The Base Salary may be increased from time to time during the Term of this Agreement by the Chief Executive Officer of the Company.

                   (b) The Company shall also pay Executive, in addition to the Base Salary, the following incentive compensation in each calendar year during the Term hereof (except for the calendar year ended December 31, 1994): (i) the greater of one percent (1%) of Net Pre-Tax Profits (hereinafter defined) of the Company or one percent (1%) of Net Cash Flow (hereinafter defined) of the Company (the "Company Bonus") and (ii) provided Executive has not terminated his services under Paragraph 3.3 hereof, the greater of one percent (1%) of Net Pre-Tax Profits of IMI or one percent (1%) of Net Cash Flow of IMI (the "IMI Bonus"). Notwithstanding the foregoing or any other provision in this Agreement, the Company shall pay Executive in each calendar year during the Term of this Agreement a maximum of such incentive compensation in an amount equal to twice Executive's Base Salary.

For purposes hereof, "Net Pre-Tax Profits" shall mean the net pre-tax income of the Company or IMI, as the case may be, and "Net Cash Flow" shall mean the net pre-tax cash flow of the Company or IMI, as the case may be, both as determined by the Company's certified public accountants applying generally accepted accounting principles consistently applied in each calendar year during the Term hereof. In determining Net Pre-Tax Profits and Net Cash Flow, the Company's accountants shall add the following amounts to the net calculations of each of such items:

                        (aa) any compensation or similar expense incurred or recognized by the Company in connection with the issuance of securities of the Company for purchase prices which are less than, or warrants, options or other convertible securities which are exercisable at prices below, fair market value; and

                        (bb) the greater of (i) $200,000, or (ii) an aggregate of the amount of any increase in the base salary of Dr. Stephen A. Schulman which exceeds $250,000 per year, any increase in Dr. Schulman's bonus which exceeds $700,000, any minimum bonus payments or other advances or payments to Dr. Schulman which may be granted by the Company after February 1, 1995 and any additional incentive compensation that may be granted to Dr. Schulman on and after February 1, 1995 (other than stock options);

                        (cc) $185,000 representing operating expenses attributable to compensation payable to IMI's management; and

                        (dd) the amount of any sums due to IMI from any seller (or any principal thereof) under any purchase agreement between IMI and any such seller which were previously or are hereafter waived by IMI.

                   (c) The Company Bonus and the IMI Bonus shall be payable to Executive within thirty (30) days following the completion of the audited financial statements of the Company for each calendar year during the Term of this Agreement, but in any event, not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits and Net Cash Flow pursuant to the terms of subparagraph (d) below). In the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death) the Company Bonus and the IMI Bonus in a prorated amount based upon Net Pre-Tax Profits and Net Cash Flow for the number of days in any such calendar year in which any such termination may occur, such payment to be made sixty (60) days after any such termination (unless such termination results from an occurrence under Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f) or 3.2(g), in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any payment of incentive compensation to Executive). The Maximum Bonus will also be pro-rated in any such period.

                   (d) The Company shall deliver to Executive with each Company Bonus and IMI Bonus payment in each calendar year during the Term hereof, a report setting forth the calculation of Net Pre-Tax Profits and Net Cash Flow. Unless Executive notifies the Company within fifteen (15) business days after receipt of said calculations of his disagreement therewith (which notice shall state with reasonable specificity the reasons for any such disagreement and the amounts in dispute), said calculations will be final, binding and conclusive on Executive. If there is a disagreement, and the disagreement cannot be resolved by the Company and the Executive within sixty (60) days following the delivery of such calculations, the items in dispute may be submitted by either the Company or the Executive to the Company's then independent auditors (with a copy being furnished to the other party). After affording each of the Company and the Executive the opportunity to present their respective positions (which opportunity shall not extend for more than ten (10) business days following the submission of such disputed items to such auditors), the independent auditors shall determine what, if any, changes are required in the calculations, and such determination shall be final, binding and conclusive on the Company and the Executive. The fees, costs and expenses of such independent auditing firm shall be allocated between the Company and the Executive as follows:

                        (1) If the Company or Executive submits such calculations to such independent auditors and such auditors confirm the calculations of Net Pre-Tax Profits and Net Cash Flow (within 5% thereof, plus or minus), the party which submitted such calculations to such auditors will pay all of the costs therefor; or

                        (2) If the Company or Executive submits such calculations to such independent auditors and such auditors determine that the calculation of Net Pre-Tax Profits was understated by more than 5%, then the Company will pay all of the costs therefor; or

                        (3) If the Company or Executive submits such calculations to such independent auditors and such auditors determine that the calculation of Net Pre-Tax Profits and Net Cash Flow was overstated by more than 5%, the Executive will pay all of the costs therefor.

                   (e) Executive shall have the right, at Executive's sole expense, upon reasonable advance notice and during normal business hours at the Company's offices, to examine and copy the books and records of the Company relating to Net Pre-Tax Profits and Net Cash Flow. Executive hereby acknowledges and agrees that any non-published documentation or other information obtained by him in the course of any such examination shall be subject to the provisions of Paragraph 8 hereof.

                   (f) The Company shall, in addition to the Base Salary, the Company Bonus, and the IMI Bonus, reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel and entertainment expenses, expenses incurred in connection with promoting the Company's business, and the costs, including, without limitation, all educational courses, required for the maintenance of Executive's license as a certified public accountant.

                   (g) In the event of the termination of this Agreement under the circumstances set forth below, Executive shall be entitled to receive from the Company, in addition to any amounts provided for in subparagraph (c) above, severance compensation in the following amounts.

                        (i) In the event of any termination of this Agreement under subparagraph 3.2(a), the Executive's estate shall be entitled to receive the face value of the life insurance policy to be maintained by the Company pursuant to Paragraph 5.2 hereof. In the event the Company fails to maintain such insurance, unless such failure results from a lack of sufficient funds to pay the premiums therefor or from Executive's failure to pay such premiums, the Company shall pay an amount equal to the face value of such policy to the Executive's estate, in forty-eight (48) equal installments, the first of which shall be payable on the first day of the first month following Executive's death;

                        (ii) In the event of any termination of this Agreement under subparagraphs 3.2(b) or 3.2(h), the Executive shall be entitled to receive an amount equal to the Base Salary provided for under this Agreement for the remainder of the Term hereof, subject to a minimum payment in an amount equal to thirty (30) months of Executive's then Base Salary, such amount to be payable in equal monthly installments over a period which shall be the greater of the then remainder of the Term of this Agreement or thirty (30) months, the first of such installments to be paid on the first day of the first month following any such termination;

                        (iii) In the event of the termination of this Agreement under subparagraph 3.2(i), the Executive shall be entitled to receive an amount equal to six months of Executive's then Base Salary in six equal installments, the first of such installments to be paid on the first day of the first month following any such termination;

                        (iv) In the event of the termination of Executive's services to IMI pursuant to Paragraph 3.3 hereof, Executive shall be entitled to receive an amount equal to twelve (12) months of Executive's then Base Salary in twelve (12) equal monthly installments, the first of such installments to be paid on the first day of the first month following any such termination.

         5. Executive Benefits. In addition to the Base Salary, the Company Bonus and the IMI Bonus, Executive shall receive the following benefits:

              5.1. Executive shall be entitled to four (4) weeks paid vacation and fifteen (15) paid sick days during each calendar year of the Term hereof (or a pro-rated amount thereof in 1994). Executive shall take such vacation at such times as will not unreasonably interfere with significant activities of the Company and upon reasonable advance notice to the Company. Any unused vacation shall be paid to Executive by the Company at the end of each year of the Term hereof.

              5.2. The Company shall pay for and maintain for Executive during the Term of this Agreement, disability insurance providing for the payment to Executive of a minimum of sixty

(60%) percent of his Base Salary for any "disability" as defined in such disability insurance policy. The Company shall also pay and maintain for Executive during the Term hereof, major medical, hospitalization, dental and vision insurance (which insurance will cover Executive and members of his immediate family) and life insurance upon the life of the Executive in the face value of $1,000,000, the proceeds of which shall be payable to such beneficiary(ies) as shall be designated by Executive from time to time during the Term of this Agreement. The Company shall maintain such disability, medical, dental, and vision insurance in effect, at the Company's cost, for a period of eighteen (18) months after the expiration of this Agreement or the termination of this Agreement pursuant to Paragraphs 3.2(b) or 3.2(i) hereof. During the Term of this Agreement, any such life insurance policy shall remain the property of the Company; however, upon the expiration of such eighteen (18) month period or upon any termination of this Agreement prior thereto, the Executive shall have the right to have such life insurance policy assigned to him (in which event Executive shall pay all costs therefor after the date of any such assignment). The Company may, at its election at any time during the Term hereof, obtain and maintain at its cost, a key man life insurance policy on the Executive's life with the Company as the beneficiary thereof and Executive will cooperate with the Company and its insurer with respect thereto.

              5.3. The Company shall pay Executive a monthly automobile allowance of $500 on the first day of each month during the Term hereof and shall reimburse Executive for the cost of insurance, gasoline, service and maintenance of Executive's automobile upon presentation of bills or other evidences of payment thereof.

              5.4. The Company agrees that nothing contained in this Agreement is intended to, or shall be deemed to be granted to the Executive in lieu of, or as a limitation upon, any rights and privileges which the Executive may otherwise be entitled to as an executive employee of the Company under any retirement, pension, profit sharing, insurance, hospitalization or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), which may now be in effect or which may hereafter be adopted by the Company, or any of its subsidiaries, it being understood that the Executive shall have the same rights and privileges to participate in such Company (including its subsidiaries) benefit plans as any other officer or executive employee of the Company or any of its subsidiaries.

         6. Stock Purchase Right.

              6.1. In December 1994, the Company's Board of Directors agreed to grant Executive, among others, the right to acquire 750,000 shares of the Company's Common Stock, $.01 par value (the "Common Stock") pursuant to a non-recourse stock purchase agreement (the "Stock Purchase Agreement") which the Company shall deliver to Executive on or before March 31, 1995.

              6.2. The Company will issue to Executive the Stock Purchase Agreement in a form substantially similar to the form of stock purchase agreement then utilized by it for its other executive officers, consistent with the provisions of this Paragraph 6. The Stock Purchase Agreement shall be exercisable for a period of five (5) years from the date of grant and shall be exercisable at $.50 per share. Executive shall have no rights as a stockholder of the Company until the due and proper exercise of the Stock Purchase Agreement.

              6.3. The number of shares of Common Stock covered by the Stock Purchase Agreement and the aforementioned exercise price shall be appropriately adjusted upward or downward, from time to time, to reflect any recapitalization, stock split, stock dividend or distribution to holders of shares of the Company's Common Stock hereafter occurring prior to the full exercise of the Stock Purchase Agreement, to the same extent as if Executive was the holder of the number of shares of Common Stock covered by the unexercised portion of the Stock Purchase Agreement immediately prior to the effective date of any of such occurrences.

              6.4. Executive acknowledges that neither the Stock Purchase Agreement, nor the shares of Common Stock covered under the Stock Purchase Agreement, are now, or will upon the issuance of the shares on the exercise thereof, be registered under the Securities Act of 1933, as amended (the "Act"). Executive represents and warrants that he will be acquiring the Stock Purchase Agreement and will acquire the shares of Common Stock covered thereunder upon any exercise thereof, solely for investment, and not with a view to the resale or distribution thereof. Executive hereby agrees that he will not sell, transfer or assign the Stock Purchase Agreement, nor any shares of the Common Stock acquired by him upon the exercise thereof, except in compliance with the terms hereof, the Act and all applicable state securities laws. Executive acknowledges and agrees that the Company may affix upon any certificate representing any of the shares of Common Stock acquired by Executive upon the exercise of the Stock Purchase Agreement, a notice or restrictive legend that such shares may not be sold or otherwise transferred in a transaction in violation of the provisions of this Agreement, the Securities Act and all applicable state securities laws.

              6.5. Upon Executive's acceptance of the Stock Purchase Agreement, in the event of any inconsistency between the provisions of such agreement as set forth in this Paragraph and the provisions of this Paragraph, the provisions of the Stock Purchase Agreement will control.

              6.6. In addition to the Stock Purchase Agreement, the Company shall grant to Executive, unless this Agreement is terminated by the Company prior to the date of such grant pursuant to Paragraphs 3.2(c), 3.2(d), 3.2(e), 3.2(f) or 3.2(g), an option to purchase such number of shares of the capital stock of IMI as shall equal (x) not less than forty (40%) percent of the number of such shares covered by any option granted to Dr. Stephen A. Schulman (or any other Chief Executive Officer of IMI) or (y) in the absence of any such grant to Dr. Schulman (or any such other individual), thirty-seven and one-half (37.5%) percent of the number of such shares which are allocated for issuance to IMI's management and other key personnel. Any such option shall be granted to Executive simultaneously with the delivery of any such option to Dr. Schulman (or any such other individual) and shall be otherwise on the same terms and conditions as Dr. Schulman's (or any such other individual's) option (or, in his absence, as the options granted or to be granted to IMI's management and other key personnel). The Company will cause IMI to limit any grant of such options to any member of IMI's management or key personnel to not more than fifty (50%) of the total number of such options that may be granted to IMI's management and other key personnel.

         7. Disability.

              7.1. Subject to the terms of subparagraph 7.2 below, in the event Executive suffers any illness, injury or other incapacity which causes him to become temporarily disabled during the Term of this Agreement, he shall continue to receive one hundred (100%) percent of the Base Salary and incentive compensation to which he was entitled at the time he became so disabled for any period of disability not in excess of six (6) consecutive calendar months. The term "Permanent Disability" as used in this Agreement shall mean any disability of Executive for a period in excess of six (6) consecutive calendar months. For the purpose of this Paragraph, the terms "disabled" and "disability" shall mean any physical or mental illness, injury or other incapacity which, in the opinion of a doctor reasonably satisfactory to the Company and Executive, renders the Executive unable to perform his duties hereunder. The date that any such disability shall be deemed to have commenced shall be the date Executive first absents himself from work during a continuous period of disability as so determined by the doctor hereinabove set forth.

              7.2. Upon any Permanent Disability, the Company may at any time thereafter either reduce the Base Salary to be received by Executive to seventy-five (75%) percent of the Base Salary at the time of any such Permanent Disability (including all payments Executive may receive under any disability policy maintained by the Company) or terminate this Agreement upon ninety (90) days prior written notice to Executive.

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         8. Confidentiality and Non-Disclosure Covenant.

              8.1. During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, the identity of the radiologists and physicians employed by the Company and the terms of their employment, proposed acquisitions of the Company, the names and addresses of the Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information". Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be given notice in time to enable it to object to such disclosure) or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

              8.2. Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor. The provisions of this Paragraph 8 shall survive the termination or expiration of the Term of this Agreement.

         9. Representations and Warranties of Executive. The Executive represents and warrants to the Company as follows:

              9.1. All action on the part of Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

              9.2. The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

              9.3. There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

         10. Arbitration. Except for any action under this Agreement for injunctive or other equitable relief, all disputes, controversies and differences between the parties hereto arising under this Agreement which the parties hereto are unable to settle amicably shall be resolved in New York, New York, by binding arbitration in accordance with the Rules then in force of the American Arbitration Association. The arbitration shall be held before three arbitrators one of which shall be selected by each of Executive and the Company and one of which shall be selected by the other two arbitrators, and the decision of such arbitrators shall be deemed to be final, and judgment upon any award or decision rendered thereby may be entered in any court, domestic or foreign, having jurisdiction thereof.

         11. Miscellaneous.

              11.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof, including that certain agreement dated October 1, 1994 between the Company and Executive. This

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Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

              11.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

                   (a) If to the Company:

                              Consolidated Technology Group Ltd.
                              160 Broadway
                              New York, New York 10038

                              Attn:  Mr. Lewis S. Schiller
                                     Chief Executive Officer

                              with a copy to:

                              Robert L. Blessey, Esq.
                              51 Lyon Ridge Road
                              Katonah, New York 10536

                   (b) If to Executive:

                              George W. Mahoney
                              9185 Saddle Creek Drive
                              Boca Raton, FL 33496

         All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice of a change of address which shall be effective only upon receipt.

             11.3. Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement. Notwithstanding the foregoing, in the event of a

Change of Control, the Company shall have the right to assign this Agreement, subject to and conditioned upon receipt of Executive's written consent thereto and to the rights of Executive under subparagraphs 3.2(i) and 3.3 hereof, to the person or entity acquiring the stock or assets of the Company provided that any such person or entity agrees in writing to assume and be bound by all of the terms and provisions of this Agreement.

              11.4. No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, or covenant in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

              11.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the American Arbitration Association tribunal located in the City, County and State of New York and agrees that any process in any action commenced in such tribunal under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in New York City. Each of the parties hereto hereby waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount determined therein.

              11.6. The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

              11.7. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is finally determined by a court or arbitration tribunal to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

              11.8. Except as required by applicable law or in connection with the preparation of financial statements or documents, the Company will not publish or disclose the compensation or other provisions of this Agreement.

              11.9. During and after the Term of this Agreement, the Company shall defend, indemnify and hold Executive harmless from any claims, causes of action, liabilities, damages, costs or expenses incurred by Executive based upon or in connection with the performance of his services under this Agreement to the fullest extent permitted by the laws of the State of New York (and the laws of the jurisdiction of any subsidiary of the Company) and of the By-Laws of the Company (and of any such subsidiary). This provision will survive the expiration or termination of the Term of this Agreement.

              IN WITNESS WHEREOF, the parties hereto have executed this Agreement this 21st day of March, 1995.

WITNESS:                               CONSOLIDATED TECHNOLOGY GROUP LTD.


____________________                 By____________________________
                                       Lewis S. Schiller
                                       Chief Executive Officer

WITNESS:


____________________                   _____________________________
                                       George W. Mahoney

                               AMENDMENT NO. 1 TO
                              EMPLOYMENT AGREEMENT


         Reference is made to the Employment Agreement dated March 21, 1995 by and between GEORGE W. MAHONEY and CONSOLIDATED TECHNOLOGY GROUP LTD. (the "Agreement"). All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless a separate definition for such term is contained herein. The Company and Executive hereby agree to amend the Agreement as set forth below.

         1. The definition of "Net Cash Flow" in Paragraph 4(b) of the Agreement is hereby amended to read as follows:

              "The term "Net Cash Flow" shall mean the net pre-tax income of the Company or IMI, as the case may be, plus depreciation, amortization, and all other non-cash items of expense of such entities less the amount of all principal debt service of such entities."

         2. The first sentence of Paragraph 4(c) of the Agreement is hereby deleted and the following shall be added, in lieu thereof:

                  "On the last day of March, June, September and December in each year during the Term of this Agreement, commencing with calendar 1995, the Company shall calculate Net Pre-Tax Profits and Net Cash Flow of the Company and IMI, such calculations to be annualized on such dates, and shall pay to Executive on such dates an amount equal to twenty-five (25%) percent of such amounts as an advance against the Company Bonus and the IMI Bonus. Within thirty
(30) days following the completion of the audited financial statements of the Company for each such calendar year during the Term of this Agreement, but in any event not later than April 1 of each such year (or within ten (10) days after the final resolution of any disagreement with respect to the calculation of Net Pre-Tax Profits and Net Cash Flow pursuant to the terms of subparagraph
(d) below), the Company will pay the Company Bonus and the IMI Bonus to the Executive, less any amounts advanced to Executive pursuant to the immediately preceding sentence. If, on such date, the foregoing advances made to the Executive exceed the Company Bonus and/or the IMI Bonus, the Company shall have no further obligation for the payment of bonus compensation to Executive with respect to any such year and the aforementioned advances will be retained by Executive as a minimum bonus payment hereunder for any such year."

         Except as set forth above, none of the other terms or provisions of the Agreement shall be amended or modified by this Amendment, all of which shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 31st day of October, 1995.

                                     CONSOLIDATED TECHNOLOGY GROUP LTD.


                                  By:_______________________________
                                     Lewis S. Schiller
                                     Chief Executive Officer


                                     _______________________________
                                     George W. Mahoney

                               AMENDMENT NO. 2 TO
                              EMPLOYMENT AGREEMENT


         Reference is made to the Employment Agreement dated March 21, 1995, as amended as of October 31, 1995, by and between GEORGE W. MAHONEY and CONSOLIDATED TECHNOLOGY GROUP LTD. (the "Agreement"). All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless a separate definition for such term is contained herein. The Company and the Executive hereby agree to amend the Agreement as set forth below.

         1. The definition of the term "Change of Control" in Paragraph 3.1(i) of the Agreement is hereby amended to read as follows:

              "For purposes of this Agreement, the term "Change of Control" shall mean the date on which Lewis S. Schiller is no longer the Chief Executive Officer and Chairman of the Board of Directors of the Company, or the date on which the Company sells all, or substantially all, of its assets or issues to an independent non-affiliated third party such number of shares of its capital stock as shall equal 50% or more of its total issued and outstanding shares of capital stock, inclusive of any such issuance in connection with a "reverse merger" of the Company into another publicly held entity (except for any such issuances in connection with any recapitalization or other public offering of the Company's securities)."

         2. Paragraph 3.3 of the Agreement is hereby amended by adding the following thereto:

              "If Executive elects to terminate his employment with any such subsidiary, as aforesaid, the Company and such subsidiary shall pay to Executive in a single lump sum on the date of any such termination, an amount equal to one
(1) year of Executive's then Base Salary."

         3. Paragraphs 4(g)(iii) and (iv) of the Agreement are hereby amended to read as follows:

              "(iii) In the event of the termination of this Agreement under subparagraph 3.2(i), the Executive shall be entitled to receive, in a single lump sum payment on the date of any such termination, an amount equal to the then balance of the Base Salary payable to Executive under this Agreement, which amount shall, however, in no event be less than an amount equal to two (2) years of Executive's then Base Salary.

              (iv) In the event of a Change of Control of the Company or any subsidiary thereof as a result of which Executive does not exercise his right to terminate this Agreement, the Company and/or any such subsidiary shall pay to the Executive on the date of the consummation of any such Change of Control, in a single lump sum payment, an amount equal to one
(1) year of Executive's then Base Salary."

         3. Paragraph 6 of the Agreement is hereby amended, as follows:

              (a) All references in such paragraph to "Stock Purchase Agreement" shall be to "Instrument of Grant of Stock Option (Stock Option)";

              (b) The Stock Option was authorized by the Board of Directors of SIS Capital Corp., a wholly owned subsidiary of the Company;

              (c) The Stock Option shall be delivered to the Executive on or before December 31, 1995;

              (d) The Stock Option will be in a form previously delivered to Executive and the option provided for thereunder shall be exercisable at $.25 per share during the term of the Option.

    Except as set forth above, none of the other terms or provisions of the Agreement shall be amended or modified by this Amendment, all of which shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the __ day of November, 1995.

                                     CONSOLIDATED TECHNOLOGY GROUP LTD.


                                  By:_______________________________
                                     Lewis S. Schiller
                                     Chief Executive Officer


                                     ________________________________
                                     George W. Mahoney

                               AMENDMENT NO. 3 TO
                              EMPLOYMENT AGREEMENT


    Reference is made to the Employment Agreement dated March 21, 1995, as amended as of October 31, 1995 and November 9, 1995 by and between GEORGE W. MAHONEY and CONSOLIDATED TECHNOLOGY GROUP LTD. (the "Agreement"). All capitalized terms used herein shall have the meanings ascribed to them in the Agreement unless a separate definition for such term is contained herein. The Company and the Executive hereby agree to amend the Agreement as set forth below.

         1. Paragraph 3.1 of the Agreement is hereby amended to read as follows:

              "3.1. The term of this Agreement shall commence on October 1, 1995 and expire on December 31, 2002 (or any such later date as Executive may be required to be employed by the Company or any of its subsidiaries pursuant to any Loan and Security Agreement with DVI Financial Services, Inc. or its affiliates), subject to earlier termination as hereinafter provided in Paragraph
3.2 hereof (the "Term")."

         2. Paragraph 4(a) of the Agreement is hereby amended to provide that the Base Salary during the sixth year of the Term hereof shall be $235,500 and during the seventh year of the Term hereof shall be $252,000.

    Except as set forth above, none of the other terms or provisions of the Agreement shall be amended or modified by this Amendment, all of which shall remain in full force and effect. In the event of any inconsistency between the terms of the Agreement and the terms of this Amendment, the terms of this Amendment shall control.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the __ day of April, 1996.

                                        CONSOLIDATED TECHNOLOGY GROUP LTD.


                                     By:_______________________________
                                        Lewis S. Schiller
                                        Chief Executive Officer


                                        _______________________________
                                        George W. Mahoney

Exhibit 10.29

AGREEMENT made this ___ day of September, 1994 by and between DR. JAMES H. STERNBERG, an individual residing at 124 Spinnaker Lane, Jupiter, Florida 33477 ("Executive") and IMI ACQUISITION CORP., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

WHEREAS, the Company intends to engage in the business of owning and operating outpatient diagnostic imaging centers, including certain centers which were previously managed by International Magnetic Imaging, Inc. (the "Centers"); and

WHEREAS, the Company's affiliates have entered into purchase agreements to acquire certain of the Centers and all of the outstanding capital stock of International Magnetic Imaging, Inc. ("IMI"); and

WHEREAS, Executive is an officer, director and stockholder of IMI and has acquired valuable knowledge and experience in the management and operation of diagnostic imaging centers, including, without limitation, the Centers; and

WHEREAS, the Company and its affiliates will expend a substantial amount of money in acquiring the Centers and IMI, a portion of which will be paid to Executive, and would not do so without obtaining maximum legal protection from the risk of Executive competing with the Company's proposed operations following the consummation of such acquisition; and

WHEREAS, the Executive is willing to agree to restrict and limit his rights to compete with the Company's proposed operations following the consummation of such acquisitions, upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

1.     In consideration of the compensation provided for in Paragraph 2 hereof:

       1.1. Executive hereby agrees that during the Term hereof and for a period of two (2) years after the expiration or termination of the Term hereof, Executive will not, directly or indirectly, on his own behalf or in the service of or on behalf of others, whether as an officer, director, stockholder, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in, perform any Services (including, without limitation, patient referrals) or conduct any activity for or on behalf of any diagnostic imaging facility providing magnetic resonance imaging services which is located within a fifty mile radius of any diagnostic imaging facility or proposed facility of the Company (for these purposes to include any parent, subsidiary or affiliate thereof) or for or on behalf of any diagnostic imaging facility providing magnetic resonance imaging services which may be located outside of such fifty mile radius but which nevertheless may be deemed by the Company to be in competition with any diagnostic imaging facility of the Company located within such area (a "Precluded Business Activity"). Without limiting the generality of the foregoing, the Executive agrees that in the event it is judicially determined that the specified time period or geographical area or scope of the foregoing restriction is unreasonable, arbitrary, or against public policy, contrary to law, invalid or unenforceable, the remaining provisions of this Paragraph shall not be affected thereby and shall remain in full force and effect and a lesser time period, geographical area, or scope which is judicially determined to be reasonable, non-arbitrary and not violative of public policy, not contrary to law, invalid or unenforceable, may be enforced by the Company against the Executive in accordance with the terms hereof. Notwithstanding the foregoing, nothing contained in this Paragraph is intended to nor shall preclude the ownership by Executive of not more than five (5%) percent of the outstanding securities of any publicly owned corporation or other entity engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between Executive and such corporation or entity.

       1.2. Executive hereby acknowledges that the restrictions contained in this Paragraph 1 are necessary for the protection of the Company's business and goodwill and all considered by Executive to be reasonable. Accordingly, Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

       1.3. In the event of any breach or threatened breach by Executive of the provisions of this Paragraph 1.3, the Company shall be entitled to the payment or reimbursement of its reasonable attorneys fees and disbursements in connection therewith, whether or not an action is brought by the Company to enforce the same.

2. Compensation. The Company hereby agrees, in consideration of Executive's performance and compliance with the covenants contained in Paragraphs 1 and 4 hereof, to pay to Executive the sum of Four Hundred Thousand Dollars ($400,000) during the Term of this Agreement (the "Covenant Payment"), in thirty-six (36) equal monthly installments of Eleven Thousand One Hundred Eleven Dollars and eleven cents ($11,111.11), in arrears, on the last day of each month during the Term of this Agreement (pro-rated for the first and last month of the Term hereof, if the Term commences or terminates on a day other than the first day of the month). Notwithstanding the foregoing, in the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death), such compensation through the date of such termination (unless such termination results from an occurrence under Paragraph 3.2, in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Covenant Payments to Executive thereafter. The Company will continue to make the Covenant Payments to the executor of the estate of Executive (or any other person designated by Executive) in the event of the death of Executive prior to the expiration or termination of this Agreement.

3.     Term.

       3.1. The term of this Agreement shall commence on the date of the Closing under that certain Stock Purchase Agreement dated July 19, 1994 between MD Ltd. Partner Acq. Corporation, IMI and the Stockholders of IMI (the "Stock Purchase Agreement"), and shall expire on the last day of the third year after the aforementioned commencement date, subject to earlier termination as hereinafter provided in Paragraph 3.2 hereof (the "Term"). In the event that the Closing under the Stock Purchase Agreement does not occur by October 1, 1994, either party hereto may terminate this Agreement upon three days notice. Upon any such termination, neither of the parties hereto will have any further rights or obligations under this Agreement.

       3.2. Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate upon the breach or default by Executive in the performance or observance of any of the provisions of Paragraphs 1, 4 or 5 of this Agreement.

       3.3. In the event of a Change of Control (hereinafter defined), during the Term hereof, the Company shall pay Executive the then unpaid balance of the Covenant Payment within thirty (30) days of the date of any such occurrence. For purposes hereof, the term "Change of Control" shall mean either the date on which Lewis S. Schiller is no longer President or

Chief Executive Officer of Consolidated Technology Group Ltd. or the date on which the Company issues to an independent non-affiliated third party such number of shares of its capital stock as shall equal fifty (50%) percent or more of its total issued and outstanding shares of capital stock (except for any such issuances in connection with any recapitalization or public offering of the Company's securities).

4.     Confidentiality and Non-Disclosure Covenant.

       4.1. During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, the identity of the radiologists and physicians employed by the Company and the terms of their employment, proposed acquisitions of the Company, the names and addresses of the Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information". Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information. This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be given notice in time to enable it to object to such disclosure).

       4.2. Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

5.     Representations and Warranties of Executive.

       5.1. All action on the part of Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

       5.2. The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

       5.3. There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

       5.4. All of the foregoing representations and warranties of Executive will be true and correct on the first day of the Term of this Agreement.

6.     Miscellaneous.

       6.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. Notwithstanding the foregoing, nothing contained herein shall modify or supersede the restrictive covenants contained in the Stock Purchase Agreement and the Asset Purchase Agreement dated July 19, 1994 by and between J. Sternberg and S. Schulman M.D. Corp. and MD Acquisition Corporation.

       6.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision) or sent by facsimile transmission (with a copy mailed by first class mail) to the facsimile numbers set forth below (or to such other facsimile number as either of the parties hereto shall specify by notice given in accordance with this provision):

(a) If to the Company: IMI Acquisition Corp. 160 Broadway New York, New York 10038 Fax No. 212-233-5023

Attn: Lewis S. Schiller, President

with a copy to:

Robert L. Blessey, Esq. 51 Lyon Ridge Road Katonah, New York 10536 Fax No. 914-232-0647

(b) If to Executive:

James H. Sternberg, M.D. 124 Spinnaker Lane Jupiter, Florida 33477 Fax No. 407-746-1792

with a copy to:

Joel Reinstein, Esq. Crocker Plaza, Suite 801 5355 Town Center Road Boca Raton, FL 33486 Fax No. 407-393-1909

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice sent by facsimile transmission or a notice of a change of address which shall be effective only upon receipt.

       6.3. Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

       6.4. No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, or covenant in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

       6.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in New York City. Each of the parties hereto hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

       6.6. The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this __ day of September, 1994.

ATTEST:                                IMI ACQUISITION CORP.


                                     By____________________________
                                       Lewis S. Schiller
                                       Chief Executive Officer

WITNESS:


                                       ------------------------------
                                       James H. Sternberg, M.D.

Exhibit 10.30

AGREEMENT made this ___ day of September, 1994 by and between DR. ASHLEY KAYE, an individual residing at 10852 N.W. Sixth Street, Coral Springs, Florida 33071 ("Executive") and IMI ACQUISITION CORP., a Delaware corporation (the "Company").

                              W I T N E S S E T H :

WHEREAS, the Company intends to engage in the business of owning and operating outpatient diagnostic imaging centers, including certain centers which were previously managed by International Magnetic Imaging, Inc. (the "Centers"); and

WHEREAS, the Company's affiliates have entered into purchase agreements to acquire certain of the Centers and all of the outstanding capital stock of International Magnetic Imaging, Inc. ("IMI"); and

WHEREAS, Executive is an officer, director and stockholder of IMI and has acquired valuable knowledge and experience in the management and operation of diagnostic imaging centers, including, without limitation, the Centers; and

WHEREAS, the Company and its affiliates will expend a substantial amount of money in acquiring the Centers and IMI, a portion of which will be paid to Executive, and would not do so without obtaining maximum legal protection from the risk of Executive competing with the Company's proposed operations following the consummation of such acquisition; and

WHEREAS, the Executive is willing to agree to restrict and limit his rights to compete with the Company's proposed operations following the consummation of such acquisitions, upon and subject to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

1.     In consideration of the compensation provided for in Paragraph 2 hereof:

       1.1. Executive hereby agrees that during the Term hereof and for a period of two (2) years after the expiration or termination of the Term hereof, Executive will not, directly or indirectly, on his own behalf or in the service of or on behalf of others, whether as an officer, director, stockholder, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in, perform any services (including, without limitation, patient referrals) or conduct any activity for or on behalf of any diagnostic imaging facility providing magnetic resonance imaging services which is located within a fifty mile radius of any diagnostic imaging facility or proposed facility of the Company (for these purposes to include any parent, subsidiary or affiliate thereof) or for or on behalf of any diagnostic imaging facility providing magnetic resonance imaging services which may be located outside of such fifty mile radius but which nevertheless may be deemed by the Company to be in competition with any diagnostic imaging facility of the Company located within such area (a "Precluded Business Activity"). Without limiting the generality of the foregoing, the Executive agrees that in the event it is judicially determined that the specified time period or geographical area or scope of the foregoing restriction is unreasonable, arbitrary, or against public policy, contrary to law, invalid or unenforceable, the remaining provisions of this Paragraph shall not be affected thereby and shall remain in full force and effect and a lesser time period, geographical area, or scope which is judicially determined to be reasonable, non-arbitrary and not violative of public policy, not contrary to law, invalid or unenforceable, may be enforced by the Company against the Executive in accordance with the terms hereof. Notwithstanding the foregoing, nothing contained in this Paragraph is intended to nor shall preclude the ownership by Executive of not more than five (5%) percent of the outstanding securities of any publicly owned corporation or other entity engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between Executive and such corporation or entity.

       1.2. Executive hereby acknowledges that the restrictions contained in this Paragraph 1 are necessary for the protection of the Company's business and goodwill and all considered by Executive to be reasonable. Accordingly, Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

       1.3. In the event of any breach or threatened breach by Executive of the provisions of this Paragraph 1.3, the Company shall be entitled to the payment or reimbursement of its reasonable attorneys fees and disbursements in connection therewith, whether or not an action is brought by the Company to enforce the same.

2. Compensation. The Company hereby agrees, in consideration of Executive's performance and compliance with the covenants contained in Paragraphs 1 and 4 hereof, to pay to Executive the sum of Four Hundred Thousand Dollars ($400,000) during the Term of this Agreement (the "Covenant Payment"), in thirty-six (36) equal monthly installments of Eleven Thousand One Hundred Eleven Dollars and eleven cents ($11,111.11), in arrears, on the last day of each month during the Term of this Agreement (pro-rated for the first and last month of the Term hereof, if the Term commences or terminates on a day other than the first day of the month). Notwithstanding the foregoing, in the event of any termination of this Agreement prior to the expiration of the Term hereof, the Company shall pay Executive (or his estate in the case of any earlier termination due to Executive's death), such compensation through the date of such termination (unless such termination results from an occurrence under Paragraph 3.2, in which case, notwithstanding any provision of this Agreement to the contrary, the Company shall have no obligation to make any Covenant Payments to Executive thereafter. The Company will continue to make the Covenant Payments to the executor of the estate of Executive (or any other person designated by Executive) in the event of the death of Executive prior to the expiration or termination of this Agreement.

3.     Term.

       3.1. The term of this Agreement shall commence on the date of the Closing under that certain Stock Purchase Agreement dated July 19, 1994 between MD Ltd. Partner Acq. Corporation, IMI and the Stockholders of IMI (the "Stock Purchase Agreement"), and shall expire on the last day of the third year after the aforementioned commencement date, subject to earlier termination as hereinafter provided in Paragraph 3.2 hereof (the "Term"). In the event that the Closing under the Stock Purchase Agreement does not occur by October 1, 1994, either party hereto may terminate this Agreement upon three days notice. Upon any such termination, neither of the parties hereto will have any further rights or obligations under this Agreement.

       3.2. Pursuant to the provisions of Paragraph 3.1 above, the Term of this Agreement shall terminate upon the breach or default by Executive in the performance or observance of any of the provisions of Paragraphs 1, 4 or 5 of this Agreement.

       3.3. In the event of a Change of Control (hereinafter defined), during the Term hereof, the Company shall pay Executive the then unpaid balance of the Covenant Payment within thirty (30) days of the date of any such occurrence. For purposes hereof, the term "Change of Control" shall mean either the date on which Lewis S. Schiller is no longer President or Chief Executive Officer of Consolidated Technology Group Ltd. or the date on which the Company issues to an independent non-affiliated third party such number of shares of its capital stock as shall equal fifty (50%) percent or more of its total issued and outstanding shares of capital stock (except for any such issuances in connection with any recapitalization or public offering of the Company's securities).

4.     Confidentiality and Non-Disclosure Covenant.

       4.1. During the Term of this Agreement, Executive hereby acknowledges that he may obtain and be entrusted with unpublished confidential and proprietary information relating to the Company's present and proposed business and operations, including, without limitation, financial information relating to the Company's present and proposed business and operations, the cost and pricing of the Company's services, the sales and marketing plans and strategies of the Company, the identity of the radiologists and physicians employed by the Company and the terms of their employment, proposed acquisitions of the Company, the names and addresses of the Company's accounts and the terms of all material agreements to which the Company is a party. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to as "Confidential Information". Executive hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of Executive, neither he, nor any entity or person owned or controlled directly or indirectly by him, shall, during the Term of this Agreement or thereafter, use for his own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information. This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that the Company shall be given notice in time to enable it to object to such disclosure).

       4.2. Executive hereby acknowledges and agrees that any actual or threatened breach of the provisions of this Paragraph may cause irreparable harm to the Company and may not be remediable by an action at law for damages and, therefore, the Company shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

5.     Representations and Warranties of Executive.

       5.1. All action on the part of Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of Executive, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

       5.2. The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a default under any provision of any instrument, judgment, order, writ, decree or agreement to which Executive is a party or by which he is bound.

       5.3. There is no action, suit, proceeding, or investigation pending, or to the knowledge of Executive, currently threatened against Executive, in any way relating to the validity of this Agreement or the right of Executive to enter into or to consummate this Agreement and the transactions contemplated hereby.

       5.4. All of the foregoing representations and warranties of Executive will be true and correct on the first day of the Term of this Agreement.

6.     Miscellaneous.

       6.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed or modified except by an instrument in writing signed by the party to be bound thereby. Notwithstanding the foregoing, nothing contained herein shall modify or supersede the restrictive covenants contained in the Stock Purchase Agreement and the Asset Purchase Agreement dated July 19, 1994 by and between J. Sternberg and S. Schulman M.D. Corp. and MD Acquisition Corporation.

       6.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision) or sent by facsimile transmission (with a copy mailed by first class mail) to the facsimile numbers set forth below (or to such other facsimile number as either of the parties hereto shall specify by notice given in accordance with this provision):

     (a)     If to the Company:
                                 IMI Acquisition Corp.
                                 160 Broadway
                                 New York, New York  10038
                                 Fax No. 212-233-5023

                                 Attn:  Lewis S. Schiller, President

                with a copy to:

                                 Robert L. Blessey, Esq.
                                 51 Lyon Ridge Road
                                 Katonah, New York  10536
                                 Fax No. 914-232-0647

     (b)       If to Executive:

                                 Ashley Kaye, M.D.
                                 10852 N.W. Sixth Street
                                 Coral Springs, Florida  33071

                with a copy to:

                                 Joel Reinstein, Esq.
                                 Crocker Plaza, Suite 801
                                 5355 Town Center Road
                                 Boca Raton, FL  33486
                                 Fax No. 407-393-1909

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice sent by facsimile transmission or a notice of a change of address which shall be effective only upon receipt.

       6.3. Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto, and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

       6.4. No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, or covenant in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

       6.5. This Agreement shall be governed by and construed in accordance with the laws of the State of New York with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising under this Agreement shall be brought solely in a federal or state court located in the City, County and State of New York, except for any suit or proceeding seeking an equitable remedy hereunder which may be brought in any court of competent jurisdiction. By his execution hereof, Executive hereby consents and irrevocably submits to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any suit or proceeding commenced in such courts under this Agreement may be served upon him personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him in New York City. Each of the parties hereto hereby waives any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense of lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

       6.6. The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement this __ day of September, 1994.

ATTEST:  IMI ACQUISITION CORP.



By____________________________
Lewis S. Schiller
Chief Executive Officer

WITNESS:


-----------------
Ashley Kaye, M.D.

Exhibit 10.31

AGREEMENT made as of the 5th day of December, 1994 by and between IMI ACQUISITION CORP., a Delaware corporation ("IMI") and EXPERT RADIOLOGY NETWORK, P.A., a Florida corporation ("ERN").

                              W I T N E S S E T H :

WHEREAS, IMI, through its wholly owned subsidiaries,owns and operates six magnetic resonance diagnostic imaging centers in the State of Florida generally known as MRI Center of Boca Raton, MRI Center of Pine Island, MRI Center of North Miami Beach, MRI Center of South Dade, MRI Center of Orlando and MRI Center of Oakland Park (the "Facilities"); and

WHEREAS, ERN is wholly owned by Dr. Fred L. Steinberg (Dr. Steinberg"); Dr. Steinberg is a radiologist employed by ERN who currently renders services to one or more of the Facilities pursuant to a separate agreement between IMI and Expert Radiology Network, P.A. dated December 2, 1994 (the "Prior Agreement"); and

WHEREAS, due to the special degree of skill, training and expertise of Dr. Steinberg, IMI is desirous of engaging the services of ERN to perform radiology services for the Facilities (and, subject to the terms hereof, other such facilities that IMI may acquire or establish during the Term of this Agreement), and ERN is willing to be so engaged, all on and subject to the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

1. Retention of ERN. During the Term of this Agreement and subject to the terms hereof, IMI hereby retains ERN, and ERN hereby agrees to such retention, to perform all radiology services hereinafter described for the Facilities and for the "Additional Facilities" (hereinafter defined). IMI hereby agrees to engage ERN to provide all of such services on an exclusive basis except that IMI may retain other radiologists (i) for the Facilities and Additional Facilities to the extent required by any applicable law, rule or regulation and (ii) for the Additional Facilities if, for any reason as determined by IMI in its sole and absolute discretion, the retention of any such additional radiologist is necessary or appropriate in connection with the acquisition or establishment of any Additional Facility. IMI shall pay such other radiologist(s) for their services and ERN shall have no responsibility for any such payments. ERN shall be free to render services to third parties during the Term of this Agreement, subject to the provisions of Paragraph 11 hereof.

2.     ERN's Services.
       (a) ERN shall, solely through duly and validly licensed radiologists employed or engaged by it, read and interpret all diagnostic imaging scans (including, without limitation, magnetic resonance imaging scans) performed at the Facilities and Additional Facilities, dictate and review written reports interpreting such scans and, upon request by IMI, consult with IMI with respect to such services (the "Services").

       (b) ERN hereby acknowledges that this Agreement has been entered into by IMI solely due to the special degree of skill, training and expertise of Dr. Steinberg in reading and interpreting magnetic resonance imaging scans and, therefore, ERN hereby covenants and agrees that, at all times during the Term hereof, Dr. Steinberg will be employed by it, will devote such amount of his time as shall be necessary to the performance of ERN's services hereunder, will supervise and monitor the performance of all other radiologists employed by ERN and will own at least 51% of the outstanding capital stock of ERN on a fully diluted basis. In addition, Dr. Steinberg will provide reasonable cooperation and assistance in connection with IMI's marketing and promotional activities during the Term of this Agreement. Notwithstanding any provision to this Agreement to the contrary, IMI acknowledges that Dr. Steinberg has no special marketing and promotional skills or expertise and IMI shall not have any right to terminate this Agreement or to institute any action or proceeding against ERN or Dr. Steinberg for Dr. Steinberg's failure to provide such services. IMI will provide such of its personnel at each Facility or Additional Facility as shall be reasonably requested by ERN to assist it in the performance of its services hereunder (except that such personnel shall not be required to render any medical services for or on behalf of ERN). Subject to the provisions of subparagraph (c) hereof, all of the Services rendered by ERN under this Agreement (other than marketing and promotional services) will be performed at the Facilities located in Boca Raton and Plantation, Florida.

       (c) IMI will provide at the Boca Raton and/or Pine Island MRI Centers, at its cost, the equipment it deems necessary to enable ERN to review the diagnostic imaging scans performed at the Facilities and the Additional Facilities, as soon as practical after the commencement of the Term of this Agreement. IMI will consult with ERN with respect to such equipment. At such time as IMI has installed such equipment, ERN will perform its services hereunder from either of the above Centers in which such equipment is installed. ERN shall be permitted to use all of such equipment owned or leased by IMI solely for the performance of ERN's services hereunder. If, at any time during the Term of this Agreement such equipment is not available or is not able to be utilized for any reason, ERN will provide the Services contemplated hereunder at the Facilities located in Boca Raton and Planation, Florida. IMI will repair such equipment or cause such equipment to be repaired, to the extent feasible.

3. Term. The term of this Agreement shall be five (5) years commencing December 5, 1994 and terminating December 4, 1999 (the "Term"), unless sooner terminated as hereinafter set forth.

       3.1. The Term shall be automatically extended upon the same terms and conditions set forth herein, unless either party provides the other party with twelve (12) months written notice of its intention not to renew this Agreement prior to the expiration of the Term hereof.

       3.2. This Agreement may be terminated by IMI prior to the expiration of the Term hereof only under any of the following circumstances:

                (a) The death or disability of Dr. Steinberg, upon five (5) days notice to ERN. For purposes hereof, "disability" shall mean the physical or mental inability of Dr. Steinberg to render the services contemplated under this Agreement for more than ninety (90) consecutive days during any year of the Term hereof; or

                (b) The permanent loss of services of Dr. Steinberg to ERN for any reason other than as set forth in Paragraph 3.2(a), upon five (5) days notice to ERN; or

                (c) The entry by a court of competent jurisdiction of a decree or order for relief in respect of ERN in an involuntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of ERN or for any substantial part of its property or an order by any such court for the wind-up or liquidation of ERN's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against ERN and is pending for sixty (60) days without a stay or dismissal; or ERN commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes corporate action in furtherance of any of the foregoing; or

                (d) The breach of any warranty, representation or covenant of ERN under Paragraphs 2(b), 4.5, 4.7, 4.8, 10 or 11 hereof which is not cured within thirty (30) days of notice of such breach from IMI; or

                (e) The sale of all, or substantially all, of the assets of IMI (an "Asset Sale") or the sale by IMI to any non-affiliated person(s) or entity(ies) of such number of the issued and outstanding shares of Common Stock of IMI that, as a result thereof, neither Consolidated Technology Group Ltd. and any officer, director, stockholder, employee or agent thereof and any entity owned or controlled by any of the foregoing persons or entities own, in the aggregate, less than fifty-one (51%) percent of the issued and outstanding shares of IMI (a "Stock Sale"), upon twelve (12) months written notice to ERN; or

                (f) A conviction of ERN of any felony or other crime involving moral turpitude.

       3.3. This Agreement may be terminated by ERN prior to the expiration of the Term hereof only upon any of the following circumstances:

                (a) The entry by a court of competent jurisdiction of a decree or order for relief in respect of IMI in an involuntary case under any applicable bankruptcy, insolvency, or similar law then in effect or the appointment of a receiver, liquidator, assignee, custodian, trustee, or sequestrator of IMI or for any substantial part of its property or an order by any such court for the wind-up or liquidation of IMI's affairs; or a petition initiating an involuntary case under any such bankruptcy, insolvency, or similar law is filed against IMI and is pending for sixty (60) days without a stay or dismissal; or IMI commences a voluntary case under any such bankruptcy, insolvency, or similar law then in effect, or makes any general assignment for the benefit of its creditors or fails generally to pay its debts as such debts become due or takes corporate action in furtherance of any of the foregoing; or

                (b) The failure of IMI to pay ERN any of the compensation due and payable to it under Paragraph 6 hereof or the breach of Paragraphs 1, 8 (to the extent of the requirement to provide accountings) or 9 hereof by IMI which is not cured within thirty (30) days of written notice of such breach from ERN; or

                (c) The failure of IMI to order the teleradiology equipment referred to in Paragraph 2(c) hereof by April 30, 1995, upon six months notice from ERN (such right of termination, together with ERN's right to receive all sums to which it is entitled under this Agreement, constituting ERN's sole remedy for any such failure).

4. Representations and Warranties of ERN. In order to induce IMI to enter into this Agreement, ERN hereby represents and warrants to IMI as follows:

       4.1. ERN is a corporation, duly organized, validly existing, and in good standing under the laws of the

State of Florida and has all requisite power and authority to own or lease its properties and carry on its business as now conducted. ERN is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its operations or assets.

       4.2. All action on the part of ERN and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained in compliance with the terms of ERN's Certificate of Incorporation, By-Laws and applicable law, and this Agreement constitutes a valid and legally binding obligation of ERN, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

       4.3. The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any provision of ERN's Certificate of Incorporation or By-Laws or any instrument, judgment, order, writ, decree, agreement to which ERN is a party or by which it is bound or, to its knowledge, of any provision of any federal, state or local law, rule or regulation, or an event which will result in the creation of any lien, claim, charge or encumbrance upon its assets.

       4.4. There is no action, suit, proceeding, or investigation pending, or to the knowledge of ERN, currently threatened against ERN, in any way relating to the validity of this Agreement or the right of ERN to enter into or to consummate this Agreement and the transactions contemplated hereby.

       4.5. Dr. Steinberg is currently the sole stockholder, officer and director of ERN and is duly and validly licensed to practice radiology in the State of Florida. Dr. Steinberg will, at all times during the Term of this Agreement, own not less than fifty-one (51%) percent of the issued and outstanding shares of capital stock of ERN (on a fully diluted basis). All radiologists employed or engaged by ERN during the Term of this Agreement will be duly and validly licensed as radiologists by the State of Florida and, to the best knowledge of ERN, will be under no restriction or limitation with respect to the performance of their services on behalf of ERN.

       4.6. ERN, and all radiologists employed or engaged by it, will, at all times during the Term of this

Agreement, comply with all laws, rules and regulations applicable to its and their services hereunder.

       4.7. ERN will employ a sufficient number of radiologists during the Term of this Agreement to perform the Services required under this Agreement, will read and interpret all diagnostic imaging scans which are the subject of ERN's services hereunder in a timely and competent manner and will establish adequate procedures for the monitoring and supervision of all of such radiologists.

       4.8. Provided that IMI makes all payments to ERN required under this Agreement when due (including any applicable cure period), ERN will, at all times during the Term of this Agreement, maintain the insurance coverages set forth on Exhibit "A" hereto, all of the insurance policies for which will name IMI and the owners of the Facilities and Additional Facilities as additional insureds and will provide for thirty (30) days prior notice of cancellation to IMI. ERN will provide copies of all of such insurance policies to IMI and will give IMI ten (10) days prior written notice of any reduction or other modification of such insurance of which ERN is aware.

5. Representations and Warranties of IMI. In order to induce ERN to enter into this Agreement, IMI hereby represents and warrants to ERN as follows:

       5.1. IMI is a corporation, duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own or lease its properties and carry on its business as now conducted. IMI is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its operations or assets.

       5.2. All action on the part of IMI and its directors and stockholders necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been properly taken and obtained in compliance with the terms of IMI's Certificate of Incorporation, By-Laws and applicable law, and this Agreement constitutes a valid and legally binding obligation of IMI, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

       5.3. The authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any violation or be in conflict with or constitute, with or without the passage of time or giving of notice, either a default under any provision of IMI's Certificate of Incorporation or By-Laws or any instrument, judgment, order, writ, decree, agreement to which IMI is a party or by which it is bound or, to its knowledge, of any provision of any federal, state or local law, rule or regulation, or an event which will result in the creation of any lien, claim, charge or encumbrance upon its assets.

       5.4. There is no action, suit, proceeding, or investigation pending, or to the knowledge of IMI, currently threatened against IMI, in any way relating to the validity of this Agreement or the right of IMI to enter into or to consummate this Agreement and the transactions contemplated hereby.

6.     Compensation.

       6.1. IMI will pay ERN a fee for its Services under this Agreement in an amount equal to the following percentages of the Gross Revenues (hereinafter defined) of each Facility and Additional Facility in each year during the Term of this Agreement (the "Service Fee"):

Amount of Gross Revenues Percentage

0 - Current Revenues of 10%

Each Facility (hereinafter defined)

All amounts in excess of 15% Current Revenues of Each Facility

       6.2. For purposes hereof, "Gross Revenues" shall mean all actual gross sums collected by IMI from the rendering of diagnostic imaging scans less the amount of patient refunds or allowances therefor and without any other deduction or offset for any other cost, charge or expense. Gross Revenues will be calculated for each of the Facilities and Additional Facilities individually and separately in each year during the Term of this Agreement. In addition, "Current Revenues of Each Facility" shall mean the gross revenues of each of the Facilities set forth on Exhibit "B" hereto (and for each of the Additional Facilities, if any, which will be added by IMI to Exhibit "B" at such time as any such facility becomes covered by this Agreement). In the event of the expiration of the Term of this Agreement (or any earlier termination thereof), ERN shall be entitled to receive an amount equal to the applicable percentage of all accounts receivable resulting from Services rendered by ERN prior thereto which are collected by IMI after any such expiration or termination less an amount equal to all payments made to ERN during the period December 5, 1994 to February 3, 1995, IMI to pay such amounts to ERN within fifteen (15) days after its receipt of any such accounts receivable.

       6.3. It is hereby agreed that for any Additional Facility which is acquired by IMI during the Term of this Agreement, the Current Revenues of Each Facility therefor shall be determined by the Gross Revenues of any such facility during the twelve (12) months immediately preceding the consummation of any such acquisition while Current Revenues of Each Facility for any Additional Facility which is established as a "start-up" diagnostic imaging facility by IMI during the Term of this Agreement shall be determined by the Gross Revenues of any such facility during the twelve months (12) following the first six (6) months of operations of any such facility.

       6.4. The Service Fee shall be payable to ERN within fifteen (15) days after the end of each month during the Term of this Agreement, the first such payment to be due and payable on or before February 15, 1995 (ERN hereby acknowledging that it has received such payments through January 15, 1995).

       6.5. In addition to the Service Fee, IMI will pay ERN an annual fee for reviewing and developing and implementing new applications for the diagnostic imaging equipment used by the Facilities and Additional Facilities and the procedures utilized by such facilities in administering the scans produced by such equipment in the amount of $36,000 (the "Consulting Fee"), which fee will be paid quarterly, in advance, on the fifteenth (15th) day of December, March, June and September of each year during the Term of this Agreement, the first such payment for December 1994 to be due and payable upon the execution of this Agreement.

       6.6. Except for the Service Fee, the Consulting Fee and the common stock purchase warrant referred to in Paragraph 9 hereof, ERN shall not be entitled to any other compensation or benefits of any kind whatsoever under or in connection with this Agreement.

7. Additional Facilities. In the event that IMI acquires another diagnostic imaging center or establishes a new "start-up" diagnostic imaging center during the Term of this Agreement, it will provide written notice to ERN prior to the commencement of the operations thereof, which notice will contain the name and address of the center, the diagnostic imaging equipment utilized thereat and the gross revenues collected at such center during the twelve (12) month period prior to such acquisition (to the extent such information is or becomes available to IMI). Provided that ERN and its radiologists are or become duly and validly licensed in any state where any such center is located which requires such licensing, ERN shall have the right to notify IMI in writing, within fifteen (15) days of any such notice from IMI, that such center will be covered by and become subject to the terms of this Agreement and confirming that it and such radiologists are or will become so licensed. Any such center for which ERN provides such notice shall be referred to in this Agreement as an "Additional Facility". IMI shall be free to engage any radiologist(s) selected by it for any such center if ERN does not provide such notice, as aforesaid.

8. Accounting and Audits. IMI will provide ERN with monthly accountings setting forth Gross Revenues and Current Revenues of Each Facility, which accountings will accompany the Service Fee payments under Paragraph 6. ERN shall have the right, at one time in each year of the Term of this Agreement, to audit the books and records of IMI pertaining to the information contained in such accountings, upon reasonable prior notice and during normal business hours at IMI's principal office in Florida (currently 636 Glades Road, Boca Raton, Florida). Any such audit shall be conducted at ERN's expense unless it is determined as a result thereof that the payment made to ERN was more than three percent (3%) less than the amount which was correctly due and payable to ERN, in which case IMI will reimburse ERN for the reasonable costs of such audit.

9. Warrants. In the event that IMI consummates a public offering of its capital stock during the Term of this Agreement, Consolidated Technology Group Ltd. ("COTG") hereby agrees to issue and deliver to ERN as soon as practical thereafter, a common stock purchase warrant on COTG's customary form providing for the purchase by ERN of one hundred thousand (100,000) unregistered shares of COTG's Common Stock, $.01 par value, for a period of five (5) years at an exercise price equal to the closing price of the Common Stock of COTG as reported by the National Association of Securities Dealers Automated Quotation System (or by any exchange on which such securities may then be listed) on the day immediately preceding the day of such exercise. The number of such warrants shall be subject to adjustment for any stock-splits, reorganizations, mergers, or the like which occur after the date hereof and prior to the issuance of such warrant. The issuance of such warrant will be subject to an available exemption therefor under the Securities Act of 1933, as amended, compliance with the requirements of all applicable state securities or "blue sky" laws and any restrictions imposed on such warrant, or the exercise thereof, by COTG's investment banker. ERN will, upon request by COTG prior to the issuance of such warrant, execute and deliver to COTG, an investment letter, offeree questionnaire and any other documentation requested by COTG's counsel in connection therewith.

10. Confidentiality and Non-Disclosure Covenant. ERN (for purposes of this Paragraph, ERN shall include any radiologist employed or engaged by it) hereby acknowledges that, during the Term of this Agreement, it may obtain and be entrusted with unpublished confidential and proprietary information relating to IMI's present and proposed business and operations, including, without limitation, financial information relating to

IMI's present and proposed business and operations, the cost and pricing of IMI's services, the sales and marketing plans and strategies of IMI, the identity of the radiologists and physicians employed by IMI and the terms of their employment, proposed acquisitions of IMI, the names and addresses of IMI's accounts, the terms of all material agreements to which IMI is a party, the names, addresses and other information concerning the patients of the Facilities and Additional Facilities, physician referral patterns for the Facilities and Additional Facilities and other business records and information relating to IMI's business. All of such information that may be obtained by ERN shall, for purposes hereof, be referred to as "Confidential Information". The term "Confidential Information" as used herein shall not include any knowledge or business experience or technology, applications and techniques which Dr. Steinberg has acquired or developed prior to the date hereof which are not subject to protection under any confidentiality covenant to which Dr. Steinberg or any entity owned or controlled by him is bound pursuant to any agreement between Dr. Steinberg or any entity owned or controlled by him and J. Sternberg and S. Schulman M.D. Corp. ("MD Corp.") or International Magnetic Imaging, Inc. or any affiliate thereof. ERN hereby agrees that, unless the Confidential Information becomes publicly known through legitimate origin not involving any improper act or omission of ERN, neither it, nor any entity or person owned or controlled directly or indirectly by it, shall, during the Term of this Agreement or at any time thereafter, use for its own benefit or for the benefit of others for any purpose and in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of ERN's services under this Agreement). This provision shall survive the expiration or termination of this Agreement. Notwithstanding the foregoing, ERN shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by it which is required as a result of any legal process served upon it in any judicial or administrative proceeding (provided that IMI shall be given notice in time to enable it to object to such disclosure).

11.    Restrictive Covenant.

       11.1. ERN hereby agrees that, during the Term of this Agreement, it will not, directly or indirectly, on its own behalf or in the service of or on behalf of others, whether as an officer, director, stockholder, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in or perform any services (including, without limitation, patient referrals) for or on behalf of any diagnostic imaging facility providing magnetic resonance imaging services which is located within a ten (10) mile radius of any diagnostic imaging facility of IMI (for these purposes to include any parent, subsidiary or affiliate thereof) (a "Precluded Business Activity"). Without limiting the generality of the foregoing, ERN hereby agrees that in the event it is judicially determined that the specified time period or geographical area or scope of the foregoing restriction is unreasonable, arbitrary, or against public policy, contrary to law, invalid or unenforceable, the remaining provisions of this Paragraph shall not be affected thereby and shall remain in full force and effect and such lesser time period, geographical area, or scope which is judicially determined to be reasonable, non-arbitrary and not violative of public policy, not contrary to law, invalid or unenforceable, may be enforced by IMI against the ERN in accordance with the terms hereof. Notwithstanding the foregoing, nothing contained in this Paragraph is intended to nor shall preclude the ownership or performance of services by ERN of (a) not more than five (5%) percent of the outstanding securities or warrants of any publicly owned corporation or other entity engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between ERN and such corporation or entity, or (b) any diagnostic imaging facility located outside of such ten (10) mile radius, or (c) any facility which ERN notifies IMI of prior to any notice from IMI that it has acquired an Additional Facility under Paragraph 7 hereof (the names and addresses of three of such facilities for which ERN currently renders services are set forth on Exhibit "C" attached hereto) or is a diagnostic imaging facility located within such ten (10) mile radius provided that such facility does not render magnetic resonance imaging services. The foregoing restrictive covenant shall terminate upon the expiration or termination of this Agreement.

       11.2. ERN hereby acknowledges that the restrictions contained in this Paragraph 11 and in Paragraph 10 are necessary for the protection of IMI's business and goodwill and are considered by ERN to be reasonable. Accordingly, ERN hereby acknowledges and agrees that any actual or threatened breach of the provisions of either of such Paragraphs may cause irreparable harm to IMI and may not be remediable by an action at law for damages and, therefore, IMI shall be entitled to seek, as a non-exclusive remedy, in any court of competent jurisdiction, all equitable remedies therefor, including, without limitation, a temporary or permanent injunction or specific performance of the provisions hereof, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at law or posting a bond therefor.

       11.3. In the event of any breach or threatened breach by ERN of the provisions of this Paragraph 11 or Paragraph 10, IMI shall be entitled to the payment or reimbursement of its reasonable attorneys fees and disbursements in connection therewith.

       11.4. ERN hereby covenants that every radiologist employed or engaged by it as of the date hereof has or will within thirty (30) days after the execution of this Agreement by all parties hereto execute an agreement agreeing to be bound by the provisions of Paragraphs 10 and 11 hereof (the originals of which are, or will upon execution, be delivered to IMI) and that every radiologist who is hereafter employed or engaged by ERN during the Term of this Agreement will, as a condition of such employment or engagement, execute and deliver to IMI an instrument agreeing to be bound by the provisions of such Paragraphs, in form and substance satisfactory to IMI. Any breach of such instrument or agreement by any such radiologist shall constitute a breach of this Agreement by ERN. Notwithstanding the foregoing, IMI shall only be entitled to terminate this Agreement under Paragraph 3.2(d) for a breach of either Paragraph 10 or 11 hereof by Dr. Steinberg.

12. Indemnification. Each of the parties hereto agrees to defend, indemnify and hold the other and such other party's parents, subsidiaries, affiliates, officers, directors, stockholders, agents and employees harmless from and against all claims, causes of action, demands, damages, liabilities, costs or expenses (including, without limitation, reasonable attorneys' fees and disbursements) resulting from or based upon a breach of such party's representations, warranties or covenants under this Agreement.

13. Records. The ownership and right of control of all records and reports and all documents in support of or relating thereto shall be and remain the sole property of IMI provided, however, that ERN shall have access to such reports, records and documentation as is reasonably necessary to enable it to perform its services under this Agreement. ERN hereby agrees that, upon the termination or expiration of this Agreement, it will promptly return to IMI all records, reports and documents relating to IMI's business which are then in ERN's possession or control.

14.    Miscellaneous.

       14.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof and may not be changed, modified or waived, except by an instrument in writing signed by the party to be bound thereby. This Agreement supersedes the Prior Agreement and all agreements presently in effect, both oral and written, between Dr. Steinberg, SMI and any affiliate thereof and MD Corp., IMI and any affiliate thereof and there are no amounts payable to Dr. Steinberg or SMI thereunder as of the date hereof, except for any bonus or vacation (one week) compensation under the existing agreement between Dr. Steinberg, SMI and MD Corp. with respect to the period October 1, 1994 through December 4, 1994.

       14.2. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof.

       14.3. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

       14.4. The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

       14.5. Except as set forth herein, neither IMI nor ERN shall be permitted to assign this Agreement, or their rights and obligations hereunder, without the written consent of the non-assigning party. Notwithstanding the foregoing, IMI shall have the right, upon written notice to ERN, to assign this Agreement (i) to any person or entity which is not owned by or under common control with IMI in connection with an Asset Sale or a Stock Sale, provided such assignee agrees in writing to assume all of IMI's obligations under this Agreement, or (ii) to any subsidiary or affiliated corporation or entity provided that IMI guarantees all of such assignee's obligations under this Agreement.

       14.6. Each of the parties hereto will bear all costs and expenses incurred by them in connection with the negotiation, preparation, execution, delivery and performance of this Agreement except that in the event that an action at law or in equity is brought to enforce or interpret the provisions of this Agreement, or to prevent a breach thereof, the party prevailing in such action shall be entitled to an award of its attorneys' fees in such amount as shall be established by the court presiding therein.

       14.7. ERN is acting solely as an independent contractor and not as an employee under this Agreement and nothing in this Agreement shall be construed so as to create any different relationship between the parties hereto.

       14.8. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address as either of the parties hereto shall specify by notice given in accordance with this provision) or sent by facsimile transmission (with a copy mailed by first class mail) to the facsimile numbers set forth below (or to such other facsimile number as either of the parties hereto shall specify by notice given in accordance with this provision):

(a) If to IMI: IMI Acquisition Corp. 160 Broadway New York, New York 10038 Fax No. 212-233-5023

Attn: Lewis S. Schiller Chairman of the Board of Directors

with a copy to:

Robert L. Blessey, Esq. 51 Lyon Ridge Road Katonah, New York 10536 Fax No. 914-232-0647

(b) If to ERN:

Expert Radiology Network, P.A. 2581 No. West 59th Street Boca Raton, Florida 33496 Fax No. 407-998-0640

Attn: Dr. Fred L. Steinberg, President

with a copy to:

Lee Sacks, Esq. Sacks & Zweig 100 Wilshire Boulevard Suite 1300 Santa Monica, California 90401 Fax No. 310-451-0089

All such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the third business day after the mailing thereof or on the day actually received, if earlier, except for a notice sent by facsimile transmission or a notice of a change of address which shall be effective only upon receipt.

       14.9. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which, when taken together, shall constitute one and the same agreement.

       14.10. The Paragraph headings used in this Agreement have been used for convenience of reference only and are not to be considered in construing or interpreting this Agreement.

       14.11. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals as of the day and year first above written.

ATTEST:                                  IMI ACQUISITION CORP.


____________________                  By:______________________________
Secretary                                Dr. Stephen A. Schulman
                                         Chief Executive Officer

ATTEST:                                  EXPERT RADIOLOGY NETWORK, P.A.


____________________                  By:______________________________
Secretary                                Dr. Fred L. Steinberg
                                         President

AGREED TO SOLELY AS TO PARAGRAPHS 9 AND 14


ATTEST:                                  CONSOLIDATED TECHNOLOGY GROUP LTD.


____________________                  By:_______________________________
Secretary                                Lewis S. Schiller
                                         Chairman of the Board of Directors

AGREED TO SOLELY AS TO PARAGRAPHS 10, 11 AND 14

WITNESS:


--------------------                     ---------------------------------
                                         Dr. Fred L. Steinberg

                                   EXHIBIT "A"

                              SCHEDULE OF INSURANCE









                       [To be provided by George Mahoney]

                                   EXHIBIT "B"

                        CURRENT REVENUES OF EACH FACILITY

                                    Net Cash
Entity                             Collections

Pine Island                         $3,149,220
North Miami Beach                    2,781,537
Boca Raton                           4,521,293
South Dade                           2,171,206
Oakland Park                         1,962,298
Orlando                              1,519,608

                                   EXHIBIT "C"

                             PRE-EXISTING FACILITIES



1. East Ocean Magnetic Imaging Center 2010 S.E. Ocean Stuart, Florida 34996

2. Jupiter Hospital MRI 1210 S. Old Dixie Highway Jupiter, Florida 33458

3. Pembroke Pines Diagnostic Center 9050 Pines Blvd. Pembroke Pines, Florida
   33024

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                                  EXHIBIT 11.1
--------------------------------------------------------------------------------

                                                                                                Period from Inception
                                                                                                [September 30, 1994]
                                                    Nine months ended          Year ended                to
                                                      September 30,           December 31,          December 31,
                                                      -------------           ------------          ------------
                                                 1 9 9 6        1 9 9 5          1 9 9 5               1 9 9 4
                                                 -------        -------          -------               -------
Net Income - Historical                     $     2,613,301  $    1,864,777  $     2,682,271      $      449,217

Net Income Effects of Debt
   Retirement - Net of Tax
   [Primary]                                          1,505              --               --               1,347
                                            ---------------  --------------  ---------------      --------------

Net Income Adjusted for Primary
   Calculation                                    2,614,806       1,864,777        2,682,271             450,564

Net Income Effects of Debt
   Retirement - Net of Tax
   [Fully Diluted]                                  107,721         106,009          142,418              41,789
                                            ---------------  --------------  ---------------      --------------

Net Income Adjusted for Fully
   Diluted Calculation                      $     2,722,527  $    1,970,786  $     2,824,689      $      492,353
                                            ===============  ==============  ===============      ==============

Primary Shares Outstanding                       14,010,000      13,976,550       14,030,175          13,938,500
                                            ===============  ==============  ===============      ==============

Fully Diluted Shares Outstanding                 15,760,000      15,688,500       15,706,375          15,688,500
                                            ===============  ==============  ===============      ==============

Earnings Per Share:
   Primary - Notes 1 and 3                  $           .17  $          .12  $           .19      $          .03
                                            ===============  ==============  ===============      ==============
   Fully Diluted - Notes 2 and 3            $           .17  $          .13  $           .18      $           03
                                            ===============  ==============  ===============      ==============

Note 1: Computed by dividing net income by the weighted average number of shares of Common Stock (9,200,000) and Class A Common Stock (1,000,000) treated as a single class for all periods presented and adjusting such amounts by items (i) through (vii) below.

(i) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,000,000 shares of Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $5.00 per common share.

(ii) Assumes that 765,500 incentive stock options to purchase Class A Common Stock, issued in October 1994, were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iii) Assumes that 13,000 incentive stock options to purchase Class A Common Stock, issued in June 1996 were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iv) Assumes common stock warrants, issued in September 1996, to purchase an aggregate of 500,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(v) Assumes that the following convertible preferred shares were converted to common stock as follows:

                               Shares of
                            Preferred Stock  Conversion Rate      Common Shares

   Series B Preferred            5,000             700               3,500,000

 INTERNATIONAL MAGNETIC IMAGING, INC. AND SUBSIDIARIES AND RELATED PARTNERSHIPS
                            EXHIBIT 11.1 [CONTINUED]
--------------------------------------------------------------------------------
Note 1 [Continued]:

(vi) Assumes for the nine months ended September 30, 1996 and the year ended December 31, 1995, that incentive stock options to purchase 71,500 shares of Class A Common Stock, which were granted in September 1995, were exercised on October 1, 1995 and that all proceeds were used to purchase treasury stock at $1.00 per share.

(vii) The exercise price of common stock warrants to purchase an aggregate of 1,750,000 shares of Class A common stock exceeded the average market price during the periods presented, thus such warrants were anti-dilutive and were excluded from primary earnings per share.

Note 2: Computed by dividing net income by the weighted average number of shares of Common Stock (9,200,000) and Class A Common Stock (1,000,000) treated as a single class for all periods presented and adjusting such amounts by items (i) through (vii) below.

(i) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,000,000 shares of Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $5.00 per common share.

(ii) Assumes common stock warrants, issued in October 1994, to purchase an aggregate of 1,750,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iii) Assumes that 765,500 incentive stock options to purchase Class A Common Stock, issued in October 1994, were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(iv) Assumes that 13,000 incentive stock options to purchase Class A Common Stock, issued in June 1996 were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(v) Assumes common stock warrants, issued in September 1996, to purchase an aggregate of 500,000 shares of Class A Common Stock were exercised at the beginning of 1994 and that all proceeds were used to purchase treasury stock at $1.00 per share for the periods ended September 30, 1996 and 1995 and December 31, 1995 and $.50 per share for the period ended December 31, 1994.

(vi) Assumes that the following convertible preferred shares were converted to common stock as follows:

                               Shares of
                            Preferred Stock    Conversion Rate   Common Shares

   Series B Preferred            5,000               700           3,500,000

(vii) Assumes for the nine months ended September 30, 1996 and the year ended December 31, 1995, that incentive stock options to purchase 71,500 shares of Class A Common Stock, which were granted in September 1995, were exercised on October 1, 1995 and that all proceeds were used to purchase treasury stock at $1.00 per share.

Note 3: Computed by using the modified treasury stock method. The repurchase price for common stock and Class A common stock represents the average market price for each period presented determined as follows:

Common Stock - $5.00 per share for all periods
Class A Common Stock - $1.00 per share for the periods ended September 30, 1996 and 1995, and December 31, 1995. - $.50 per share for the period ended December 31, 1994.